Exhibit 10.3

EXECUTION

FIRST AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO U.S. SECURITY AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO U.S. SECURITY AGREEMENT, dated as of November 13, 2025 (this “Amendment”), is entered into by and among Fossil Group, Inc., a Delaware corporation (the “Company”), Fossil Partners, L.P., a Texas limited partnership (“Fossil Partners”), the other Loan Parties party hereto, the Lenders party hereto and ACF FINCO I LP, as administrative agent and collateral agent for the Lenders (the “Administrative Agent”).

WHEREAS, the Company, the other Loan Parties party thereto, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 13, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Company, the other Loan Parties party thereto and the Administrative Agent entered into that certain Pledge and Security Agreement, dated as of August 13, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”);

WHEREAS, on the terms and subject to the conditions set forth in this Amendment, the Company, the other Loan Parties, the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement and the U.S. Security Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended hereby) or if not defined therein, then in the U.S. Security Agreement.

Section 2. Amendments to Credit Agreement. Upon the First Amendment Effective Date (as defined below), the parties hereto consent and agree that the Credit Agreement (excluding the exhibits and schedules thereto, all of which exhibits and schedules (unless otherwise expressly amended hereby) shall be unamended and unaltered hereby and shall remain in full force and effect), is hereby amended to (x) delete the stricken text (as indicated textually in the same manner as the following example: ~~stricken text~~), (y) add the double-underlined text (as indicated textually in the same manner as the following example: double-underlined text), and (z) move any affected text (as indicated textually in the same manner as the following example: ~~moved text~~) from its original location in the Credit Agreement to a different location within the Credit Agreement (as indicated textually in the same manner as the following example: moved double-underlined text), in each case, as set forth in the composite amended Credit Agreement attached to this Amendment as Annex A.

Section 3. Amendments to U.S. Security Agreement.

(a) Upon the First Amendment Effective Date, the U.S. Loan Parties party hereto and the Administrative Agent consent and agree that Section 1.01 of the U.S. Security Agreement is hereby amended by amending and restating the definition of “Excluded Asset” in its entirety to read as follows:

““Excluded Asset” means (a) (x) any fee-owned real property that is (i) located outside the United States, (ii) excluded to the extent that security interests over such assets would result in material adverse tax treatment, or (iii) not Material Real Property and (y) all leasehold interests in real property; (b) motor vehicles, aircrafts, vessels and other goods subject to certificates of title (in each case except to the extent perfection can be accomplished through the filing of UCC-1 financing statements); (c) letter of credit rights with a value of less than $500,000 (except to the extent (x) perfection can be accomplished through the filing of UCC-1 financing statements or (y) the Administrative Agent has obtained control over such letter of credit rights or has possession of the applicable letter of credit in accordance with the Credit Agreement) and Commercial Tort Claims with a value of less than $750,000; (d) pledges and security interests prohibited by applicable law, rule or regulation (including the requirement to obtain consent of any governmental authority) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; (e) the Excluded Equity Interests; (f) any lease, permit, license (including Licenses) or other agreement or any property subject to a purchase money security interest or similar arrangement permitted by the Credit Agreement to the extent that a grant of a security interest therein would violate, invalidate, be prohibited or restricted or constitute a default under such lease, permit, license (including Licenses) or agreement or purchase money arrangement or create a right of termination in favor of, or require the consent of, any other party thereto (other than the Company or any of its subsidiaries) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition; provided that, in the case of any Licenses, the foregoing shall only apply to Licenses granted by unaffiliated third parties to a Loan Party; (g) those assets as to which the Administrative Agent and Borrowers reasonably agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (h) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; (i) “intent-to-use” trademark or service mark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto; (j) any property subject to a Lien existing at the time such property was acquired that is permitted by Section 6.02(d) of the Credit Agreement to the extent and for so long as such contract or other agreement in which such Lien is granted prohibits a security interest or pledge on such property, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction; and (k) any Excluded Accounts (other than the Deposit Accounts, Securities Accounts or Commodities Accounts referenced in clause (i)(e), (i)(f) or clause (ii) of the definition of “Excluded Accounts” (but excluding, in the case of such clause (ii), Deposit Accounts and Securities Accounts that participate in the Cash Pool)); provided, however, that “Excluded Assets” shall not include (1) any asset included in the Borrowing Base or (2) any property that is pledged to secure obligations arising in respect of the 2029 Notes (whether pursuant to the terms at such time of the foregoing or any related documents).”

Section 4. Conditions to Effectiveness. This Amendment shall, in each case, be effective as of the date the Administrative Agent shall have received this Amendment duly executed and delivered by the Company, the other Loan Parties, the Lenders and the Administrative Agent, with all annexes hereto attached hereto (such date, the “First Amendment Effective Date”).

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Section 5. Representations and Warranties. Each Loan Party hereby represents and warrants, on and as of the First Amendment Effective Date, that:

(a) As of the First Amendment Effective Date, the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); provided that, to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all such respects as of such date or for such period.

(b) The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. This Amendment has been duly executed and delivered by each Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

(c) No event has occurred and is continuing that constitutes a Default or Event of Default or will result from giving effect to this Amendment.

Section 6. Effect on Loan Documents.

(a) Upon the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Upon First Amendment Effective Date, each reference in the U.S. Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the U.S. Security Agreement, and each reference in the other Loan Documents to “the U.S. Security Agreement”, “thereof” or words of like import referring to the U.S. Security Agreement, shall mean and be a reference to the U.S. Security Agreement as modified and amended hereby.

(c) Except as specifically set forth in this Amendment, the Credit Agreement, the U.S. Security Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each Loan Party to Administrative Agent and the Lenders without defense, offset, claim or contribution, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 7. Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and U.S. Security Agreement (to the extent such Loan Party is a party thereto), as amended hereby, and the Loan Documents effective as of the date hereof.

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Section 8. Miscellaneous.

(a) Except as expressly amended hereby, the provisions of the Loan Documents are and shall remain in full force and effect.

(a) This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

(b) The provisions of Sections 9.07, 9.09, and 9.10 are, by this reference thereto, hereby incorporated herein mutatis mutandis, as if all references therein to the Credit Agreement were deemed to be references to this Amendment.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

FOSSIL GROUP, INC.,
as a U.S. Borrower

By:	/s/ Randy Greben
Name: Randy Greben
Title: Chief Financial Officer

FOSSIL PARTNERS, L.P. as a U.S. Borrower

By: FOSSIL GROUP, INC., its General Partner

By:	/s/ Randy Greben
Name: Randy Greben
Title: Chief Financial Officer

FOSSIL CANADA INC., as a Canadian Borrower

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

FOSSIL GLOBAL HOLDINGS INC., as a U.S. Guarantor

By:	/s/ Randy Greben
Name: Randy Greben
Title: President

FOSSIL INTERMEDIATE INC., as a U.S. Guarantor

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

[Signature Page to First Amendment to Credit Agreement and U.S. Security Agreement]

FOSSIL STORES I, INC.,
as a U.S. Guarantor

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

FOSSIL TRUST, acting pursuant to the Agreement and Contract of Trust of Fossil Trust dated, August 31, 1994, as a U.S. Guarantor

By:	/s/ Randy Greben
Name: Randy Greben
Title: Treasurer

FOSSIL UK LIMITED, as a UK Guarantor

By:	/s/ Sharon Dean
Name: Sharon Dean
Title: Director

By:	/s/ Patrick Turner
Name: Patrick Turner
Title: Director

FOSSIL (UK) HOLDINGS LIMITED, as a UK Guarantor

By:	/s/ Sharon Dean
Name: Sharon Dean
Title: Director

By:	/s/ Patrick Turner
Name: Patrick Turner
Title: Director

[Signature Page to First Amendment to Credit Agreement and U.S. Security Agreement]

FOSSIL EUROPE B.V.,
as a Dutch Guarantor

By:	/s/ Sharon Dean
Name: Sharon Dean
Title: Director

By:	/s/ Maurice Hendrix
Name: Maurice Hendrix
Title: Director

FOSSIL GROUP EUROPE GMBH, as a Swiss Borrower

By:	/s/ Sharon Dean
Name: Sharon Dean
Title: Director

By:	/s/ Patrick Turner
Name: Patrick Turner
Title: Director

SWISS TECHNOLOGY HOLDING GMBH, as a Swiss Guarantor

By:	/s/ Sharon Dean
Name: Sharon Dean
Title: Managing Director

By:	/s/ Patrick Turner
Name: Patrick Turner
Title: Managing Director

FOSSIL (EUROPE) GMBH, as a German Borrower

By:	/s/ Anna Studzinska
Name: Anna Studzinska
Title: Director

[Signature Page to First Amendment to Credit Agreement and U.S. Security Agreement]

ACF FINCO I LP
as Administrative Agent

By:	/s/ Ryan Cascade
Name: Ryan Cascade
Title: Duly Authorized Signatory

[Signature Page to First Amendment to Credit Agreement and U.S. Security Agreement]

ANNEX A

Conformed Credit Agreement

Attached.

~~EXECUTION~~

ANNEX A TO FIRST AMENDMENT

CREDIT AGREEMENT

dated as of

August 13, 2025

among

FOSSIL GROUP, INC.,

as a U.S. Borrower and the Borrower Representative,

FOSSIL PARTNERS, L.P.,

as a U.S. Borrower,

certain Subsidiaries from time to time party hereto,

as Borrowers,

the other Loan Parties from time to time party hereto,

the Lenders from time to time party hereto,

and

ACF FINCO I LP,

as Administrative Agent

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~64~~65
SECTION 1.03	Terms Generally	~~64~~65
SECTION 1.04	German Terms	~~64~~66
SECTION 1.05	Quebec Interpretation	~~64~~66
SECTION 1.06	Accounting Terms; GAAP	~~65~~66
SECTION 1.07	Currency Matters	~~66~~67
SECTION 1.08	Classification of Actions	~~66~~68
SECTION 1.09	Interest Rates; Benchmark Notifications	~~66~~68
SECTION 1.10	Dutch Terms	~~66~~68

ARTICLE II

THE CREDITS

SECTION 2.01	Commitments	~~67~~69
SECTION 2.02	Loans and Borrowings	~~68~~69
SECTION 2.03	Requests for Revolving Borrowings	~~68~~70
SECTION 2.04	Protective Advances	~~69~~70
SECTION 2.05	Overadvances	~~70~~71
SECTION 2.06	Letters of Credit	~~71~~72
SECTION 2.07	Funding of Borrowings	~~75~~77
SECTION 2.08	[Reserved]	~~76~~77
SECTION 2.09	Termination and Reduction of Commitments; Increase in Commitments	~~76~~77
SECTION 2.10	Repayment of Loans; Evidence of Debt	~~76~~78
SECTION 2.11	Prepayment of Loans	~~77~~79
SECTION 2.12	Fees	~~79~~81
SECTION 2.13	Interest	~~80~~81
SECTION 2.14	Alternate Rate of Interest; Illegality	~~82~~83
SECTION 2.15	Increased Costs	~~83~~85
SECTION 2.16	Compensation for Losses	~~84~~86
SECTION 2.17	Taxes	~~85~~86
SECTION 2.18	Payments Generally; Allocation of Proceeds; Sharing of Setoffs	~~89~~90
SECTION 2.19	Mitigation Obligations: Replacement of Lenders	~~90~~92
SECTION 2.20	Defaulting Lenders	~~91~~92
SECTION 2.21	Returned Payments	~~92~~94
SECTION 2.22	Joint and Several Liability of Borrowers	~~92~~94

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01	Organization; Powers	~~93~~95
SECTION 3.02	Authorization; Enforceability; Benefit to Loan Parties	~~93~~95
SECTION 3.03	Governmental Approvals; No Conflicts	~~93~~95
SECTION 3.04	Financial Condition; No Material Adverse Effect	~~94~~95
SECTION 3.05	Properties	~~94~~96
SECTION 3.06	Litigation and Environmental Matters	~~94~~96

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SECTION 3.07	Compliance with Laws and Agreements	~~95~~96
SECTION 3.08	Investment Company Status, etc.	~~95~~97
SECTION 3.09	Taxes	~~95~~97
SECTION 3.10	ERISA; Labor Matters; Canadian Pension Plans and Canadian Benefit Plans	~~96~~97
SECTION 3.11	Disclosure	~~97~~98
SECTION 3.12	Subsidiaries and Joint Ventures	~~97~~99
SECTION 3.13	Insurance	~~97~~99
SECTION 3.14	Margin Regulations	~~97~~99
SECTION 3.15	Solvency	~~97~~99
SECTION 3.16	Collateral Matters	~~98~~99
SECTION 3.17	Use of Proceeds	~~98~~100
SECTION 3.18	Credit Card Agreements	~~98~~100
SECTION 3.19	Plan Assets; Prohibited Transactions	~~98~~100
SECTION 3.20	Borrowing Base Certificate	~~99~~100
SECTION 3.21	Material Contracts	~~99~~100
SECTION 3.22	Exchange Documents	~~99~~100
SECTION 3.23	Centre of Main Interests and Establishments	~~99~~100
SECTION 3.24	Compliance with the Swiss Non-Bank Rules	~~99~~101
SECTION 3.25	Fiscal Unity	~~99~~101

ARTICLE IV

CONDITIONS

SECTION 4.01	Effective Date	~~99~~101
SECTION 4.02	Each Credit Event	10~~2~~4

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01	Financial Statements: Borrowing Base and Other Information	10~~3~~4
SECTION 5.02	Notices of Material Events	10~~6~~8
SECTION 5.03	Additional Subsidiaries	10~~7~~9
SECTION 5.04	Information Regarding Collateral	10~~8~~9
SECTION 5.05	Existence; Conduct of Business	11~~8~~0
SECTION 5.06	Payment of Obligations	11~~8~~0
SECTION 5.07	Maintenance of Properties	~~108~~110
SECTION 5.08	Insurance	~~108~~110
SECTION 5.09	Books and Records; Inspection Rights	~~109~~110
SECTION 5.10	Compliance with Laws	~~109~~111
SECTION 5.11	Use of Proceeds	~~109~~111
SECTION 5.12	Appraisals	11~~0~~1
SECTION 5.13	Field Examinations	11~~0~~2
SECTION 5.14	Depository Banks	11~~1~~2
SECTION 5.15	Further Assurances	11~~1~~2
SECTION 5.16	Credit Card Agreements and Notifications	11~~1~~2
SECTION 5.17	Designation of Subsidiaries	11~~1~~3
SECTION 5.18	Deposit Accounts	11~~1~~3
SECTION 5.19	Dominion Period	11~~2~~4
SECTION 5.20	Notification of Account Debtors of the European Loan Parties	11~~3~~4
SECTION 5.21	Financial Assistance	11~~3~~5
SECTION 5.22	European Collateral	11~~3~~5
SECTION 5.23	Centre of Main Interests and Establishments	11~~3~~5
SECTION 5.24	Lender Calls	11~~3~~5

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SECTION 5.25	Post-Closing Requirements	11~~4~~5
SECTION 5.26	Compliance with the Swiss Non-Bank Rules	11~~4~~5
SECTION 5.27	Exchange Transaction	11~~4~~5
SECTION 5.28	People with Significant Control Regime	11~~4~~6
SECTION 5.29	Cash Flow Forecasts	11~~4~~6
SECTION 5.30	Company Financial Advisor	11~~4~~6
SECTION 5.31	Exchange Milestones	11~~4~~6
SECTION 5.32	Cybersecurity and Data Protection	11~~4~~6
SECTION 5.33	Intercompany Sourcing Arrangements	11~~5~~6

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01	Indebtedness; Certain Equity Securities	11~~5~~7
SECTION 6.02	Liens	11~~7~~9
SECTION 6.03	Fundamental Changes; Business Activities	~~119~~121
SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~119~~121
SECTION 6.05	Asset Sales	12~~1~~3
SECTION 6.06	Sale/Leaseback Transactions	12~~3~~5
SECTION 6.07	Swap Agreements	12~~3~~5
SECTION 6.08	Restricted Payments; Certain Payments of Indebtedness	12~~3~~5
SECTION 6.09	Transactions with Affiliates	12~~4~~6
SECTION 6.10	Restrictive Agreements	12~~4~~6
SECTION 6.11	Amendment of Other Documents	12~~5~~7
SECTION 6.12	Minimum Availability	12~~5~~7
SECTION 6.13	Non-Ordinary Course Activities Prior to Successful Exchange Transaction	12~~5~~7
SECTION 6.14	[Reserved]	12~~6~~8
SECTION 6.15	Canadian Pension Plans	12~~6~~8
SECTION 6.16	Exchange Transaction	12~~6~~8

ARTICLE VII

EVENTS OF DEFAULT

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01	Authorization and Action	~~129~~131
SECTION 8.02	Administrative Agent’s Reliance, Indemnification, Etc.	13~~2~~4
SECTION 8.03	Reliance	13~~3~~5
SECTION 8.04	Successor Administrative Agent	13~~3~~5
SECTION 8.05	Acknowledgements of Lenders and Issuing Bank	13~~4~~5
SECTION 8.06	Collateral Matters	13~~5~~7
SECTION 8.07	Credit Bidding	13~~6~~8
SECTION 8.08	Certain ERISA Matters	13~~7~~8
SECTION 8.09	UK Security Agreements	13~~7~~9
SECTION 8.10	German and Dutch Security Agreements	14~~8~~0
SECTION 8.11	Swiss Security Agreements	~~139~~141

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ARTICLE IX

MISCELLANEOUS

SECTION 9.01	Notices	14~~0~~2
SECTION 9.02	Waivers; Amendments	14~~2~~5
SECTION 9.03	Expenses; Indemnity; Damage Waiver	14~~5~~7
SECTION 9.04	Successors and Assigns	14~~7~~9
SECTION 9.05	Survival	15~~0~~2
SECTION 9.06	Counterparts; Integration; Effectiveness	15~~0~~2
SECTION 9.07	Severability	15~~1~~3
SECTION 9.08	Right of Setoff	15~~1~~3
SECTION 9.09	Governing Law: Jurisdiction; Consent to Service of Process	15~~1~~3
SECTION 9.10	WAIVER OF JURY TRIAL	15~~2~~4
SECTION 9.11	Headings	15~~2~~4
SECTION 9.12	Confidentiality	15~~2~~4
SECTION 9.13	Several Obligations; Nonreliance; Violation of Law	15~~3~~5
SECTION 9.14	USA PATRIOT Act	15~~4~~6
SECTION 9.15	Appointment for Perfection	15~~4~~6
SECTION 9.16	Interest Rate Limitation	15~~4~~6
SECTION 9.17	No Fiduciary Relationship	15~~4~~6
SECTION 9.18	Intercreditor Agreements	15~~5~~7
SECTION 9.19	[Reserved]	15~~6~~8
SECTION 9.20	Anti-Money Laundering Legislation	15~~6~~8
SECTION 9.21	“Know Your Customer” Checks	15~~6~~8
SECTION 9.22	Judgment Currency	15~~6~~9
SECTION 9.23	Waiver of Immunity	15~~7~~9
SECTION 9.24	Limitations of Enforcement against German Loan Parties	15~~7~~9
SECTION 9.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~159~~161
SECTION 9.26	Acknowledgment Regarding any Supported QFCs	~~159~~161
SECTION 9.27	Data Protection Laws	16~~0~~2

ARTICLE X

U.S. LOAN GUARANTEE

SECTION 10.01	Guarantee	16~~0~~2
SECTION 10.02	Guarantee of Payment	16~~0~~2
SECTION 10.03	No Discharge or Diminishment of U.S. Guarantee	16~~0~~2
SECTION 10.04	Defenses Waived	16~~1~~3
SECTION 10.05	Rights of Subrogation	16~~1~~3
SECTION 10.06	Reinstatement; Stay of Acceleration	16~~1~~3
SECTION 10.07	Information	16~~1~~3
SECTION 10.08	[Reserved]	16~~2~~4
SECTION 10.09	Maximum U.S. Liability	16~~2~~4
SECTION 10.10	Contribution	16~~2~~4
SECTION 10.11	Liability Cumulative	16~~2~~4
SECTION 10.12	Benefit to U.S. Guarantors	16~~2~~4

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ARTICLE XI

CANADIAN LOAN GUARANTY

SECTION 11.01	Guarantee	16~~3~~5
SECTION 11.02	Guarantee of Payment	16~~3~~5
SECTION 11.03	No Discharge or Diminishment of Canadian Guarantee	16~~3~~5
SECTION 11.04	Defenses Waived	16~~4~~6
SECTION 11.05	Rights of Subrogation	16~~4~~6
SECTION 11.06	Reinstatement; Stay of Acceleration	16~~4~~6
SECTION 11.07	Information	16~~4~~7
SECTION 11.08	Maximum Canadian Liability	16~~5~~7
SECTION 11.09	Contribution	16~~5~~7
SECTION 11.10	Liability Cumulative	16~~5~~8

ARTICLE XII

DUTCH LOAN GUARANTY

SECTION 12.01	Guarantee	16~~6~~8
SECTION 12.02	Guarantee of Payment	16~~6~~8
SECTION 12.03	No Discharge or Diminishment of Dutch Guarantee	16~~6~~8
SECTION 12.04	Defenses Waived	16~~7~~9
SECTION 12.05	Rights of Subrogation	16~~7~~9
SECTION 12.06	Reinstatement; Stay of Acceleration	16~~7~~9
SECTION 12.07	Information	17~~7~~0
SECTION 12.08	Maximum Dutch Liability	17~~8~~0
SECTION 12.09	Contribution	17~~8~~0
SECTION 12.10	Liability Cumulative	~~168~~171

ARTICLE XIII

GERMAN LOAN GUARANTY

SECTION 13.01	Guarantee	~~169~~171
SECTION 13.02	Guarantee of Payment	~~169~~171
SECTION 13.03	No Discharge or Diminishment of German Guarantee	~~169~~171
SECTION 13.04	Defenses Waived	17~~0~~2
SECTION 13.05	Rights of Subrogation	17~~0~~2
SECTION 13.06	Reinstatement; Stay of Acceleration	17~~0~~2
SECTION 13.07	Information	17~~0~~3
SECTION 13.08	Maximum German Liability	17~~1~~3
SECTION 13.09	Contribution	17~~1~~3
SECTION 13.10	Liability Cumulative	17~~1~~3

ARTICLE XIV

[RESERVED]

ARTICLE XV

SWISS LOAN GUARANTY

SECTION 15.01	Guarantee	17~~2~~4
SECTION 15.02	Guarantee of Payment	17~~2~~4
SECTION 15.03	No Discharge or Diminishment of Swiss Guarantee	17~~2~~4
SECTION 15.04	Defenses Waived	17~~3~~5
SECTION 15.05	Rights of Subrogation	17~~3~~5
SECTION 15.06	Reinstatement; Stay of Acceleration	17~~3~~6
SECTION 15.07	Information	17~~4~~6
SECTION 15.08	Maximum Swiss Liability	17~~4~~6

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SECTION 15.09	Contribution	17~~4~~6
SECTION 15.10	Liability Cumulative	17~~4~~7
SECTION 15.11	Swiss Limitation	17~~5~~7

ARTICLE XVI

UK LOAN GUARANTY

SECTION 16.01	Guarantee	17~~7~~9
SECTION 16.02	Guarantee of Payment	17~~7~~9
SECTION 16.03	No Discharge or Diminishment of UK Guarantee	17~~7~~9
SECTION 16.04	Defenses Waived	18~~8~~0
SECTION 16.05	Rights of Subrogation	18~~8~~0
SECTION 16.06	Reinstatement; Stay of Acceleration	~~178~~180
SECTION 16.07	Information	~~178~~180
SECTION 16.08	Maximum UK Liability	~~179~~181
SECTION 16.09	Contribution	~~179~~181
SECTION 16.10	Liability Cumulative	~~179~~181

ARTICLE XVII

THE BORROWER REPRESENTATIVE

SECTION 17.01	Appointment; Nature of Relationship	~~179~~181
SECTION 17.02	Powers	18~~0~~2
SECTION 17.03	Employment of Agents	18~~0~~2
SECTION 17.04	Notices	18~~0~~2
SECTION 17.05	Successor Borrower Representative	18~~0~~2
SECTION 17.06	Execution of Loan Documents; Borrowing Base Certificate	18~~0~~2
SECTION 17.07	Reporting	18~~0~~2

SCHEDULES:

Schedule 1.01	—	Excluded Subsidiaries
Schedule 2.01	—	Commitments
Schedule 3.10	—	Canadian Pension Plans
Schedule 3.12	—	Subsidiaries and Joint Ventures
Schedule 3.13	—	Insurance
Schedule 3.18	—	Credit Card Agreements
Schedule 5.01	—	Additional Reporting Requirements
Schedule 5.25	—	Post-Closing Requirements
Schedule 5.31	—	Exchange Milestones
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Existing Investments
Schedule 6.05	—	Specified Asset Sales
Schedule 6.09	—	Transactions with Affiliates
Schedule 6.10	—	Existing Restrictions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Base Certificate
Exhibit C	—	Form of Borrowing Request
Exhibit D	—	Form of Compliance Certificate

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Exhibit E	—	Form of Intercreditor Agreement
Exhibit F	—	[Reserved]
Exhibit G	—	[Reserved]
Exhibit H	—	Form of Joinder Agreement
Exhibit I-1	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-2	—	Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-3	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-4	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit J	—	Form of Solvency Certificate
Exhibit K	—	Form of Perfection Certificate
Exhibit L	—	[Reserved]
Exhibit M	—	Form of Intercompany Subordination Agreement

-vii-

CREDIT AGREEMENT, dated as of August 13, 2025, among FOSSIL GROUP, INC., a Delaware corporation (the “Company”), FOSSIL PARTNERS, L.P., a Texas limited partnership (“Fossil Partners”), each of the other U.S. Subsidiary Borrowers from time to time party hereto (together with the Company, the “U.S. Borrowers”) and FOSSIL CANADA INC., a corporation organized under the laws of New Brunswick (“Fossil Canada” and, together with the U.S. Borrowers and any other Subsidiary designated as a Borrower pursuant to the terms of this Agreement, the “Borrowers”, and each individually, a “Borrower”), the Guarantors from time to time party hereto, the Lenders from time to time party hereto, ACF FINCO I LP, as Administrative Agent.

R E C I T A L S:

WHEREAS, the Lenders have agreed to extend a revolving credit facility consisting of $150,000,000 in an aggregate principal amount of Commitments, on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2026 Notes” means the 7.00% Senior Notes due 2026 issued by the Company, in an original aggregate principal amount of $150,000,000, in favor of the holders thereof pursuant to the 2026 Notes Indenture.

“2026 Notes Documents” means, collectively, (a) the 2026 Notes Indenture, (b) the 2026 Notes, and (c) the other documents, instruments or agreement entered into in connection with any of the foregoing, in each case, as the same may be amended, modified, supplemented or replaced in accordance therewith and with this Agreement.

“2026 Notes Obligations” means all Indebtedness of the Company under the 2026 Notes Documents, including all “Obligations” under and as defined in the 2026 Notes Indenture.

“2026 Notes Indenture” means that certain Indenture, dated as of November 8, 2021, between the Company, as issuer, and the 2026 Notes Trustee, as supplemented by the First Supplemental Indenture, dated November 8, 2021, between the Company and the 2026 Notes Trustee, and as the same may be amended, restated, amended and restated, modified, supplemented or replaced on or after the Effective Date in accordance therewith and with this Agreement, including pursuant to the Second Supplemental Indenture to the 2026 Notes Indenture, to be entered into by between the Company and the 2026 Notes Trustee, substantially in the form attached as Exhibit H to the Exchange TSA.

“2026 Notes Trustee” means Bank of New York Mellon, N.A., in its capacity as trustee under the 2026 Notes Indentures, together with any of its successors or assigns in such capacity.

“2029 1L Indenture” means the indenture, the material terms of which are substantially consistent with those set forth in the term sheet attached as Exhibit E to the Exchange TSA, and which indenture is otherwise in form and substance reasonably satisfactory to the Administrative Agent and shall be entered into as of the Exchange Effective Date by and among the Company, as issuer, the other Loan Parties party thereto, as guarantors, and the Applicable Senior Notes Trustee, pursuant to which the 2029 1L Notes shall be issued, and as the same may thereafter be amended, restated, amended and restated, modified, supplemented or replaced in accordance therewith and with this Agreement.

“2029 1L Notes” means the 9.500% First-Out Senior Secured Notes due 2029 to be issued by the Company pursuant to the 2029 1L Indenture in connection with and following the Exchange Transaction, in accordance with the terms and conditions set forth in the Exchange TSA.

“2029 1L Notes Documents” means, collectively, (a) the 2029 1L Notes Indenture, (b) the 2029 1L Notes, (c) each 2029 1L Notes Security Document, (d) the Guarantees in respect of the 2029 1L Notes Obligations and (e) the other documents, instruments or agreement entered into in connection with any of the foregoing, which shall, in each case, be in form and substance reasonably satisfactory to the Administrative Agent and shall be entered into in connection with the Exchange Transaction, in accordance with the terms and conditions set forth in the Exchange TSA and the other Exchange Documents, as the same may be amended, restated, amended and restated, modified, supplemented or replaced in accordance therewith and with this Agreement.

“2029 1L Notes Secured Obligations” means the Indebtedness of the Company or any Restricted Subsidiary under the 2029 1L Notes Documents.

“2029 1L Notes Security Documents” means, collectively, any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments that create Liens on any assets or properties of any Loan Party to secure any 2029 1L Notes Obligations or under which rights or remedies with respect to such Liens are governed, in each case in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, amended and restated, modified, supplemented or replaced in accordance with the Intercreditor Agreement.

“2029 2L Indenture” means the indenture, the material terms of which are substantially consistent with those set forth in the term sheet attached as Exhibit F to the Exchange TSA, and which indenture is otherwise in form and substance reasonably satisfactory to the Administrative Agent and shall be entered into as of the Exchange Effective Date by and among the Company, as issuer, the other Loan Parties party thereto, as guarantors, and the Applicable Senior Notes Trustee, pursuant to which the 2029 2L Notes shall be issued, and as the same may thereafter be amended, modified, supplemented or replaced in accordance therewith and with this Agreement.

“2029 2L Notes” means the Company’s 7.500% Second-Out Senior Secured Notes due 2029 to be issued by the Company pursuant to the 2029 2L Indenture in connection with the Exchange Transaction, in accordance with the terms and conditions set forth in the Exchange TSA and the other Exchange Documents.

“2029 2L Notes Documents” means, collectively, (a) the 2029 2L Notes Indenture, (b) the 2029 2L Notes, (c) each 2029 2L Notes Security Document, (d) the Guarantees in respect of the 2029 2L Notes Obligations and (e) the other documents, instruments or agreement entered into in connection with any of the foregoing, which shall, in each case, be in form and substance reasonably satisfactory to the Administrative Agent and shall be entered into in connection with the Exchange Transaction, in accordance with the terms and conditions set forth in the Exchange TSA and the other Exchange Documents, as the same may be amended, restated, amended and restated, modified, supplemented or replaced in accordance therewith and with this Agreement.

“2029 2L Notes Secured Obligations” means the Indebtedness of the Company or any Restricted Subsidiary under the 2029 2L Notes Documents.

“2029 2L Notes Security Documents” means, collectively, any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments that create Liens on any assets or properties of any Loan Party to secure any 2029 2L Notes Obligations or under which rights or remedies with respect to such Liens are governed, in each case in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, restated, amended and restated, modified, supplemented or replaced in accordance with the Intercreditor Agreement.

“2029 Notes” means, collectively, the 2029 1L Notes and the 2029 2L Notes.

“2029 Notes Documents” means, collectively, the 2029 1L Notes Documents and the 2029 2L Notes Documents.

“2029 Notes Secured Obligations” means, collectively, the 2029 1L Notes Secured Obligations and the 2029 2L Notes Secured Obligations.

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement, it being agreed that after the Collateral Designation Date, so long as the Notes Obligations (as defined in the Intercreditor Agreement) remain outstanding and the Intercreditor Agreement is in effect, the Specified Collateral shall be deemed to constitute Notes Priority Collateral instead of ABL Priority Collateral.

“ABR”, when used in reference to (a) a rate of interest, refers to the Alternate Base Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Account” means (a) “accounts” as defined in the UCC or in the PPSA, as applicable and (b) with respect to Accounts of a UK Loan Party, a “Book Debt” as that term is defined in any UK Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division, product line, manufacturing facility or distribution facility of any Person not already a Subsidiary of the Company, which assets shall, as a result of the respective acquisition, become assets of the Company or a Restricted Subsidiary of the Company (or assets of a Person who shall be merged or amalgamated with and into the Company or a Restricted Subsidiary of the Company) or (y) a majority of the Equity Interests of any such Person, which Person shall, as a result of the respective acquisition, become a Restricted Subsidiary of the Company (or shall be merged or amalgamated with and into the Company or a Restricted Subsidiary of the Company).

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Term SOFR Rate plus (b) 0.25%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means Ares, in its capacity as administrative agent, security trustee and collateral agent for the Lenders hereunder and under the other Loan Documents, or as applicable, such affiliates of Ares as it shall from time to time designate for the purpose of performing its obligations hereunder and under the other Loan Documents in such capacities, and in each case such Person’s successors in such capacities as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agent Fee Letter” means the Agent Fee Letter dated as of the Effective Date, by and between the Company and the Administrative Agent.

“Agent’s Account” means the Deposit Account of the Administrative Agent identified in writing by the Administrative Agent to the Borrower Representative and the Lenders from time to time.

“Agent Indemnitee” has the meaning assigned to it in Section 9.03(c).

“Aggregate Borrowing Base” means (i) the U.S. Borrowing Base plus (ii) the Canadian Borrowing Base plus (iii) each German Borrowing Base plus (iv) each Swiss Borrowing Base; provided that not more than 35% of the Aggregate Borrowing Base (excluding clause (d) of the U.S. Borrowing Base) shall consist of the Borrowing Bases referenced in the foregoing clauses (iii) through (iv) in the aggregate.

“Agreed Currencies” means Dollars.

“Agreement” means this Credit Agreement, as modified, amended or restated from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the Prime Rate in effect on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective from and including the effective date of such change in the Prime Rate. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 3.00%, such rate shall be deemed to be 3.00% for purposes of this Agreement.

“Amazon” means Amazon.com, Inc.

“AML Legislation” has the meaning set forth in Section 9.20.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrowers or their respective Affiliates from time to time concerning or relating to bribery, anti-money laundering or corruption.

“Applicable Commitment Fee Rate” means, on any day of determination, (a) 5.00% per annum with respect to the portion (if any) of the Unused Commitments on such day that exceeds 85% of the aggregate total Commitments on such day, and (b) 0.50% per annum with respect to the remaining portion of the Unused Commitments on such day. By way of example, if the aggregate total Commitments equal $10,000,000, and the Unused Commitments equals $9,000,000, then the Applicable Commitment Fee Rate will be 5.00% per annum with respect to $500,000 of the Unused Commitments and 0.50% per annum with respect to the remaining $8,500,000 of the Unused Commitments.

“Applicable Foreign Accounts Advance Rate” means, at any time of determination (a) prior to the Collateral Designation Date, 85%, or (b) following the Collateral Designation Date, 75%.

“Applicable Foreign Inventory Advance Rate” means, at any time of determination (a) prior to the Collateral Designation Date, (i) 90% respect to the Net Orderly Liquidation Value of Eligible Finished Goods Inventory or (ii) 80% with respect to the Cost of Eligible Finished Goods Inventory, or (b) following the Collateral Designation Date, (i) 80% respect to the Net Orderly Liquidation Value of Eligible Finished Goods Inventory or (ii) 70% with respect to the Cost of Eligible Finished Goods Inventory.

“Applicable Intercreditor Agreement” has the meaning set forth in Section 9.18(a).

“Applicable Parties” has the meaning assigned to it in Section 9.01(f).

“Applicable Percentage” means, for any Revolving Lender, a percentage equal to a fraction, the numerator of which is the Commitment of such Revolving Lender, and the denominator of which is the aggregate Commitments of all the Revolving Lenders (or, if the aggregate Commitments have terminated or expired, the Applicable Percentage shall be determined based upon such Revolving Lender’s share of the aggregate Revolving Exposure); provided that, for purposes of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitments shall be disregarded in the calculations set forth above.

“Applicable Rate” means, for any day, with respect to (a) any Adjusted Term SOFR Rate Loan, 5.00% per annum, and (b) any ABR Loan, 4.00% per annum.

“Applicable Share” has the meaning set forth in Section 10.10.

“Applicable Senior Notes Trustee” means, with respect to the 2029 1L Indenture and 2029 1L Notes Documents and the 2029 2L Indenture and the 2029 2L Notes Documents, respectively, the applicable trustee, administrative agent, collateral agent, security agent or similar agent thereunder, together with any of their respective successors or assigns in such capacities.

“Applicable U.S. Credit Card Accounts Advance Rate” means, at any time of determination (a) prior to the Collateral Designation Date, 100%, or (b) following the Collateral Designation Date, 90%.

“Applicable U.S. Accounts Advance Rate” means, at any time of determination (a) prior to the Collateral Designation Date, 90%, or (b) following the Collateral Designation Date, 80%.

“Applicable U.S. Inventory Advance Rate” means, at any time of determination (a) prior to the Collateral Designation Date, (i) 100% respect to the Net Orderly Liquidation Value of Eligible Finished Goods Inventory or (ii) 80% with respect to the Cost of Eligible Finished Goods Inventory, or (b) following the Collateral Designation Date, (i) 90% respect to the Net Orderly Liquidation Value of Eligible Finished Goods Inventory or (ii) 70% with respect to the Cost of Eligible Finished Goods Inventory.

“Approved Electronic Platform” has the meaning set forth in Section 9.01(d).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ares” means ACF FINCO I LP, in its individual capacity, and its successors.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an Approved Electronic Platform) approved by the Administrative Agent.

“Auditor’s Determination” has the meaning set forth in Section 9.24(c).

“Availability” means, at any time, an amount equal to (a) the Line Cap at such time minus (b) the total Credit Exposure of all Lenders at such time; provided that (i) at all times prior to the consummation of a Successful Exchange Transaction, at least 65% of Availability shall consist of U.S. Availability and Canadian Availability, and (ii) at all times following the consummation of a Successful Exchange Transaction, “Availability” shall mean the sum of U.S. Availability plus Canadian Availability.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the aggregate Commitments.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each successive scheduled principal payment of such Indebtedness by (b) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment; by

(2) the sum of the amounts of all such payments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means automated clearinghouse transaction services, in-transit cash services and foreign exchange Swap Agreements, in each case provided to any Loan Party or any Restricted Subsidiary by JPMorgan Chase Bank, N.A. or any other bank acceptable to the Administrative Agent in its sole discretion.

“Banking Services Obligations” means any and all obligations of the Loan Parties or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services.

“Banking Services Reserves” means all Reserves that the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or Banking Services Obligations then outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as amended.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency case or proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or assets appointed for it (including any corporate law or other law permitting a Person to obtain a stay of proceedings or compromise of claims of its creditors against it), or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such case or proceeding or appointment or has had an order for relief in such case or proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States, Canada, Germany, Switzerland, England or Wales or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Basel II” shall mean the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004.

“Basel III” means (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Benchmark” means, initially, with respect to any Term Benchmark Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (d) of Section 2.14.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocking Regulation” has the meaning assigned to it in Section 3.07(b).

“Borrower” or “Borrowers” has the meaning set forth in the introductory paragraph of this Agreement.

“Borrower Representative” has the meaning set forth in Section 17.01.

“Borrowing” means (a) Revolving Loans of the same Type and currency, made on the same date, (b) a Protective Advance or (c) an Overadvance.

“Borrowing Base” means, individually and collectively as the context may require, the U.S. Borrowing Base, the Canadian Borrowing Base, each Swiss Borrowing Base and each German Borrowing Base.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B (with such changes thereto as may be required by the Administrative Agent in its Permitted Discretion from time to time to reflect the components of and reserves against the Borrowing Base as provided for hereunder) or another form that is acceptable to the Administrative Agent in its Permitted Discretion.

“Borrowing Base Reporting Date” means the last day of each Fiscal Month of the Company; provided that during any Weekly Reporting Period, the last day of each week will also be a Borrowing Base Reporting Date.

“Borrowing Request” means a request by the Borrower Representative for a Borrowing of Revolving Loans in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit C or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that the term “Business Day” shall also exclude (a) when used in connection with any Term Benchmark Loan denominated in Dollars, any day that is not a U.S. Government Securities Business Day, (b) when used in connection with any Canadian Loan, any day which shall be in Toronto, Ontario a legal holiday or a day on which commercial banks in Toronto, Canada are authorized or required by law to remain closed, (c) when used in connection with any German Loan, any day which shall be in London or Frankfurt a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London or Frankfurt, as applicable, (d) used in connection with any Swiss Loan, any day on which shall be in London or Zurich a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London or Zurich, as applicable, and (e) any day that the Administrative Agent’s chief executive office is closed.

“Canada” means the country of Canada and any province or territory thereof.

“Canadian Availability” means, at any time, an amount equal to (a) the Canadian Line Cap at such time minus (b) the total Canadian Credit Exposure of all Lenders at such time.

“Canadian Blocked Person” means any Person whose property or interests in property are blocked or subject to blocking pursuant to, or as described in, any Canadian Economic Sanctions and Export Control Laws.

“Canadian Borrowers” means Fossil Canada and each other Canadian Subsidiary that becomes party to this Agreement as a Canadian Borrower after the Effective Date pursuant to Section 5.03(b).

“Canadian Borrowing Base” means, at any time (without duplication), the Dollar Equivalent amount of the sum of:

(a) the lesser of (x) the product of (i) the Applicable Foreign Inventory Advance Rate multiplied by (ii) the Net Orderly Liquidation Value of Eligible Finished Goods Inventory of the Canadian Borrowers at such time and (y) the product of (i) the Applicable Foreign Inventory Advance Rate multiplied by (ii) the Cost of Eligible Finished Goods Inventory of the Canadian Borrowers; provided that In-Transit Inventory shall not comprise more than 20% of the total amount of this clause (a), plus

(b) the product of (i) the Applicable Foreign Accounts Advance Rate multiplied by (ii) the Eligible Accounts of the Canadian Borrowers at such time, minus

(c) without duplication, Reserves established by the Administrative Agent in its Permitted Discretion.

The Administrative Agent may, in its Permitted Discretion and with no less than two (2) Business Days’ prior written notice to the Borrower Representative (other than during a Dominion Period, in which case notice shall not be required), establish or adjust Reserves used in computing the Canadian Borrowing Base; provided, that (i) no such notice shall be required to reduce any Reserve or to increase any Reserve resulting solely by virtue of mathematical calculations of the amount thereof in accordance with methodology previously established by the Administrative Agent in its Permitted Discretion and (ii) regardless of whether such notice is required, such new or increased Reserve shall be deemed to be in effect immediately for purposes of determining the Revolving Exposure Limitations with respect to any requested Borrowing or other credit extension. Subject to the immediately preceding sentence and the other provisions hereof expressly permitting the Administrative Agent to adjust the Canadian Borrowing Base, the Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to this Agreement.

Any changes after the Effective Date in how the applicable Loan Parties value their Inventory in accordance with their historical practices prior to the Effective Date shall be subject to the reasonable approval of the Administrative Agent.

“Canadian Collateral” means any and all property of any Canadian Loan Party covered or intended to be covered by the Collateral Documents and any and all other property of any Canadian Loan Party, now existing or hereafter acquired, that may at any time be or become, or is intended to be or become, subject to a security interest or Lien in favor of the Administrative Agent to secure the Secured Obligations.

“Canadian Credit Exposure” means, as to any Revolving Lender at any time, the Dollar Equivalent of the sum of (a) such Revolving Lender’s Canadian Revolving Exposure plus (b) such Lender’s Applicable Percentage of the aggregate amount of Canadian Overadvances and Canadian Protective Advances outstanding.

“Canadian Defined Benefit Plan” means a Canadian Pension Plan, which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the ITA.

“Canadian Dollars” and “Cdn.$” means dollars in the lawful currency of Canada.

“Canadian Economic Sanctions and Export Control Laws” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures.

“Canadian Guarantee” means Article XI of this Agreement.

“Canadian Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Canadian Guarantor” means each Canadian Borrower (solely with respect to its Obligations arising pursuant to Section 11.01 hereof) and each Canadian Subsidiary that is listed on the signature pages hereto as a Canadian Guarantor or that becomes a party hereto as a Canadian Guarantor pursuant to Section 5.03, in each case, until such Subsidiary’s Canadian Guarantee is released in accordance herewith.

“Canadian Line Cap” means, as of any date of determination thereof by the Administrative Agent, an amount equal to the least of (i) the total Commitments then in effect, (ii) $5,000,000 and (iii) the Canadian Borrowing Base.

“Canadian Loan Parties” means, individually and collectively as the context may require, the Canadian Borrowers and each Canadian Guarantor.

“Canadian Loans” means, individually and collectively as the context may require, the Canadian Revolving Loans, the Canadian Protective Advances and the Canadian Overadvances.

“Canadian Obligated Party” has the meaning set forth in Section 11.02.

“Canadian Overadvance” has the meaning set forth in Section 2.05(c).

“Canadian Overadvance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding Canadian Overadvances at such time. The Canadian Overadvance Exposure of any Lender at any time shall be its Applicable Percentage of the total Canadian Overadvance Exposure at such time.

“Canadian Pension Plans” means any “registered pension plan” as defined under Section 248(l) of the ITA or which is registered under Canadian federal or provincial pension legislation and which is sponsored, maintained, funded, contributed to or required to be contributed to, or administered for the Canadian employees or former Canadian employees of any Loan Party or any Subsidiary thereof, other than plans established by statute, including the Canada Pension Plan maintained by the government of Canada and the Quebec Pension Plan maintained by the Province of Quebec.

“Canadian Protective Advance” has the meaning set forth in Section 2.04(a).

“Canadian Protective Advance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding Canadian Protective Advances at such time. The Canadian Protective Advance Exposure of any Lender at any time shall be its Applicable Percentage of the total Canadian Protective Advance Exposure at such time.

“Canadian Revolving Exposure” means, with respect to any Revolving Lender at any time, the outstanding principal amount of Canadian Revolving Loans of such Revolving Lender at such time.

“Canadian Revolving Loan” means a Revolving Loan made by the Revolving Lenders to the Canadian Borrowers.

“Canadian Security Agreements” means, collectively, that certain Canadian Pledge and Security Agreement, dated as of the Effective Date, among the Canadian Loan Parties and the Administrative Agent, the Quebec Security Documents, and, as the context requires, any other pledge or security agreement entered into after the Effective Date by any other Canadian Loan Party (as required by this Agreement or any other Loan Document), as the same may be amended, restated or otherwise modified from time to time.

“Canadian Subsidiary” means any subsidiary of the Company that has been formed or is organized under the laws of Canada or any province or territory thereof.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the net proceeds of any Disposition (including by way of merger or consolidation) of any asset of the Company or any Restricted Subsidiary, including any sale or issuance to a Person other than the Company or any Restricted Subsidiary of Equity Interests in any Subsidiary, but excluding sales of Inventory, Accounts or Payment Intangibles, (iv) expenditures that constitute rental expenses under operating leases of real or personal property, (v) expenditures that are accounted for as capital expenditures by the Company or any Restricted Subsidiary and that actually are paid for by a Person other than the Company or any Restricted Subsidiary and for which neither the Company nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by the Company or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (vii) expenditures that constitute Permitted Acquisitions.

“Capital Impairment” has the meaning set forth in Section 9.24(a).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(a) marketable direct obligations issued or unconditionally guaranteed by the United States Government, the Government of Canada, the UK government, the French government or the Hong Kong government or issued by an agency thereof and backed by the full faith and credit of the United States Government, the Government of Canada, the UK government, the French government or the Hong Kong government, as the case may be, in each case maturing within two years after the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States of America, or any political subdivision of any such state or any public instrumentality thereof, by the Canadian federal government, by the UK government, by the French government or by the Hong Kong government, in each case, maturing within two years after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from such other nationally recognized rating agency acceptable to the Administrative Agent).

(c) commercial paper maturing no more than nine months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Administrative Agent);

(d) certificates of deposit or bankers acceptances denominated in US Dollars, Canadian Dollars, Pounds Sterling, Euro or Hong Kong Dollars and maturing within ninety (90) days after the date of acquisition thereof issued by any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Canada, the UK, France or Hong Kong, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(e) repurchase agreements of the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Canada, the UK, France or Hong Kong, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(f) overnight investments with the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Canada, the UK, France or Hong Kong, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(g) other readily marketable instruments issued or sold by the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Canada, the UK, France or Hong Kong, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof); and

(h) funds invested in brokerage accounts with nationally recognized brokerage houses or money market accounts, in each case for less than thirty (30) days.

“Cash Flow Forecast” means a thirteen (13) week budget prepared by the Company, in the form approved by the Administrative Agent from time to time in its reasonable discretion, and initially furnished to the Administrative Agent on or before the Effective Date, as the same shall thereafter be updated, modified and/or supplemented from time to time as provided in Section 5.29. The initial Cash Flow Forecast shall commence as of the week ended August 8, 2025. The Cash Flow Forecast shall include a weekly cash budget, including information on a line item basis as to

(a) projected cash receipts, including from asset sales, (b) projected operating and non-operating disbursements (including separate line items for ordinary course operating expenses, capital expenditures and any other fees and expenses relating to the Loan Documents), (c) projected net cash flow, and (d) projected total liquidity (including Availability) and projected calculations of each Borrowing Base.

“CFC” means each Person that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary with no material assets other than equity interests of one or more Foreign Subsidiaries that are CFCs.

“Change in Control” means (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all securities that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than forty percent (40%) of the equity securities of the Company entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Company or (b) a Change of Control under (and as defined in) the 2029 1L Indenture or the 2029 2L Indenture.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption of or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law, but if not having the force of law, which are generally complied with) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act or any European equivalent regulations (such as the European Market and Infrastructure Regulations and other regulations related thereto), and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities and all applicable laws implementing CRR, CRR II, CRR III, Basel II, Basel III and Reformed Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 9.16.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the Canadian Collateral, the European Collateral and the U.S. Collateral, and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become, or is intended to be or become, subject to a security interest or Lien in favor of the Administrative Agent to secure any of the Obligations.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Administrative Agent executed by a lessor, bailee, warehouseman or other Person in possession of Collateral, or any lessor (and any mortgagee, if applicable) of real estate leased by any Loan Party.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from the Company and each Subsidiary that is a Designated Subsidiary or that the Borrower Representative elects to become a Borrower pursuant to Section 5.03, either (i) (A) in the case of the Company and each such Subsidiary that is a Domestic Subsidiary, a counterpart of this Agreement, the Intercompany Subordination Agreement and the U.S. Security Agreement, duly executed and delivered on behalf of such Person, (B) in the case of the Canadian Borrowers and each such Subsidiary that is a Canadian Subsidiary, a counterpart of this Agreement, the Intercompany

Subordination Agreement, and the applicable Canadian Security Agreements, duly executed and delivered on behalf of such Person, (C) [reserved], (D) in the case of each German Borrower and each such Subsidiary that is a German Subsidiary, a counterpart of this Agreement, the Intercompany Subordination Agreement and the applicable German Security Agreements and, with respect to its Concentration Accounts and/or Collection Accounts in England and Wales (if any), the applicable UK Security Agreement, duly executed and delivered on behalf of such Person, (E) [reserved], or (F) in the case of each Swiss Borrower and each such Subsidiary that is a Swiss Subsidiary, a counterpart of this Agreement, the Intercompany Subordination Agreement, the applicable Swiss Security Agreements, and the applicable German Security Agreements with respect to its Inventory located in Germany and, with respect to its Concentration Accounts and/or Collection Accounts in England and Wales (if any), the applicable UK Security Agreement, duly executed and delivered on behalf of such Person, or (G) in the case of each UK Loan Party and each such Subsidiary that is a UK Subsidiary, a counterpart of this Agreement, the Intercompany Subordination Agreement and the applicable UK Security Agreements, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary or a Borrower after the Effective Date, (A) a Joinder Agreement (or, in the case of a Subsidiary that becomes a Borrower, any other joinder agreement to this Agreement in form and substance satisfactory to the Administrative Agent), duly executed and delivered on behalf of such Person, (B) instruments in the form or forms specified in the applicable Security Agreement under which such Person becomes a party to the applicable Security Agreement (or, if applicable, new Collateral Documents), duly executed and delivered on behalf of such Person, together with such documents and opinions with respect to such Designated Subsidiary as may reasonably be requested by the Administrative Agent and (C) all documentation and other information requested by the Administrative Agent regarding such Designated Subsidiary as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act, or (H) in the case of each Dutch Loan Party, the applicable Dutch Security Agreements;

(b) subject to Section 5.18, the Administrative Agent shall have received all such Collateral Access Agreements, Control Agreements and other Collateral Documents required to be provided to it hereunder or under the applicable Security Agreement, duly executed by the parties thereto and evidence that all Credit Card Notifications required to be provided pursuant to Section 5.16 have been provided;

(c) all Equity Interests of each Loan Party (other than the Company), which Equity Interests shall be held directly by another Loan Party, and all Equity Interests owned by or on behalf of any Loan Party shall have been pledged pursuant to the applicable Security Agreement or, solely with respect to the Equity Interests of any Loan Party (other than the Equity Interests of a Canadian Loan Party owned by a U.S. Loan Party), a pledge agreement governed by the laws of the jurisdiction in which such Loan Party is organized and in form and substance reasonably satisfactory to the Administrative Agent and, in the case of Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in any CFC or CFC Holdco, in each case, that is an Excluded Subsidiary, owned directly by a U.S. Loan Party, such U.S. Loan Party’s pledge of Equity Interests entitled to vote in any such CFC or CFC Holdco to secure the U.S. Obligations shall be limited to 65% of such voting Equity Interests (and 100% of non-voting Equity Interests), and the Administrative Agent shall, to the extent required by the applicable Collateral Document, have received certificates or other instruments representing all such certificated Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d) all Indebtedness of the Company and any Subsidiary that is owing to any Loan Party and in a principal amount of $5,000,000 or more and all Indebtedness of any other Person in a principal amount of $1,000,000 or more shall be evidenced by a promissory note and shall have been pledged pursuant to the applicable Security Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; ~~and~~

(e) all documents and instruments, including UCC financing statement and PPSA registrations, required by the Collateral Documents or this Agreement with the priority required by the Collateral Documents shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording~~.~~; and

(f) with respect to any Material Real Property owned by any Loan Party in the United States on the First Amendment Effective Date or acquired by any Loan Party in the United States after the First Amendment Effective Date (individually and collectively, the “Premises”), by the First Amendment Effective Date or within thirty (30) days following the date of acquisition (which period may be extended by the Administrative Agent), as applicable:

(i) the Company or such other Loan Party shall deliver to the Administrative Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Secured Parties, counterparts of each Mortgage with respect to each such Premises, in accordance with the requirements of this Agreement and/or the Collateral Documents, duly executed by the Company or such other Loan Party, suitable for recording in all recording offices that the Administrative Agent may reasonably deem necessary to create a valid and enforceable mortgage lien (and to perfect such lien) at the time of recordation thereof, with the priority required by this Agreement, the Collateral Documents and the Intercreditor Agreements;

(ii) the Administrative Agent shall have received a mortgagee’s title insurance policy insuring (or committing to insure) in favor of the Administrative Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgage, to insure that the interest created by such Mortgage constitutes valid mortgage liens on the applicable Premises, with the priority required by this Agreement, the Collateral Documents and the Intercreditor Agreements, free and clear of all Liens, defects and encumbrances, other than Permitted Liens. Any such title policy shall be in amounts equal to the estimated fair market value of the Premises covered thereby, and such policies shall also include, to the extent available, all such customary endorsements and reinsurance as are available in the applicable jurisdiction which are available at commercially reasonable rates in the jurisdiction where the applicable Premises is located; and

(iii) the Company or such other Loan Party shall deliver to the Administrative Agent with respect to such Premises, surveys of each Premises, local counsel opinions, along with such other documents, instruments, certificates and agreements, and any other documents necessary to comply with clauses (i) and (ii) above and as the Administrative Agent may reasonably request.

Notwithstanding the foregoing and the provisions of Section 5.03, any Designated Subsidiary formed or acquired after the Effective Date shall not be required to comply with the foregoing requirements prior to the time specified in Section 5.03. The foregoing definition and the provisions of Section 5.03 shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if and for so long as the Administrative Agent, in consultation with the Company, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance or flood insurance, legal opinions, appraisals, surveys or other deliverables in respect of such assets, or providing such Guarantees, shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may in its reasonable discretion, grant extensions of time for the creation and perfection of security interests in (including delivery of promissory notes as required by clause (d) above) or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, it being acknowledged and agreed that Administrative Agent shall take the cooperation of and constraints upon third party providers into consideration when making such determination.

“Collateral Designation” means, at any time after the consummation of a Successful Exchange Transaction and solely to the extent that the Notes Obligations (as defined in the Intercreditor Agreement) remain outstanding and the Intercreditor Agreement is in effect, the occurrence of the following:

(a) the valid exercise of the Collateral Designation Option by the Controlling Notes Collateral Agent on behalf of the participating Notes Claimholders (as each such term is defined in the Intercreditor Agreement) pursuant to Section 3.8(b) of the Intercreditor Agreement; or

(b) the Borrower Representative’s election, by written notice to the Administrative Agent, to designate the Specified Collateral as Notes Priority Collateral instead of ABL Priority Collateral.

“Collateral Designation Conditions” means:

(a) with respect to a Collateral Designation described in clause (a) of the definition thereof, the requirements to effect a Collateral Designation Date by the Controlling Notes Collateral Agent (as each such term is defined in the Intercreditor Agreement) set forth in Section 3.8(b) of the Intercreditor Agreement (it is understood and agreed by each Loan Party that upon any effective consummation of a Collateral Designation by the Controlling Notes Collateral Agent (as each such term is defined in the Intercreditor Agreement), (x) all Eligible Intellectual Property shall be removed from the Borrowing Base and (y) the lower advance rates applicable following the Collateral Designation Date shall be effective, in each case, without any further action or consent of any Loan Party or any other Person); or

(b) with respect to a Collateral Designation described in clause (b) of the definition thereof, each of the following requirements: (i) the U.S. Borrowers shall repay the amount of the IP Advance then outstanding, (ii) the Borrower Representative shall deliver to the Administrative Agent an updated Borrowing Base Certificate, giving pro forma effect to such Collateral Designation (including (x) the removal of all Eligible Intellectual Property, and (y) the lower advance rates applicable following the Collateral Designation Date), demonstrating pro forma compliance with Section 6.12, and (iii) the Payment Conditions shall be satisfied with respect to such Collateral Designation and any related transactions in connection therewith.

“Collateral Designation Date” means, with respect to any Collateral Designation, the date that such Collateral Designation is consummated, provided that the Collateral Designation Conditions applicable thereto are satisfied on such date.

“Collateral Documents” means each Security Agreement, each Mortgage, each Collateral Access Agreement, each Credit Card Notification, each Control Agreement, each IP Security Agreement and each other document or instrument guaranteeing the payment of or granting or perfecting a Lien upon, or intending to grant or perfect a Lien upon, any assets of any Loan Party as security for the Secured Obligations.

“Collection Account” means a segregated Concentration Account established by any Loan Party solely for the purpose of receiving the proceeds of Accounts (and which, for the avoidance of doubt, shall not be used for general payment purposes).

“Commercial Letter of Credit” means a letter of credit or similar instrument (including a bank guarantee) that is (a) issued to provide for the payment of the purchase price for goods or services purchased by the Company or any Subsidiary and (b) intended to be drawn when such purchase price is due and payable and not merely upon the occurrence of a default or other contingency.

“Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Revolving Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Revolving Lender pursuant to Section 9.04. The amount of each Revolving Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) to which such Revolving Lender shall have assumed its Commitment, as applicable. As of the Effective Date, the aggregate amount of the Commitments is $150,000,000.

“Commitment Reduction Fee” has the meaning assigned to it in the Fee Letter.

“Commodity Account” has the meaning set forth in the applicable Security Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any written notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through an Approved Electronic Platform.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Financial Advisor” means Alvarez & Marsal, as financial and restructuring advisor to the Loan Parties, or any other financial and/or restructuring advisor reasonably acceptable to the Administrative Agent.

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Concentration Account” means each Deposit Account maintained with a financial institution reasonably acceptable to the Administrative Agent which is subject to a Control Agreement (or, in the case of a European Loan Party, another arrangement with similar effect (including, but not limited to, a notice and acknowledgement)) pursuant to which the Administrative Agent is given sufficient access (as reasonably determined by the Administrative Agent) to ensure that the provisions of Section 2.10(b) are capable of being complied with and to require the relevant account bank to follow the instructions of the Administrative Agent if instructions are given by it (without further consent of any Loan Party or other Person) and which is effective under applicable law to grant the Administrative Agent a perfected first priority security interest in such Deposit Account (subject to Permitted Liens); and in each case, including the Primary Concentration Accounts.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of (i) the cash interest expense (including (x) imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations, (y) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (z) net costs under Swap Agreements entered into to hedge interest rates to the extent such net costs are allocable to such period in accordance with GAAP) of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Company or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) interest income of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to accretion or amortization of debt discounts or accrued interest payable in kind for such period.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Company and its Restricted Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period, plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise tax expense during such period, (ii) interest expense (including, without limitation, interest expense attributable to Capital Leases Obligations and Synthetic Lease Obligations and all net payment obligations pursuant to interest Swap Obligations), (iii) amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) the amount of premium payments paid by the Company or its Restricted Subsidiaries, and charges in respect of unamortized fees and expenses, in each case associated with the repayment of Indebtedness, (v) expenses relating to stock-based compensation plans resulting from the application of Financial Accounting Standards Board Statement No. 123R, and (vi) one-time restructuring charges and reserves; provided that the aggregate amount added back pursuant to this clause (vi) (including in respect of the restructuring work performed by Alvarez & Marsal by their Consumer and Retail Group, but excluding one-time restructuring charges and reserves to the extent incurred on or before December 31, 2025 in connection with the consummation of the Exchange Transactions or effectiveness of this Agreement) for any period (x) ending on or prior to January 31, 2027 shall not exceed 25% of Consolidated EBITDA for such period (prior to giving effect to any add-back pursuant to this clause (vi)) and (y) ending after January 31, 2027, shall not exceed 10% of Consolidated EBITDA for such period (prior to giving effect to any add-back pursuant to this clause (vi)), minus (c) interest income for such period, minus (d) one-time income or gains for such period.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Cash Interest Expense for such period, (b) cash principal payments on Indebtedness made or required to be made during such period, (c) expense for income taxes paid or required to be paid in cash during such period and (d) Restricted Payments paid in cash during such period pursuant to clauses (a)(~~iii~~vi), (a)(vii) and (~~a~~b)(~~vii~~i ) of Section 6.08.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis, without duplication, in accordance with GAAP; provided that, in calculating Consolidated Net Income of the Company and its Restricted Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than the Company) that is not a Restricted Subsidiary except to the extent such net income is actually paid in cash to the Company or any of its Restricted Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person’s assets are acquired by the Company or any of its Restricted Subsidiaries except to the extent included pursuant to the foregoing clause (a), and (c) the net income (if positive), of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary to the Company or any of its Restricted Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means, with respect to any Deposit Account or Securities Account of a Loan Party, (a) a “springing” control agreement, executed and delivered by such Loan Party, Administrative Agent, the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) and, to the extent permitted and agreed to by such securities intermediary or bank, the Controlling Notes Collateral Agent (as defined in the Intercreditor Agreement) or (b) for such accounts not located in the United States, an analogous document used for equivalent purposes under comparable law of such jurisdiction (including, but not limited to, a security notice), in each case, in form and substance reasonably satisfactory to the Administrative Agent; and with respect to Deposit Accounts under German law, (x) any agreement to be entered into between the respective Borrower as account holder, the Administrative Agent and the respective account bank and, to the extent permitted and agreed to by such account bank, the Controlling Notes Collateral Agent (as defined in the Intercreditor Agreement), or (y) a notice of pledge to be served on the respective account bank and the corresponding acknowledgement, granting sole disposal rights in favor of the Administrative Agent, in each case reasonably acceptable to the Administrative Agent.

“Corresponding Debt” has the meaning set forth in Section 8.10(b)(ii).

“Cost” means, with respect to any Inventory, the lower of cost or market value of such Inventory, based upon the Loan Parties’ accounting practices, known to the Administrative Agent, which practices are consistent with the methodology used in the most recent Inventory appraisal delivered in connection with this Agreement prior to the Effective Date or otherwise reasonably acceptable to the Administrative Agent. “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight or duty) used in the Loan Parties’ calculation of cost of goods sold.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Card Accounts Receivable” means any receivables due to any U.S. Loan Party from a credit card issuer or a credit card processor in connection with purchases of Inventory of such U.S. Loan Party on (a) credit cards issued by Visa, MasterCard, American Express, Discover, PayPal, Wells Fargo, each of their respective Affiliates, and any other credit card issuers that are reasonably acceptable to the Administrative Agent, (b) [reserved] or (c) debit cards and mall cards issued by issuers or providers that are reasonably acceptable to the Administrative Agent, in each case which have been earned by performance by such U.S. Loan Party but not yet paid to such U.S. Loan Party by such credit card issuer or credit card processor.

“Credit Card Agreement” means any agreement between a U.S. Loan Party, on the one hand, and a credit card issuer or a credit card processor (including any credit card processor that processes purchases of Inventory from a U.S. Loan Party through debit cards or mall cards), on the other hand.

“Credit Card Notifications” means each Credit Card Notification, in form and substance reasonably satisfactory to the Administrative Agent, executed by one or more U.S. Loan Parties and delivered by such U.S. Loan Parties to credit card issuers or credit card processors that are party to any Credit Card Agreement.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s U.S. Credit Exposure plus (b) such Lender’s Canadian Credit Exposure plus (c) such Lender’s European Credit Exposure.

“CRR” means either CRR-EU or, as the context may require, CRR-UK.

“CRR-EU” means regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms and regulation 2019/876 of the European Union amending Regulation (EU) No 575/2013 and all delegated and implementing regulations supplementing that Regulation.

“CRR-UK” means CRR-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020 and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019.

“CRR II” means either CRR II-EU or, as the context may require, CRR II-UK.

“CRR II-EU” means regulation 2019/876 amending CRR-EU as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements, and Regulation (EU) No 648/2012 and all delegated and implementing regulations supplementing that Regulation.

“CRR II-UK” means CRR II-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020 and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019.

“CRR III” means Regulation (EU) 2024/1623 of the European Parliament and of the Council of 31 May 2024 amending Regulation (EU) No 575/2013 as regards requirements for credit risk, credit valuation adjustment risk, operational risk, market risk and the output floor.

“Debt Maturity Reserve” means a Reserve in an amount equal to the then outstanding principal amount of any Indebtedness referred to in clause (ii) of the proviso to the definition of “Maturity Date”, which Debt Maturity Reserve shall remain in place (but, in each case, shall be reduced to give effect to any payments, repayments or redemptions of any such Indebtedness made thereafter to the extent such payments, repayments or redemptions are permitted hereunder) until the earlier of the repayment of such Indebtedness or the extension of the scheduled maturity date of such Indebtedness to a date which is at least ninety-one (91) days after the Scheduled Maturity Date.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit, Protective Advances or Overadvances within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, Protective Advances or Overadvances, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e)(i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency case or proceeding under any Insolvency Laws or otherwise, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such case or proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency case or proceeding under any Insolvency Laws or otherwise, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such case or proceeding or appointment or (iii) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Defaulting Lender Rate” means (a) for the first three (3) days from and after the date the relevant payment is due, in the case of amounts denominated in Dollars, the Alternate Base Rate, and (b) thereafter, in the case of amounts denominated in Dollars, the interest rate then applicable to ABR Loans.

“Deposit Account” means each checking, savings or other demand deposit account maintained by any of the Loan Parties.

“Designated Subsidiary” means each Subsidiary other than any Excluded Subsidiary.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the appropriate prior period as determined by the Administrative Agent in its Permitted Discretion, that is the greater of (x) the dilution percentage as set forth in the most recent field examination conducted by or on behalf of the Administrative Agent and (y) the result of dividing the amount of (i) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the applicable Loan Parties’ Accounts during such period, by (ii) the applicable Loan Parties’ billings with respect to such Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the applicable advance rate against Eligible Accounts and/or Eligible Credit Card Accounts Receivable by the number of full or partial percentage points by which Dilution is in excess of (i) 2.5%, with respect to Accounts owing to U.S. Loan Parties, or (ii) 5%, with respect to all other Accounts.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital (other than any payment solely in Equity Interests (other than any Equity Interest referred to in this clause (a)), in each case at any time on or prior to the date that is 91 days after the Scheduled Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) cash, (ii) debt securities or (iii) any Equity Interests referred to in (a) above, in each case at any time prior to the date that is 91 days after the Scheduled Maturity Date. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Stock solely because holders of the Equity Interests have the right to require the issuer of such Equity Interests to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Equity Interests provide that the issuer may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division (other than any Person that is not a Restricted Subsidiary to which any such assets are so transferred pursuant to clause (a)(v)(x)(2) of Section 6.03 in a Disposition permitted by Section 6.05). A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Document” has the meaning set forth in the U.S. Security Agreement.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“dollars”, “Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of the United States, any state of the United States or the District of Columbia.

“Dominion Period” means any period (a) during which any Event of Default has occurred and is continuing or (b) during a Reduced Availability Period.

“Dutch Collateral” means any and all property of any Dutch Loan Party covered or intended to be covered by the Collateral Documents and any and all other property of any Dutch Loan Party, now existing or hereafter acquired, that may at any time be or become, or is intended to be or become, subject to a security interest or Lien in favor of the Administrative Agent to secure the Secured Obligations.

“Dutch Guarantee” means Article XII of this Agreement.

“Dutch Guaranteed Obligations” has the meaning set forth in Section 12.01.

“Dutch Guarantor” means each Dutch Subsidiary that becomes a party hereto as a Dutch Guarantor pursuant to Section 5.25 until such Subsidiary’s Dutch Guarantee is released in accordance herewith.

“Dutch Loan Party” means the Dutch Guarantor and any other Loan Party incorporated or organized in the Netherlands.

“Dutch Obligated Party” has the meaning set forth in Section 12.02.

“Dutch Security Agreements”: collectively (a) any deed of pledge (including any (supplemental) pledge of receivables entered into by any Dutch Loan Party in favour of the Administrative Agent for the benefit of the Secured Parties governed by the laws of the Netherlands, and (b) each other Security Document governed by Dutch law.

“Dutch Subsidiary” means any subsidiary of the Company that has been formed or is organized under the laws of the Netherlands.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means August 13, 2025.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for such Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” means, at any time, each Account that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned by performance and represents the bona fide amounts due to a Loan Party and in each case is originated in the ordinary course of business of such Loan Party, and (ii) in each case is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (dd) below. Without limiting the foregoing, to qualify as an Eligible Account, such Account shall indicate no Person other than a Loan Party as payee or remittance party. Any Account included within any of the following categories shall not constitute an Eligible Account:

(a) which is not subject to a perfected first priority security interest (subject to any Liens specified in clause (b)(ii)(a) or clause (b)(iii) of this definition) in favor of the Administrative Agent (for the benefit of the Lender Parties);

(b) which is subject to any Lien, other than (i) Liens permitted under Section 6.02(a), (ii) a Permitted Encumbrance (a) for which appropriate Reserves (as determined by the Administrative Agent in its Permitted Discretion) have been established or (b) which does not have priority over the Lien in favor of the Administrative Agent (for the benefit of the Lender Parties), (iii) Permitted Liens in respect of Prior Claims that are unregistered and that secure amounts that are not yet due and payable and (iv) junior priority Permitted Liens that are subject to the Applicable Intercreditor Agreement;

(c) (i) with respect to which the scheduled due date is more than 90 days after the date of the original invoice therefor, (ii) which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date therefor or (iii) which has been written off the books of such Loan Party or otherwise designated as uncollectible;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by (i) an Account Debtor (other than Amazon or Zalando) to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Loan Parties exceeds 10% of the aggregate amount of Eligible Accounts of all Loan Parties or (ii) Amazon or Zalando to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Loan Parties exceeds 30% of the aggregate amount of Eligible Accounts of all Loan Parties;

(f) with respect to which any covenant contained in this Agreement or in the applicable Security Agreement has been breached (unless and until such breach is cured) in any material respect or any representation or warranty contained in this Agreement or in the applicable Security Agreement is not true in any material respect;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation (the form of which is reasonably satisfactory to the Administrative Agent) which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis (other than return rights for defective goods or repairs available in the ordinary course of business) or (vi) relates solely to payments of interest;

(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, custodian, trustee, monitor, administrator or liquidator or similar official for such Account Debtor of its assets, (ii) had possession of all or a material part of its property taken by any receiver, interim receiver, custodian, trustee, monitor or liquidator, (iii) filed, or had filed against it, any assignment, application, request or petition for liquidation, reorganization, arrangement, adjustment of debts, stay of proceedings, adjudication as bankrupt, winding-up, or voluntary or involuntary case or proceeding under any state, provincial or federal bankruptcy laws or any other Insolvency Laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability to pay its debts as they become due, or (v) ceased operation of its business as a going concern;

(k) which is owed by any Account Debtor which has sold all or substantially all of its assets;

(l) which in the case of (i) Accounts owing to a U.S. Borrower or Canadian Borrower is owed by an Account Debtor which (A) does not maintain its chief executive office in the U.S. or Canada (or its domicile, for the purposes of the Civil Code (Quebec)) or (B) is not organized under applicable law of the U.S., any state of the U.S., the District of Columbia, or Canada or any province or territory thereof unless, in any such case, such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent or (ii) Accounts owing to a European Borrower, which is owed by an Account Debtor which is not incorporated or established in an Eligible Debtor Jurisdiction;

(m) which is owed in any currency other than (i) with respect to Accounts of the U.S. Loan Parties, Dollars or (ii) with respect to Accounts of a Foreign Borrower, Dollars, Euros or Canadian Dollars;

(n) which is owed by (i) any Governmental Authority of any country other than the U.S. or Canada unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any Governmental Authority of the U.S. or Canada, or any department, agency, public corporation, or instrumentality thereof, unless the Financial Administration Act (Canada), as amended, (or the equivalent law of any province of Canada, if any, in the case of a Governmental Authority of such province) or the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), as applicable, and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;

(o) which is owed by any Affiliate of any Loan Party or any employee, officer, or director of any Loan Party;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute or which is subject to any netting or similar arrangements, including, with respect to German law governed Accounts, a current account arrangement (Kontokorrentabrede) with the respective Account Debtor;

(r) which is evidenced by any promissory note, chattel paper or instrument;

(s) which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless (A) such Loan Party has filed such report or qualified to do business in such jurisdiction or (B) the Administrative Agent is satisfied in its Permitted Discretion in consultation with the Company that the failure to file such report and inability to seek judicial enforcement can be remedied without material delay or material cost or (ii) which is a Sanctioned Person;

(t) with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, but only to the extent of any such reduction, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account;

(u) which does not comply in all material respects with the requirements of all material applicable laws and regulations, whether Federal (U.S. or Canadian), state, provincial, territorial or local, including without limitation the U.S. Federal Consumer Credit Protection Act, the U.S. Federal Truth in Lending Act and Regulation Z of the Federal Reserve Board;

(v) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party;

(w) which was created on cash on delivery terms;

(x) which is an Account of an Acquired Entity or Business acquired in connection with a Permitted Acquisition or similar Investment, until the completion of a field examination satisfactory to the Administrative Agent in its Permitted Discretion with respect to such Accounts;

(y) which the Administrative Agent determines, in its Permitted Discretion, may not be paid by reason of the Account Debtor’s inability to pay;

(z) [reserved];

(aa) which, in respect of any European Borrower, is subject to any limitation on assignment or other restriction (whether arising by operation of law, by agreement or otherwise) which would, under the local governing law of the contract creating such Account, have the effect of restricting the assignment for or by way of security or the creation of security over such Account generally, in each case unless (i) the applicable account debtor has waived such restrictions, or (ii) such restriction does not affect or impair the validity of the security interest with respect to such Account or (iii) the Administrative Agent has determined that such limitation is not enforceable;

(bb) as to which the contract or agreement underlying such Account is governed by (or, if no governing law is expressed therein, is deemed to be governed by) the laws of any jurisdiction other than in the case of any European Borrower, any Eligible Contract Jurisdictions (European Borrowers);

(cc) with respect to which, in the case of Accounts owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada (or its domicile, for the purposes of the Civil Code (Quebec)) or (ii) is not organized under applicable law of the U.S., any state of the U.S., the District of Columbia, or Canada or any province or territory thereof, such Account does not satisfy at least one of the following conditions: (x) the Account Debtor with respect thereto, or any parent thereof, has a credit rating of BBB- or Baa3 or higher as determined by S&P or Moody’s, as applicable, or (y) such Account is either backed by a letter of credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or is supported by credit insurance acceptable to the Administrative Agent; and

(dd) which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion;

In the event that Accounts having an aggregate fair market value of $5,000,000 or more which were previously Eligible Accounts cease, to the actual knowledge of a Financial Officer of the Company, to be Eligible Accounts hereunder, the Borrower Representative shall promptly (and in any event within ten (10) Business Days) notify the Administrative Agent thereof and deliver an updated Borrowing Base Certificate to the Administrative Agent showing the Borrowing Base in effect after giving effect to the removal of any such Accounts from Eligible Accounts; provided, further, that the Administrative Agent may, in its Permitted Discretion, upon receipt of such notice as set forth above, adjust the applicable Borrowing Base to reflect such change in Eligible Accounts. In determining the amount of an Eligible Account of a Loan Party, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i)

the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments or finance charges (including any amount that such Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person or the Company, (ii) any Subsidiary, (iii) any other Affiliate of the Company or (iv) any Person (other than a regulated bank entity) that is, or whose Affiliate is, a holder of the 2026 Notes or the 2029 Notes; provided that, for purposes of determining eligibility in respect of the preceding clause (iv), the Administrative Agent and each Lender may rely conclusively (without further inquiry) on representations attesting to such condition made by the applicable assignee in the related Assignment and Assumption.

“Eligible Contract Jurisdictions (European Borrowers)” means each of Austria, Belgium, Germany, Luxembourg, the Netherlands, Switzerland, the United Kingdom and the United States of America, provided that the Administrative Agent may, in its Permitted Discretion, remove one or more of the countries comprising the Eligible Contract Jurisdictions (European Borrowers) and subsequently add one or more countries back as Eligible Contract Jurisdictions (European Borrowers).

“Eligible Credit Card Accounts Receivable” means at the time of any determination thereof, each Credit Card Accounts Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Accounts Receivable (i) has been earned by performance and represents the bona fide amounts due to a U.S. Loan Party from a credit card issuer or credit card processor, and in each case is originated in the ordinary course of business of such U.S. Loan Party, and (ii) in each case is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (p) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Accounts Receivable, such Credit Card Accounts Receivable shall indicate no Person other than a U.S. Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Accounts Receivable may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual fees and charges due to the credit card issuer or credit card processor, discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a U.S. Loan Party may be obligated to rebate to a customer, a credit card issuer or credit card processor pursuant to the terms of any agreement or understanding) and (ii) the aggregate amount of all cash received in respect of such Credit Card Accounts Receivable but not yet applied by the U.S. Loan Parties to reduce the amount of such Credit Card Accounts Receivable. Any Credit Card Accounts Receivable included within any of the following categories shall not constitute an Eligible Credit Card Accounts Receivable:

(a) which is not earned or does not represent the bona fide amount due to a U.S. Loan Party from a credit card processor or a credit card issuer that originated in the ordinary course of business of the applicable U.S. Loan Party;

(b) which is not owned by a U.S. Loan Party or to which a U.S. Loan Party does not have good or marketable title;

(c) in which the payee of such Credit Card Account Receivable is a Person other than a U.S. Loan Party;

(d) which does not constitute an “Account” (as defined in the UCC or the PPSA) or a Payment Intangible;

(e) which has been outstanding for more than five Business Days from the date of sale;

(f) with respect to which the applicable credit card issuer, credit card processor or debit card or mall card issuer or provider has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, custodian, trustee, monitor, administrator, sequestrator or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, interim receiver, custodian, trustee, monitor, administrator, sequestrator or liquidator, (iii) filed, or had filed against it (but only so long as any such involuntary filing has not been stayed or vacated), any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, provincial, territorial or federal bankruptcy laws, (iv) has admitted in writing its inability to pay its debts as they become due or (v) ceased operation of its business as a going concern;

(g) which is not a valid, legally enforceable obligation of the applicable credit card issuer or credit card processor with respect thereto;

(h) which is not subject to a perfected first priority security interest (subject to any Liens specified in clause (i)(ii)(a) or clause (i)(iii) below) in favor of the Administrative Agent (for the benefit of the Lender Parties);

(i) which is subject to any Lien, other than (i) Liens permitted under Section 6.02(a), (ii) any Permitted Encumbrances (a) which are contemplated by the applicable processor agreements and for which appropriate Reserves (as determined by the Administrative Agent in its Permitted Discretion) have been established or (b) which do not have priority over the Lien in favor of the Administrative Agent (for the benefit of the Lender Parties), (iii) Permitted Liens in respect of Prior Claims that are unregistered and secure amounts that are not yet due and payable and (iv) junior priority Permitted Liens that are subject to the Applicable Intercreditor Agreement;

(j) with respect to which (i) any covenant has been breached (unless and until such breach is cured) in any material respect or (ii) any representation or warranty is not true in any material respects, in each case to the extent contained in this Agreement, the applicable Security Agreement or in the credit card agreements relating to such Credit Card Account Receivable; provided that each such representation and warranty shall be true and correct in all respects to the extent already qualified by a materiality standard;

(k) which is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent;

(l) which the Administrative Agent in its Permitted Discretion determines may not be paid by reason of the applicable credit card processor’s, credit card issuer’s or debit card or mall card issuer’s or provider’s inability to pay;

(m) which represents a deposit or partial payment in connection with the purchase of Inventory of such U.S. Loan Party;

(n) which is not subject to a Credit Card Notification;

(o) which is a Credit Card Accounts Receivable of an Acquired Entity or Business acquired in connection with a Permitted Acquisition or similar Investment, until the completion of a field examination satisfactory to the Administrative Agent in its Permitted Discretion with respect to such Credit Card Accounts Receivable; or

(p) which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion.

In the event that a Financial Officer of the Company has actual knowledge that (a) any credit card issuer, credit card processor or debit card or mall card issuer or provider with respect to Eligible Credit Card Accounts Receivable ceases to comply with the requirements of clause (f) above or (b) Credit Card Accounts Receivable having an aggregate fair market value of $2,500,000 or more which were previously Eligible Credit Card Accounts Receivable otherwise cease to be Eligible Credit Card Accounts Receivable hereunder, the applicable U.S. Loan Party or the Borrower Representative shall promptly (and in any event within ten (10) Business Days) notify the Administrative

Agent thereof and deliver an updated Borrowing Base Certificate to the Administrative Agent showing the Borrowing Base in effect after giving effect to the removal of any such Credit Card Accounts Receivable from Eligible Credit Card Accounts Receivable; provided, further, that the Administrative Agent may, in its Permitted Discretion, upon receipt of such notice as set forth above, adjust the applicable Borrowing Base to reflect such change in Eligible Credit Card Accounts Receivable.

“Eligible Debtor Jurisdiction” means each of the United States, Canada, the United Kingdom, Germany and Switzerland; provided that the Administrative Agent may, in its Permitted Discretion, remove one or more of the countries comprising the Eligible Debtor Jurisdictions and subsequently add one or more countries back as Eligible Debtor Jurisdictions.

“Eligible Finished Goods Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of a Loan Party that are finished goods, merchantable and readily saleable in the ordinary course of the Loan Parties’ business, in each case that is not excluded as ineligible by virtue of one or more of the criteria set forth below. The following items of Inventory shall not be included in Eligible Finished Goods Inventory:

(a) which is not subject to a perfected first priority Lien (subject to any Liens specified in clause (b)(ii)(a) or clause (b)(iii) of this definition) in favor of the Administrative Agent (for the benefit of the Lender Parties) which is governed by the laws of the jurisdiction in which the Inventory in question is located or, in respect of Inventory which is in-transit in accordance with clause (h) of this definition, the laws of the jurisdiction to which the Inventory is in-transit;

(b) which is subject to any Lien other than (i) Liens permitted under Section 6.02(a), (ii) a Permitted Encumbrance (a) for which appropriate Reserves (as determined by the Administrative Agent in its Permitted Discretion) have been established or (b) which does not have priority over the Lien in favor of the Administrative Agent (for the benefit of the Lender Parties), (iii) Permitted Liens in respect of Prior Claims that are unregistered and secure amounts that are not yet due and payable, and (iv) junior priority Permitted Liens that are subject to the Applicable Intercreditor Agreement;

(c) which is unmerchantable, defective, damaged or unfit for sale (as such terms are customarily used in the Loan Parties’ industry), or is not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or is unacceptable due to age, type, category and/or quantity, in each case, consistent with the usage of such terms in the most recent inventory appraisal received by the Administrative Agent as contemplated hereby;

(d) with respect to which any covenant contained in this Agreement or in the applicable Security Agreement has been breached (unless and until such breach is cured) in any material respect or any representation or warranty contained in this Agreement or the applicable Security Agreement has been breached in any material respect or is not true in any material respect or which does not conform in all material respects to all standards imposed by any applicable Governmental Authority;

(e) in which any Person other than such Loan Party shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f) which consists of goods that are obsolete, slow moving, restrictive or custom items or otherwise is manufactured in accordance with customer-specific requirements, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in the Loan Parties’ business, bill and hold goods, defective goods, “seconds”, or Inventory acquired on consignment;

(g) which consist of goods held for sale at all retail, factory and outlet stores which are not located in the United States, Canada, Germany or England and Wales, provided that, subject to adjustment by the Administrative Agent in its Permitted Discretion, (i) to the extent located in Germany, only up to $5,000,000 of such goods located in Germany shall be Eligible Finished Goods Inventory and (ii) to the extent located in England and Wales, only up to $2,500,000 of such goods located in England and Wales shall be Eligible Finished Goods Inventory;

(h) which is not located in (i) the continental United States (with respect to Inventory owned by the U.S. Loan Parties), (ii) Germany (with respect to Inventory owned by the German Borrowers or the Swiss Borrowers), (iii) [reserved], (iv) [reserved] or (v) Canada (with respect to Inventory owned by the Canadian Borrowers), or which is in-transit, unless the Administrative Agent determines in its sole discretion to permit such in-transit Inventory to be included in the Borrowing Base (“In-Transit Inventory”), provided, that, (i)(x) for so long as such Inventory is in-transit (A) it complies with the criterion at clause (a) of this definition, (B) the Administrative Agent has received evidence of satisfactory casualty insurance naming the Administrative Agent as loss payee and otherwise covering such risks as the Administrative Agent may reasonably request and (C) the Administrative Agent has implemented a Reserve for the amount of duty and shipping costs including but not limited to any costs payable to the shipper or customs broker and (y) following the commencement of a Dominion Period, the Administrative Agent shall have received (1) a true and correct copy of the bill of lading and other shipping documents for such Inventory (and, if such Inventory is in transit outside the United States, such bill of lading is negotiable), and if requested by the Administrative Agent, the Administrative Agent’s Lien shall be noted thereon, (2) confirmation that the applicable Loan Party has title to such Inventory (together with such evidence thereof as the Administrative Agent may from time to time require) and (3) if the bill of lading is (A) non-negotiable, a duly executed Collateral Access Agreement of other bailee agreement reasonably satisfactory to the Administrative Agent from the applicable customs broker, shipper or other Person acting in a similar capacity for such Inventory, or (B) negotiable, confirmation that the bill is issued in the name of such Loan Party and consigned to the order of the Administrative Agent, and a reasonably acceptable agreement has been executed with such Loan Party’s customs broker, shipper or other Person acting in a similar capacity, in which the customs broker, shipper or other Person agrees that it holds the negotiable bill as agent for the Administrative Agent and will follow instructions of the Administrative Agent with respect to the disposition thereof and of the goods, (ii) the common carrier is not an Affiliate of the applicable vendor or supplier and (iii) the customs broker or shipper is not an Affiliate of any Loan Party;

(i) which is located in any location leased by the applicable Loan Party unless (i) the lessor (and any mortgagee, if applicable) has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve has been established by the Administrative Agent in its Permitted Discretion;

(j) which is located at an owned location subject to mortgage in favor of a Person other than the Administrative Agent, unless the mortgagee is party to the Intercreditor Agreement or has delivered a Collateral Access Agreement or other mortgagee agreement in form and substance satisfactory to the Administrative Agent in its Permitted Discretion;

(k) which is located in any third-party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion;

(l) which is being processed offsite at a third-party location or outside processor, or is in-transit to or from said third party location or outside processor;

(m) which is the subject of a consignment by a Loan Party as consignor;

(n) which contains or bears any intellectual property rights licensed to a Loan Party unless the Administrative Agent is satisfied in its Permitted Discretion that it may sell or otherwise Dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(o) which is not reflected in a current perpetual inventory report of the applicable Loan Party (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory);

(p) for which reclamation rights have been asserted by the seller;

(q) for which such Person does not have actual and exclusive possession thereof (either directly or through a bailee or agent of such Person);

(r) which is stored at locations holding less than $25,000 of the aggregate value of such Loan Party’s Inventory;

(s) (i) which is subject to retention of title rights in favor of the vendor or supplier thereof or, (ii) in relation to which, under applicable governing laws, retention of title may be imposed unilaterally by the vendor or supplier thereof; provided that Inventory of a European Borrower which may be subject to any rights of retention of title shall not be excluded from Eligible Finished Goods Inventory solely pursuant to this sub-paragraph (s) in the event that (A) the Administrative Agent shall have received evidence satisfactory to it that the full purchase price of such Inventory (and/or all other Inventory supplied by a common vendor) has, or will have, been paid prior, or upon the delivery of, such Inventory to the relevant European Borrower or (B) a Letter of Credit has been issued under and in accordance with the terms of this Agreement for the purchase of such Inventory;

(t) which is Inventory of an Acquired Entity or Business acquired in connection with a Permitted Acquisition or similar Investment, until the completion of an appraisal satisfactory to the Administrative Agent in its Permitted Discretion with respect to such Inventory; or

(u) which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion;

provided, further, that in determining the value of the Eligible Finished Goods Inventory, such value shall be reduced by, without duplication, any amounts representing (i) Vendor Rebates; (ii) costs included in Inventory relating to advertising; (iii) to the extent determined by the Administrative Agent in its Permitted Discretion to be appropriate, the shrink reserve; (iv) the unreconciled discrepancy between the general inventory ledger and the perpetual inventory ledger, to the extent the general inventory ledger reflects less Inventory than the perpetual inventory ledger; and (v) a reserve for Inventory which is designated or demanded to be returned to or retained by the applicable vendor or which is recognized as damaged or off quality by the applicable Loan Party.

In the event that a Financial Officer of the Company has actual knowledge that Inventory having a fair market value of $5,000,000 or more which was previously Eligible Finished Goods Inventory ceases to be Eligible Finished Goods Inventory hereunder, such Loan Party or the Borrower Representative shall promptly (and in any event within ten (10) Business Days) notify the Administrative Agent thereof and deliver an updated Borrowing Base Certificate to the Administrative Agent showing the Borrowing Base in effect after giving effect to the removal of any such Inventory from Eligible Finished Goods Inventory; provided, further, that the Administrative Agent may, in its Permitted Discretion, upon receipt of such notice as set forth above, adjust the applicable Borrowing Base to reflect such change in Eligible Finished Goods Inventory.

“Eligible Intellectual Property” means, at any time prior to the Collateral Designation Date, as of the date of determination thereof, without duplication, Trademark Assets owned by the U.S. Loan Parties that satisfy all of the following conditions:

(a) such Trademark Assets have been identified on the Perfection Certificate delivered to the Administrative Agent on the Effective Date;

(b) such Trademark Assets are subject to a perfected first priority security interest (subject to any Liens specified in clause (c)(ii)(x) of this definition) in favor of the Administrative Agent (for the benefit of the Lender Parties);

(c) such Trademark Assets are not subject to any Lien other than (i) Liens permitted under Section 6.02(a), (ii) a Permitted Encumbrance (x) for which appropriate Reserves (as determined by the Administrative Agent in its Permitted Discretion) have been established or (y) which does not have priority over the Lien in favor of the Administrative Agent (for the benefit of the Lender Parties) and (iii) junior priority Permitted Liens that are subject to the Applicable Intercreditor Agreement;

(d) such Trademark Assets are validly registered with the U.S. Patent and Trademark Office;

(e) such Trademark Assets are not subject to any claim or assertion (whether in writing, by suit or otherwise) that any U.S. Loan Party’s ownership or any Loan Party’s or any Subsidiary’s use of such Trademark Assets violates the Trademark Assets of any other Person (to the extent of any diminution in value resulting therefrom as determined by the Administrative Agent in its Permitted Discretion);

(f) the Administrative Agent shall have received a completed appraisal satisfactory to the Administrative Agent in its Permitted Discretion with respect to such Trademark Assets; and

(g) the Administrative Agent shall not have otherwise determined that such Trademark Assets are unacceptable in its Permitted Discretion.

In the event that a Financial Officer of the Company has actual knowledge that any Trademark Asset that was previously Eligible Intellectual Property ceases to be Eligible Intellectual Property hereunder, the Borrower Representative shall immediately notify the Administrative Agent thereof and deliver an updated Borrowing Base Certificate to the Administrative Agent showing the Borrowing Base in effect after giving effect to the removal of any such Trademark Asset from Eligible Intellectual Property; provided, further, that the Administrative Agent may, in its Permitted Discretion, upon receipt of such notice as set forth above, adjust the applicable Borrowing Base to reflect such change in Eligible Intellectual Property. Upon the Collateral Designation Date, all previously Eligible Intellectual Property shall automatically cease to be Eligible Intellectual Property hereunder.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all applicable federal, state, provincial, territorial, municipal and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), orders-in-council, and binding agreements with any Governmental Authority in each case, relating to pollution or protection of the Environment, human health and safety (to the extent related to exposure to Hazardous Materials), or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” means any liability, claim, action, suit, agreement, judgment or order arising under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non-compliance with any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threat of Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, immediately after such conversion or exchange, any Indebtedness or other debt securities that are convertible or exchangeable into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001(a)(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived or a failure by any Loan Party or any ERISA Affiliate to make a required contribution to a Multiemployer Plan, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than PBGC premiums due but not delinquent under Section 4007 of ERISA), (f) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA, (g) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (h) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan, (i) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA, or in “endangered” or “critical” status, within the meaning of Section 305 of ERISA or Section 432 of the Code, (j) a failure by any Loan Party or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability, or (k) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which any Loan Party or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or could otherwise reasonably be expected to be liable.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“European Availability Period” means, (i) with respect to German Revolving Loans, the period from and including the date that a Successful Exchange Transaction is consummated to but excluding the earlier of the Maturity Date and the date of termination of the aggregate Commitments and (ii) with respect to Swiss Revolving Loans, the period from and including the date the Administrative Agent receives the Swiss Tax Ruling to but excluding the earlier of the Maturity Date and the date of termination of the aggregate Commitments.

“European Borrowers” means the Swiss Borrowers and the German Borrowers.

“European Borrowing Base” means, at any time of calculation, an amount equal to the sum of each German Borrowing Base and each Swiss Borrowing Base.

“European Collateral” means the Swiss Collateral, the Dutch Collateral, the German Collateral and the UK Collateral.

“European Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s German Credit Exposure plus (b) such Lender’s Swiss Credit Exposure.

“European Line Cap” means, as of any date of determination thereof by the Administrative Agent, an amount equal to the least of (i) the total Commitments then in effect, (ii) $40,000,000 and (iii) the European Borrowing Base.

“European Loan Parties” means the Swiss Loan Parties, the German Loan Parties, the Dutch Loan Parties and the UK Loan Parties.

“European Loans” means, individually and collectively as the context may require, the European Revolving Loans, the European Protective Advances and the European Overadvances.

“European Overadvance” has the meaning set forth in Section 2.05(c).

“European Overadvance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding European Overadvances at such time. The European Overadvance Exposure of any Lender at any time shall be its Applicable Percentage of the total European Overadvance Exposure at such time.

“European Protective Advance” has the meaning set forth in Section 2.04(a).

“European Protective Advance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding European Protective Advances at such time. The European Protective Advance Exposure of any Lender at any time shall be its Applicable Percentage of the total European Protective Advance Exposure at such time.

“European Revolving Exposure” means, with respect to any Revolving Lender at any time, the outstanding principal amount of European Revolving Loans of such Revolving Lender at such time.

“European Revolving Loan” means the German Revolving Loans and Swiss Revolving Loans.

“European Security Agreements” means, collectively, the Dutch Security Agreements, the German Security Agreements and the Swiss Security Agreements and the UK Security Agreements.

“European Union” means the region comprised of member states of the European Union pursuant to the Treaty on the European Union.

“Events of Default” or “Event of Default” has the meaning set forth in Article VII.

“Exchange” means either (a) the acquisition by Consenting Noteholders (as defined in the Exchange TSA) of the 2029 1L Notes and/or 2029 2L Notes in exchange for the 2026 Notes held by such Consenting Noteholders pursuant to the Exchange Transactions (as defined in the Exchange TSA) or (b) the exchange of the 2026 Notes for 2029 1L Notes and/or 2029 2L Notes as set forth in the Exchange TSA.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Effective Date” shall mean the date the Exchange Transactions are effective.

“Exchange Documents” each of the definitive documents and agreements related to or otherwise utilized to implement, effectuate, or govern the Exchange Transactions. Exchange Documents not executed or in a form attached to the Exchange TSA as of the Effective Date (a) shall be consistent in all material respects with the terms and conditions set forth in the Exchange TSA, and (b) shall otherwise be in a form and substance reasonably acceptable to the Administrative Agent (including any amendment, modification, supplement, or waiver of any terms thereof).

“Exchange Milestones” has the meaning assigned to such term in Section 5.31.

“Exchange Term Sheet” means the Restructuring Term Sheet as defined in (and attached as Exhibit A to) the Exchange TSA.

“Exchange Transactions” means, collectively, (a) the entry into the Exchange TSA and each of the other Exchange Documents, (b) the consummation of the Restructuring Transactions (as defined in the Exchange TSA), including the Exchange in accordance with terms and conditions of the Exchange TSA which shall result in the issuance of the 2029 1L Notes and the 2029 2L Notes, including not less than $32,500,000 in new money 2029 1L Notes, (c) the repayment of the Loans by the Net Cash Proceeds from the issuance of the 2029 IL Notes, (d) the entry into the Intercreditor Agreement and (e) the payment of fees and expenses in connection with the foregoing.

“Exchange Transaction Termination Event” means any of the following events: (a) the Loan Parties fail to consummate an Exchange Transaction (constituting a Successful Exchange Transaction) on or prior to the applicable Outside Date (as defined in, and determined in accordance with, the Exchange TSA), (b) the Exchange TSA is terminated for any reason whatsoever (other than upon consummation of a Successful Exchange Transaction), (c) the Loan Parties cease to pursue the Exchange Transaction in good faith or (d) Consenting Noteholders (as defined in the Exchange TSA) fail to hold at any time at least 58% of the aggregate outstanding principal amount of the 2026 Notes.

“Exchange TSA” means, collectively, that certain Transaction Support Agreement dated as of August 13, 2025, by and among the Company, certain of its affiliates, and certain holders or beneficial holders of the 2026 Notes (including, without limitation, all exhibits or schedules thereto and the Exchange Term Sheet), as in effect on the date hereof and without giving effect to any amendment, modification or waiver of any of the terms, conditions or covenants thereof that are not consented to by the Administrative Agent.

“Excluded Account” means all means all (i) Deposit Accounts, Securities Accounts, Futures Accounts and Commodity Accounts (a) maintained solely as payroll or other employee wage and benefit accounts (including withholding tax payments related thereto), (b) maintained solely as sales tax accounts, (c) maintained (A) solely as escrow accounts or fiduciary or trust accounts, in each case, for the benefit of third parties, other than the Company and its Subsidiaries and their respective Affiliates and accounts otherwise held exclusively for the benefit of third parties, other than the Company and its Subsidiaries and their respective Affiliates or (B) solely to hold restricted cash as supporting obligations for guarantees permitted pursuant to Section 6.01, (d) that contain solely deposits permitted by clauses (c) and (d) of the definition of “Permitted Encumbrances”, if the documents governing such deposits prohibit the granting of a lien on such deposits, (e) that are maintained solely as store accounts maintained for local deposits; provided that the entire balance (other than a nominal amount to cover fees and charges) of all such accounts is swept on the Friday of each week (or if Friday is not a Business Day, on the next succeeding Business Day) (other than during a Dominion Period, in which case the entire balance of all such accounts shall be swept on each Business Day) into one or more Deposit Accounts that are not Excluded Accounts and that are subject to a Control Agreement (it being understood that no Concentration Account or Collection Account will be an Excluded Account as a result of this clause (e)) and (f) the entire balance of which is swept on each Business Day into one or more Deposit Accounts that are not Excluded Accounts and that are subject to a Control Agreement (it being understood that no Concentration Account or Collection Account will be an Excluded Account as a result of this clause (f)), and (ii) other Deposit Accounts, Securities Accounts, Futures Accounts or Commodities Accounts, with an aggregate closing daily balance not in excess of $4,000,000 in the aggregate for all such Deposit Accounts, Securities Accounts, Futures Accounts or Commodities Accounts excluded pursuant to this clause (ii); provided that no Concentration Account, Collection Account, Deposit Account included in the Intercompany Cash Pooling Program nor the Borrowers’ Funding Account (regardless of the amount on deposit at any time in such account) shall be an Excluded Account.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Company on the Effective Date or on the date such Subsidiary becomes a Subsidiary, in each case for so long as such Subsidiary remains a non-wholly owned Subsidiary, (b) any Foreign Subsidiary of the Company (subject to the immediately following sentence), (c) [reserved], (d) any CFC Holdco, (e) any Subsidiary that is prohibited or restricted by applicable law from providing a Loan Guarantee of the applicable Guaranteed Obligations or if such Loan Guarantee would require governmental (including regulatory) consent, approval, license or authorization, unless such consent, approval, license or authorization has been received, (f) any Subsidiary that is a not-for-profit organization, (g) any Unrestricted Subsidiary, (h) any Subsidiary that is an Immaterial Subsidiary (unless, solely in the case of a Subsidiary organized in the same jurisdiction as an existing Loan Party, the Company otherwise elects), and (i) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Company), the cost or other consequences of becoming a Guarantor shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided, that, for the avoidance of doubt, all Excluded Subsidiaries as of the Effective Date are listed on Schedule 1.01. Notwithstanding the foregoing (x) no Canadian Loan Party or Canadian Subsidiary, German Loan Party or German Subsidiary, Swiss Loan Party or Swiss Subsidiary, Dutch Loan Party or UK Loan Party or UK Subsidiary shall be excluded from being required to comply with the Collateral and Guarantee Requirement pursuant to clauses (b), (c) or (d) above, (y) no Restricted Subsidiary of the Company that Guarantees the 2026 Notes Obligations or the 2029 Notes Secured Obligations or any Material Indebtedness of any Loan Party shall be deemed to be an Excluded Subsidiary and (z) no Subsidiary of the Company that owns or licenses (other than non-exclusive licenses from the Company or another Subsidiary granted in the ordinary course of business) any Material Intellectual Property shall be deemed to be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Loan Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Loan Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, branch profits Taxes and Canadian capital Taxes, in each case, imposed by a jurisdiction as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, such jurisdiction or as a result of any other present or former connection, or permanent establishment in respect of amounts received or receivable that are effectively attributable to such permanent establishment, between such Recipient and such jurisdiction (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document and/or sold or assigned an interest in any Loan Document), (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment (or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan) (in each case, other than pursuant to an assignment request under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case under clause (i) or (ii) to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment, as applicable, or to such Lender immediately before it changed its lending office, (c) any Taxes attributable to a Lender’s failure to comply with Sections 2.17(e), 9.04(b)(iii), 9.04(c) or resulting from an incorrect Lender status confirmation under Section 2.17(i) or having lost the status as Swiss Qualifying Bank or not being a Swiss Qualifying Bank on the Effective Date and (d) solely with respect to any withholding or deduction required in respect of a Loan or Commitment, any U.S. federal withholding Taxes imposed under FATCA, (e) any Canadian withholding tax imposed under Part XIII of the ITA by reason of (i) a Recipient not dealing at arm’s length (for the purposes of the ITA) with a Canadian Loan Party, (ii) a Recipient being a “specified non-resident shareholder” (as defined in subsection 18(5) of the ITA) of a Canadian Loan Party or not dealing at arm’s length (for the purposes of the ITA) with a “specified shareholder” (as defined in subsection 18(5) of the ITA) of a Canadian Loan Party, as applicable, or (iii) a Recipient being an entity in respect of which a Canadian Loan Party is a “specified entity” (as defined in subsection 18.4(1) of the ITA), except, in the case of (i), (ii) or (iii), as applicable, where the non-arm’s length relationship arises, where the Recipient is a specified non-resident shareholder of a Canadian Loan Party or does not deal at arm’s length with a specified shareholder of a Canadian Loan Party, or the Recipient is an entity in respect of which a Canadian Loan Party is a specified entity, on account of the Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document and/or sold or assigned an interest in any Loan Document and (f) in the case of a Lender (other than an assignee pursuant to a request by Borrower Representative under Section 2.19), any United Kingdom withholding tax other than (x) the portion of United Kingdom withholding tax with respect to which the applicable Lender is entitled to claim a reduction under an income tax treaty and (y) United Kingdom withholding taxes on payments made by any Guarantor under any guarantee of the Obligations imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment (or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan) (in each case, other than pursuant to an assignment request under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case under clause (i) or (ii) to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment, as applicable, or to such Lender immediately before it changed its lending office and (g) any Swiss Withholding Tax which arises as a result of revocation of the Swiss Tax Ruling by the Swiss Federal Tax Administration and (h) any German Tax which arises solely because the payment is made to a Recipient incorporated, having its place of effective management, or acting through a permanent establishment, as the case may be, located in a Non-Cooperative Jurisdiction. “Non-Cooperative Jurisdiction” means a “non-cooperative tax jurisdiction” (nicht kooperatives Steuerhoheitsgebiet) as set out in the German Act to prevent Tax Avoidance and Unfair Tax Competition (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb (Steueroasen-Abwehrgesetz)) and the respective legislative decree (Rechtsverordnung), referred to in section 3, paragraph 1 of that German Act, as amended from time to time.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of September 26, 2019, by and among the Company, as the Borrower Representative, Fossil Partners, as a Borrower, the other Loan Parties (as defined therein) party thereto, the Lenders (as defined therein) party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, restated supplemented or otherwise modified prior to the Effective Date.

“Extenuating Circumstance” means any period during which the Administrative Agent has determined in its sole discretion (i) that due to unforeseen and/or nonrecurring circumstances, it is impractical and/or not feasible to submit or receive a Borrowing Request by email or fax or through Electronic System, and (ii) to accept a Borrowing Request telephonically.

“Extraordinary Receipts” means (i) tax refunds, other than tax refunds with respect to overpayments of estimated taxes, and (ii) proceeds of judgments, proceeds of settlements, or other consideration of any kind received in connection with any cause of action or claim.

“FAS 842” has the meaning set forth in Section 1.06(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future Treasury regulations or other official administrative interpretations thereof, and any agreements entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FATCA Deduction” means a deduction or withholding from a payment made under a Loan Document, as required by FATCA.

“FATCA Exempt Party” means a party that is entitled to receive payments free from any FATCA Deduction.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means the Fee Letter dated as of the Effective Date, by and between the Company and the Administrative Agent.

“Financial Officer” means, with respect to any Person, the chief financial officer, chief accounting officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person and, in the case of a Foreign Loan Party also means each person performing similar duties as the foregoing Persons (including any director of such Loan Party acting in such capacity).

“Fiscal Month” means, with respect to the Company or any of its Subsidiaries, the approximately one-month period ending around the end of each month or such other applicable period, as determined from time to time by the Company in the ordinary course of its business, as the context may require, or, if any such Subsidiary was not in existence on the first day of any such period, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the last day of such period.

“Fiscal Quarter” means one of the four (4) periods falling in each Fiscal Year, each such period being thirteen (13) weeks in duration, with the first such period in any Fiscal Year beginning on the first day of such Fiscal Year and the last such period in any Fiscal Year ending on the last Saturday closest to December 31.

“Fiscal Year” means the fifty–two (52) or fifty-three (53) week period beginning on the date which is one day after the end of the similar preceding period and ending on the Saturday closest to December 31st.

“Fixed Charge Coverage Ratio” means the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Unfinanced Capital Expenditures for such period minus (iii) such portion of principal payments on Capital Lease Obligations or Synthetic Lease Obligations made by the Company and its consolidated Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment for such period to (b) Consolidated Fixed Charges for such period.

“Floor” means the benchmark rate floor provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate. For the avoidance of doubt, the initial Floor for the Adjusted Term SOFR Rate shall be 2.00%.

“Foreign Borrowers” means the Borrowers other than the U.S. Borrowers.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Loan Parties” means the Loan Parties other than the U.S. Loan Parties.

“Foreign Pension Plan” means any pension plan, pension undertaking, supplemental pension, retirement savings or other retirement income plan, obligation or arrangement of any kind (other than any state social security arrangement that is not subject to US law or any Canadian Pension Plan) and that is established, maintained or contributed to by the Company or any of its Affiliates or in respect of which the Company or any of its Affiliates has any liability, obligation or contingent liability.

“Foreign Pension Plan Event” means, with respect to any Foreign Pension Plan or any Canadian Pension Plan, (a) (i) except in respect of Canadian Defined Benefit Plan, the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, or (ii) in respect of a Canadian Defined Benefit Plan, the existence of any unfunded liability or any solvency deficiency, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or Canadian Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan or any Canadian Pension Plan, or alleging the insolvency of any such Foreign Pension Plan or Canadian Pension Plan, (d) the incurrence of any liability by any Loan Party or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or Canadian Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any Subsidiary, or the imposition on any Loan Party or any Subsidiary, of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.

“Foreign Subsidiary” means any Subsidiary of the Company, other than a Domestic Subsidiary.

“Fossil Canada” has the meaning set forth in the introductory paragraph of this Agreement.

“Fossil East” means Fossil (East) Limited, a Hong Kong corporation.

“Fossil Germany” means Fossil (Europe) GmbH, a limited liability company organized under the laws of Germany.

“Fossil Partners” has the meaning set forth in the introductory paragraph of this Agreement.

“Fossil Switzerland” means Fossil Group Europe GmbH, a limited liability company organized under the law of Switzerland.

“Funding Account(s)” means the deposit account(s) of the Borrowers to which the Administrative Agent is authorized by the Borrowers (or by the Borrower Representative on their behalf) to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

“Futures Account(s)” means all “futures accounts” as such term is defined in the PPSA.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.

“German Borrowers” means each German Subsidiary that becomes party to this Agreement as a German Borrower after the Effective Date pursuant to Section 5.03(b) or Section 5.25.

“German Borrowing Base” means, in relation to a German Borrower, at any time (without duplication), the Dollar Equivalent amount of the sum of:

(a) the lesser of (x) the product of (i) the Applicable Foreign Inventory Advance Rate multiplied by (ii) the Net Orderly Liquidation Value of Eligible Finished Goods Inventory of that German Borrower at such time and (y) the product of (i) the Applicable Foreign Inventory Advance Rate multiplied by (ii) the Cost of Eligible Finished Goods Inventory of that German Borrower; provided that In-Transit Inventory shall not comprise more than 20% of the total amount of this clause (a), plus

(b) the product of (i) the Applicable Foreign Accounts Advance Rate multiplied by (ii) the Eligible Accounts of that German Borrower at such time, minus

(c) without duplication, Reserves established by the Administrative Agent in its Permitted Discretion.

The Administrative Agent may, in its Permitted Discretion and with no less than two (2) Business Days’ prior written notice to the Borrower Representative (other than during a Dominion Period, in which case notice shall not be required), establish or adjust Reserves used in computing a German Borrowing Base; provided, that (i) no such notice shall be required to reduce any Reserve or to increase any Reserve resulting solely by virtue of mathematical calculations of the amount thereof in accordance with methodology previously established by the Administrative Agent in its Permitted Discretion and (ii) regardless of whether such notice is required, such new or increased Reserve shall be deemed to be in effect immediately for purposes of determining the Revolving Exposure Limitations with respect to any requested Borrowing or other credit extension. Subject to the immediately preceding sentence and the other provisions hereof expressly permitting the Administrative Agent to adjust any German Borrowing Base, a German Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to this Agreement.

Any changes after the Effective Date in how the applicable Loan Parties value their Inventory in accordance with their historical practices prior to the Effective Date shall be subject to the reasonable approval of the Administrative Agent.

“German Collateral” means any and all property of any German Loan Party covered or intended to be covered by the Collateral Documents and any and all other property of any German Loan Party, now existing or hereafter acquired, that may at any time be or become, or is intended to be or become, subject to a security interest or Lien in favor of the Administrative Agent to secure the Secured Obligations.

“German Credit Exposure” means, as to any Revolving Lender at any time, the Dollar Equivalent of the sum of (a) such Revolving Lender’s German Revolving Exposure plus (b) such Lender’s Applicable Percentage of the aggregate amount of German Overadvances and German Protective Advances outstanding.

“German Guarantee” means Article XIII of this Agreement.

“German Guaranteed Obligations” has the meaning set forth in Section 13.01.

“German Guarantor” means each German Borrower (solely with respect to its Obligations arising pursuant to Section 13.01 hereof) and each German Subsidiary that becomes a party hereto as a German Guarantor pursuant to Section 5.03 or Section 5.25, in each case, until such Subsidiary’s German Guarantee is released in accordance herewith.

“German Insolvency Event” means: (a) a German Relevant Entity is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, including a stoppage of payment situation (Zahlungsunfähigkeit), a status of over-indebtedness (Überschuldung) in the meaning of Section 19 of the German Insolvency Code or actual insolvency proceedings; (b) a moratorium is declared in respect of any Indebtedness of a German Relevant Entity, or (c) (i) such German Relevant Entity is otherwise in a situation to file for insolvency because of any of the reasons set out in Sections 17 to 19 of the German Insolvency Code and (ii) a petition for insolvency proceedings in respect of its assets (Antrag auf Eröffnung eines Insolvenzverfahrens) has been filed based on section 17 to section 19 of the German Insolvency Code (Insolvenzordnung), or actions are taken pursuant to section 21 German Insolvency Code (Insolvenzordnung) by a competent court.

“German Loan Parties” means, individually and collectively as the context may require, the German Borrowers and each German Guarantor.

“German Obligated Party” has the meaning set forth in Section 13.02.

“German Overadvance” has the meaning set forth in Section 2.05(c).

“German Protective Advance” has the meaning set forth in Section 2.04(a).

“German Relevant Entity” means any German Loan Party or any Loan Party capable of becoming subject of insolvency proceedings under the German Insolvency Code (Insolvenzordnung).

“German Revolving Exposure” means, with respect to any Revolving Lender at any time, the outstanding principal amount of German Revolving Loans of such Revolving Lender at such time.

“German Revolving Loan” means a Revolving Loan made by the Revolving Lenders to the German Borrowers.

“German Security Agreements” means, collectively, any German law pledge or security agreement entered into after the Effective Date by any Loan Party (as required by this Agreement or any other Loan Document), as the same may be amended, restated or otherwise modified from time to time.

“German Subsidiary” means any subsidiary of the Company that has been formed or is organized under the laws of Germany.

“Germany” means the Federal Republic of Germany.

“Governmental Authority” means the government of the United States of America, Canada, Germany, Switzerland, the United Kingdom, the Netherlands, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union, the Council of Ministers of the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of the Company)).

“Guaranteed Loan Party” has the meaning set forth in Section 12.09(a).

“Guaranteed Obligations” means, collectively, the U.S. Guaranteed Obligations, the Canadian Guaranteed Obligations, the German Guaranteed Obligations, the Swiss Guaranteed Obligations and the UK Guaranteed Obligations.

“Guarantors” means the U.S. Guarantors, the Canadian Guarantors, the Dutch Guarantor, the German Guarantors, the Swiss Guarantors and the UK Guarantors.

“Hazardous Materials” means any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law, including, without limitation, any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, per- or polyfluoroalkyl substances, chlorofluorocarbons and all other ozone-depleting substances or toxic mold.

“Hong Kong” means the Hong Kong Special Economic Region of the People’s Republic of China.

“Hong Kong Dollars” or “HK$” means the lawful currency of Hong Kong.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary (other than a Loan Party) that, at the last day of the most recently ended Fiscal Month of the Company for which financial statements have theretofore been most recently delivered pursuant to Section 5.01(b)(ii), either individually or together with its Subsidiaries, accounted for less than (x) 5.0% of Total Assets at such date and (y) less than 5.0% of the consolidated revenues of the Company and its Restricted Subsidiaries for the most recent twelve Fiscal Month period ending on or prior to such date; provided that, notwithstanding the above, “Immaterial Subsidiary” shall exclude any of the Company’s Restricted Subsidiaries designated in writing to the Administrative Agent, by a responsible officer of the Company (which the Company shall be required to designate (and hereby undertakes to designate) to the extent necessary to ensure that Immaterial Subsidiaries and their respective Subsidiaries, in the aggregate, accounted for, at the last day of any Fiscal Month of the Company for which financial statements have theretofore been most recently delivered pursuant to Section 5.01(b)(ii), less than 5.0% of Total Assets at such date and less than 5.0% of consolidated revenues of the Company and its Restricted Subsidiaries for the twelve Fiscal Month period ending on such date.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Company or any Restricted Subsidiary and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property, if such Indebtedness has not been assumed by such Person), and (i) all Guarantees by such Person of Indebtedness of others. Notwithstanding the foregoing, Indebtedness shall not include trade payables (including any obligation owed by a Person arising out of arrangements whereby a third party makes payments for the account of such Person directly or indirectly to a trade creditor of such Person in respect of trade payables of such Person) and related accrued expenses, and related obligations owed to such third party purchaser, incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor by contract, as a matter of law or otherwise as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), all Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning set forth in Section 9.12.

“Information Materials” means all written materials relating to the Loan Parties and the Transactions provided to the Lenders in connection with the syndication of the Commitments.

“Insolvency Laws” means each of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the United Kingdom’s Insolvency Act 1986, the EU Regulation 2015/848 on insolvency proceedings (recast), the United Kingdom’s Companies Act 2006, the German Insolvency Code, the Swiss Federal Debt Enforcement and Bankruptcy Act (Bundesgesetz über Schuldbetreibung und Konkurs (SchKG)) and the Dutch Bankruptcy Act (Faillissementswet), in each case as amended, and any other applicable state, provincial, territorial, foreign or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any corporate law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Intellectual Property” has the meaning set forth in the U.S. Security Agreement.

“Intercompany Cash Pooling Program” means the physical cash pooling in-house banking program described to the Administrative Agent prior to the Effective Date, pursuant to which Fossil Europe BV serves as the cash pool master (or in-house bank) for the Company and its applicable Subsidiaries.

“Intercompany Sourcing Arrangements” has the meaning set forth in Section 5.33.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement dated as of the Effective Date, by and among the Borrowers and the other Restricted Subsidiaries party thereto, in the form attached as Exhibit M, as the same may be amended in accordance with the terms hereof and thereof.

“Intercreditor Agreement” means any intercreditor agreement by and among the Administrative Agent and each Applicable Senior Notes Trustee, and acknowledged by the Loan Parties, substantially the form of Exhibit E (with (A) any immaterial changes (as determined in the Administrative Agent’s sole discretion) thereto as the Company and the Administrative Agent may agree in their respective reasonable discretion and/or (B) any material changes thereto as the Company and the Administrative Agent may agree in their respective reasonable discretion, which material changes are provided for review by the Lenders and shall be deemed acceptable if the Required Lenders have not objected in writing thereto within three (3) Business Days following the date on which such changes are provided for review), as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance therewith and this Agreement.

“Interest Payment Date” means (a) with respect to any Loan (other than a Protective Advance or an Overadvance), the first day of each calendar month and the Maturity Date, and (b) with respect to any Protective Advance or Overadvance, the day that such Loan is required to be repaid and the Maturity Date.

“In-Transit Inventory” has the meaning set forth in the definition of “Eligible Finished Goods Inventory”.

“Inventory” has the meaning set forth in each Security Agreement.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the chief financial officer of the Company)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of such Equity Interests at the time of the issuance thereof.

“IP Advance” means, at any time of determination, the lesser of (a) the aggregate principal amount of U.S. Revolving Loans outstanding at such time and (b) the amount of clause (d) of the U.S. Borrowing Base at such time.

“IP Advance Rate” means, initially, 70%; provided that, on the first calendar day of each month (commencing on December 1, 2025), the IP Advance Rate then in effect shall be permanently reduced by 117 basis points (e.g., from 70.00% to 68.83% on December 1, 2025, from 68.83% to 67.66% on January 1, 2026, and so forth).

“IP Cap” means, initially, $30,000,000; provided that, on the first calendar day of each month (commencing on December 1, 2025), the IP Cap then in effect shall be permanently reduced by $500,000 (e.g., from $30,000,000 to $29,500,000 on December 1, 2025, from $29,500,000 to $29,000,000 on January 1, 2026, and so forth); provided further that, with respect to (a) any Disposition of Intellectual Property (other than the Disposition of the Intellectual Property related to the Michele brand), the IP Cap then in effect shall be further permanently reduced by an amount equal to the greater of (x) the Net Orderly Liquidation Value of such Intellectual Property and (y) 50% of the amount of Net Cash Proceeds of such Disposition, and (b) the Disposition of the Intellectual Property related to the Michele brand, the IP Cap then in effect shall be further permanently reduced by an amount equal to (i) if such Disposition occurs within six (6) months after the Effective Date, the greater of (x) the Net Orderly Liquidation Value of such Intellectual Property and (y) 35% of the amount of Net Cash Proceeds of such Disposition, or (ii) if such Disposition occurs after the date that is six (6) months after the Effective Date, the greater of (x) the Net Orderly Liquidation Value of such Intellectual Property and (y) 50% of the amount of Net Cash Proceeds of such Disposition.

“IP Security Agreements” has the meaning set forth in each of the U.S. Security Agreement and the Canadian Security Agreement.

“IRS” means the United States Internal Revenue Service.

“Issuing Banks” means, individually and collectively as the context may require, any bank or financial institution selected by the Administrative Agent in the Administrative Agent’s sole discretion, each in its capacity as an issuer of Letters of Credit hereunder, and its successors and assigns in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its sole discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“ITA” means the Income Tax Act (Canada), as amended.

“ITA (UK)” means the Income Tax Act 2007, as amended.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit H.

“LC Collateral Account” has the meaning set forth in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. The date of an LC Disbursement shall be the date of payment by the applicable Issuing Bank under a Letter of Credit or a time draft presented thereunder, as the case may be.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Parties” means (a) the Administrative Agent, (b) the Lenders, (c) the Issuing Banks, (d) Qualified Counterparties to whom any Banking Services Obligations constituting Secured Obligations hereunder are owing, (e) [reserved], (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the permitted successors and assigns of the foregoing.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption (or an Affiliate or branch of any such Person that is acting on behalf of such Person, in which case the term “Lenders” shall include any such Affiliate or branch with respect to the Loans made by such Affiliate or branch), other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit or similar instrument (including a bank guarantee) acceptable to the Administrative Agent and the applicable Issuing Bank issued pursuant to this Agreement for the account of a U.S. Borrower or one of its Restricted Subsidiaries; provided that no Letter of Credit issued pursuant to this Agreement shall be a Commercial Letter of Credit.

“Letter of Credit Agreement” has the meaning assigned to it in Section 2.06(b).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, assignment by way of security, security interest or other encumbrance in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Line Cap” means, as of any date of determination thereof by the Administrative Agent, an amount equal to the lesser of (i) the total Commitments then in effect and (ii) the Aggregate Borrowing Base.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan Documents” means this Agreement, the Collateral Documents, the Agent Fee Letter, the Fee Letter, each Compliance Certificate, the Intercreditor Agreement, any other Applicable Intercreditor Agreement, the Intercompany Subordination Agreement, the Sourcing Rights Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit Agreement and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications and any agreements between the Borrower Representative and the Issuing Bank regarding the respective rights and obligations between a Borrower and the Issuing Bank in connection with the issuance by the Issuing Bank of Letters of Credit. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantee” means the U.S. Guarantee, the Canadian Guarantee, the German Guarantee, the Swiss Guarantee, the Dutch Guarantee and the UK Guarantee.

“Loan Parties” means, individually and collectively as the context may require, the U.S. Loan Parties, the Canadian Loan Parties, the Dutch Loan Parties, the German Loan Parties, the Swiss Loan Parties and the UK Loan Parties.

“Loans” means the loans and advances made by the Lenders or the Administrative Agent pursuant to this Agreement, including Overadvances and Protective Advances.

“Management Notification” has the meaning set forth in Section 9.24(c).

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the results of operations, assets, business or financial condition of the Company and the Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their monetary obligations under the Loan Documents to which it is a party, or (c) the rights of or benefits available to the Administrative Agent, the Issuing Banks or the Lenders under the Loan Documents.

“Material Contract” means (a) any agreement to which any Loan Party or any Subsidiary thereof is a party that is of the type referred to as a “material definitive agreement” in Form 8-K or required to be attached as an exhibit to a filing in accordance with Item 601 of Regulation S-K as promulgated by the SEC and (b) any cash pooling agreements to which any Loan Party or any Subsidiary thereof is a party or by which any Loan Party or any Subsidiary thereof is bound.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and the Loan Guarantee), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and the Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Intellectual Property” means Intellectual Property that is (i) material to the conduct of business of the Company or any of its Subsidiaries or (ii) necessary or material to permit the Administrative Agent to enforce its rights and remedies under the Loan Documents with respect to the Collateral, or the disposition of which would otherwise adversely affect the Net Orderly Liquidation Value Percentage of any Collateral.

“Material Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee by any Loan Party having a fair market value at the time in excess of $2,500,000.

“Material Subsidiary” means each Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means August 13, 2030 (the “Scheduled Maturity Date”); provided that, if on the date that is the 91st day prior to the scheduled maturity date of (i) any Material Indebtedness, any such Material Indebtedness is outstanding on such date, then the Maturity Date shall be such date, or (ii) any other Indebtedness for borrowed money (other than the Loans, Letters of Credit and the Loan Guarantee) of any one or more of the Company and the Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000, any such Indebtedness is outstanding on such date, then the Administrative Agent may establish a Debt Maturity Reserve with respect to such Indebtedness.

“Maximum Canadian Liability” has the meaning set forth in Section 11.08.

“Maximum German Liability” has the meaning set forth in Section 13.08.

“Maximum Rate” has the meaning set forth in Section 9.16.

“Maximum Swiss Liability” has the meaning set forth in Section 15.08.

“Maximum UK Liability” has the meaning set forth in Section 16.08.

“Maximum U.S. Liability” has the meaning set forth in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgages” means the mortgages, land charges, debentures, deeds of hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents in legally sufficient form to secure Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, land charges, debentures, deeds of hypothecs, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions or has any ongoing obligation with respect to withdrawal liability (within the meaning of Title IV of ERISA).

“Net Cash Pooling Investment” has the meaning set forth in Section 6.04(r).

“Net Cash Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Restricted Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Loan Party or its Restricted Subsidiaries in connection therewith after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Restricted Subsidiary to any unaffiliated third party in connection with such Disposition, (ii) Taxes paid or payable to any taxing authorities by such Loan Party or such Restricted Subsidiary or any of their Affiliates in connection with such Disposition, and (iii) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets Disposed of at the time of, or within thirty (30) days after, the date of such Disposition, to the extent that in each case the funds described above in this clause (iii) are (x) deposited into escrow with a third party escrow agent or set aside in a separate Deposit Account that is subject to a Control Agreement in favor of the Administrative Agent (except as otherwise agreed by the Administrative Agent in its sole discretion) and (y) paid to the Administrative Agent as a prepayment of the applicable Obligations in accordance with Section 2.11(c) at such time when such amounts are no longer required to be set aside as such a reserve; and (b) with respect to the issuance or incurrence of any Indebtedness by any Loan Party or any of its Restricted Subsidiaries, or the issuance by the Company of any Equity Interests, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Loan Party or such Restricted Subsidiary or the Company in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Restricted Subsidiary or the Company to any unaffiliated third party in connection with such issuance or incurrence and (ii) Taxes paid or payable to any taxing authorities by such Loan Party or such Restricted Subsidiary or any of their Affiliates in connection with such issuance or incurrence.

“Net Orderly Liquidation Value” shall mean, with respect to Inventory or Trademark Assets of any Person, the amount equal to the blended recovery (by category) on the aggregate amount of the Eligible Finished Goods Inventory or Eligible Intellectual Property, as applicable, at such time on a “net orderly liquidation value” basis (as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion by an appraiser reasonably acceptable to the Administrative Agent) as set forth in the most recent Inventory appraisal or Intellectual Property appraisal, as applicable, received by the Administrative Agent in accordance with Section 5.12, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets.

“Non-Consenting Lender” has the meaning set forth in Section 9.02(e).

“Non-Paying Canadian Loan Party” has the meaning set forth in Section 11.09.

“Non-Paying German Loan Party” has the meaning set forth in Section 13.09.

“Non-Paying Swiss Loan Party” has the meaning set forth in Section 15.09.

“Non-Paying UK Loan Party” has the meaning set forth in Section 16.09.

“Non-Paying U.S. Loan Party” has the meaning set forth in Section 10.10.

“Notes Priority Collateral” has the meaning set forth in the Intercreditor Agreement, it being agreed that after the Collateral Designation Date, so long as the Notes Obligations (as defined in the Intercreditor Agreement) remain outstanding and the Intercreditor Agreement is in effect, the Specified Collateral shall be deemed to constitute Notes Priority Collateral instead of ABL Priority Collateral.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans to the Borrowers, all LC Exposure in respect of Letters of Credit issued for the account of a Borrower or any Restricted Subsidiary, all accrued and unpaid fees and all expenses, reimbursements (including pursuant to Section 2.06(e)), indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents (including interest, costs, fees, expenses and other amounts accruing during the pendency of any case or proceeding under any Insolvency Laws, regardless of whether allowed or allowable in such case or proceeding).

“Original Currency” has the meaning set forth in Section 9.22.

“Original Indebtedness” has the meaning set forth in the definition of “Refinancing Indebtedness”.

“Other Secured Debt” means Indebtedness that is secured by a Lien permitted by Section 6.02(i)(i) or Section 6.02(k); provided that such Liens comply with the requirements set forth in the provisos to such Sections.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding any such Taxes imposed with respect to an assignment by a Lender (other than an assignment made pursuant to Section 2.19) if such Tax is imposed as a result of a present or former connection between the assignor or assignee and the jurisdiction imposing such Tax (other than connections arising from such assignor or assignee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, and/or sold or assigned an interest in any Loan Document).

“Overadvance” means a U.S. Overadvance, a Canadian Overadvance or a European Overadvance.

“Overadvance Exposure” means, at any time, the sum of the Canadian Overadvance Exposure, the European Overadvance Exposure and the U.S. Overadvance Exposure.

“Parallel Debt” has the meaning assigned to such term in Section 8.11.

“Parent” has the meaning assigned to it in the definition of “Subsidiary”.

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (Signed into law October 26, 2001)).

“Paying Canadian Loan Party” has the meaning set forth in Section 11.09.

“Paying German Loan Party” has the meaning set forth in Section 13.09.

“Paying Swiss Loan Party” has the meaning set forth in Section 15.09.

“Paying UK Loan Party” has the meaning set forth in Section 16.09.

“Paying U.S. Loan Party” has the meaning set forth in Section 10.10.

“Payment” has the meaning set forth in Section 8.05(d)(i).

“Payment Conditions” means, at the time of determination with respect to a specified transaction or payment, that:

(a) no Default or Event of Default then exists or would arise as a result of the entering into of such transaction or the making of such payment;

(b) a Successful Exchange Transaction shall have occurred and, except when determining Payment Conditions with respect to a Collateral Designation, 180 days shall have elapsed since the date of such Successful Exchange Transaction; and

(c) on a Pro Forma Basis after giving effect to such transaction or payment and any incurrence or repayment of Indebtedness in connection therewith, (i)(A) when determining Payment Conditions with respect to any payment in respect of the 2026 Notes, Availability on a Pro Forma Basis on such date, on each day during the immediately preceding thirty (30) day period, and as projected by the Borrower Representative in good faith for the subsequent six months is equal to or greater than the greater of (x) $25,000,000 and (y) 25% of the Line Cap, or (B) when determining Payment Conditions with respect to any other transaction or payment, Availability on a Pro Forma Basis on such date, on each day during the immediately preceding thirty (30) day period, and as projected by the Borrower Representative in good faith for the subsequent twelve months is equal to or greater than the greater of (x) $37,500,000 and (y) 35% of the Line Cap, (ii) the Fixed Charge Coverage Ratio for the most recently ended twelve Fiscal Month period for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(b)(ii) is at least (A) when determining Payment Conditions with respect to any payment in respect of the 2026 Notes, 0.95 to 1.00, or (B) when determining Payment Conditions with respect to any other transaction or payment, 1.50 to 1.00, and (iii) the sum of (A) all Permitted Acquisitions made under Section 6.04(h), (B) the outstanding amount of all Investments in Unrestricted Subsidiaries pursuant to Section 5.17, (C) the outstanding amount of all Investments made under Section 6.04(f), (D) the amount of all Restricted Payments made under Section 6.08(a)(vii), and (E) the amount of all payments of or in respect of Indebtedness under Section 6.08(b)(vii), shall not exceed $30,000,000;

provided that, in each case, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying the satisfaction of the foregoing conditions and setting forth a reasonably detailed calculation of such Availability and the Fixed Charge Coverage Ratio.

“Payment Intangibles” has the meaning set forth in the U.S. Security Agreement.

“Payment Notice” has the meaning set forth in Section 8.05(d)(ii).

“Payment Recipient” has the meaning set forth in Section 8.05(d)(i).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” means a certificate in the form of Exhibit K or any other form approved by the Administrative Agent.

“Permitted Acquisition” means the purchase or other acquisition by the Company or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person will be, upon the consummation of such acquisition, a Restricted Subsidiary, in each case including as a result of a merger, amalgamation or consolidation between any Subsidiary and such Person, or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by the Company or a Restricted Subsidiary; provided that (i) no Event of Default exists at the date ~~the agreement relating to such Permitted Acquisition is entered into~~such transaction is consummated, (ii) the Payment Conditions are satisfied ~~and~~, (iii) the Company shall promptly deliver information relating to such Permitted Acquisition as the Administrative Agent may reasonably request and (iv) any such acquisition or Investment shall be subject to the Shared Non-Guarantor Investments Cap.

“Permitted Debt” means Indebtedness of the U.S. Loan Parties (including any Guarantee thereof by a U.S. Loan Party) so long as (i) no portion of the principal of such Indebtedness has a scheduled maturity prior to the date that is 91 days after the Maturity Date at the time of issuance (determined as of the date of incurrence thereof or, in the case of any such Indebtedness outstanding on the Effective Date, the Effective Date), (ii) no Subsidiary of the Company that is not a U.S. Loan Party is an obligor in respect of such Indebtedness, ~~and~~ (iii) that to the extent secured, the Liens securing such Indebtedness must be secured on U.S. Collateral only and shall rank junior to the Liens securing the Secured Obligations in accordance with (and such Liens shall be subject to) an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, (iv) such Indebtedness is issued for cash and (v) such Indebtedness is expressly subordinated in right of payment to the Obligations.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet delinquent or (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Company or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII;

(f) easements, zoning restrictions, rights-of-way, site plan agreements, development agreements, operating agreements, cross-easement agreements, reciprocal easement agreements and similar encumbrances and exceptions to title on real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary or the ordinary operation of such real property;

(g) customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC or PPSA in respect of payment items in the course of collection;

(h) Liens arising from precautionary UCC or PPSA financing statement filings (or similar filings under applicable law) regarding operating leases or consignments;

(i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;

(j) Liens arising in the ordinary course of business in favor of custom and forwarding agents and similar Persons in respect of imported goods and merchandise in the custody of such Persons;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(l) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown in right of Canada or any province thereof of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(m) Liens or rights of setoff against credit balances of the Company or any Subsidiary with credit card issuers, credit card processors or merchant service providers for mobile or digitized payment methods to secure obligations of the Company or such Subsidiary, as the case may be, to any such credit card issuer, credit card processor, or merchant service provider incurred in the ordinary course of business as a result of fees, charges, expenses and chargebacks;

(n) (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(o) any interest or title of an owner of equipment or inventory on loan or consignment, or in connection with any conditional sale, title retention or similar arrangement for the sale of goods to any Borrower or any other Loan Party, in each case in the ordinary course of business of the Company and its Subsidiaries, and Liens arising from precautionary UCC financing statement filings related thereto;

(p) Liens arising from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Lien covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and, if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness;

(q) real property title defects or irregularities which are of a minor nature and which do not materially detract from the value of the real property or impair the use thereof in the ordinary conduct of business;

(r) other Liens that are contractual rights of setoff; and

(s) bankers’ liens upon deposits of funds in favor of banks or other depository institutions (including any right of pledge or right of set-off arising under the general banking conditions of any bank in relation to Deposit Accounts maintained in the Netherlands), solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clause (c) above securing letters of credit, bank guarantees or similar instruments.

“Permitted Liens” has the meaning set forth in Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, as amended from time to time.

“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code (Quebec)) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Primary Concentration Accounts” means a Deposit Account maintained in each of the United States and Canada subject to a Control Agreement.

“Primary Obligor” has the meaning set forth in the definition of “Guarantee”.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Prior Claims” means (a) all liabilities and obligations of any Canadian Loan Party secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Liens granted to the Administrative Agent to secure the Secured Obligations, including in the Permitted Discretion of the Administrative Agent, claims for utilities, taxes (including sales taxes, value added taxes, amounts deducted or withheld or not paid and remitted when due under the ITA, excise taxes, goods and services taxes (“GST”) and harmonized sales taxes (“HST”) payable pursuant to Part IX of the Excise Tax Act (Canada) or similar taxes under provincial or territorial law), the claims of a labourer or worker (whether full-time or part-time) who is owed wages (including any amounts protected by the Wage Earner Protection Program Act (Canada) or secured by Section 81.3 or 81.4 of the BIA), amounts due and not paid for inventory subject to rights of suppliers under Section 81.1 of the BIA or other applicable law (generally known as the “30-day goods rule”), vacation pay, severance pay, employee source deductions, workers’ compensation obligations or pension fund obligations (including claims in respect of, and all amounts currently or past due and not contributed, remitted or paid to, or pursuant to, the Canada Pension Plan, any Canadian Pension Plan or any Canadian Pension Laws and any amounts representing any unfunded liability, solvency deficiency or wind-up deficiency whether or not due with respect to any Canadian Pension Plan, including “normal cost”, “special payments” and any other payments in respect of any funding deficiency or shortfall); and (b) with respect to any German Borrower, any reserve for amounts secured by any liens or other security interests whatsoever, choate or inchoate, which rank or are capable of ranking in priority to the liens granted to the Administrative Agent to secure or for other claims and/or deductions for the Secured Obligations, including without limitation, in the reasonable credit judgment of the Administrative Agent, any such amounts due and not paid for wages, or vacation pay, severance pay, employee deductions, income tax, insolvency costs, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or movable property), sales tax and pension obligations.

“Priority Payables Reserve” means reserves for Prior Claims or other amounts which rank or are capable of ranking in priority to the Liens granted to the Administrative Agent to secure the Secured Obligations, including without limitation, in the Permitted Discretion of the Administrative Agent, any such amounts due and not paid for wages, vacation pay, severance pay, employee deductions, income tax, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, amounts currently or past due and not paid for Taxes and pension obligations.

“Pro Forma Basis” means, with respect to any computation hereunder required to be made on a pro forma basis giving effect to any proposed Investment or other acquisition (including any Permitted Acquisition), any Disposition, any Restricted Payment or any payment of or in respect of any Indebtedness (collectively, “Pro Forma Events”), computation thereof after giving pro forma effect to adjustments in connection with such Pro Forma Event that are in accordance with Regulation S-X under the Securities Act (other than cost savings and synergies that are only permitted under Regulation S-X as “Management’s Adjustments” by virtue of the amendments adopted on May 21, 2020 by the SEC), using, for purposes of making such computation, the consolidated financial statements of the Company and the Restricted Subsidiaries (and, to the extent applicable, the historical financial statements of any entities or assets so acquired or to be acquired, or so Disposed or to be Disposed), which shall be reformulated as if such Pro Forma Event (and, in the case of any pro forma computations made hereunder to determine whether such Pro Forma Event is permitted to be consummated hereunder, to any other Pro Forma Event consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and any Indebtedness or other liabilities incurred in connection with any such Pro Forma Event, had been consummated and incurred at the beginning of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).

“Pro Forma Events” has the meaning set forth in the definition of “Pro Forma Basis”.

“Protective Advance” means a U.S. Protective Advance, a Canadian Protective Advance or a European Protective Advance.

“Protective Advance Exposure” means, at any time, the sum of the Canadian Protective Advance Exposure, the U.S. Protective Advance Exposure or the European Protective Advance Exposure.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Counterparties” means JPMorgan Chase Bank, N.A. or any other Person acceptable to the Administrative Agent in its sole discretion.

“Quebec Security Documents” means each deed of hypothec executed among any Canadian Loan Party and the Administrative Agent from time to time under the laws of the Province of Quebec.

“Recipient” means the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.

“Reduced Availability Period” means any period (a) commencing at any time when Availability shall be less than the greater of (i) 12.5% of the Line Cap and (ii) $15,000,000 for three consecutive Business Days and (b) ending when Availability shall have been greater than the greater of (i) 12.5% of the Line Cap then in effect and (ii) $15,000,000 for a period of 30 consecutive days.

“Refinancing” means the repayment in full of all principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement, the termination of the commitments thereunder, the cancellation or cash collateralization of the letters of credit outstanding thereunder and the discharge and release of the guarantees and liens existing in connection therewith.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or if issued with original issue discount, the issue price) of such Refinancing Indebtedness shall not exceed the principal amount (or if issued with original issue discount, the accreted value) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness and shall constitute an obligation of such Subsidiary only to the extent of their obligations in respect of such Original Indebtedness; ~~and~~ (d) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof)~~.~~ and any such Lien securing such Refinancing Indebtedness shall have a Lien priority equal to or junior to the Liens securing the Original Indebtedness; (e) such Refinancing Indebtedness shall not have an Average Life (at the time such Refinancing Indebtedness is incurred) that is equal to or greater than the Average Life of the Original Indebtedness; (f) if the Original Indebtedness is Subordinated Indebtedness, or otherwise subordinated in right of payment to the Obligations, such Refinancing Indebtedness shall also constitute Subordinated Indebtedness, or shall be otherwise subordinated in right of payment to the Obligations on terms at least as favorable to the Secured Parties as those contained in the documentation governing the Original Indebtedness; and (g) such Refinancing Indebtedness shall not have a greater ranking or payment priority than the Original Indebtedness.

“Reformed Basel III” means the agreements contained in “Basel III: Finalising post-crisis reforms” published by the Basel Committee on Banking Supervision in December 2017, as amended, supplemented or restated.

“Register” has the meaning set forth in Section 9.04(b)(v).

“Regulation” has the meaning set forth in Section 3.23(a).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

“Relevant Governmental Body” means with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate.

“Rent Reserve” means, with respect to any leased store, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located, a reserve equal to (a) in respect of any store, warehouse distribution center, regional distribution center or depot not located in Germany, three months’ rent at such store, warehouse distribution center, regional distribution center or depot, and (b) in the case of any store, warehouse distribution center, regional distribution center or depot located in Germany, rent for periods subsequent to the current and the following year of the lease less any existing security for such rent at such store, warehouse distribution center, regional distribution center or depot.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Loan Parties’ assets from information furnished by or on behalf of the Loan Parties, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposure and unused Commitments at such time; provided that, if there are two or more Lenders (other than Defaulting Lenders) which are not Affiliates of, or Approved Funds with respect to, each other, then at least two (2) such Lenders (other than Defaulting Lenders) which are not Affiliates of, or Approved Funds with respect to, each other shall be required to constitute Required Lenders.

“Requirement of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, rules and regulations, binding guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the binding determinations of, any Governmental Authority, in each case that are applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, without duplication of any other Reserves or items that are otherwise addressed through eligibility criteria, any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Rent Reserves, Banking Services Reserves, reserves for Swap Obligations, reserves for loyalty programs, reserves for gift card liabilities, reserves for consignee’s, warehousemen’s, mortgagee’s and bailee’s charges, Dilution Reserves, Debt Maturity Reserves, reserves for layaway deposits, reserves for Inventory shrinkage, reserves for customs charges and shipping charges and other foreign landing costs related to any Inventory in transit, reserves for fees payable to an insolvency administrator pursuant to section 171 of the German Insolvency Code (or relevant successor provisions), reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, unindemnified or underindemnified liabilities or potential liabilities with respect to any litigation, reserves for taxes, fees, assessments, and other governmental charges and Priority Payables Reserves, and reserves for extended or extendible retention of title over Accounts) with respect to the Collateral or any Loan Party.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, its chief financial officer, chief executive officer, president, executive vice president, chief accounting officer or any vice president, managing director (which shall include any Geschäftsführer), director, company secretary, treasurer, assistant treasurer, controller or other officer of such Person having substantially the same authority and responsibility and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent; provided that, with respect to compliance with financial covenants, “Responsible Officer” shall mean a Financial Officer.

“Restricted Obligations” has the meaning set forth in Section 15.11(a)(i).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Restricted Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any Equity Interests in the Company or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Retained Regulation” means the Regulation as it applies under English law, taking into account: (i) its having become part of English domestic law on and after 11:00 p.m. (UK time) on 31 December 2020 (“IP completion day”) pursuant to the European Union (Withdrawal) Act 2018 (“EUWA”); and (ii) any modifications to it that have taken effect on or after IP completion day pursuant to the EUWA or otherwise under English law (but not, for the avoidance of doubt, any modifications to it that have taken effect on or after IP completion day under European Union law).

“Revolving Borrowing” means a Borrowing of Revolving Loans.

“Revolving Exposure” means the U.S. Revolving Exposure, the Canadian Revolving Exposure and the European Revolving Exposure.

“Revolving Exposure Limitations” has the meaning set forth in Section 2.01.

“Revolving Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption (or an Affiliate or branch of any such Person that is acting on behalf of such Person, in which case the term “Revolving Lenders” shall include any such Affiliate or branch with respect to the Revolving Loans made by such Affiliate or branch), other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Revolving Loan” means a Loan made pursuant to Sections 2.01 and 2.02(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or any Restricted Subsidiary whereby the Company or such Restricted Subsidiary sells or transfers such property to any Person and the Company or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) a Canadian Blocked Person, (c) any Person operating, organized or resident in a Sanctioned Country or (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a), (b) or (c) or (e) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) by the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, or (c) by the government of Canada pursuant to Canadian Economic Sanctions and Export Control Laws.

“Scheduled Maturity Date” has the meaning provided in the definition of “Maturity Date”.

“SEC” means the United States Securities and Exchange Commission.

“Second Currency” has the meaning set forth in Section 9.22.

“Secured Banking Services Amount” has the meaning set forth in the definition of Secured Banking Services Obligations.

“Secured Banking Services Obligations” means Banking Services Obligations, for which (i) the applicable Loan Party agrees to provide security pursuant to the documentation governing such Banking Services and (ii) the Administrative Agent shall have received from the applicable provider of such Banking Services (A) a written notice to the Administrative Agent of (x) the existence of such Banking Services Obligations, (y) the maximum dollar amount of obligations arising thereunder (the “Secured Banking Services Amount”), and (z) the methodology to be used by such parties in determining the Secured Banking Services Amount owing from time to time, and (B) a report, at such times as may be requested by the Administrative Agent, setting forth the then outstanding Secured Banking Services Amount with respect to such Banking Services of such Person; provided that, Banking Services Obligations shall be Secured Banking Services Obligations solely to the extent that (1) there is sufficient Collateral following satisfaction of all of the other Obligations and (2) the aggregate amount of all such Banking Services Obligations does not exceed $2,000,000.

“Secured Obligations” means all Obligations, including any Parallel Debt, together with all Secured Banking Services Obligations of the Borrowers or any Restricted Subsidiary of the Company; provided that Excluded Swap Obligations with respect to any Loan Party shall not be Secured Obligations of such Loan Party.

“Securities Account” means all “securities accounts” as such term is defined in the UCC or the PPSA, as applicable.

“Securities Act” means the United States Securities Act of 1933.

“Security Agreement” means, individually and collectively as the context may require, the U.S. Security Agreement, the Canadian Security Agreements and the European Security Agreements.

“Shared Non-Guarantor Investments Cap” means that the sum of (i) the aggregate amount of Investments by (x) the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Subsidiaries that are not Loan Parties and (y) the U.S. Loan Parties in, and loans and advances by the Company and the U.S. Loan Parties to, and Guarantees by the U.S. Loan Parties of Indebtedness and other obligations of, Foreign Loan Parties, in each case of this clause (i), pursuant to clauses (c), (d) and (e) of Section 6.04, (ii) solely to the extent positive, the Net Cash Pooling Investment, and (iii) the aggregate amount of consideration paid by the Loan Parties in connection with Permitted Acquisitions of Subsidiaries that do not become Loan Parties, shall not exceed $10,000,000 at any time outstanding.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Sourcing Rights Agreement” means that certain Sourcing Rights Agreement, dated as of the Effective Date, by and among certain of the Loan Parties, Fossil East and the Administrative Agent.

“Specified Collateral” means that portion of the Collateral consisting of Intellectual Property Collateral (as defined in the Intercreditor Agreement).

“Specified Indebtedness” means the 2029 Notes Obligations, Subordinated Indebtedness, unsecured Indebtedness and Indebtedness secured on a junior basis to the Liens securing the Secured Obligations.

“Specified UK SchemeCo” means Fossil (UK) Global Services Ltd.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated in right of payment to the payment of the Secured Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Successful Exchange Transaction” means the consummation of the Exchange Transaction, which Exchange Transaction results in the aggregate outstanding principal amount of the 2026 Notes being reduced to $15,000,000 (or such higher amount acceptable to the Required Lenders in their sole discretion) or less.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swiss Borrowers” means each Swiss Subsidiary that becomes party to this Agreement as a Swiss Borrower after the Effective Date pursuant to Section 5.03(b) or Section 5.25.

“Swiss Borrowing Base” means, in relation to a Swiss Borrower, at any time (without duplication), the Dollar Equivalent amount of the sum of:

(a) the lesser of (x) the product of (i) the Applicable Foreign Inventory Advance Rate multiplied by (ii) the Net Orderly Liquidation Value of Eligible Finished Goods Inventory of that Swiss Borrower at such time and (y) the product of (i) the Applicable Foreign Inventory Advance Rate multiplied by (ii) the Cost of Eligible Finished Goods Inventory of that Swiss Borrower; provided that In-Transit Inventory shall not comprise more than 20% of the total amount of this clause (a), plus

(b) the product of (i) the Applicable Foreign Accounts Advance Rate multiplied by (ii) the Eligible Accounts of that Swiss Borrower at such time, minus

(c) without duplication, Reserves established by the Administrative Agent in its Permitted Discretion.

The Administrative Agent may, in its Permitted Discretion and with no less than two (2) Business Days’ prior written notice to the Borrower Representative (other than during a Dominion Period, in which case notice shall not be required), establish or adjust Reserves used in computing a Swiss Borrowing Base; provided, that (i) no such notice shall be required to reduce any Reserve or to increase any Reserve resulting solely by virtue of mathematical calculations of the amount thereof in accordance with methodology previously established by the Administrative Agent in its Permitted Discretion and (ii) regardless of whether such notice is required, such new or increased Reserve shall be deemed to be in effect immediately for purposes of determining the Revolving Exposure Limitations with respect to any requested Borrowing or other credit extension. Subject to the immediately preceding sentence and the other provisions hereof expressly permitting the Administrative Agent to adjust any Swiss Borrowing Base, a Swiss Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to this Agreement.

Any changes after the Effective Date in how the applicable Loan Parties value their Inventory in accordance with their historical practices prior to the Effective Date shall be subject to the reasonable approval of the Administrative Agent.

“Swiss Collateral” means any and all property of any Swiss Loan Party covered or intended to be covered by the Collateral Documents and any and all other property of any Swiss Loan Party, now existing or hereafter acquired, that may at any time be or become, or is intended to be or become, subject to a security interest or Lien in favor of the Administrative Agent to secure the Secured Obligations.

“Swiss Credit Exposure” means, as to any Revolving Lender at any time, the Dollar Equivalent of the sum of (a) such Revolving Lender’s Swiss Revolving Exposure plus (b) such Lender’s Applicable Percentage of the aggregate amount of Swiss Overadvances and Swiss Protective Advances outstanding.

“Swiss Federal Tax Administration” means the tax authorities referred to in article 34 of the Swiss Withholding Tax Act for purposes of any tax imposed pursuant to the Swiss Federal Withholding Tax Act.

“Swiss Guarantee” means Article XV of this Agreement.

“Swiss Guaranteed Obligations” has the meaning set forth in Section 15.01.

“Swiss Guarantor” means each Swiss Borrower (solely with respect to its Obligations arising pursuant to Section 15.01 hereof) and each Swiss Subsidiary that becomes a party hereto as a Swiss Guarantor pursuant to Section 5.03 or Section 5.25, in each case, until such Swiss Borrower’s or such Swiss Subsidiary’s Swiss Guarantee is released in accordance herewith.

“Swiss Guarantor Obligations” has the meaning set forth in Section 15.11(a).

“Swiss Guidelines” means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), circular letter No. 47 in relation to bonds of 25 July 2019 (1-047-V-2019) (Kreisschreiben Nr. 47 “Obligationen” vom 25. Juli 2019), guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), circular letter No. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen” vom 24. Juli 2019), circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), the circular letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017) and practice note 010-DVS-2019 of 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung 010-DVS-2019-d vom 5. Februar 2019 – Verrechnungssteuer: Guthaben im Konzern), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Swiss Insolvency Event” means (a) a Swiss Loan Party is unable or admits inability to pay its debts as they fall due, suspends or threatens to suspend making payments on any of its debts, or by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, (b) a Swiss Loan Party is over-indebted within the meaning of article 725b Swiss Federal Code of Obligations (Schweizerisches Obligationenrecht) of 30 March 1911, as amended from time to time (“CO”) unless (i) any such shortfall is covered by a subordination (Rangrücktritt) or (ii) there is a reasonable prospect that the over-indebtedness can be remedied within a reasonable period, but no later than 90 days after submission of the audited interim accounts, and that the claims of the creditors are not additionally jeopardized, each within the meaning of article 725b CO, (c) a moratorium is declared in respect of any indebtedness of any Swiss Loan Party, or (d) in relation to a Swiss Loan Party, any corporate action, legal proceedings or other procedure or step is taken in relation (i) to the opening of bankruptcy proceedings, the suspension of payments in case of actual or anticipated financial difficulties, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise), (ii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer, (iii) the enforcement of any security over any assets of any Swiss Loan Party.

“Swiss Loan Parties” means, individually and collectively as the context may require, the Swiss Borrowers and each Swiss Guarantor.

“Swiss Non-Bank Rules” means the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

“Swiss Non-Qualifying Bank” means a person or entity other than a Swiss Qualifying Bank.

“Swiss Obligated Party” has the meaning set forth in Section 15.02.

“Swiss Overadvance” has the meaning set forth in Section 2.05(c).

“Swiss Protective Advance” has the meaning set forth in Section 2.04(a).

“Swiss Qualifying Bank” means a person or entity that (a) effectively conducts banking activities with its own infrastructure and staff as its principal purpose and (b) has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all in accordance with the Swiss Guidelines.

“Swiss Revolving Exposure” means, with respect to any Revolving Lender at any time, the outstanding principal amount of Swiss Revolving Loans of such Revolving Lender at such time.

“Swiss Revolving Loan” means a Revolving Loan made by the Revolving Lenders to the Swiss Borrowers.

“Swiss Security Agreements” means, collectively, any Swiss law pledge or security agreement entered into after the Effective Date by any Loan Party (as required by this Agreement or any other Loan Document), as the same may be amended, restated or otherwise modified from time to time.

“Swiss Subsidiary” means any subsidiary of the Company that has been formed or is organized under the laws of Switzerland and/or having its registered office in Switzerland and/or otherwise qualifying as a Swiss resident pursuant to article 9 of the Swiss Withholding Tax Act.

“Swiss Tax Ruling” means a written confirmation or countersigned tax ruling application from the Swiss Federal Tax Administration, in form and substance satisfactory to the Administrative Agent and Borrower Representative, confirming that each Lender counts as one (1) Swiss Non-Qualifying Bank only for purposes of the Swiss Non-Bank Rules.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of creditors of a Swiss Borrower under this Agreement that are Non-Qualifying Banks must not at any time exceed ten (10), all in accordance with the meaning of the Swiss Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors, other than Qualifying Banks, of a Swiss Borrower under all its outstanding debts relevant for classification as debenture (Kassenobligation) must not at any time exceed twenty (20), all in accordance with the meaning of the Swiss Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the sum, without duplication, of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate. The Term SOFR Rate may not be the lowest or best rate at which the Administrative Agent calculates interest or extends credit. The Term SOFR Rate (1) for the calendar month in which the Effective Date occurs shall be equal to the Term SOFR Reference Rate in effect as of the close of business on the last Business Day of the calendar month immediately preceding the Effective Date, and (2) for each calendar month thereafter, shall be adjusted (if necessary) on the first day of such calendar month and shall be equal to the Term SOFR Reference Rate in effect as of the close of business on the last Business Day of the immediately preceding calendar month.

“Term SOFR Reference Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars, a rate equal to SOFR for a term of ninety (90) days and administered by the Term SOFR Administrator as published on commercially available sources providing such quotations as may be designated by the Administrative Agent from time to time.

“Total Assets” means, at any date of determination, the consolidated total assets of the Company as of the last day of the most recent Fiscal Month of the Company for which financial statements have been delivered pursuant to Section 5.01(b)(ii) as adjusted to (i) exclude amounts attributed to Unrestricted Subsidiaries and (ii) give effect to any Pro Forma Event occurring since such date.

“Total Indebtedness” means, as of any date, the sum, without duplication, of (a) the aggregate principal amount of Indebtedness of the Company and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.06(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), (b) the aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of the Company and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis, and (c) the aggregate obligations of the Company and the Restricted Subsidiaries as an account party in respect of drawn letters of credit or letters of guaranty, other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness.

“Total Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of twelve consecutive Fiscal Months of the Company most recently ended on or prior to such date.

“Trademarks” has the meaning set forth in the U.S. Security Agreement.

“Trademark Assets” means all Trademarks and, with respect to each Trademark, all technology (patented and unpatented) owned by a Loan Party that exists in support of such Trademark.

“Transactions” means the (a) execution, delivery and performance by the Loan Parties of this Agreement, the borrowing of the Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the creation and perfection of the security interests provided for in the Collateral Documents, (c) the Refinancing, and (d) the payment of all fees, commissions, costs and expenses in connection with the foregoing.

“Treaty on the European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (signed February 7, 1992), as amended from time to time.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests created by the Collateral Documents.

“UK Collateral” means any and all property of any UK Loan Party covered or intended to be covered by the Collateral Documents and any and all other property of any UK Loan Party, now existing or hereafter acquired, that may at any time be or become, or is intended to be or become, subject to a security interest or Lien in favor of the Administrative Agent to secure the Secured Obligations.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Guarantee” means Article XVI of this Agreement.

“UK Guaranteed Obligations” has the meaning set forth in Section 16.01.

“UK Guarantor” means each UK Subsidiary that is listed on the signature pages hereto as a UK Guarantor or that becomes a party hereto as a UK Guarantor pursuant to Section 5.03, in each case, until such Subsidiary’s UK Guarantee is released in accordance herewith.

“UK Loan Parties” means, individually and collectively as the context may require, each UK Guarantor.

“UK Obligated Party” has the meaning set forth in Section 16.02.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Security Agreements” means, collectively, (a) that certain English law all asset security agreement, dated as of the Effective Date, among the UK Loan Parties and the Administrative Agent and (b) any other English law pledge or security agreement (including any supplemental agreement or accession agreement in respect of a UK Security Agreement) entered into after the Effective Date by any other Loan Party (as required by this Agreement or any other Loan Document), as the same may be amended, restated or otherwise modified from time to time.

“UK Subsidiary” means any subsidiary of the Company incorporated in England and Wales.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means Capital Expenditures (a) not financed with the proceeds of any incurrence of long-term Indebtedness (other than the incurrence of any Loans, Capital Lease Obligations or Synthetic Lease Obligations) or the proceeds of any sale or issuance of Equity Interests or equity contributions, and (b) that are not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement. For the avoidance of doubt, Unfinanced Capital Expenditures shall include Capital Expenditures financed with the proceeds of any Loans, Capital Lease Obligations or Synthetic Lease Obligations.

“United States” or “U.S.” means the United States of America.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means (a) at any time prior to the occurrence of a Successful Exchange Transaction, the Specified UK SchemeCo (and no other Subsidiary), so long as the Specified UK SchemeCo has no assets or Subsidiaries, and (b) any Subsidiary of the Company designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to Section 5.17 following the occurrence of a Successful Exchange Transaction, and any Subsidiary of an Unrestricted Subsidiary.

“Unused Commitments” has the meaning assigned to it in Section 2.12(a).

“Updated Borrowing Base Condition” has the meaning assigned to it in Section 5.01(m).

“U.S. Availability” means, at any time, an amount equal to (a) the U.S. Line Cap at such time minus (b) the total U.S. Credit Exposure of all Lenders at such time.

“U.S. Borrowers” means, individually and collectively as the context may require, the Company and each U.S. Subsidiary Borrower.

“U.S. Borrowing Base” means, at any time (without duplication), the Dollar Equivalent amount of the sum of:

(a) the lesser of (x) the product of (i) the Applicable U.S. Inventory Advance Rate multiplied by (ii) the Net Orderly Liquidation Value of Eligible Finished Goods Inventory of the U.S. Loan Parties at such time and (y) the product of (i) the Applicable U.S. Inventory Advance Rate multiplied by (ii) the Cost of Eligible Finished Goods Inventory of the U.S. Loan Parties; provided that In-Transit Inventory shall not comprise more than 20% of the total amount of this clause (a), plus

(b) the product of (i) the Applicable U.S. Accounts Advance Rate multiplied by (ii) the Eligible Accounts of the U.S. Loan Parties at such time, plus

(c) the product of (i) the Applicable U.S. Accounts Advance Rate multiplied by (ii) the Eligible Credit Card Accounts Receivable of the U.S. Loan Parties at such time, plus

(d) at any time (1) prior to the Collateral Designation Date, the lesser of (x) the product of (i) the IP Advance Rate then in effect multiplied by (ii) the Net Orderly Liquidation Value of Eligible Intellectual Property of the U.S. Loan Parties at such time and (y) the IP Cap then in effect, or (2) after the Collateral Designation Date, $0, minus

(e) at all times prior to the occurrence of a Successful Exchange Transaction, an amount equal to $15,000,000, minus

(f) without duplication, Reserves established by the Administrative Agent in its Permitted Discretion.

The Administrative Agent may, in its Permitted Discretion and with no less than two (2) Business Days’ prior written notice to the Borrower Representative (other than during a Dominion Period, in which case notice shall not be required), establish or adjust Reserves used in computing the U.S. Borrowing Base; provided, that (i) no such notice shall be required to reduce any Reserve or to increase any Reserve resulting solely by virtue of mathematical calculations of the amount thereof in accordance with methodology previously established by the Administrative Agent in its Permitted Discretion and (ii) regardless of whether such notice is required, such new or increased Reserve shall be deemed to be in effect immediately for purposes of determining the Revolving Exposure Limitations with respect to any requested Borrowing or other credit extension. Subject to the immediately preceding sentence and the other provisions hereof expressly permitting the Administrative Agent to adjust the U.S. Borrowing Base, the U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to this Agreement.

Any changes after the Effective Date in how the applicable Loan Parties value their Inventory in accordance with their historical practices prior to the Effective Date shall be subject to the reasonable approval of the Administrative Agent.

“U.S. Collateral” means any and all property owned, leased or operated by a Person covered or intended to be covered by the Collateral Documents and any and all other property of any U.S. Loan Party, now existing or hereafter acquired, that may at any time be or become, or is intended to be or become, subject to a security interest or Lien in favor of the Administrative Agent to secure the Secured Obligations.

“U.S. Credit Exposure” means, as to any Revolving Lender at any time, the sum of (a) such Lender’s U.S. Revolving Exposure plus (b) such Lender’s Applicable Percentage of the aggregate amount of U.S. Overadvances and U.S. Protective Advances outstanding.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Guarantee” means Article X of this Agreement.

“U.S. Guaranteed Obligations” has the meaning set forth in Section 10.01.

“U.S. Guarantor” means each U.S. Borrower (solely with respect to its Obligations arising pursuant to Section 10.01 hereof) and each Domestic Subsidiary that is listed on the signature pages hereto as a U.S. Guarantor or that becomes a party hereto as a U.S. Guarantor pursuant to Section 5.03, in each case, until such Subsidiary’s U.S. Guarantee is released in accordance herewith.

“U.S. Line Cap” means, as of any date of determination thereof by the Administrative Agent, an amount equal to the lesser of (i) the total Commitments then in effect and (ii) the U.S. Borrowing Base.

“U.S. Loan Parties” means, individually and collectively as the context may require, the U.S. Borrowers and each U.S. Guarantor.

“U.S. Obligated Party” has the meaning set forth in Section 10.02.

“U.S. Overadvance” has the meaning set forth in Section 2.05(c).

“U.S. Overadvance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding U.S. Overadvances at such time. The U.S. Overadvance Exposure of any Lender at any time shall be its Applicable Percentage of the total U.S. Overadvance Exposure at such time.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Protective Advance” has the meaning set forth in Section 2.04(a).

“U.S. Protective Advance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding U.S. Protective Advances at such time. The U.S. Protective Advance Exposure of any Lender at any time shall be its Applicable Percentage of the total U.S. Protective Advance Exposure at such time.

“U.S. Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of (a) the outstanding principal amount of U.S. Revolving Loans of such Revolving Lender at such time, plus (b) an amount equal to such Revolving Lender’s LC Exposure at such time.

“U.S. Revolving Loan” means a Revolving Loan made to the U.S. Borrowers by the Revolving Lenders.

“U.S. Security Agreement” means that certain Pledge and Security Agreement, dated as of the Effective Date, between the U.S. Loan Parties and the Administrative Agent, and, as the context requires, any other pledge or security agreement entered into after the Effective Date by any other U.S. Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“U.S. Subsidiary Borrowers” means each Subsidiary of the Company that is listed on the signature pages hereto as a U.S. Subsidiary Borrower and each other U.S. Subsidiary that becomes party to this Agreement as a U.S. Subsidiary Borrower after the Effective Date pursuant to Section 5.03(b).

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(e)(ii)(B)(3).

“VAT” means:

(a) any value added tax imposed by the United Kingdom’s Value Added Tax Act 1994;

(b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112);

(c) any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere; and

(d) any tax imposed in compliance with the Swiss Federal Act on Value Added Tax of 12 June 2009 as amended from time to time.

“Vendor Rebates” means credits earned from vendors for volume purchases that reduce net inventory costs for the Loan Parties.

“Weekly Reporting Period” means any period (a) during which any Event of Default has occurred and is continuing or (b)(i) commencing at any time when Availability shall be less than the greater of (x) 20% of the Line Cap then in effect and (y) $25,000,000 for three consecutive Business Days and (ii) ending when Availability shall have been greater than the greater of (x) 20% of the Line Cap then in effect and (y) $25,000,000 for a period of 30 consecutive days.

“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zalando” means Zalando SE.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or a “Term Benchmark Borrowing”) or by Type and Borrower (e.g., a “Term Benchmark U.S. Revolving Loan”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d)

the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. References to the Administrative Agent shall be taken to refer also, where the context requires, to the Administrative Agent acting in its capacity as security trustee in connection with the UK Security Agreements.

SECTION 1.04 German Terms. In this Agreement, where it relates to the German Borrowers, a reference to: (a) gross negligence includes grobe Fahrlässigkeit; (b) negligence includes Fahrlässigkeit; (c) a security interest includes any mortgage (Grundschuld, Hypothek), pledge (Pfandrecht), retention of title arrangement (Eigentumsvorbehalt), right of retention (Zurückbehaltungsrecht), right to reclaim goods (Herausgabeansprüche), and, in general, any right in rem created for the purpose of granting security; (d) a winding-up, administration or dissolution (and any of those terms) includes a German entity being declared bankrupt (insolvent) or dissolved (ausfgelöst); (e) any step or procedure taken in connection with insolvency proceedings includes a German entity having applied for bankruptcy (Insolvenzantrag) or the opening of bankruptcy proceedings (Insolvenzeröffnung); and (f) an administrator includes an insolvency administrator (Insolvenzverwalter) and insolvency trustee (Sachwalter).

SECTION 1.05 Quebec Interpretation. For purposes of any Collateral located in the Province of Quebec or charged by any hypothec and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” includes “movable property”, (b) “real property” includes “immovable property”, (c) “tangible property” includes “corporeal property”, (d) “intangible property” includes “incorporeal property”, (e) “security interest”, “mortgage”, and “lien” include a “hypothec”, “prior claim”, and a “resolutory clause”, (f) all references to filing, registering, or recording under the UCC or the PPSA include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens include a reference to “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff”, or similar expression includes a “right of compensation”, (i) “goods” includes “corporeal movable property” other than chattel paper, documents of title, instruments, money, and securities, (j) an “agent” includes a “mandatary”, (k) “construction liens” include “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” includes solidary and “jointly and severally” includes “solidarily”, (m) “gross negligence or willful misconduct” will be deemed to be “intentional or gross fault”, (n) “beneficial ownership” includes “ownership on behalf of another as mandatary”, (o) “easement” includes “servitude”, (p) “priority” includes “prior claim” or rank, as applicable, (q) “survey” includes “certificate of location and plan”, (r) “fee simple title” or “fee owned” include “absolute ownership” and “ownership” (including ownership under a right of superficies), (s) “ground lease” includes an “emphyteusis” or a “lease with a right of superficies”, as applicable, (t) “account” and “accounts receivable” include “claims” and “monetary claims”, (u) “guarantee” and “guarantor” include “suretyship” and “surety”, respectively, (v) “foreclosure” includes “the exercise of a hypothecary right of taking in payment”, (w) “leasehold interest” includes “rights resulting from a lease”, (x) “lease” includes a “leasing contract (crédit-bail)”, and (y) “deposit account” includes a “financial account” as defined in Article 2713.6 of the Civil Code of Quebec. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Each party hereto hereby confirms that it was represented by legal counsel and has had the opportunity to negotiate the terms of this Agreement and any other Loan Documents, including the essential stipulations thereof, with the assistance of its legal counsel. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable). Chaque partie aux présentes confirme qu’elle a été représentée par des conseillers juridiques et a eu l’opportunité de négocier les termes de cette convention et des autres documents de crédit, y compris leurs stipulations essentielles, avec l’aide de ses conseillers juridiques.

SECTION 1.06 Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided that the Borrower Representative, on the one hand, and the Administrative Agent and Lenders, on the other hand, agree to negotiate in good faith with respect to any proposed amendment to eliminate or adjust for the effect of any such change in GAAP at no cost to the Loan Parties other than the reimbursement of the Administrative Agent’s costs and expenses; and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations”, any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

SECTION 1.07 Currency Matters.

(a) Without limiting the other terms of this Agreement, the calculations and determinations under this Agreement of any amount in any currency other than Dollars shall be deemed to refer to the Dollar Equivalent thereof, as the case may be, and all certificates delivered under this Agreement shall express such calculations or determinations in Dollars or the Dollar Equivalent thereof, as the case may be. The permissibility of actions taken under Article VI on any date based on the requisite currency translation calculated as of such date shall not be affected by subsequent fluctuations in exchange rates.

(b) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then:

(i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Administrative Agent; and

(ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent.

(c) If a change in any currency of a country occurs, this Agreement will, to the extent the Administrative Agent reasonably determines necessary, be amended to comply with any generally accepted conventions and market practice in the relevant interbank market and otherwise to reflect the change in currency.

SECTION 1.08 Classification of Actions. For purposes of determining compliance at any time with the covenants set forth in Article VI (or, in each case, any defined terms used therein), in the event that the subject transaction meets the criteria of more than one (or each portion of the subject transaction meets the criteria of one or more) of the categories of transactions permitted pursuant to the Sections (or related defined terms) in Article VI, the Borrowers may, in its sole discretion, and except as otherwise expressly provided in this Agreement, classify the applicable transaction (or any portion thereof) under such Section (or defined term); it being understood that (i) except as otherwise expressly provided in this Agreement, the Borrowers may divide and include such transaction under one or more of the clauses of such Section (or any relevant portion thereof or of the applicable related defined term) that permit such transaction and (ii) the Borrowers may not subsequently reclassify any transaction (or portion thereof) under a different clause of such Section.

SECTION 1.09 Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(d) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.10 Dutch Terms

(a) Without prejudice to the generality of any provision of this Agreement, in this Agreement or any other Loan Document, where it relates to a Dutch Loan Party, a reference to:

(b) “constitutional documents” includes an up-to-date certified excerpt (uittreksel) from the trade register (handelsregister) of the Dutch Chamber of Commerce (Kamer van Koophandel), a certified copy of the deed of incorporation (oprichtingsakte), an up-to-date and certified copy of the articles of association (statuten) and a copy of any (board or other) regulations ((bestuurs-)reglement);

(c) “administrator” includes a bewindvoerder;

(d) “attachment” includes any beslag;

(e) “dissolution” includes ontbinding;

(f) “encumbrance” includes any bezwaring;

(g) “lien” includes retentierecht;

(h) “mortgage” includes hypotheekrecht;

(i) “necessary corporate or other organizational action” includes obtaining a unconditional positive advice from any competent works council (ondernemingsraad);

(j) “admitting in writing its inability to pay its debts as they become due” includes a director (bestuurder) making a filing under section 36 of the Dutch Tax Collection Act (Invorderingswet 1990);

(k) “pledge” includes pandrecht;

(l) “title retention” includes eigendomsvoorbehoud;

(m) “setoff” includes verrekening; and

(n) “trustee” includes a curator.

ARTICLE II

The Credits

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make U.S. Revolving Loans to the U.S. Borrowers from time to time during the Availability Period, each Revolving Lender severally agrees to make Canadian Revolving Loans to the Canadian Borrowers from time to time during the Availability Period, and each Revolving Lender severally agrees to make European Revolving Loans to the European Borrowers from time to time during the European Availability Period, in each case, in an aggregate principal amount that will not result in:

(i) the U.S. Revolving Exposure of any Revolving Lender exceeding such U.S. Revolving Lender’s Commitment;

(ii) the U.S. Revolving Exposure exceeding the U.S. Line Cap then in effect;

(iii) the Canadian Revolving Exposure exceeding the Canadian Line Cap then in effect;

(iv) the German Revolving Exposure to a German Borrower exceeding the German Borrowing Base of that German Borrower then in effect;

(v) the Swiss Revolving Exposure to a Swiss Borrower exceeding the Swiss Borrowing Base of that Swiss Borrower then in effect;

(vi) the European Revolving Exposure exceeding the European Line Cap; or

(vii) the aggregate Revolving Exposure exceeding the Line Cap;

subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.04. The limitations on Borrowings referred to in clauses (i) through (vii) are referred to collectively as the “Revolving Exposure Limitations”. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type and Borrower made by the Lenders ratably in accordance with their respective Commitments. Any Protective Advance and any Overadvance shall be made in accordance with the procedures set forth in Section 2.04 or 2.05, as applicable.

(b) All Borrowings shall be denominated in Dollars. Subject to Section 2.14, each Borrowing (other than Protective Advances and Overadvances) denominated in Dollars shall be comprised entirely of Adjusted Term SOFR Rate Loans. Each Overadvance shall be an ABR Loan. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) At the time that each Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Dollar Equivalent of $1,000,000 and not less than the Dollar Equivalent of $2,000,000.

SECTION 2.03 Requests for Revolving Borrowings. To request a Borrowing of Revolving Loans, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or through Electronic System if arrangements for doing so have been approved by the Administrative Agent) in a form approved by the Administrative Agent and signed by the Borrower Representative (or if an Extenuating Circumstance shall exist, by telephone) 11:00 a.m., New York City time, two Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and each such telephonic Borrowing Request, if permitted, shall be confirmed immediately upon the cessation of the Extenuating Circumstance by hand delivery, facsimile or a communication through Electronic System to the Administrative Agent, of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) whether such Loans are being made to the U.S. Borrowers, the Canadian Borrowers, the German Borrowers or the Swiss Borrowers (and specifying such applicable Borrower(s));

(ii) the aggregate amount of the requested Borrowing and the manner in which the proceeds of such Borrowing are to be disbursed (which shall be consistent with Section 2.07 and subject to Section 2.02(d)); and

(iii) the date of such Borrowing, which shall be a Business Day.

If no election as to the currency of any Borrowing is specified, then such Borrowing shall be denominated in Dollars. Promptly (and in any event within one (1) Business Day) following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.

SECTION 2.04 Protective Advances.

(a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make (i) Loans to the U.S. Borrowers in Dollars on behalf of the Revolving Lenders (each such Loan, a “U.S. Protective Advance”), (ii) Loans to the Canadian Borrowers in Dollars on behalf of the Revolving Lenders (each such Loan, a “Canadian Protective Advance”), (iii) Loans to the German Borrowers in Dollars on behalf of the Revolving Lenders (each such Loan, a “German Protective Advance”), (iv) Loans to the Swiss Borrowers in Dollars on behalf of the Revolving Lenders (each such Loan, a “Swiss Protective Advance”, and, together with the German Protective Advance, the “European Protective Advance”), which the Administrative Agent, in its Permitted Discretion, deems necessary or appropriate (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to or required to be paid by the applicable Borrower(s) pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents; provided that (i) the aggregate principal amount of outstanding U.S. Protective Advances, when aggregated with the aggregate principal amount of outstanding U.S. Overadvances, shall not at any time exceed 15% of the total U.S. Borrowing Base then in effect, (ii) the aggregate Dollar Equivalent of outstanding Canadian Protective Advances, when aggregated with the aggregate principal amount of outstanding Canadian Overadvances, shall not at any time exceed 10% of the total Canadian Borrowing Base then in effect, (iii) the aggregate Dollar Equivalent of outstanding German Protective Advances, when aggregated with the aggregate principal amount of outstanding German Overadvances, shall not at any time exceed 10% of the total of the German Borrowing Base then in effect, (iv) the aggregate Dollar Equivalent of outstanding Swiss Protective Advances, when aggregated with the aggregate principal amount of outstanding Swiss Overadvances, shall not at any time exceed 10% of the total of the Swiss Borrowing Base then in effect, and (v) the aggregate Credit Exposure shall not exceed the aggregate Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. All Protective Advances shall be ABR Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that the making of such U.S. Revolving Loan would not violate the Revolving Exposure Limitations and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a U.S. Revolving Loan in Dollars to repay any U.S. Protective Advance. At any other time the Administrative Agent may require the Revolving Lenders to fund in Dollars their risk participations described in Section 2.04(b) in any U.S. Protective Advance. At any time that the making of such Canadian Revolving Loan would not violate the Revolving Exposure Limitations and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Canadian Revolving Loan in Dollars to repay any Canadian Protective Advance. At any other time the Administrative Agent may require the Revolving Lenders to fund in Dollars their risk participations described in Section 2.04(b) in any Canadian Protective Advance. At any time that the making of such German Revolving Loan would not violate the Revolving Exposure Limitations and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a German Revolving Loan in Dollars to repay any German Protective Advance. At any other time the Administrative Agent may require the Revolving Lenders to fund in Dollars their risk participations described in Section 2.04(b) in any German Protective Advance. At any time that the making of such Swiss Revolving Loan would not violate the Revolving Exposure Limitations and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Swiss Revolving Loan in Dollars to repay any Swiss Protective Advance. At any other time the Administrative Agent may require the Revolving Lenders to fund in Dollars their risk participations described in Section 2.04(b) in any Swiss Protective Advance.

(b) The Administrative Agent may by notice given not later than 12:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of any Protective Advance outstanding. Each such notice shall specify the aggregate principal amount of the Protective Advance in which the Lenders will be required to participate, the currency thereof and each Lender’s Applicable Percentage of such Protective Advance. Each Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent such Lender’s Applicable Percentage of each such Protective Advance. Each Lender acknowledges and agrees that its obligation to acquire participations in Protective Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including nonsatisfaction of any of the conditions precedent set forth in Section 4.02, the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph). From and after the date, if any, on which any Lender has paid in full for its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender its Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance; provided that any such payment or proceeds so distributed shall be repaid to the Administrative Agent if and to the extent such payment or proceeds is required to be refunded to the applicable Borrower(s) for any reason. The purchase of participations in any Protective Advance pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrowers of their respective obligations to repay such Protective Advance.

SECTION 2.05 Overadvances.

(a) [Reserved]

(b) [Reserved]

(c) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but shall have absolutely no obligation) make (i) Loans to the U.S. Borrowers in Dollars on behalf of the Revolving Lenders (each such Loan, a “U.S. Overadvance”), (ii) Loans to the Canadian Borrowers in Dollars on behalf of the Revolving Lenders (each such Loan, a “Canadian Overadvance”), (iii) [reserved], (iv) Loans to the German Borrowers in Dollars on behalf of the Revolving Lenders (each such Loan, a “German Overadvance”), (v) [reserved], (vi) Loans to the Swiss Borrowers in Dollars on behalf of the Revolving Lenders (each such Loan, a “Swiss Overadvance”, and, together with the German Overadvance, the “European Overadvance”); provided that (1) the aggregate principal amount of outstanding U.S. Overadvances, when aggregated with the aggregate principal amount of outstanding U.S. Protective Advances, shall not at any time exceed

15% of the total U.S. Borrowing Base then in effect, (2) the aggregate Dollar Equivalent of outstanding Canadian Overadvances, when aggregated with the aggregate principal amount of outstanding Canadian Protective Advances, shall not at any time exceed 10% of the total Canadian Borrowing Base then in effect, (3) [reserved], (4) the aggregate Dollar Equivalent of outstanding German Overadvances, when aggregated with the aggregate principal amount of outstanding German Protective Advances, shall not at any time exceed 10% of the total of the German Borrowing Bases then in effect, (5) [reserved], (6) the aggregate Dollar Equivalent of outstanding Swiss Overadvances, when aggregated with the aggregate principal amount of outstanding Swiss Protective Advances, shall not at any time exceed 10% of the total of the Swiss Borrowing Base then in effect, (7) [reserved] and (8) the aggregate Credit Exposure shall not exceed the aggregate Commitments. Overadvances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. (A) All U.S. Overadvances, German Overadvances and Swiss Overadvances shall be ABR Borrowings and (B) all Canadian Overadvances shall be ABR Borrowings. The applicable Borrowers shall be required to repay each Overadvance no later than the 30th day after the date of the making thereof. The Administrative Agent’s authorization to make Overadvances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(d) Upon the making of an Overadvance by the Administrative Agent, each applicable Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Overadvance in proportion to its Applicable Percentage of the aggregate Commitments. The Administrative Agent may, at any time, require the applicable Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.

SECTION 2.06 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit denominated in Dollars for the account of a U.S. Borrower, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period, and the Administrative Agent agrees to cause to have such Letter of Credit issued by the applicable Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. For the avoidance of doubt, subject to Section 2.06(n), any Letter of Credit hereunder for the account of a U.S. Borrower may be for the benefit of a Restricted Subsidiary of such Borrower whether or not a Borrower. Notwithstanding anything herein to the contrary, no Issuing Bank shall have an obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any applicable Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented; provided, further, that there shall not be more than a total of five (5) Letters of Credit issued and outstanding at any time. The Borrower Representative shall be responsible for preparing or approving the final text of each Letter of Credit as issued by Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending text or by Issuing Bank’s use or refusal to use text submitted by the Borrower Representative. The U.S. Borrowers are solely responsible for the suitability of each Letter of Credit.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal permitted pursuant to paragraph (c) of this Section), the Borrower Representative shall deliver by hand or electronic transmission (or transmit through Electronic System, if arrangements for doing so have been approved by the Administrative Agent) to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit (together with a copy of the agreed form Letter of Credit), or identifying the Letter of Credit to be amended, renewed or extended, specifying the Borrower(s) or Restricted Subsidiary for whose account such Letter of Credit is to be issued, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit will be denominated (which shall be Dollars), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. By submitting a request to the Administrative Agent for the issuance of a Letter of Credit, the Borrower Representative shall be deemed to have requested that the applicable Issuing Bank issue the requested Letter of Credit. The Administrative Agent’s records of the content of any such request will be conclusive. In addition, as a condition to any such Letter of Credit issuance, the Borrower Representative shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application in each case, as required by the applicable Issuing Bank and using such bank’s standard form (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the total LC Exposure shall not exceed $5,000,000 and (ii) the Revolving Exposure Limitations shall be complied with.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Scheduled Maturity Date. Any Letter of Credit may provide by its terms that it may be automatically extended for additional successive one year periods on terms reasonably acceptable to the applicable Issuing Bank. Any Letter of Credit providing for automatic extension shall be extended upon the then current expiration date without any further action by any Person unless the applicable Issuing Bank shall have given notice to the applicable beneficiary (with a copy to the applicable Borrower) of the election by such Issuing Bank not to extend such Letter of Credit, such notice to be given not fewer than 30 days prior to the then current expiration date of such Letter of Credit; provided that no Letter of Credit may be extended automatically or otherwise beyond the date that is five Business Days prior to the Scheduled Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay, in Dollars, to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Percentage of the Dollar Equivalent of each LC Disbursement made by such Issuing Bank and not reimbursed by the U.S. Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the U.S. Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the U.S. Borrowers shall, following notice of such LC Disbursement to the Borrower Representative, reimburse such LC Disbursement by paying to the Administrative Agent, in the currency of the Letter of Credit to which such LC Disbursement relates, an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the Business Day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the U.S. Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Borrowing in an equivalent amount and, to the extent so financed, the U.S. Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Borrowing. If the U.S. Borrowers fail to make such payment when due, the Administrative Agent shall notify each applicable Revolving Lender of the Dollar Equivalent of the applicable LC Disbursement, the payment then due from the applicable U.S. Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each applicable Revolving Lender shall pay to the Administrative Agent in Dollars its Applicable Percentage of the payment then due from the applicable U.S. Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the applicable Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the U.S. Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that any Revolving Lender has made payments pursuant to this paragraph to reimburse such Issuing Bank, then to each such Revolving Lender and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable U.S. Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The U.S. Borrowers’ obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section are absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. No Lender Party, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the applicable Borrower(s) to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower(s) that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of an Issuing Bank (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower Representative by telephone (confirmed by fax or through Electronic Systems) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement; provided, further, that until the Administrative Agent advises any such Issuing Bank that the provisions of Section 4.02 are not satisfied, such Issuing Bank shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such Issuing Bank during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as Administrative Agent and such Issuing Bank may agree.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the U.S. Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, in the currency of the Letter of Credit to which such LC Disbursement relates, for each day from and including the date such LC Disbursement is made to but excluding the date that the U.S. Borrowers reimburse such LC Disbursement in full, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the U.S. Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(h) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower(s) reimburse the applicable LC Disbursement in full.

(i) Replacement and Resignation of the Issuing Banks.

(i) Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the U.S. Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, an Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with clause (i) of Section 2.06(i) above.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, (i) the U.S. Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Revolving Lenders (the “LC Collateral Account”), an amount in cash in the currencies in which such LC Exposure is denominated equal to 105% of the LC Exposure in respect of Letters of Credit issued for the account of the U.S. Borrowers and their Restricted Subsidiaries as of such date plus accrued and unpaid interest thereon; provided that the obligations to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company or other applicable Borrower described in clause (h), (i) or (j) of Article VII. Such deposits shall be held by the Administrative Agent as collateral for the payment and performance of the U.S. Obligations arising from LC Exposure in respect of Letters of Credit issued for the account of the U.S. Borrowers and their Restricted Subsidiaries as further set forth in the applicable Collateral Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the U.S. Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall, notwithstanding anything to the contrary herein or in the Collateral Documents, be applied by the Administrative Agent to reimburse the applicable Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrowers for the LC Exposure in respect of Letters of Credit issued at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Required Lenders), be applied to satisfy the Secured Obligations (but subject to, in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders that has not been reallocated to non-Defaulting Lenders pursuant to Section 2.20), the consent of each Issuing Bank). If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

(k) [Reserved].

(l) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions (other than any extension of a Letter of Credit providing for automatic extension), amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit (other than any extension of a Letter of Credit providing for automatic extension), the date of such issuance, amendment, renewal or extension, and the stated amount and currency of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount and currency of such LC Disbursement, (iv) on any Business Day on which the applicable Borrower(s) fail to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount cue and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(n) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Restricted Subsidiary, the U.S. Borrowers shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. Each U.S. Borrower hereby acknowledges that the issuance of Letters of Credit requested by such U.S. Borrower for the account of Restricted Subsidiaries of such U.S. Borrower inures to the benefit of such U.S. Borrower, and that such U.S. Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

SECTION 2.07 Funding of Borrowings.

(a) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Revolving Lenders. Subject to Section 2.02(d), the Administrative Agent will make such Loans available to the applicable Borrower(s) by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance or Overadvance shall be retained by the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the applicable Borrower(s) a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower(s) severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower(s) to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (x) the Defaulting Lender Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, (w) in the case of Loans denominated in Dollars, the interest rate applicable to Adjusted Term SOFR Rate Loans, and (x) [reserved]. If the applicable Borrower(s) and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower(s) the amount of such interest paid by the Borrowers for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Borrowing. Any payment by any Borrower(s) pursuant to this paragraph (b) shall be without prejudice to any claim such Borrower(s) may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.08 [Reserved].

SECTION 2.09 Termination and Reduction of Commitments; Increase in Commitments.

(a) Unless previously terminated, the Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Maturity Date, or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

(b) The Borrower Representative may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any LC Disbursements, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a backup standby letter of credit reasonably satisfactory to the Administrative Agent) equal to 105% of the portion of the LC Exposure attributable to all Letters of Credit, as determined by the applicable Issuing Banks), (iii) the payment in full of all accrued and unpaid fees (including any Commitment Reduction Fee) and (iv) the payment in full of all reimbursable expenses and all other Obligations outstanding at such time.

(c) The Borrower Representative may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Borrower Representative shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Borrowers would not be in compliance with the Revolving Exposure Limitations, and (iii) concurrently with the effectiveness of such reduction, the Borrower Representative shall pay any Commitment Reduction Fee that is due and payable in connection therewith.

(d) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least ten Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10 Repayment of Loans; Evidence of Debt.

(a) The Borrowers hereby, jointly and severally, unconditionally promise to pay to (i) the Administrative Agent, for the account of each Revolving Lender, the principal amount of all outstanding Revolving Loans, and (ii) the Administrative Agent the then unpaid amount of each Protective Advance and Overadvance, in each case, on the earliest of (A) the Maturity Date, (B) in the case of any Overadvance, the earlier of the 30th day after the date of the making thereof and the date of demand by the Administrative Agent and (C) in the case of any Protective Advance, demand by the Administrative Agent.

(b) On each Business Day during any Dominion Period, the Administrative Agent may (and at the direction of the Required Lenders shall) apply all funds credited to a Concentration Account or Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) to the Obligations, which funds shall be applied first, to prepay any Protective Advances and Overadvances, second, to prepay the Revolving Loans, third, to cash collateralize outstanding LC Exposure, and fourth, as the Borrower Representative may direct. Further, all amounts received in a Concentration Account or Collection Account shall be applied pursuant to this paragraph (b) first against Protective Advances, Overadvances and Revolving Loans denominated in like currency to the currency of the moneys in such Concentration Account or Collection Account. In the event and to the extent that any Protective Advances, Overadvances or Revolving Loans remain unpaid (the “Payment and Collateralization Requirements”) following such application as a result of a mismatch between the currencies of the amounts in the Concentration Accounts or Collection Accounts and the currencies in which the outstanding Payment and Collateralization Requirements are denominated, the relevant Borrower shall be deemed to have requested the Administrative Agent to convert any excess funds remaining in the Concentration Accounts or Collection Accounts to the currency or currencies of the outstanding Payment and Collateralization Requirements and apply such converted amounts to such outstanding Payment and Collateralization Requirements.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower(s) to such Lender resulting from each Loan made by such Lender to such Borrower(s), including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder to the applicable Borrower(s) and the Type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.

SECTION 2.11 Prepayment of Loans.

(a) Voluntary Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (h) of this Section.

(b) Revolving Exposure Limitations. Except to the extent such excess arises from Protective Advances permitted under Section 2.04 or Overadvances permitted under Section 2.05, in the event and on each occasion that the Borrowers are not in compliance with the Revolving Exposure Limitations, the Canadian Borrowers, the European Borrowers and the U.S. Borrowers shall severally prepay the Revolving Loans (or, if no such Borrowings are outstanding, deposit cash collateral in the LC Collateral Account in accordance with Section 2.06(j)) of such Borrower(s) in an aggregate amount that, after giving effect to such prepayments or cash collateralizations the Borrowers shall be in compliance with the Revolving Exposure Limitations.

(c) Dispositions.

(i) Promptly (but in any event, within one (1) Business Day) following the date of receipt (or, if a Dominion Period has occurred and is continuing, concurrently with receipt) by any Loan Party of the Net Cash Proceeds of any voluntary or involuntary Disposition by any Loan Party of any Accounts included in any Borrowing Base, such Loan Party shall prepay the Revolving Loans in an amount equal to 100% of such Net Cash Proceeds in excess of (x) $1,000,000 for any such Disposition individually or (y) $2,500,000 in the aggregate for all such Dispositions during any Fiscal Year; and

(ii) Promptly (but in any event, within one (1) Business Day) following the date of receipt (or, if a Dominion Period has occurred and is continuing, concurrently with receipt) by any Loan Party of the Net Cash Proceeds of any voluntary or involuntary Disposition by any Loan Party of any assets constituting Collateral (other than (x) Accounts included in the Borrowing Base and (y) Notes Priority Collateral so long as the Notes Obligations (as defined in the Intercreditor Agreement) remain outstanding and the Intercreditor Agreement is in effect) (including casualty losses or condemnations but excluding Dispositions permitted under Sections 6.05(a), (b), (c), (e), (k) and (l)), such Loan Party shall prepay the Revolving Loans in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) in excess of (x) $1,000,000 for any such Disposition individually or (y) $2,500,000 in the aggregate for all such Dispositions during any Fiscal Year; provided that, so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) the Borrower Representative shall have given the Administrative Agent prior written notice of such Loan Party’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such Disposition or the cost of purchase or construction of other assets useful in the business of such Loan Party, and (C) such Loan Party completes such replacement, purchase, or construction within 180 days after the initial receipt of such Net Cash Proceeds, then such Loan Party shall have the option to apply such Net Cash Proceeds to the costs of replacement of the assets that are the subject of such Disposition or the costs of purchase or construction of other assets useful in the business of such Loan Party unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining shall be paid to the Administrative Agent and applied in accordance with this paragraph (c)(ii).

(iii) Nothing contained in this paragraph (c) shall permit any Loan Party to Dispose of any assets other than in accordance with Section 6.05.

(d) Extraordinary Receipts. Promptly (but in any event, within one (1) Business Day) following the date of receipt (or, if a Dominion Period has occurred and is continuing, concurrently with receipt) by any Loan Party or any of its Restricted Subsidiaries of any Extraordinary Receipts, such Loan Party shall, to the extent permitted under paragraph (g) of this Section, prepay the Revolving Loans, in an amount equal to 100% of such Extraordinary Receipts in excess of (x) $1,000,000 individually or (y) $2,500,000 in the aggregate during any Fiscal Year, net of any reasonable expenses or costs (including, for the avoidance of doubt, Taxes) incurred in collecting and paying over such Extraordinary Receipts.

(e) Indebtedness. Concurrently with the incurrence or issuance by any Loan Party or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness permitted under Section 6.01), such Loan Party shall prepay the Revolving Loans (or, if no such Borrowings are outstanding, deposit cash collateral in the LC Collateral Account in accordance with Section 2.06(j)) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence or issuance. The provisions of this paragraph (e) shall not be deemed to be implied consent to any such incurrence or issuance otherwise prohibited by the terms of this Agreement.

(f) Equity. Promptly (but in any event, within one (1) Business Day) following the date of the issuance by (or, if a Dominion Period has occurred and is continuing, concurrently with such issuance) the Company of any Equity Interests (other than the issuance of Equity Interests of the Company to directors, contractors, officers and employees (or similar persons) of the Company and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements), the Company shall prepay the Revolving Loans in an amount equal to 50% of the Net Cash Proceeds received by Company in connection with such issuance. The provisions of this paragraph (f) shall not be deemed to be implied consent to any such issuance otherwise prohibited by the terms of this Agreement.

(g) Collateral and Proceeds Limitations.

(i) [Reserved].

(ii) Notwithstanding any other provision of this Section 2.11, with respect to any amount of Extraordinary Receipts received by a Foreign Subsidiary (other than a Loan Party), in the event the Borrower Representative and the Administrative Agent determine in good faith that the upstreaming of cash equal to such amount by such Foreign Subsidiary (i) would violate any local Law (e.g., financial assistance, thin capitalization, corporate benefit, restrictions on upstreaming of cash intra-group or the fiduciary and statutory duties of the directors of such Subsidiary) or any term of any organizational document applicable to such Foreign Subsidiary, or (ii) would cause any material adverse tax consequence to the applicable Borrower, its parent entities or its Subsidiaries, taking into account any foreign tax credit or benefit actually available in connection with such upstreaming of cash in the year of such upstreaming of cash (which basis for and calculations of such material adverse tax consequences shall be set forth in reasonable detail in a written notice of the Borrower Representative delivered to the Administrative Agent), then, so long as no Event of Default has occurred and is continuing, such amount shall be excluded from such prepayment requirement in respect of the applicable Obligations until the Borrower Representative determines in good faith that such Foreign Subsidiary may repatriate such amounts without such material adverse consequences (at which time such amount shall be subject to such prepayment requirement); provided, that if and to the extent any such upstreaming ceases to be prohibited or delayed by applicable local law at any time during the one (1) year period immediately following the date on which the applicable mandatory prepayment was required to be made, the applicable Loan Parties shall reasonably promptly upstream, or cause to be upstreamed, an amount equal to such portion of the excluded prepayment amount attributable thereto (net of any costs related to such upstreaming or incremental Taxes payable as a result thereof), and the applicable Loan Parties shall reasonably promptly pay such portion of such prepayment amount to the Lenders.

(h) Prepayment Notice. The Borrower Representative shall notify the Administrative Agent, by telephone (confirmed by hand delivery or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent) of any prepayment hereunder not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12 Fees.

(a) The Borrower Representative agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee in Dollars, which shall accrue at the Applicable Commitment Fee Rate on the daily amount by which the aggregate total Commitments exceed the aggregate Revolving Loans and LC Exposure (such excess amount, the “Unused Commitments”) during the period from and including the Effective Date to but excluding the date on which the Commitments terminate. Commitment fees accrued through and including the last day of each calendar month shall be payable in arrears on the first day of the following calendar month, commencing on the first such date to occur after the Effective Date, and on the date on which the Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(b) The Borrower Representative agrees to pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee in Dollars with respect to its participations in Letters of Credit, which, subject to Section 2.13(h), shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Loans (as in effect from time to time) on the average daily Dollar Equivalent of such Revolving Lender’s applicable LC Exposure in respect of such Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure in respect of such Borrower(s)’ Letters of Credit. In addition, the Borrower Representative agrees to pay to each Issuing Bank a fronting fee in Dollars, which shall accrue at a rate per annum equal to 0.50% of the average daily Dollar Equivalent of the LC Exposure attributable to Letters of Credit issued for the account of the U.S. Borrowers and their Restricted Subsidiaries by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure in respect of Letters of Credit issued for the account of the U.S. Borrowers and their Restricted Subsidiaries, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any such Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first day of the following calendar month, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) The Borrower Representative agrees to pay to the Administrative Agent, for the account of the applicable Lender Parties, fees in the amounts and payable at the times separately agreed upon in the Agent Fee Letter or the Fee Letter or as otherwise agreed between the Borrower Representative and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances (absent manifest error in the amount paid).

SECTION 2.13 Interest.

(a) Dollar Denominated Revolving Loans.

(i) The Loans comprising each ABR Borrowing (excluding U.S. Protective Advances and U.S. Overadvances) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(ii) The Loans comprising each Term Benchmark Borrowing denominated in Dollars shall bear interest at the Adjusted Term SOFR Rate plus the Applicable Rate.

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) Each Protective Advance and Overadvance shall bear interest at the Alternate Base Rate plus the Applicable Rate for ABR Revolving Loans plus 2% per annum.

(g) [Reserved].

(h) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default (automatically upon the occurrence of an Event of Default under clause (h), (i) or (j) of Article VII, or at the election of the Administrative Agent or the Required Lenders during the continuance of any other Event of Default, which election may be effective retroactively to the date such Event of Default first occurred), (i) the outstanding principal amount of the Loans shall bear interest at 2% per annum plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section, (ii) letter of credit participation fees shall accrue at 2% per annum plus the rate otherwise applicable to Letters of Credit as provided in Section 2.12(b), (iii) the Applicable Commitment Fee Rate under clause (a) of the definition thereof shall be 2% per annum plus the rate otherwise applicable thereunder (provided that the Applicable Commitment Fee Rate under clause (b) of the definition thereof shall remain unchanged), and (iv) all other outstanding Obligations shall bear interest at 2% per annum plus the rate applicable to ABR Revolving Loans hereunder.

(i) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that interest accrued pursuant to paragraph (h) of this Section shall be payable on demand.

(j) All interest hereunder shall be computed on the basis of a year of 365/366 days, except that interest computed by reference to the Term SOFR Rate (other than ABR Loans determined by reference to the Term SOFR Rate) and all fees shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR Rate or Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(k) Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

(l) Limitation on Interest. If any provision of this Agreement or of any of the other Loan Documents would obligate any Canadian Loan Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2.13, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Canadian Loan Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrowers. Any amount or rate of interest referred to in this Section 2.13(l) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Effective Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

(m) [Reserved].

(n) Swiss Minimum Interest Rate. The interest rates provided for the Swiss Borrower (and any Swiss Subsidiary) are minimum interest rates. The parties hereto have assumed, on the date of this Agreement, that Swiss Withholding Tax is not and will not become payable by the Swiss Borrower (and any Swiss Subsidiary) on interest payments under this Agreement or any other Loan Document. The Swiss Borrower (and any Swiss Subsidiary) acknowledges and agrees that the interest rates set out in this Agreement are minimum interest rates which shall be adjusted in accordance with subsection (o) below if Swiss Withholding Tax becomes payable at any time on interest payments by the Swiss Borrower (and any Swiss Subsidiary) under this Agreement or any other Loan Document.

(o) Swiss Withholding Tax. If Swiss Withholding Tax applies on interest payments by the Swiss Borrower (and any Swiss Subsidiary) under this Agreement or any other Loan Document, the gross-up and indemnity provisions of Section 2.17(a) and Section 2.17(d) shall not apply, but instead the following shall apply, provided that the relevant Swiss Withholding Tax is not an Excluded Tax:

(i) The Swiss Borrower (and any Swiss Subsidiary) shall pay such additional amounts as shall be necessary in order for the net amounts received by the Lenders after withholding of Swiss Withholding Tax to be equal to the respective amounts of interest which would otherwise have been receivable in respect of this Agreement in the absence of the withholding of Swiss Withholding Tax;

(ii) Swiss Withholding Tax shall be calculated, deducted and paid by the Swiss Borrower (and any Swiss Subsidiary) to the Swiss Federal Tax Administration on the amount of interest so recalculated at a rate of currently thirty five percent (35%) (or such other rate as applicable from time to time), unless a tax ruling obtained from the Swiss Federal Tax Administration confirms that such rate is, pursuant to any double-taxation treaty, a specified lesser rate in relation to interest payments under this Agreement in which case such lesser rate shall be applied; and

(iii) To the extent that interest payable under a Loan Document becomes subject to Swiss Withholding Tax, the Loan Parties and the Lenders shall promptly co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authority) to the extent possible and necessary (a) to make interest payments without them being subject to Swiss Withholding Tax, or (b) to being subject to Swiss Withholding Tax at a rate reduced under applicable double taxation treaties, or (c) for the Lenders to obtain a full or partial refund of Swiss Withholding Tax under applicable double taxation treaties. For the avoidance of doubt, a Lender who is treated as not being a Swiss Qualifying Bank pursuant to Section 2.17(i) shall not be under any obligation to change its status into a Swiss Qualifying Bank.

SECTION 2.14 Alternate Rate of Interest; Illegality.

(a) Subject to the other clauses of this Section 2.14, if, at any applicable time, (i) the Administrative Agent determines in good faith (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate, as applicable, pursuant to the definitions thereof, (ii) the basis for determining the Adjusted Term SOFR Rate or the Term SOFR Rate, as applicable, ceases to be reported by the sources designated by the Administrative Agent from time to time and the Administrative Agent shall have reasonably determined that, by reason of circumstances affecting the relevant market, other adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate, as applicable, or (iii) the Required Lenders determine that for any reason in connection with any request for a Loan that the Adjusted Term SOFR Rate or the Term SOFR Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall forthwith give notice thereof to the Borrower Representative and each Lender. Upon notice thereof (x) subject to Section 2.13(h), the interest rate applicable to the Revolving Loans and other Obligations denominated in Dollars shall be the Alternate Base Rate plus the Applicable Rate determined and effective immediately, and (y) subject to Section 2.14(d), such substituted rate shall thereafter be determined by the Administrative Agent in accordance with the terms hereof.

(b) Each of the Term SOFR Rate may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs (other than Taxes which shall be governed by Section 2.17), in each case, due to changes in applicable law, including any Changes in Law and changes in the reserve requirements imposed by the Board of Governors (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the Term SOFR Rate. In any such event, the affected Lender shall give Borrowers and Administrative Agent notice of such a determination and adjustment and Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (i) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such Term SOFR Rate, and the method for determining the amount of such adjustment, or (ii) repay the Loans of such Lender with respect to which such adjustment is made.

(c) If there has been at any time an interest rate substituted for the Term SOFR Rate in accordance with this Section 2.14 and if in the reasonable opinion of the Administrative Agent, the circumstances causing such substitution have ceased, then the Administrative Agent shall promptly notify the Borrower Representative in writing of such cessation, and thereafter the Term SOFR Rate shall be determined as originally defined hereby.

(d) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower Representative may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower Representative so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.14(b) will occur prior to the applicable Benchmark Transition Start Date.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(f) The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this ?Section 2.14, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(g) Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Representative may revoke any request for a Term Benchmark Borrowing, and, failing that, either (x) the Borrower Representative will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to an ABR Borrowing or (y) any Term Benchmark Borrowing denominated in an Agreed Currency shall be ineffective.

(h) If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Term Benchmark Borrowing, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Term Benchmark Loans will be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will upon demand from such Lender (with a copy to the Administrative Agent), either prepay all applicable Term Benchmark Borrowings of such Lender or be deemed to have converted all Term Benchmark Borrowings of such Lender to ABR Borrowings (in the case of Adjusted Term SOFR Rate Borrowings), respectively, on the date specified in such Lender’s notice. Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid.

SECTION 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the applicable Term Benchmark) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London, Canadian or other applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein,

(iii) subject any Recipient to any Taxes (other than any (A) Indemnified Taxes or (B) Excluded Taxes) on or with respect to its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender or other Recipient, the applicable Borrower(s) will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender or such Issuing Bank, the applicable Borrower(s) will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower Representative shall be conclusive absent manifest error. The applicable Borrower(s) shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the above, a Lender will not be entitled to demand compensation for any increased cost or reduction set forth in this Section 2.15 at any time if it is not the general practice and policy of such Lender to demand such compensation from similarly situated borrowers in similar circumstances under agreements containing provisions permitting such compensation to be claimed at such time.

SECTION 2.16 Compensation for Losses. With respect to any Loans, in the event of the failure to borrow or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(h) and is revoked in accordance therewith), then the Borrowers shall compensate each Lender for the loss, cost and expense (excluding any loss of margin) attributable to such event, including any loss or expense arising from the liquidation or reemployment of funds (but not loss of profits) obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. A certificate of any Lender delivered to the Borrower Representative and setting forth and explaining in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be conclusive absent manifest error. The applicable Borrower(s) shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.17 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it (or, as applicable, the relevant Lenders) for the payment of, any Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Loan Parties. Without duplication of any amounts actually paid pursuant to Section 2.17(a), the applicable Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A), (ii)(B) or (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender to a U.S. Borrower shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(B) any Foreign Lender to a U.S. Borrower shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable (in such number of copies as shall be requested by the recipient;

(1) an executed copy of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party;

(2) an executed copy of IRS Form W-8ECI (or any successor forms);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of any U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with the Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or W-8BEN-E (or any successor forms); or

(4) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), an executed copy of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I on behalf of each such direct and indirect partner;

(C) any Foreign Lender to a U.S. Borrower shall deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made by a Lender to a U.S. Borrower under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrower Representative and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine, if any, the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered (including any specific documentation required in this Section 2.17(e)) expires or becomes obsolete or inaccurate in any respect, it shall deliver promptly to the Borrower Representative or the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably request by the Borrower or the Administrative Agent) or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal ineligibility to do so.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any other successor Administrative Agent any documentation provided by such Lender pursuant to this Section 2.17(e).

Notwithstanding any other provision of this Section 2.17(e), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(f) Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g) Defined Terms. For the avoidance of doubt, for purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and, for purposes of this Section 2.17(e)(ii)(C) and (ii)(D), the term “applicable law” includes FATCA.

(h) VAT.

(i) All amounts set out or expressed in a Loan Document to be payable by any Loan Party to any Lender Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Section 2.17(h)(ii), if VAT is or becomes chargeable on any supply made by any Lender Party to any Loan Party under a Loan Document, that Loan Party shall pay to the Lender Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and the relevant Lender Party shall promptly provide an appropriate VAT invoice to such Loan Party).

(ii) Where a Loan Document requires any Loan Party to reimburse or indemnify a Lender Party for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Lender Party for the full amount of such cost or expense, including such part as represents VAT, save to the extent that such Lender Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iii) If VAT is or becomes chargeable on any supply made by any Lender Party (the “Supplier”) to any other Lender Party (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT and the Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 2.17(h) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the United Kingdom’s Value Added Tax Act 1994 or applicable legislation in other jurisdictions having a similar effect).

(i) Lender Confirmation. Each Lender shall specify on the date of this Agreement whether it is or is not a Swiss Qualifying Bank (or if unknown, shall indicate its status is unknown, in which case it shall be treated by the Swiss Borrower (and each Swiss Subsidiary) as if it were not a Swiss Qualifying Bank) and confirm that it counts as a single Lender for purposes of the Swiss Non-Bank Rules. A Swiss Borrower (and each Swiss Subsidiary) shall have the right to refuse an initial Lender if this would lead to a breach of the Swiss Ten Non-Bank Rule. Each Lender that becomes a party to this Agreement after the date of this Agreement shall specify whether it is or is not a Swiss Qualifying Bank and confirm that it counts as a single Lender for purposes of the Swiss Non-Bank Rules. If a Lender fails to indicate its status in accordance with this Section 2.17(i), then that Lender shall be treated for the purposes of this Agreement (including with respect to the Swiss Borrower (and each Swiss Subsidiary)) as if it is not a Swiss Qualifying Bank until such time as it notifies the Administrative Agent of its status (and the Administrative Agent, upon receipt of such notification, shall inform each Swiss Borrower of its status). For the avoidance of doubt, (A) the documentation that a Lender executes on becoming a party to this Agreement shall not be invalidated by any failure of a Lender to comply with this Section 2.17(i) and (B) none of the Loan Documents shall be invalidated by any failure of a Lender to comply with this Section 2.17(i) or to indicate its status is unknown.

(j) FATCA Information.

(i) Subject to paragraph (iii) below, each party shall, within ten Business Days of a reasonable request by another party: (x) confirm to that other party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (y) supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party’s compliance with FATCA; and (z) supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that other party’s compliance with any other law, regulation, or ex-change of information regime.

(ii) If a party confirms to another party pursuant to paragraph (i)(x) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

(iii) Paragraph (i) above shall not oblige any Lender Party to do anything, and paragraph (i)(z) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (x) any law or regulation; (y) any fiduciary duty; or (z) any duty of confidentiality.

(iv) If a party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (i)(x) or (i)(y) above (including, for the avoidance of doubt, where paragraph (iii) above applies), then such party shall be treated (and payments accordingly) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Setoffs.

(a) The Borrowers shall make each payment or prepayment required to be made by them hereunder or under any other Loan Document on or prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, on or prior to 2:00 p.m., New York City time, on the date when due or the date fixed or any prepayment hereunder, in immediately available funds, without any defense, setoff, recoupment or counterclaim. All payments (i) in respect of any Loan (and interest thereon) shall be made in the same currency in which such Loan was made and (ii) in respect of all fees, in respect of reimbursement of LC Disbursements and in respect of any other amounts payable hereunder or under other Loan Documents shall be paid in Dollars. All such payments in respect of Revolving Loans and LC Exposure shall be made and allocated, pro rata in accordance with the respective unpaid principal amounts of such Loans and the LC Exposure of each Lender. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent’s Account, except that payments required to be made directly to an Issuing Bank shall be so made and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) Any payments and any proceeds of Collateral received by the Administrative Agent (x) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower Representative), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from a Concentration Account or Collection Account during any Dominion Period (which shall be applied in accordance with Section 2.10(b)) or (y) after an Event of

Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent and each Issuing Bank from the Borrowers; second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of the Protective Advances and Overadvances; fourth, to pay the principal of the Protective Advances and Overadvances; fifth, to pay interest then due and payable on the Loans (other than the Protective Advances and Overadvances) ratably; sixth, to prepay principal on the Loans (other than the Protective Advances and Overadvances) and unreimbursed LC Disbursements ratably; seventh, to deposit in the LC Collateral Account cash collateral (in accordance with 2.06(j)); eighth, to payment of any amounts owing in respect of Secured Banking Services; ninth, to the payment of any other Secured Obligations due to any Lender Party by the Borrowers; and tenth, any excess to be returned to Borrower Representative.

(c) [Reserved].

(d) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements, Protective Advances or Overadvances resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements, Protective Advances or Overadvances and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements, Protective Advances and Overadvances of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their respective Loans and participations in LC Disbursements, Protective Advances and Overadvances; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements, Protective Advances or Overadvances to any Person that is an Eligible Assignee (as such term is defined from time to time). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. For purposes of subclause (b)(i) of the definition of “Excluded Taxes”, a Lender that acquires a participation pursuant to this Section 2.18(d) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

(e) Unless the Administrative Agent shall have received, prior to the date on which any payment is due to the Administrative Agent for the account of any of the Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower Representative to the Administrative Agent pursuant to Section 2.11(h)), notice from the Borrower Representative that the applicable Borrower(s) will not make such payment or prepayment, the Administrative Agent may assume that the applicable Borrower(s) have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the applicable Borrower(s) have not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Defaulting Lender Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future payment obligations of such Lender hereunder to or for the account of the Administrative Agent.

SECTION 2.19 Mitigation Obligations: Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Issuing Bank. The applicable Borrower(s) hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If any Lender requests compensation under Section 2.15, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower Representative may, at the sole expense and effort of the applicable Borrower(s), upon notice to such Lender and the Administrative Agent by the Borrower Representative, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (i) the Borrower Representative shall have received the prior written consent of the Administrative Agent and each Issuing Bank, which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, Protective Advances and Overadvances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower(s) (in the case of all other amounts), (iii) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iv) such assignment and delegation does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower(s) to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) commitment fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or all affected Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or modification pursuant to Section 9.02); provided that when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in any of such calculations to the extent that disregarding the applicable Commitments would not cause the Credit Exposure of any Lender under any Loan to exceed the amount of such Lender’s Commitment under such Loan and any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) if any LC Exposure, Protective Advance Exposure or Overadvance Exposure exists under which such Lender has a Commitment at the time such Lender becomes a Defaulting Lender, then:

(i) such Defaulting Lender’s LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.06(d)), Protective Advance Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(b)) and Overadvance Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(c)) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages, but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s LC Exposure, Protective Advance Exposure and Overadvance Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower(s) shall within one Business Day following notice by the Administrative Agent, without prejudice to any rights or remedies of the Borrowers against such Defaulting Lender, (A) first, prepay the portion of such Defaulting Lender’s Overadvance Exposure that has not been so reallocated, (B) second, prepay the portion of such Defaulting Lender’s Protective Advance Exposure that has not been so reallocated, and (C) third, cash collateralize such Defaulting Lender’s LC Exposure that has not been so reallocated in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if any Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the applicable Borrower(s) shall not be required to pay any letter of credit participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s cash collateralized LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (c)(i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted to give effect to such reallocation; or

(v) if any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clause (c)(i) or (c)(ii) above, then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Lender hereunder, all letter of credit participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until such LC Exposure is cash collateralized and/or reallocated; and

In the event and on the date that each of the Administrative Agent, the Company, each of the Issuing Banks agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure, Protective Advance Exposure and Overadvance Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold Revolving Loans in accordance with its Applicable Percentage.

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.

SECTION 2.21 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, any Lender Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside or determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement and the other Loan Documents shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent, such Issuing Bank or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, any Issuing Bank or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22 Joint and Several Liability of Borrowers.

(a) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(b) If and to the extent that a Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

(c) To the fullest extent permitted by applicable law, each Borrower hereby waives any defense based on or arising out of any defense of any other Borrower or the unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any other Borrower, other than the payment in full in cash of the Obligations. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, each Borrower irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any other Borrower or any other Person. To the fullest extent permitted by applicable law, each Borrower confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Obligations, compromise or adjust any part of the Obligations, make any other accommodation with any other Borrower or exercise any other right or remedy available to it against any other Borrower, without affecting or impairing in any way the liability of such Borrower to the fullest extent permitted by applicable law, except to the extent the Obligations have been fully and paid in cash. To the fullest extent permitted by applicable law, each Borrower waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Borrower against any other Borrower or any security.

(d) No Borrower will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any other Borrower, or any Collateral, until the Loan Parties have fully performed all their obligations to the Administrative Agent, the Issuing Banks, the Lenders and the other Lender Parties.

ARTICLE III

Representations and Warranties

The Company represents and warrants, and each other Loan Party severally represents and warrants as to itself, to the Lenders as follows:

SECTION 3.01 Organization; Powers. The Company and each Restricted Subsidiary is duly organized or incorporated, validly existing and (to the extent the concept is applicable in such jurisdiction and, in the case of any Restricted Subsidiary other than any Borrower, except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability; Benefit to Loan Parties. The Transactions, insofar as they are to be carried out by each Loan Party, are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, shareholder or other equity holder action. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable Insolvency Laws or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with (other than filings required to be made with SEC), or any other action by, any Governmental Authority, except such as have been obtained or made and are (or will so be) in full force and effect and except for filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law, including any order of any Governmental Authority, (c) will not violate the charter, by-laws or other organizational documents of the Company or any Restricted Subsidiary, (d) will not violate or result in a default under any indenture or agreement (including any Material Indebtedness or other material instrument binding upon the Company or any Restricted Subsidiary or any of their assets), or give rise to a right thereunder to require any payment to be made by the Company or any Restricted Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of the Company or any Restricted Subsidiary, except Liens created pursuant to the Loan Documents; in the case of each of the clauses above, except for an approval, violation or creation, as applicable, which would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Effect.

(a) The Company has heretofore furnished to the Lenders (i) the audited consolidated balance sheets and related consolidated statements of income, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries as of and for the Fiscal Years ended December 31, 2022, December 30, 2023, and December 28, 2024, each audited by and accompanied by the unqualified opinion of an independent registered public accounting firm, and (ii) the unaudited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries as of and for the Fiscal Quarter ended April 5, 2025. Such financial statements (x) present fairly, in all material respects, or on a consolidated basis, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above and (y) comply in all material respects with the requirements of Regulation S-X under the Securities Act.

(b) The initial Cash Flow Forecast, which was furnished to the Administrative Agent on or prior to the Effective Date, and each subsequent Cash Flow Forecast delivered in accordance with Section 5.29, has been (or when delivered, will be) prepared by the Company in good faith, with due care and based upon assumptions the Company believed to be reasonable assumptions on the date of delivery of the then applicable Cash Flow Forecast. To the knowledge of the Company, as of the Effective Date, no facts exist that, individually or in the aggregate, would result in any material change to the Cash Flow Forecast for the period covered thereby.

(c) Since December 28, 2024, there has been no event, development or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect on the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

SECTION 3.05 Properties.

(a) The Company and each Restricted Subsidiary has good title to, or valid leasehold interests in, all fee owned real property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and Permitted Liens, or as otherwise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company and each Restricted Subsidiary owns, or is licensed to use, all trademarks, service marks, tradenames, trade dress, copyrights, patents, industrial designs and other Intellectual Property material to its business, and the conduct of their respective businesses, including the use thereof, by the Company and the Restricted Subsidiaries, does not infringe or violate upon the rights of any other Person, except for any such infringements or violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting Company or any Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

(b) Except for matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither Company nor any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. The representations and warranties made pursuant to this Section 3.06(b) are the exclusive representations and warranties contained in this Agreement regarding (1) compliance with or liability under Environmental Laws, or (2) Hazardous Materials.

SECTION 3.07 Compliance with Laws and Agreements.

(a) the Company and each Restricted Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (it being agreed that this Section does not apply to any law which is specifically addressed in Section 3.06(b), 3.07(b), 3.08, 3.09, 3.10 or 3.14). No Default has occurred and is continuing.

(b) the Company and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and, to the knowledge of the Company, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, each in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party or any Subsidiary being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary or, to the knowledge of the Company, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned

Person. No Borrowing, Letter of Credit use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions. The foregoing representations in this Section 3.07(b) will not apply to any Canadian Loan Party or party hereto to which Council Regulation (EC) 2271/96 (the “Blocking Regulation”) applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any applicable Canadian law, rule or regulation or any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom, and no representation under this Section shall be made by any German Loan Party to the extent it would violate section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/96 of 22 November 1996 or any similar applicable anti-boycott law or regulation binding on that German Loan Party.

SECTION 3.08 Investment Company Status, etc. No Loan Party is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 (or, in respect of a UK Loan Party, carries on any business in the United Kingdom which requires it to be authorized by the United Kingdom Financial Conduct Authority or the United Kingdom Prudential Regulation Authority) or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) an EEA Financial Institution.

SECTION 3.09 Taxes. The Company and each Subsidiary have filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it (including in its capacity as withholding agent), except (a) any Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which the Company or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no current or proposed tax assessment, deficiency or other claim against the Company or any of the Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except, in each case, with respect to a branch operated by Fossil Germany in Dubai, each European Loan Party and each of their respective subsidiaries is resident for Tax purposes only in the jurisdiction under whose laws it is incorporated as at the date of this Agreement and none of the European Loan Parties or any of their respective Subsidiaries has a branch, agency or permanent establishment in any other jurisdiction for Tax purposes.

SECTION 3.10 ERISA; Labor Matters; Canadian Pension Plans and Canadian Benefit Plans.

(a) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and (iii) the present value of all accumulated benefit obligations under each Plan that is subject to Title IV of ERISA (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) there are no strikes, lockouts, slowdowns or any other labor disputes against the Company or any Restricted Subsidiary pending or, to the knowledge of the Company, threatened, (ii) the hours worked by and payments made to employees of the Company and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938, the Employee Standards Act (Ontario) or any other applicable federal, state, provincial, territorial, local or foreign law dealing with such matters and (iii) all payments due from the Company or any Restricted Subsidiary, or for which any claim may be made against the Company or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Restricted Subsidiary to the extent required by GAAP.

(c) No Loan Party nor any of its Subsidiaries or Affiliates is or has at any time been (i) an employer (for the purposes of Sections 38 to 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pensions Schemes Act 1993) or (ii) “connected” with or an “associate” (as those terms are used in Sections 38 and 43 of the United Kingdom’s Pensions Act 2004) of such an employer.

(d) All employer and employee contributions (including insurance premiums) required from any Loan Party or any of its Affiliates by applicable law or by the terms of any Foreign Pension Plan (including any policy held thereunder) have been made, or, if applicable, accrued in accordance with normal accounting practices.

(e) The present value of the aggregate accumulated benefit obligations of all Foreign Pension Plans (based on those assumptions used to fund such Foreign Pension Plans) with respect to all current and former participants did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of all such Foreign Pension Plans.

(f) Each Foreign Pension Plan that is required to be registered has been registered and has been maintained in good standing with the applicable regulatory authorities and is in compliance with (i) all material provisions of applicable law and regulations applicable to such Foreign Pension Plan and (ii) the terms of such Foreign Pension Plan.

(g) Schedule 3.10 lists all Canadian Pension Plans currently maintained or contributed to by the Loan Parties and their Subsidiaries as of the date hereof. No Loan Party nor any Subsidiary thereof, maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Canadian Defined Benefit Plan. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. Each Loan Party and each of their Subsidiaries has complied with and performed all of its obligations under and in respect of the Canadian Pension Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations, except where failure to do so could not reasonably be expected to result in a Material Adverse Effect). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws, except where failure to do so could not reasonably be expected to result in a Material Adverse Effect. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans which could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Loan Parties, no facts or circumstances have occurred or existed that could result, or be reasonably anticipated to result, in the declaration of a termination of any Canadian Pension Plan by any Governmental Authority under applicable laws which could reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Canadian Pension Plan is and has been funded and otherwise operated in accordance with applicable law, and except as would not reasonably be expected to result in a Material Adverse Effect, there is no solvency or other deficiency or any unfunded liability with respect to any Canadian Pension Plan.

SECTION 3.11 Disclosure.

(a) The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any Restricted Subsidiary is subject, and all other matters known to them, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Information Materials nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Company or any Restricted Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts and projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date, as of the Effective Date (it being understood that such forecasts and projections are not to be viewed as fact and may vary from actual results and that such variances may be material).

(b) As of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.12 Subsidiaries and Joint Ventures. Schedule 3.12 sets forth, as of the Effective Date, the name, type of organization and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by the Company or any Subsidiary in, (a) each Subsidiary and (b) each joint venture in which the Company or any Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary. All the issued and outstanding Equity Interests in each Subsidiary owned by any Loan Party have been (to the extent such concepts are relevant with respect to such Equity Interests) duly authorized and validly issued and are fully paid and non-assessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived and not as a result of any rights contained in organizational documents, and subject to capital calls for non-corporations). Except as set forth in Schedule 3.12, as of the Effective Date there is no existing option, warrant, call, right, commitment or other agreement to which the Company or any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary.

SECTION 3.13 Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Company and the Restricted Subsidiaries as of the Effective Date. As of the Effective Date, all premiums due and payable in respect of such insurance have been paid. The Company believes that the insurance maintained by or on behalf of the Company and the Restricted Subsidiaries is adequate.

SECTION 3.14 Margin Regulations. No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit hereunder will be used to buy or carry any Margin Stock.

SECTION 3.15 Solvency. As of the Effective Date after giving effect to the Transactions and on as of the date of each borrowing, continuation, conversion or extension date hereunder and after giving effect thereto, (i) the fair value of the assets of the Company and its consolidated Subsidiaries, at a fair valuation (determined on the basis of such property being liquidated with reasonable promptness in an arm’s-length transaction), will exceed their debts and other liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Company and its consolidated Subsidiaries will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its consolidated Subsidiaries will be able to pay their debts and other liabilities, subordinated, contingent or otherwise (it being understood and agreed that for purposes of this Section, contingent liabilities mean the maximum amount of liability that could reasonably be likely to result from pending litigation, asserted claims and assessments, guaranties, indemnification obligations, adjustment of purchase price or other post-closing payment adjustments (including earn-outs and other similar arrangements) and uninsured risks of the Company and its Subsidiaries), as such debts and liabilities become absolute and matured; (iv) the Company and its consolidated Subsidiaries will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date; (v) a UK Loan Party will not (A) (1) be unable to or have admitted its inability to pay its debts as they fall due, (2) be deemed to or declare that it is unable to pay its debts under applicable law, (3) have suspended or threatened to suspend making payments on any of its debts or (4) by reason of actual or anticipated financial difficulties, have commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or (B) have declared, or have had declared a moratorium, in respect of any Indebtedness; (vi) no Germany Insolvency Event will have occurred; (vii) no Canadian Loan Party is an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada); and (viii) no Swiss Insolvency Event will have occurred.

SECTION 3.16 Collateral Matters. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral granted by (a) the U.S. Loan Parties in favor of the Administrative Agent (for the benefit of the Lender Parties), securing the Secured Obligations, (b) the Canadian Loan Parties in favor of the Administrative Agent (for the benefit of the relevant Lender Parties), securing the Secured Obligations, (c) [reserved], (d) [reserved], (e) the German Loan Parties in favor of the Administrative Agent (for the benefit of the relevant Lender Parties), securing the Secured Obligations, (f) the Swiss Loan Parties in favor of the Administrative Agent (for the benefit of the relevant Lender Parties), securing the Secured Obligations and (g) the UK Loan Parties in favor of the Administrative Agent (for the benefit of the relevant Lender Parties), securing the Secured Obligations, and (i) when the Collateral constituting certificated securities (as defined in the UCC or the PPSA, as applicable) or instruments (as defined in the UCC or the PPSA, as applicable) are delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Loan Documents will constitute perfected and continuing Liens on such Collateral, (ii) upon the filing of a UCC financing statement or the filing of a PPSA financing statement (or equivalent) or equivalent under each applicable jurisdiction, the recording an appropriate document with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, the security interest created under the Loan Documents will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral to the extent perfection can be obtained by filing or recording and (iii) when the Collateral constituting deposit accounts or securities account are made subject to Control Agreement the security interest created under the Loan Documents will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, in each case, securing the applicable Secured Obligations, enforceable against the applicable Loan Party and having priority over all other Liens on the Collateral except in the case of (x) Permitted Liens, to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement and (y) Liens perfected only by possession (including possession of any certificate of title) or control to the extent the Administrative Agent has not obtained or does not maintain possession or control of such Collateral.

SECTION 3.17 Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for purposes set forth in Section 5.11.

SECTION 3.18 Credit Card Agreements. Schedule 3.18 (as updated from time to time as permitted by Section 5.16) sets forth a list describing all Credit Card Agreements to which any U.S. Loan Party is a party. All such Credit Card Agreements are in full force and effect, currently binding upon each U.S. Loan Party that is a party thereto and, to the knowledge of the U.S. Loan Parties, binding upon other parties thereto in accordance with their terms. The U.S. Loan Parties are in compliance in all material respects with each such Credit Card Agreement.

SECTION 3.19 Plan Assets; Prohibited Transactions. No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

SECTION 3.20 Borrowing Base Certificate. At the time of delivery of each Borrowing Base Certificate, assuming that any eligibility criterion that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each Account reflected therein as eligible for inclusion in each Borrowing Base is an Eligible Account, each Credit Card Account Receivable reflected therein as eligible for inclusion in each Borrowing Base is an Eligible Credit Card Account Receivable, the Inventory reflected therein as eligible for inclusion in each Borrowing Base constitutes Eligible Finished Goods Inventory, and the Trademark Assets reflected therein as eligible for inclusion in each Borrowing Base constitutes Eligible Intellectual Property.

SECTION 3.21 Material Contracts. Each Material Contract in effect as of the Effective Date is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof (except any such Material Contract that has expired by its terms). Neither any Loan Party nor any Subsidiary thereof is in breach of or in default under any Material Contract where such breach or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.22 Exchange Documents. Each Exchange Document in effect as of the Effective Date is in full force and effect in accordance with the terms thereof (except any such Exchange Document that has expired by its terms). Neither any Loan Party nor any Subsidiary thereof is in breach of or in default under any material provision of any Exchange Document.

SECTION 3.23 Centre of Main Interests and Establishments.

(a) For the purposes of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), (i) each of the German Loan Parties’ and Dutch Loan Parties’ centre of main interests (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and (ii) none of the German Loan Parties or Dutch Loan Parties have an “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction (or any equivalent provision(s) of any applicable successor to the Regulation which may apply from time to time to any of the Loan Parties).

(b) For the purposes of the Retained Regulation (i) each of the UK Loan Parties’ centre of main interests (as that term is used in Article 3(1) of the Retained Regulation) is situated in its jurisdiction of incorporation and (ii) none of the UK Loan Parties have an “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction (or any equivalent provision(s) of any applicable successor to the Retained Regulation or the Regulation, respectively, which may apply from time to time to any of the Loan Parties).

SECTION 3.24 Compliance with the Swiss Non-Bank Rules. Each Swiss Borrower (and each Swiss Subsidiary) is in full compliance with the Swiss Non-Bank Rules and, for the purposes of this Section 3.24, the Swiss Borrowers (and each Swiss Subsidiary) shall assume that the aggregate number of Lenders that are Swiss Non-Qualifying Banks is ten. A Swiss Borrower shall not be in breach of this representation if Swiss Withholding Tax is triggered as a result of a Lender’s failure to comply with Sections 9.04(b)(iii), 9.04(c) or resulting from an incorrect Lender status confirmation under Section 2.17(i) or having lost the status as Swiss Qualifying Bank or as a result of the revocation with Swiss Tax Ruling.

SECTION 3.25 Fiscal Unity. No Dutch Loan Party is part of a fiscal unity (fiscale eenheid) for Dutch corporate income tax or VAT purposes except for any such fiscal unity consisting of Dutch Loan Parties only.

ARTICLE IV

Conditions

SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02) to the satisfaction of the Administrative Agent:

(a) Credit Agreement. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include PDF or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Fee Letters. The Administrative Agent (or its counsel) shall have received from each party thereto either (i) counterparts of the Agent Fee Letter and the Fee Letter signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include PDF or electronic transmission of a signed signature page of the Agent Fee Letter or the Fee Letter) that such party has signed a counterpart of the Agent Fee Letter or the Fee Letter, as applicable.

(c) Opinions. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Weil, Gotshal & Manges LLP, New York, Delaware and Texas counsel for the Loan Parties, (ii) Stikeman Elliott LLP, Canadian counsel for the Loan Parties, with respect to the laws of Ontario, Alberta, Quebec, and British Columbia, (iii) Stewart McKelvey LLP, Canadian counsel for the Loan Parties with respect to the laws of New Brunswick and Nova Scotia, and (iv) Norton Rose Fulbright LLP, English counsel for the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(d) Organization and Good Standing Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing (or equivalent) of each Loan Party as of a recent date prior to or as of the Effective Date, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent. For each German Loan Party organized as a limited liability company, it shall include its articles of association, the shareholder list, an excerpt from the commercial register, and any other organizational agreement applicable to it. For each UK Loan Party, such certificate shall confirm (i) that attached copies of such Loan Party’s certificate of incorporation (and any certificate on change of name), its memorandum (if any) and articles of association are true and complete, and in full force and effect, without amendment; (ii) that an attached copy of resolutions of both its board of directors and its members authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked or superseded; (iii) the title, name and signature of each person authorized to sign the Loan Documents and (iv) for each UK Loan Party whose shares are the subject of a UK Security Agreement, either that no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006 (UK)) has been issued in respect of its shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006 (UK)), which is certified by a director to be correct, complete and not amended or superseded at the date of that certificate, or a certificate certifying that such UK Loan Party is not required to comply with Part 21A of the Companies Act 2006 (UK).

(e) Representations and Warranties. The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(f) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Company, confirming compliance with the conditions set forth in paragraphs (e), (k), (o) and (t) of this Section.

(g) Solvency Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief financial officer of the Company, as to the solvency of the Company and its Subsidiaries on a Consolidated basis after giving effect to the Transactions, in the form of Exhibit J.

(h) Collateral and Guarantee Requirement. Other than as set forth on Schedule 5.25, the Collateral and Guarantee Requirement shall have been satisfied. The Administrative Agent shall have received a completed Perfection Certificate, dated the Effective Date and signed by an executive officer or a Financial Officer of the Company, together with all attachments contemplated thereby, including the results of a search of the UCC filings and PPSA financing statements and similar filings under applicable foreign laws, made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or substantially contemporaneously with the initial funding of Loans on the Effective Date will be, released.

(i) [Reserved].

(j) Insurance Certificates. The Administrative Agent shall have received evidence that the Administrative Agent, for the benefit of the Lender Parties, has been named as additional insured and loss payee under the Company’s master global property and liability insurance policies.

(k) No Default. As of the Effective Date, no Default shall have occurred and be continuing.

(l) Refinancing. The Administrative Agent shall have received reasonably satisfactory evidence that the Refinancing has been completed or will be completed substantially concurrently with the effectiveness of this Agreement.

(m) Payment of Fees. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party.

(n) Know Your Customer Information. (i) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, at least five (5) Business Days prior to the Effective Date to the extent such information was requested at least ten (10) Business Days prior to the Effective Date, (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) Business Days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrowers at least ten (10) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to each Borrower shall have received such Beneficial Ownership Certification and (iii) the Administrative Agent shall have received background checks on certain principals and managers of the Company and other related parties, the results of which shall be satisfactory to the Administrative Agent; provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the conditions set forth in this clauses (i) and (ii) shall be deemed to be satisfied with respect to such Lender.

(o) No Material Adverse Effect. Since December 28, 2024, there shall not have been or occurred any Material Adverse Effect.

(p) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of June 30, 2025, which such Borrowing Base Certificate shall demonstrate at least $30,000,000 of Availability, after giving pro forma effect to the Transactions contemplated to occur on the Effective Date.

(q) Financial Statements. The Lenders shall have received unaudited interim consolidated financial statements of the Company for the Fiscal Month ended June 30, 2025, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of the Company, as reflected in the financial statements or projections contained in the Information Materials.

(r) Field Exam; Appraisals. The Administrative Agent shall have received (i) an updated field examination from an examiner satisfactory to the Administrative Agent and (ii) Inventory and Intellectual Property appraisals from appraisers satisfactory to the Administrative Agent, the results of which updated field examination and appraisals shall be satisfactory to the Administrative Agent.

(s) Sourcing Rights Agreement. The Administrative Agent (or its counsel) shall have received from each party thereto either (i) counterparts of the Sourcing Rights Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include PDF or electronic transmission of a signed signature page of the Sourcing Rights Agreement) that such party has signed a counterpart of the Sourcing Rights Agreement.

(t) Restructuring Transactions. The Administrative Agent shall have received (i) a fully executed copy of the Exchange TSA, together with all attachments thereto, in form and substance satisfactory to the Administrative Agent, which agreement shall be in full force and effect with the support of Consenting Noteholders (as defined therein) comprising at least 58% of the aggregate outstanding principal amount of the 2026 Notes, and no default or event of default shall have occurred and be continuing thereunder, including a commitment by the Consenting Noteholders to backstop 100% of the new money 2029 1L Notes in an aggregate amount of $32.5 million, and (ii) evidence reasonably satisfactory to the Administrative Agent that the Specified UK SchemeCo has no assets or Subsidiaries.

(u) Cash Flow Forecast. The Administrative Agent shall have received the initial Cash Flow Forecast.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c) After giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, the Borrowers shall be in compliance with the Revolving Exposure Limitations.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in paragraph (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make Loans and an Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing or causing to be issued any such Letter of Credit is in the best interests of the Lenders.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than Banking Services Obligations and contingent or indemnity obligations for which no claim has been made) have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties severally covenant and agree with the Lenders that:

SECTION 5.01 Financial Statements: Borrowing Base and Other Information. The Company will furnish to the Administrative Agent, for distribution to each Lender:

(a) within 90 days after the end of each Fiscal Year of the Company, its audited consolidated balance sheet and related consolidated statements of operations, shareholders’ equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (including a report containing management’s discussion and analysis of such financial statements), all audited by and accompanied by the opinion of an independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification, exception or emphasis and without any qualification or exception as to the scope of such audit, other than solely with respect to, or resulting solely from, an upcoming maturity date under this Agreement occurring within one year from the time such opinion is delivered) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the end of and for such Fiscal Year on a consolidated basis in accordance with GAAP;

(b) (i) within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Company (commencing with the Fiscal Quarter ended September 30, 2025), its unaudited consolidated balance sheet as of the end of such Fiscal Quarter, the related unaudited consolidated statements of operations for such Fiscal Quarter and the then elapsed portion of the Fiscal Year and the related unaudited consolidated statement of cash flows for the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year (including a report containing management’s discussion and analysis of such financial statements), all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial position, results of operations and cash flows on a consolidated basis of the Company and its consolidated Subsidiaries as of the end of and for such Fiscal Quarter and such portion of the Fiscal Year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) within 30 days after the end of each of the first two Fiscal Months of each Fiscal Quarter of the Company (commencing with the Fiscal Month ended July 31, 2025), its unaudited consolidated balance sheet as of the end of such Fiscal Month, the related unaudited consolidated statements of operations for such Fiscal Month and the then elapsed portion of the Fiscal Year and the related unaudited consolidated statement of cash flows for the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year (including a report containing management’s discussion and analysis of such financial statements), all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial position, results of operations and cash flows on a consolidated basis of the Company and its consolidated Subsidiaries as of the end of and for such Fiscal Month and such portion of the Fiscal Year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with each delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate signed by a Financial Officer of the Company (i) certifying, in the case of the financial statements delivered under clause (b) that such financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations of the Total Leverage Ratio as of the end of the applicable Fiscal Year, Fiscal Quarter or Fiscal Month, (iv) [reserved], (v) if any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04, specifying the effect of such change on the financial statements accompanying such certificate (and, in the event of any such change referred to in Section 1.05(b), with respect to the amounts included in the calculation of the Fixed Charge Coverage Ratio for the period of twelve Fiscal Months of the Company then most recently ended, providing a reasonably detailed reconciliation of such amounts as they are reflected in the financial statements accompanying such certificate and as they would be reflected therein without giving effect to such change), (vi) certifying that all notices required to be provided under Sections 5.02 and 5.04 have been provided and (vii) if there are any Unrestricted Subsidiaries setting forth the financial information in detail reasonably satisfactory to the Administrative Agent for the applicable period for such Unrestricted Subsidiaries;

(d) promptly upon request of the Administrative Agent (which request shall be made no more than once per calendar year), a true and complete customer list for each U.S. Loan Party, Canadian Loan Party and European Borrower, which list shall state the customer’s name, mailing address and phone number and shall be certified as true and correct by a Financial Officer of the Borrower Representative;

(e) as soon as available but in any event within 30 days after the end of each Fiscal Year of the Company, a copy of the plan and forecast (including projected Availability and a projected consolidated and consolidating balance sheet, statement of operations and statement of cash flow) of the Company of the upcoming Fiscal Year, presented on a month-by-month basis (in each case, in form and substance reasonably satisfactory to the Administrative Agent);

(f) as soon as available but in any event within 20 days after each Borrowing Base Reporting Date (or, during any Weekly Reporting Period, on the third Business Day of each week), a Borrowing Base Certificate setting forth a computation of the Borrowing Base as of such Borrowing Base Reporting Date, together with supporting information and any additional reports with respect to the Borrowing Base that the Administrative Agent may reasonably request;

(g) concurrently with any delivery of a Borrowing Base Certificate under clause (f) above, the following information as of such Borrowing Base Reporting Date, all delivered electronically in a text formatted file in form reasonably acceptable to the Administrative Agent:

(i) (A) a summary level aging of the Loan Parties’ Accounts (1) including all invoices’ invoice date and payment terms) and (2) reconciled to the Borrowing Base Certificate delivered as of such date in a form reasonably acceptable to the Administrative Agent and (B) a summary aging of the Loan Parties’ Accounts specifying the name, address and balance due for each Account Debtor.

(ii) a summary level aging of the Loan Parties’ Credit Card Accounts Receivables (A) including aging by each credit card issuer and credit card processor and (B) reconciled to the Borrowing Base Certificate delivered as of such date, in a form reasonably acceptable to the Administrative Agent, together with a summary specifying the balance due from each credit card issuer or credit card processor;

(iii) a summary level report of the Loan Parties’ Inventory, (A) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement or warehouse agreement), by product type and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, (B) including a report of any variances or other results of Inventory counts performed by the Loan Parties since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Loan Parties), and (C) reconciled to the Borrowing Base Certificate delivered as of such date;

(iv) a worksheet of calculations prepared by the Loan Parties to determine Eligible Credit Card Accounts Receivables, Eligible Accounts, Eligible Finished Goods Inventory and Eligible Intellectual Property, such worksheets detailing the Credit Card Accounts Receivables, Accounts, Inventory and Trademark Assets excluded from Eligible Credit Card Accounts Receivables, Eligible Accounts, Eligible Finished Goods Inventory and Eligible Intellectual Property and the reasons for such exclusion;

(v) a reconciliation of the Loan Parties’ Credit Card Accounts Receivables, Accounts and Inventory between the amounts shown in the Loan Parties’ general ledger and financial statements and the reports delivered pursuant to clauses (i), (ii), (iii) and (iv) above;

(vi) a reconciliation of the loan balance per the Loan Parties’ general ledger to the loan balance under this Agreement;

(vii) a schedule and aging of each Subsidiary’s accounts payable as of the month then ended, broken out by vendor and delivered electronically in a text formatted file in a form reasonably acceptable to the Administrative Agent;

(viii) a schedule of Deposit Accounts and Securities Accounts, including the amount of cash and Cash Equivalents held in each Deposit Account and Securities Account, broken out by jurisdiction and identifying whether each Deposit Account and Securities Account is subject to a Control Agreement; and

(ix) a summary level report of balances in respect of Intercompany Sourcing Arrangements and the Intercompany Cash Pooling Program, specifying the aggregate credits and liabilities of the Company and each Subsidiary party thereto, in a form reasonably acceptable to the Administrative Agent.

(h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or any Canadian federal or provincial securities commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; provided that the Company shall be deemed to have satisfied the requirements of this Section 5.01(h) upon the filing of such reports, statements or materials through the SEC’s EDGAR system or the publication by the Company of such reports, statements or materials on its website;

(i) promptly after any request therefor by the Administrative Agent, copies of (x)(i) each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request and (y)(i) any documents described in Section 101(k)(1) of ERISA that the Loan Parties or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1)(1) of ERISA that the Loan Parties or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any ERISA Affiliate have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, upon request by the Administrative Agent, the applicable Loan Party or ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; provided, further that notwithstanding anything herein the rights of the Administrative Agent under Section 5.01(i)(y)(ii) shall be exercised not more than once with respect to the same Multiemployer Plan during any applicable plan year;

(j) promptly after the filing thereof with any Governmental Authority upon request of the Administrative Agent, a copy of each actuarial valuation report in respect of any Canadian Pension Plan;

(k) promptly after any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request (which, for the avoidance of doubt, may include standalone financial statements for the Company or any of its Subsidiaries) and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;

(l) the reporting set forth on Schedule 5.01, by the applicable dates set forth thereon;

(m) prior to the consummation of any transaction or transactions (or release of a Loan Party that is or becomes an Excluded Subsidiary) that, individually or in the aggregate for all such transactions and releases since the most recent delivery of a Borrowing Base Certificate, would on a pro forma basis result in a reduction in the value of the Aggregate Borrowing Base in effect at such time by the lesser of (i) 5% or (ii) $4,000,000 or more (including, without limitation, as a result of any Investment, Restricted Payment or other Disposition of, subordination of the Administrative Agent’s Liens on, or release of a Loan Party owning, Eligible Accounts, Eligible Credit Card Accounts Receivable, Eligible Finished Goods Inventory or Eligible Intellectual Property (whether as part of a sale of Equity Interests or otherwise)), as a condition to the permissibility of the consummation of such transaction or transactions or release pursuant to any provision of this Agreement or any other Loan Document (including, without limitation, any basket or exception to any negative covenant in Article VI), (x) the Borrower Representative shall deliver an updated Borrowing Base Certificate giving pro forma effect to such transaction or transactions or release and (y) after giving effect to such transaction or transactions or release and such updated Borrowing Base Certificate, the Company shall be in compliance with Section 6.12 and the Borrowers shall be in compliance with the Revolving Exposure Limitations (the requirements of this proviso, the “Updated Borrowing Base Condition”); and

(n) (A) at least three (3) Business Days prior to the execution of any new Exchange Document or the effective date of any amendment, waiver or modification of any of the Exchange Documents, copies of drafts of such amendment, waiver or other document and at least one (1) Business Day prior to the execution of any such new Exchange Document or the effective date of any such amendment, waiver or modification of any of the Exchange Documents, copies of executed versions of such amendment, waiver or other document and (B) promptly (and in any event, with one (1) Business Day) after the receipt or delivery thereof, any material notice from or to any of the Consenting Noteholders under the Exchange TSA.

Documents required to be delivered pursuant to this Section 5.01 or Section 5.02 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on a Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that: (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower Representative, the Borrower Representative shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower Representative shall notify the Administrative Agent and each Lender (by fax or through Electronic Systems) of the posting of any such documents and provide to the Administrative Agent through Electronic Systems electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

SECTION 5.02 Notices of Material Events. The Company will furnish to the Administrative Agent (for distribution to the Lenders) written notice promptly upon any Financial Officer, or other officer or employee responsible for compliance with the Loan Documents, of the Company or any Subsidiary becoming aware of any of the following:

(a) (i) the occurrence of any Default, (ii) any event or circumstance which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any Restricted Subsidiary thereof or any of their respective properties may be bound which could reasonably be expected to have a Material Adverse Effect, (iii) any event or circumstance which constitutes or which with the passage of time or giving of notice or both would constitute a default, event of default or termination event under the Exchange Documents, together with a copy of any written notice sent or received by the Company or any of its Subsidiaries in connection therewith, (iv) any termination or threatened termination or any alleged breach of the Exchange TSA, together with a copy of any written notice sent or received by the Company or any of its Subsidiaries in connection therewith, or (v) the occurrence of a UK Proceeding Trigger Event (as defined in the Exchange TSA);

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or involving the Company or any Restricted Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Company to the Administrative Agent and the Lenders, that in each case would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;

(c) any and all notices that a material default has occurred and is continuing received under or with respect to any leased location or public warehouse where Collateral having an aggregate value in excess of $2,000,000 is located (which shall be delivered within ten (10) Business Days after receipt thereof);

(d) the occurrence of an ERISA Event or Foreign Pension Plan Event that has resulted, or would reasonably be expected to result, in a Material Adverse Effect;

(e) any change in the fiscal year of the Company or its method of determining fiscal quarters or fiscal months;

(f) any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; or

(g) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Additional Subsidiaries.

(a) Subject to applicable law, each Borrower and each Loan Party will cause each Designated Subsidiary formed or acquired after the Effective Date or that becomes a Designated Subsidiary after the Effective Date in accordance with the terms of this Agreement to within 30 days (in each case, as such time may be extended in the Administrative Agent’s sole discretion) (i) become a Guarantor by executing a Joinder Agreement and (ii) satisfy the Collateral and Guarantee Requirement with respect to such Designated Subsidiary and with respect to any Equity Interests in or Indebtedness of such Designated Subsidiary owned by or on behalf of any Loan Party. Upon execution and delivery thereof, each such Person (i) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the applicable Lender Parties, in any property of such Loan Party which constitutes Collateral, under the applicable Security Agreement.

(b) At the option of the Borrower Representative, it may (i) cause a U.S. Subsidiary to become a “U.S. Subsidiary Borrower” hereunder, (ii) [reserved], (iii) cause a Swiss Subsidiary to become a “Swiss Borrower” hereunder, (iv) [reserved], (v) [reserved], (vi) cause a Canadian Subsidiary to become a “Canadian Borrower” hereunder or (vi) cause a German Subsidiary to become a “German Borrower” hereunder, in each case, by (x) delivering a written notice to the Administrative Agent at least fifteen (15) Business Days prior to such Subsidiary becoming a Borrower, (y) at least three (3) Business Days prior to such Subsidiary becoming a Borrower, delivering to the Administrative Agent and the Lenders all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, in each case to the extent requested in writing at least ten (10) Business Days prior to such Subsidiary becoming a Borrower, and (z) causing such Subsidiary (A) to execute a joinder agreement to this Agreement in form and substance satisfactory to the Administrative Agent; (B) to satisfy the Collateral and Guarantee Requirement with respect to the assets of such Subsidiary and with respect to any Equity Interests in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party and to take all actions necessary or advisable in the opinion of the Administrative Agent to cause the Lien created by the applicable Collateral Document to be duly perfected to the extent required by such agreement in accordance with all applicable requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent; (C) at the request of the Administrative Agent, to deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Lenders, of counsel to the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 5.03(b) and customarily opined upon by counsel to the Loan Parties as the Administrative Agent may reasonably request; (D) to cooperate with the Administrative Agent, and any examiners and appraisers engaged by the Administrative Agent, to facilitate the Administrative Agent’s receipt of the results of an appraisal and a field examination, from an appraiser and an examiner reasonably satisfactory to the Administrative Agent; and (E) to duly authorize, execute and deliver such customary documentation, and take such other customary collateral security and perfection actions, deemed reasonably necessary by the Administrative Agent in its Permitted Discretion, to provide a valid and enforceable first priority and perfected or equivalent Lien (subject to Permitted Liens) in the Collateral of such Subsidiary.

SECTION 5.04 Information Regarding Collateral. Each Loan Party will furnish to the Administrative Agent prompt written notice (and in any event within 30 days thereof) of any change in (i) its legal name, as set forth in its organizational or constitutional documents, (ii) its jurisdiction of organization or the form of its organization (including as a result of any merger, amalgamation or consolidation), (iii) the location of its chief executive office or, in the case of a UK Loan Party, its registered office address, (iv) the jurisdiction in which it maintains any Inventory, or (v) its organizational identification number, if any and the Federal Taxpayer Identification Number of such Loan Party, in each case of this subclause (v), only with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement. Each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings or registrations have been made under the UCC, the PPSA or other applicable law, as applicable or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral affected thereby. Each Loan Party also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

SECTION 5.05 Existence; Conduct of Business. Each Loan Party will, and will cause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks, trade names and other Intellectual Property material to the conduct of its business, except, in the case of clause (i) (other than with respect to Borrowers) and clause (ii), where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, Division, liquidation, dissolution, Disposition or other transaction permitted under Section 6.03 or 6.05.

SECTION 5.06 Payment of Obligations. Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all its material obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) the Company or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.07 Maintenance of Properties. The Company will, and will cause each Restricted Subsidiary (other than an Immaterial Subsidiary) to, maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08 Insurance. The Company will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies having a financial strength rating of at least A- by A.M. Best Company insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation, product liability and product recall insurance) as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Company will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, as a loss payee thereunder. Notwithstanding the foregoing sentences of this Section 5.08, the Company and any Subsidiary may self-insure against such risks and in such amounts as are customary in such Person’s industry. Notwithstanding any of the terms contained herein or in any other Loan Document, except during the continuance of an Event of Default, the Company or any other Loan Party, as applicable, may adjust, settle and compromise any insurance claim or any proposed condemnation award, and shall collect the net proceeds thereof and have the right to repair, refurbish, restore, replace or rebuild any asset affected by any casualty event or taking.

SECTION 5.09 Books and Records; Inspection Rights. Each Loan Party will, and will cause each Restricted Subsidiary to, (a) keep proper books of record and account in which full, true and correct (in all material respects) entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and, accompanied by one or more such officers or designees of the Company, independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested (but in no event more than once per Fiscal Year of the Company unless an Event of Default has occurred and is continuing). The Borrower shall have the right to have a representative present at any and all inspections (but, for the avoidance of doubt, such presence shall not be required nor shall it be a condition to any such visit or inspection). Notwithstanding anything herein to the contrary, the right of the Administrative Agent or any Lender to conduct appraisals or field examinations shall be governed exclusively by Sections 5.12 and 5.13, respectively, and shall not be limited by this Section.

SECTION 5.10 Compliance with Laws.

(a) Each Loan Party will, and will cause each Subsidiary to, comply with all laws (including Environmental Laws and all orders of any Governmental Authority) applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Foreign Pension Plans. The Company shall ensure that neither it nor any of its Subsidiaries is or has been at any time an employer (for the purposes of Sections 38 to 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in Sections 38 or 43 of the United Kingdom’s Pensions Act 2004) such an employer.

SECTION 5.11 Use of Proceeds. Each Borrower will cause the Letters of Credit and proceeds of the Loans to be used only, (a) on the Effective Date, to finance the Refinancing and to pay fees, commissions, costs and expenses in connection with the Transactions, and (b) after the Effective Date, for other general corporate purposes and working capital needs of the Borrowers (including for Investments and Capital Expenditures) subject to the restrictions otherwise set forth in this Agreement, including, without limitation, the repurchase of the Company’s Equity Interests as and to the extent permitted by Section 6.08. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, (v) for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X, (w) for any purpose that entails a violation of applicable legislation governing financial assistance and/or capital maintenance, as set forth in Section 5.15, (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (y) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (z) in any manner that would result in the violation of any Sanctions applicable to any party hereto. The foregoing clauses (y) and (z) of this Section 5.11 will not apply to any Canadian Loan Party or any party hereto to which the Blocking Regulation applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any applicable Canadian law, rule or regulation or any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in the United Kingdom. The foregoing clauses (y) and (z) of this Section 5.11 shall not apply to any German Loan Party to the extent it would violate section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/96 of 22 November 1996 or any similar applicable anti-boycott law or regulation binding on that German Loan Party. Notwithstanding the foregoing, the Company shall ensure that at any time during the term of this Agreement no proceeds under any Loan will be on-lent or made otherwise available and the Letters of Credit will be used or made otherwise available, directly or indirectly, to any member of the group incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to article 9 of the Swiss Withholding Tax Act; or otherwise be used or made available, directly or indirectly, in each case, in a manner which would constitute a “harmful use of proceeds in Switzerland” (schädliche Mittelverwendung in der Schweiz) as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Withholding Tax, unless and until the Administrative Agent receives the Swiss Tax Ruling.

SECTION 5.12 Appraisals. The Loan Parties will provide to the Administrative Agent from time to time upon the Administrative Agent’s request, at the sole expense of the Loan Parties, appraisals (or updates thereof) of the Inventory and Intellectual Property of the Loan Parties (including, without limitation, with respect to Intellectual Property, a forced liquidation value analysis) from appraisers selected and engaged by the Administrative Agent; provided that the Administrative Agent shall request only two such Inventory appraisals and two such Intellectual Property appraisals in any twelve-month period ending on or before the second anniversary of the Effective Date (excluding the initial appraisals referred to on Schedule 5.25), and one such Inventory appraisal and one such Intellectual Property appraisal in any twelve-month period commencing thereafter, except that (a) at any time when Availability shall have been less than the greater of (i) 25% of the Line Cap then in effect and (ii) $31,250,000, the Administrative Agent may request a third Inventory appraisal and/or a third Intellectual Property appraisal in the then-current twelve-month period (if ending on or before the second anniversary of the Effective Date), or a second Inventory appraisal and/or a second Intellectual Property appraisal in the then-current twelve-month period (if commencing thereafter), (b) if an Event of Default shall have occurred and be continuing, there shall be no limitation on the number of appraisals that the Administrative Agent may request and (c) if the Company or any Restricted Subsidiary shall have consummated any Permitted Acquisition, the Administrative Agent may request a separate appraisal of the inventory and/or intellectual property acquired thereby to the extent the Loan Parties desire to include such inventory or intellectual property in Eligible Finished Goods Inventory or Eligible Intellectual Property, as applicable. For purposes of the foregoing, it is understood that a single appraisal may consist of appraisals of the assets of each Loan Party and may be conducted at multiple sites. Notwithstanding the foregoing, upon reasonable advance notice to the Company, the Administrative Agent may request appraisals in addition to those authorized by the preceding sentences of this Section; provided that the Loan Parties will not be responsible for the expense of appraisals conducted pursuant to this sentence.

SECTION 5.13 Field Examinations. At any time that the Administrative Agent requests, the Company and the Restricted Subsidiaries will allow the Administrative Agent, at the sole expense of the Loan Parties, to conduct, or engage a third party to conduct, field examinations (or updates thereof) during normal business hours to ensure the adequacy of Collateral included in the Borrowing Base and related reporting and control systems; provided that the Administrative Agent shall conduct only two such field examinations in any twelve-month period ending on or before the second anniversary of the Effective Date (excluding the initial field examination referred to in Section 4.01(r)), and one such field examination in any twelve-month period commencing thereafter, except that (a) at any time when Availability shall have been less than the greater of (i) 25% of the Line Cap then in effect and (ii) $31,250,000, the Administrative Agent may conduct a third field examination in the then-current twelve-month period (if ending on or before the second anniversary of the Effective Date), or a second field examination in the then-current twelve-month period (if commencing thereafter), (b) if an Event of Default shall have occurred and be continuing, there shall be no limitation on the number of field examinations that the Administrative Agent may conduct and (c) if the Company or any Restricted Subsidiary shall have consummated any Permitted Acquisition, the Administrative Agent may conduct a separate field examination of the Collateral acquired thereby to the extent the Loan Parties desire to include such Collateral in the Borrowing Base. For purposes of the foregoing, it is understood that a single field examination may consist of examinations of the assets of each Loan Party and may be conducted at multiple sites. Notwithstanding the foregoing, upon reasonable advance notice to the Company, the Administrative Agent may conduct, or engage a third party to conduct, field examinations in addition to those authorized by the preceding sentences of this Section; provided that the Loan Parties will not be responsible for the expense of field examinations conducted pursuant to this sentence.

SECTION 5.14 Depository Banks. Subject to Section 5.18, the Loan Parties will maintain one or more financial institutions reasonably acceptable to the Administrative Agent as their principal depository bank and securities intermediary, including for the maintenance of operating, administrative, cash management, collection activity, and other Deposit Accounts and Securities Accounts for the conduct of their business; provided that the Loan Parties shall not be required to satisfy the foregoing requirement with respect to any Deposit Account that is an Excluded Account.

SECTION 5.15 Further Assurances. The Loan Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, and other documents) that are required under the Collateral Documents or this Agreement to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times. The Loan Parties also agree to provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

SECTION 5.16 Credit Card Agreements and Notifications. Each U.S. Loan Party will (a) comply in all material respects with all its obligations under each Credit Card Agreement to which it is party and (b) maintain credit card arrangements solely with the credit card issuers and credit card processors identified in Schedule 3.18; provided, however, that the Borrower Representative may amend Schedule 3.18 to remove any credit card issuer or credit card processor identified on Schedule 3.18 or to add additional credit card issuers and credit card processors, and concurrently with the making of any such amendment the Loan Party shall provide to the Administrative Agent evidence that a Credit Card Notification shall have been delivered to any credit card issuer or credit card processor added to Schedule 3.18.

SECTION 5.17 Designation of Subsidiaries. The Company may at any time following the occurrence of a Successful Exchange Transaction designate any Restricted Subsidiary of the Company (other than a Borrower) as an Unrestricted Subsidiary, with the consent of the Administrative Agent in its sole discretion and subject to the Updated Borrowing Base Condition if applicable thereto; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately before and after such designation, the Payment Conditions shall be satisfied on a Pro Forma Basis, (iii) no Subsidiary may be designated or maintained as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of the documentation governing any Indebtedness permitted pursuant to Section 6.01(a)(x) or any Permitted Debt or, in either case, any Refinancing Indebtedness in respect thereof, as applicable, and (iv) no Subsidiary may be designated or maintained as an Unrestricted Subsidiary if it owns or holds, either directly or indirectly through its ownership of any Equity Interests of any other Person, (A) any Eligible Intellectual Property or any other Material Intellectual Property or (B) any Equity Interests or Indebtedness of, or any Lien on any property of, the Company or any Restricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the sum of (x) the fair market value of the Equity Interests of the designated Subsidiary and any of its Subsidiaries that are owned by the Company or any Restricted Subsidiary immediately prior to such designation (such fair market value to be calculated without regard to any Obligations of such designated Subsidiary or any of its Subsidiaries under its Guarantee of the Obligations) and (y) the aggregate principal amount of any Indebtedness owed by such Subsidiary and any of its Subsidiaries to the Company or any Restricted Subsidiary immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (x) above, on a consolidated basis in accordance with GAAP). Upon the designation of any Guarantor as an Unrestricted Subsidiary in accordance with the foregoing, such Guarantor shall cease to be a “Guarantor” under this Agreement.

SECTION 5.18 Deposit Accounts. Except to the extent that the Administrative Agent shall determine any portion of this Section 5.18 shall not be required in its Permitted Discretion:

(a) Each Loan Party shall within 30 days (or in the case of Deposit Accounts in Germany and Switzerland, the time period set forth in the German Security Agreements and Swiss Security Agreements, respectively) (as such period may be extended in Administrative Agent’s sole discretion for a period of not more than sixty (60) days or for such longer period with the consent of the Required Lenders in their sole discretion) after the Effective Date or, if opened following the Effective Date, within 30 days (or in the case of Deposit Accounts in Germany and Switzerland, the time period set forth in the German Security Agreements and Swiss Security Agreements, respectively) (as such period may be extended in the Administrative Agent’s sole discretion for a period of not more than sixty (60) days or for such longer period with the consent of the Required Lenders in their sole discretion), of the opening of such Deposit Account (other than an Excluded Account) or the date any Person that owns such Deposit Account becomes a Loan Party hereunder, execute and deliver, and cause each relevant depository institution to execute and deliver, to the Administrative Agent a Control Agreement or other control arrangement satisfactory to the Administrative Agent for each Deposit Account (other than any Excluded Account) of such Loan Party maintained on the Effective Date to ensure that each such Deposit Account is a Concentration Account.

(b) Each Loan Party shall direct all of its Account Debtors and credit card processors to forward payments (other than payments made at the time merchandise is purchased directly at retail stores of such Loan Parties, so long as such payments are promptly deposited into a Collection Account) directly to a Collection Account; provided that such Loan Parties shall not be required to comply with the foregoing until the 30th day (as such date may be extended in Administrative Agent’s sole discretion for a period of not more than sixty (60) days or for such longer period with the consent of the Required Lenders in their sole discretion) after the Effective Date. If any Loan Party should refuse or neglect to notify any Account Debtor or credit card processor to forward payments directly to a Collection Account after notice from the Administrative Agent, the Administrative Agent shall be entitled to make such notification directly to such Account Debtor or credit card processor, respectively. If notwithstanding the foregoing instructions, any Loan Party receives any proceeds of any Accounts (other than payments made by retail customers directly to retail stores of such Loan Parties, so long as such payments are promptly deposited into a Collection Account), such Loan Party shall receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of receivables received by it into a Collection Account. Each relevant Borrower will execute and deliver to the Administrative Agent any additional UK Security Agreements and security releases (each in form satisfactory to the Administrative Agent) as required by the Administrative Agent in its sole discretion to create a fixed charge over its Collection Accounts held in England and Wales.

(c) The Loan Parties shall be entitled to open Deposit Accounts that are subject to Control Agreements or other control arrangements satisfactory to the Administrative Agent with respect to which such Loan Parties shall be entitled to control disbursements provided that no proceeds of Accounts are paid to such Deposit Accounts.

(d) The Loan Parties shall provide, or use commercially reasonable efforts to cause the applicable depository banks to provide, the Administrative Agent with “view-only” access to each of the Loan Parties’ Deposit Accounts requested by the Administrative Agent.

SECTION 5.19 Dominion Period.

(a) During the Dominion Period, at the request of the Administrative Agent in its sole discretion, the applicable Loan Parties shall instruct (or the Administrative Agent may so instruct) each applicable account bank to have all amounts on deposit in each Collection Account or Concentration Account included in the Administrative Agent’s request (or as elected by the Administrative Agent if it so instructs) swept on each Business Day into a Primary Concentration Account or into any other account designated by the Administrative Agent. The Administrative Agent may otherwise exercise exclusive control with respect to any such Collection Account or Concentration Account, in which case the Loan Parties shall not have any access to such Collection Accounts or Concentration Accounts or provide any instructions to any account bank with respect to such Collection Accounts or Concentration Accounts.

(b) European Bank Accounts.

(i) Each European Loan Party shall, following the commencement of a Dominion Period and as long as it is continuing, either (A) immediately (and for so long as the same shall be continuing), cause all amounts standing to the credit of each of its Collection Accounts to be transferred on a daily basis to a bank account nominated by the Administrative Agent for application in accordance with terms of this Agreement; or (B) if so directed by the Administrative Agent, immediately (and in any event within one Business Day) amend or set up a new bank account mandate with respect to each of its Collection Accounts which has the effect of removing that European Loan Party’s representatives as an authorized signatories and adding the Administrative Agent’s representatives as sole authorized signatories thereby granting the Administrative Agent exclusive withdrawal rights to transfer on a daily basis, all balances in such Collection Account for application to the Secured Obligations in accordance with the terms of this Agreement.

(ii) [Reserved].

(iii) Each European Loan Party agrees that, following the commencement of a Dominion Period, and as long as it is continuing, at the Administrative Agent’s sole discretion, its Collection Accounts shall be subject to Agent’s sole dominion and control (including, but not limited to the sole power of withdrawal) and the only way in which monies may be withdrawn from any such Collection Account is (i) by (or on the authorization or instruction of) the Administrative Agent in order to apply them in accordance with this Agreement or (ii) at the sole discretion of, and through the express authorization or instruction by, the Administrative Agent, and Agent’s sole dominion and control shall continue until the Administrative Agent, in its sole discretion, deems that such dominion and control is no longer necessary.

SECTION 5.20 Notification of Account Debtors of the European Loan Parties. At any time at the request of the Administrative Agent in its sole discretion following the Commencement of a Dominion Period, each European Loan Party agrees that if any of its Account Debtors have not previously received notice of the security interest of the Administrative Agent over the Accounts, it shall promptly give notice to such Account Debtors and if any such Loan Party does not serve such notice, each of them hereby authorizes the Administrative Agent to serve such notice on their behalf.

SECTION 5.21 Financial Assistance. Each European Loan Party shall comply in all respects with applicable legislation governing financial assistance and/or capital maintenance, including Sections 678 and 679 of the United Kingdom’s Companies Act 2006, and any equivalent and applicable provisions under the laws of the jurisdiction of organization of each such Loan Party, including in relation to the execution of the Collateral Documents of each such Loan Party and payment of amounts due under this Agreement.

SECTION 5.22 European Collateral. Each European Loan Party shall ensure that (i) its standard terms and conditions of purchase at all times contain a condition to the effect that title to the purchased goods transfers to the relevant Loan Party at a time no later than on delivery of the purchased goods to such Loan Party, (ii) its standard terms and conditions of purchase are not amended in a manner that is material and adverse to the Lenders, and (iii) if the reference on any purchase order or equivalent document is to the standard terms and conditions of purchase as set out on a specified website, the relevant website must be maintained, up to date and publicly accessible at all times. During any Dominion Period or at any other time at which the Administrative Agent considers that the Collateral of any European Loan Party may be at risk, at the request of the Administrative Agent, the specified Loan Party must send a copy of its standard terms and conditions of purchase (or other notice satisfactory to the Administrative Agent which rejects retention of title and/or extendible retention of title provisions in relation to that Loan Party’s Inventory) to its suppliers.

SECTION 5.23 Centre of Main Interests and Establishments.

(a) Each German Loan Party and Dutch Loan Party shall ensure that its centre of main interests (as that term is used in Article 3(1) of the Regulation) remains in its jurisdiction of incorporation and it shall not take any action to change its centre of main interests. No German Loan Party or Dutch Loan Party shall create or take any steps to create an “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction (or any equivalent provision(s) of any application successor to the Regulation which may apply from time to time).

(b) Each UK Loan Party shall ensure that its centre of main interests (as that term is used in Article 3(1) of the Retained Regulation) remains in its jurisdiction of incorporation and it shall not take any action to change its centre of main interests. No UK Loan Party shall create or take any steps to create an “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction (or any equivalent provision(s) of any applicable successor to the Retained Regulation or Regulation, respectively, which may apply from time to time).

SECTION 5.24 Lender Calls. The Loan Parties shall hold and participate in monthly conference calls, at times reasonably acceptable to the Administrative Agent and the Borrower Representative, with all of the Lenders that choose to participate, to review and discuss the most recent results of operations, financial condition and projections of the Company and its Subsidiaries, together with such other topics as the Administrative Agent may reasonably request.

SECTION 5.25 Post-Closing Requirements. The Loan Parties shall deliver, when and as required by the terms of Schedule 5.25, the items referenced therein.

SECTION 5.26 Compliance with the Swiss Non-Bank Rules. Each Swiss Borrower (and each Swiss Subsidiary) shall ensure that it is at all times throughout the duration of the Agreement in full compliance with the Swiss Non-Bank Rules. For the purposes of compliance with the Swiss Non-Bank Rules, it is assumed that the number of Lenders which are Non-Qualifying Banks is ten. A Swiss Borrower shall not be in breach of this representation if Swiss Withholding Tax is triggered as a result of a Lender’s failure to comply with Sections 9.04(b)(iii) or 9.04(c) or resulting from an incorrect Lender status confirmation under Section 2.17(i) or having lost the status as Swiss Qualifying Bank.

SECTION 5.27 Exchange Transaction. The Loan Parties shall, and shall cause each applicable Subsidiary party to the Exchange TSA to, (a) perform and observe in all material respects their respective obligations, and enforce their respective rights, under the Exchange TSA, and (b) diligently and in good faith pursue a Successful Exchange Transaction.

SECTION 5.28 People with Significant Control Regime. Each Loan Party and each of its Subsidiaries shall (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 (UK) from any company incorporated in the United Kingdom whose shares are the subject of a Lien in favor of the Administrative Agent, and (b) promptly provide the Administrative Agent with a copy of that notice.

SECTION 5.29 Cash Flow Forecasts. Until the occurrence of a Successful Exchange Transaction, the Company shall, on or before the fourth Business Day of the first week (but in any event not later than Friday of such week) of each successive four-week period following the Effective Date (i.e., commencing with the week ending September 5, 2025), submit an updated Cash Flow Forecast for the next successive thirteen-week period. Each Cash Flow Forecast delivered to the Administrative Agent shall be accompanied by such supporting documentation as reasonably requested by the Administrative Agent. Each Cash Flow Forecast shall be prepared in good faith, with due care, and based upon assumptions which the Company believes to be reasonable.

SECTION 5.30 Company Financial Advisor. Upon the occurrence of an Exchange Transaction Termination Event, the Loan Parties shall, and shall cause each Subsidiary to, (a) at the election of the Administrative Agent, engage a Company Financial Advisor on terms and conditions (including as to scope of engagement) reasonably satisfactory to the Administrative Agent, and (b) fully cooperate with such Company Financial Advisor, including in connection with the preparation of reporting or information required to be delivered pursuant to this Agreement or that is requested by the Administrative Agent from time to time. The Loan Parties hereby (x) authorize the Administrative Agent (or its agents or advisors) to communicate directly with the Company Financial Advisor regarding any and all matters related to the Loan Parties and their Affiliates, including all financial reports and projections developed, reviewed or verified by the Company Financial Advisor and all additional information, reports and statements requested by the Administrative Agent and (y) authorize and direct the Company Financial Advisor to provide the Administrative Agent (or their respective agents or advisors) with copies of reports and other information or materials prepared or reviewed by the Company Financial Advisor as the Administrative Agent may request in writing.

SECTION 5.31 Exchange Milestones. The Loan Parties shall, and shall cause each Subsidiary to, (i) comply with each of the covenants contained on Schedule 5.31 (collectively, the “Exchange Milestones”), upon the terms and at the times provided for therein; provided that, the Administrative Agent may, in its sole discretion, extend any of the Exchange Milestones for a period of not more than five (5) Business Days in the aggregate for any particular Exchange Milestone, and (ii) provide the Administrative Agent with a status report and such other updated information relating to the achievement of any Exchange Milestone as may be reasonably requested by the Administrative Agent or the Required Lenders, in form and substance reasonably acceptable to the Administrative Agent.

SECTION 5.32 Cybersecurity and Data Protection. The Loan Parties and their Subsidiaries shall, except as would not cause or would not be reasonably expected to result in, individually or in the aggregate, a Material Adverse Effect, (a) maintain the information technology systems used in the business of the Loan Parties and their Subsidiaries so as to operate and perform in all material respects as required to permit the Loan Parties and their Subsidiaries to conduct their business as presently conducted and (b)(i) implement and maintain a reasonable enterprise-wide privacy and information security program with plans, policies and procedures for privacy, physical and cybersecurity, disaster recovery, business continuity and incident response, including reasonable and appropriate administrative technical and physical safeguards to protect information subject to any applicable data protection laws and the information technology systems of the Loan Parties and their Subsidiaries from any unauthorized access, use, control, disclosure, destruction or modification and (ii) be in compliance with all applicable law and Material Contracts regarding the privacy and security of customer, consumer, patient, employee and other personal data and is compliant with their respective published privacy policies.

SECTION 5.33 Intercompany Sourcing Arrangements. The Loan Parties shall, and shall cause Fossil East and each other applicable Subsidiary to, (a) comply in all material respects with the terms of the Sourcing Rights Agreement, (b) cause the aggregate outstanding amount of intercompany receivables owing by the Loan Parties to the non-Loan Parties (including Fossil East) under inventory sourcing arrangements (the “Intercompany Sourcing Arrangements”) to be equal to or greater than $100,000,000 at all times and (c) cause all intercompany receivables owing under Intercompany Sourcing Arrangements to be subject to the Intercompany Subordination Agreement at all times; provided that, the Loan Parties shall (x) make payments under Intercompany Sourcing Arrangements only in the ordinary course of business and (y) not pay any intercompany receivables owing to any non-Loan Parties (including Fossil East) under Intercompany Sourcing Arrangements if a Dominion Period has occurred and is continuing.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than Banking Services Obligations and contingent or indemnity obligations for which no claim has been made) have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties severally covenant and agree with the Lenders that:

SECTION 6.01 Indebtedness; Certain Equity Securities.

(a) The Loan Parties will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created under the Loan Documents;

(ii) Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and Refinancing Indebtedness in respect thereof;

(iii) Indebtedness of the Company to any Restricted Subsidiary and of any Restricted Subsidiary to the Company or any other Restricted Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any Person other than the Company or any Restricted Subsidiary, (B) any such Indebtedness owing by (x) a Loan Party to a Restricted Subsidiary that is not a Loan Party or (y) a Loan Party to another Loan Party (except to the extent owing by a U.S. Loan Party to another U.S. Loan Party) shall, in each case be unsecured and subordinated in right of payment to the applicable Secured Obligations pursuant to the Intercompany Subordination Agreement, and (C) any such Indebtedness shall be incurred in compliance with Section 6.04;

(iv) Guarantees incurred in compliance with Section 6.04; provided that, in the event such Indebtedness that is being Guaranteed under this clause (iv) is Subordinated Indebtedness, then the related Guarantee shall be subordinated in right of payment to the Obligations;

(v) Indebtedness of the Company or any Restricted Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $5,000,000 at any time outstanding;

(vi) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit and checking accounts, in each case, in the ordinary course of business;

(vii) Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business supporting obligations under workers’ compensation, unemployment insurance and other social security laws;

(viii) Indebtedness of the Company or any Restricted Subsidiary in the form of bona fide purchase price adjustments or earn-outs incurred in connection with any Permitted Acquisition or other Investment permitted by Section 6.04;

(ix) Indebtedness of the Company or any Restricted Subsidiary in respect of Banking Services;

(x) other Indebtedness in an aggregate principal amount not to exceed, at any time outstanding, the sum of (x) $200,000,000 plus (y) the aggregate principal amount of 2029 1L Notes issued after the Effective Date to fund the IP Advance payment required in connection with the exercise of the Collateral Designation Option under (and as defined in) the Intercreditor Agreement plus (z) any capitalized interest, fees, costs, and expenses in respect of Indebtedness incurred in reliance on this Section 6.01(a)(x); provided that (A) any outstanding 2026 Notes Obligations and 2029 Notes Secured Obligations (and Refinancing Indebtedness in respect thereof) shall in each case be deemed to have been incurred under this Section 6.01(a)(x), (B) all Indebtedness for borrowed money incurred pursuant to this Section 6.01(a)(x) shall not be guaranteed by any Restricted Subsidiary, other than a Person that is also a Loan Party, and (C) except with respect to the 2026 Notes Obligations and the 2029 Notes Secured Obligations, all Indebtedness for borrowed money incurred pursuant to this Section 6.01(a)(x) (1) shall not have a maturity date earlier than 91 days after the Scheduled Maturity Date, determined at the date of incurrence, (2) shall not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change-of-control provisions), in each case prior to the date that is 91 days after the Scheduled Maturity Date in effect, determined at the date of incurrence, and (3) to the extent secured, shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent;

(xi) Indebtedness of Loan Parties in respect of surety bonds (whether bid performance or otherwise) and performance and completion guarantees and other obligations of a like nature, in each case incurred in the ordinary course of business;

(xii) so long as no Default or Event of Default has occurred and is continuing or would result after giving effect to the incurrence of such Indebtedness, (A) Permitted Debt; provided that, after giving effect to the incurrence of such Indebtedness and any related transaction on a Pro Forma Basis, the Total Leverage Ratio shall not exceed 1.00 to 1.00 (calculated as of the last day of the Fiscal Month of the Company then most recently ended for which financial statements have been delivered pursuant to Section 5.01(b)(ii)) and (B) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (A) above;

(xiii) Indebtedness incurred under leases of real property in respect of tenant improvements;

(xiv) (A) Indebtedness of the Company or any Restricted Subsidiary assumed in connection with any Permitted Acquisition so long as (i) such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (ii) after giving effect to the assumption of such Indebtedness and any related transaction on a Pro Forma Basis, the Total Leverage Ratio shall not exceed 1.50 to 1.00 (calculated as of the last day of the Fiscal Month of the Company then most recently ended for which financial statements have been delivered pursuant to Section 5.01(b)(ii)) and (B) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (A) above;

(xv) Indebtedness of Foreign Subsidiaries (other than Foreign Loan Parties) in an aggregate principal amount not to exceed $12,500,000 at any time outstanding; provided that such Indebtedness shall not be Guaranteed by, or secured by any property of, any Loan Party;

(xvi) other Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding; provided that aggregate principal amount of such Indebtedness that is either secured and/or has a maturity date earlier than 91 days after the Scheduled Maturity Date, determined at the date of incurrence, shall not exceed $10,000,000 at any time outstanding;

(xvii) Indebtedness consisting of (A) the financing of insurance premiums and (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xviii) obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services, supply chain finance services and other cash management services;

(xix) Indebtedness in the form of Swap Agreements permitted under Section 6.07;

(xx) ~~Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of the Company or its Restricted Subsidiaries to purchase or redeem capital stock or options of the Company permitted pursuant to Section 6.08(a)(vi); provided that the aggregate principal amount of all such Indebtedness shall not exceed $2,000,000 at any time outstanding; and~~[reserved]; and

(xxi) Indebtedness in respect of letters of credit (i) in effect on the Effective Date and set forth in Schedule 6.01 and (ii) in an additional aggregate amount not to exceed $5,000,000 at any time outstanding.

(b) The Company will not, and will not permit any Restricted Subsidiary to, issue any Disqualified Stock.

No Loan Party will incur any Indebtedness under this Section 6.01 if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Indebtedness of such Loan Party unless such Indebtedness will be subordinated to the Obligations to at least the same extent as such Subordinated Indebtedness. No Subsidiary (other than a Loan Party) may incur any Indebtedness if such Indebtedness is used, directly or indirectly, to refinance Indebtedness of a Loan Party. Notwithstanding anything to the contrary herein, neither the Company nor any Subsidiary may incur Indebtedness or issue Capital Stock that is subordinated in right of payment to the 2029 Notes Secured Obligations or that is subordinated to the Liens securing the 2029 Notes Secured Obligations, unless such Indebtedness or Capital Stock is also subordinated to the Obligations and the Liens securing the Obligations, as applicable.

SECTION 6.02 Liens. The Loan Parties will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (Liens described below are herein referred to as “Permitted Liens”):

(a) Liens created under the Loan Documents or otherwise in favor of the Administrative Agent;

(b) Permitted Encumbrances;

(c) any Lien on any asset of the Company or any Restricted Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Company or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(d) any Lien existing on any asset (other than Inventory and Accounts) prior to the acquisition thereof by the Company or any Restricted Subsidiary or existing on any asset (other than Inventory and Accounts) of any Person that becomes (including pursuant to a Permitted Acquisition) a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Effective Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged, amalgamated or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger, amalgamation or consolidation), (ii) such Lien shall not apply to any other assets of the Company or any Restricted Subsidiary (other than, in the case of any such merger, amalgamation or consolidation, the assets of any special purpose merger Restricted Subsidiary that is a party thereto) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged, amalgamated or consolidated) and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(e) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Restricted Subsidiary; provided that (i) such Liens secure only Indebtedness permitted by Section 6.01(a)(v) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Company or any Restricted Subsidiary (other than the proceeds and products thereof); provided, further, that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(f) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g) in the case of (i) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any options, put and call arrangements, rights of first refusal and similar rights related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(h) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(i) Liens securing (i) Indebtedness permitted by Section 6.01(a)(x) (other than any 2026 Notes Obligations, which shall remain unsecured at all times), (ii) obligations relating thereto not constituting Indebtedness and (iii) Swap Obligations secured on a pari passu basis with the Indebtedness referred to in the foregoing clause (i); provided that any such Liens (x) securing the 2029 Notes Secured Obligations may, in connection with a Successful Exchange Transaction, be secured by any Notes Priority Collateral on a senior lien basis to the Liens securing the Secured Obligations and any ABL Priority Collateral solely on a junior lien basis to the Liens securing the Secured Obligations, in each case, in accordance with (and such Liens shall be subject to) the Intercreditor Agreement, and (y) securing any other Indebtedness or other obligations may be secured by any Collateral solely on a junior lien basis to the Liens securing the Secured Obligations in accordance with (and such Liens shall be subject to) an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(j) any Lien on assets of any Foreign Subsidiary (other than a Foreign Loan Party) securing Indebtedness of such Foreign Subsidiary (other than a Foreign Loan Party) permitted by Section 6.01(a)(xv) and obligations relating thereto not constituting Indebtedness;

(k) other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that such Liens on Indebtedness for borrowed money may be secured by any Collateral solely on a junior lien basis to the Liens securing the Secured Obligations in accordance with (and such Liens shall be subject to) an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(l) Liens securing Permitted Debt;

(m) Liens in respect of Prior Claims that are unregistered and secure amounts that are not yet due and payable;

(n) Liens on amounts deposited to secure obligations in connection with pension liabilities (Altersteilzeitverpflichtungen) pursuant to § 8a German Partial Retirement Act (Altersteilzeitgesetz) or in connection with time credits (Wertguthaben) pursuant to § 7e German Social Code IV (Sozialgesetzbuch IV); and

(o) Deposits of cash collateral securing letters of credit permitted under Section 6.01(a)(xxi).

SECTION 6.03 Fundamental Changes; Business Activities.

(a) The Company will not, and will not permit any Restricted Subsidiary to, merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, consummate a Division as the Dividing Person or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Restricted Subsidiary that is a Domestic Subsidiary may merge into or amalgamate with the Company in a transaction in which the Company is the surviving corporation, (ii) any Person (other than the Company) may merge into, amalgamate with or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger, amalgamation or consolidation is a Loan Party, a Loan Party (and, if any party to such merger, amalgamation or consolidation is (A) a Borrower, the surviving entity shall be such Borrower, or (B) a U.S. Loan Party, the surviving entity shall be a U.S. Loan Party), (iii) any Restricted Subsidiary may merge into, amalgamate with or consolidate with any Person (other than the Company) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary, and (iv) without restricting any transactions permitted by the other clauses in this Section 6.03(a), any Restricted Subsidiary (other than a Borrower) may liquidate or dissolve, and any Restricted Subsidiary that is not a Loan Party may be merged or consolidated with any other Restricted Subsidiary that is not a Loan Party, if the Company determines in good faith that such liquidation or dissolution or other transaction is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that any such merger, amalgamation or consolidation involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger, amalgamation or consolidation shall not be permitted unless it is also permitted by Section 6.04. In the event of the liquidation or dissolution of any Loan Party or the merger, amalgamation or consolidation of two or more Persons that are not each organized in the same jurisdiction of formation, the Borrower Representative shall (contemporaneously with such liquidation, dissolution, merger, amalgamation or consolidation) deliver an updated Borrowing Base Certificate to the Administrative Agent showing the Borrowing Base in effect after giving effect to such liquidation, dissolution, merger, amalgamation or consolidation.

(b) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Restricted Subsidiaries on the Effective Date and businesses reasonably related or complementary thereto.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any Restricted Subsidiary to, purchase, hold, acquire (including pursuant to any merger, amalgamation or consolidation or as a Division Successor pursuant to the Division of, any Person that was not a wholly owned Restricted Subsidiary prior to such merger, amalgamation, consolidation or Division), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, except:

(a) Investments in cash and Cash Equivalents;

(b) Investments existing on the Effective Date and set forth in Schedule 6.04 (but not any additions thereto (including any capital contributions) made after the Effective Date);

(c) Investments by the Company and the Restricted Subsidiaries in their respective Restricted Subsidiaries; provided that (i) such Restricted Subsidiaries are Restricted Subsidiaries prior to, or have been newly formed with the initial Investment therein being, such Investments and (ii) ~~the aggregate amount of~~ such Investments ~~by (x) the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Restricted Subsidiaries that are not Loan Parties and (y) the U.S. Loan Parties in, and loans and advances by the U.S. Loan Parties to, and Guarantees by the U.S. Loan Parties of Indebtedness and other obligations of, Foreign Loan Parties (excluding all such Investments, loans, advances and Guarantees existing on the Effective Date and permitted by clause (b) above) together with Investments, loans, advances and Guarantees pursuant to clauses (d) and (e) below, and the Net Cash Pooling Investment at such time, shall not exceed $10,000,000 at any time outstanding;~~shall be subject to the Shared Non-Guarantor Investments Cap;

(d) loans or advances made by the Company to any Restricted Subsidiary or made by any Restricted Subsidiary to the Company or any other Restricted Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 6.01(a)(iii) and (ii) ~~the amount of~~ such loans and advances ~~made (x) by the Loan Parties to Restricted Subsidiaries that are not Loan Parties and (y) by U.S. Loan Parties to Foreign Loan Parties~~ shall be subject to the ~~limitation set forth in clause (c) above~~Shared Non-Guarantor Investments Cap;

(e) Guarantees by the Company or any Restricted Subsidiary of (i) the Obligations and (ii) Indebtedness or other obligations of the Company or any Restricted Subsidiary other than as specified in the foregoing clause (i) including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty; provided that, with respect to the foregoing clause (ii) ~~the aggregate amount of~~such Indebtedness ~~and other obligations of (x) Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party and (y) Foreign Loan Parties that is Guaranteed by any U.S. Loan Party~~ shall be subject to the ~~limitation set forth in clause (c) above~~Shared Non-Guarantor Investments Cap;

(f) Investments (other than acquisitions) not otherwise permitted by this Section 6.04 so long as the Payment Conditions are satisfied after giving effect to each such Investment;

(g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h) Permitted Acquisitions;

(i) extensions of trade credit, deposits, prepayments and other credits to vendors, suppliers, lessors, processors, materialmen, carriers, warehousemen, mechanics and landlords made in the ordinary course of business;

(j) advances by the Company or any Restricted Subsidiary to employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(k) Investments made as a result of receipt of non-cash consideration from a sale, transfer or other disposition of assets permitted under Section 6.05;

(l) Investments in the form of Swap Agreements permitted under Section 6.07;

(m) investments constituting deposits described in clauses (c) and (d) of the definition of “Permitted Encumbrances” and endorsements of instruments for collection or deposit in the ordinary course of business;

(n) Investments by the Company or any of its Subsidiaries in the form of Unfinanced Capital Expenditures;

(o) deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 6.02;

(p) purchases of assets in the ordinary course of business;

(q) the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness issued pursuant to an indenture, but only if such defeasing or discharging of Indebtedness is not prohibited under this Agreement; provided that such Investment covers proceeds in an aggregate amount necessary solely to defease or discharge the principal, interest, premium, if any, and if required by the terms of the relevant indenture, fees, costs and expenses due in connection with the defeasance of such Indebtedness;

(r) Investments consisting of contributions to and borrowings from the cash pool under the Intercompany Cash Pooling Program among the applicable Subsidiaries (other than U.S. Loan Parties) in the ordinary course of business to fund ordinary course operational needs, including purchasing inventory, paying payroll and funding marketing initiatives; provided that (i) the U.S. Loan Parties shall not participate in the Intercompany Cash Pooling Program, (ii) all amounts owing under the Intercompany Cash Pooling Program shall be subject to the Intercompany Subordination Agreement at all times, (iii) the result (to the extent positive) of (x) the aggregate balance at any time of outstanding amounts contributed by Loan Parties to the cash pool minus (y) the aggregate balance of outstanding amounts borrowed by Loan Parties from the cash pool (the “Net Cash Pooling Investment”), ~~together with the outstanding amount of Investments, loans, advances and Guarantees at such time that are subject to a cap pursuant to clauses (c), (d) and (e) above, shall not exceed $10,000,000~~shall be subject to the Shared Non-Guarantor Investments Cap, and (iv) if a Dominion Period has occurred and is continuing, the Loan Parties shall not make any contributions to the cash pool;

(s) ~~Investments by the Company in Fossil Canada~~[reserved]; and

(t) other Investments or acquisitions, in cash or in the form of Investments that do not constitute transfers of Collateral, in an aggregate amount not to exceed $1,000,000 at any time outstanding.

Unless otherwise specified, for purposes of determining the amount of any Investment outstanding for purposes of this Section 6.04, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

Notwithstanding the foregoing, (x) the Company will not, and will not permit any Restricted Subsidiary to, make any Investment (either directly or indirectly through its ownership of any Equity Interests of any other Person) of any Eligible Intellectual Property, or any other Material Intellectual Property, in or to any Person that is not a Loan Party, (y) the U.S. Loan Parties will not make any Investment (either directly or indirectly through its ownership of any Equity Interests of any other Person) of any Eligible Intellectual Property, or any other Material Intellectual Property, in or to any Person that is not a U.S. Loan Party and (z) any Investment made by the Company or any Restricted Subsidiary in any joint venture must be made for a bona fide business purpose, not in contemplation of adversely affecting the Lender Parties’ interests in the Loan Guarantee or the Collateral (as determined by the Borrower Representative in good faith), and not in connection with the incurrence of any Indebtedness.

SECTION 6.05 Asset Sales. The Loan Parties will not, and will not permit any Restricted Subsidiary to, Dispose of any asset (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise), including any Equity Interest owned by it, nor will the Company permit any Restricted Subsidiary to issue any additional Equity Interests in such Restricted Subsidiary (other than to the Company or any other Restricted Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law), except:

(a) (i) sales or other dispositions of inventory, (ii) sales, transfers and other dispositions of used, surplus, obsolete or outmoded machinery or equipment and (iii) dispositions of cash and Cash Equivalents, in each case (other than in the case of clause (iii)) in the ordinary course of business;

(b) sales, transfers, leases and other dispositions to the Company or any Restricted Subsidiary; provided that any such sales, transfers, leases or other dispositions involving (x) a Loan Party and a Restricted Subsidiary that is not a Loan Party or (y) a U.S. Loan Party and a Foreign Loan Party shall be made in compliance with Sections 6.04 and 6.09 (other than clause (f) thereof);

(c) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;

(d) dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(e) leases, subleases, licenses or sublicenses of real property granted by the Company or any Restricted Subsidiary to third Persons not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

(f) the sale, transfer or other disposition, or, in the case of clause (ii), abandonment, of patents, trademarks, copyrights and other intellectual property and data (i) in the ordinary course of business, including pursuant to non-exclusive licenses or sublicenses of intellectual property; provided that no such sale, transfer or other disposition shall adversely affect in any material respect the fair value of any retained Eligible Finished Goods Inventory or Eligible Intellectual Property or the ability of the Administrative Agent to dispose of or otherwise realize upon any retained Eligible Finished Goods Inventory or Eligible Intellectual Property, or (ii) which do not constitute Material Intellectual Property;

(g) sales of the assets disclosed on Schedule 6.05;

(h) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the sale, transfer or other disposition of assets (other than Intellectual Property) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance on this clause (h) during any Fiscal Year of the Company shall not exceed $~~10~~5,000,000;

(i) the disposition of any Swap Agreement;

(j) dispositions of property (other than Intellectual Property) of Foreign Subsidiaries located outside of the United States (and not moved outside of the United States in anticipation of such disposition), having an aggregate fair market value not to exceed $5,000,000 during the term of this Agreement; provided that such property is not Collateral;

(k) dispositions in the ordinary course of business of tangible property as a part of a like kind exchange under Section 1031 of the Code; and

(l) Investments permitted by Section 6.04 (other than clause (k) thereof);

provided that (x) all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (a)(ii), (a)(iii), (b)~~, (g) (solely with respect to sales of Equity Interests of certain Subsidiaries disclosed on Schedule 6.05)~~ or (d) above) shall be made for fair value (and, in the case of a sale pursuant to clause (g) above (solely with respect to sales of brands disclosed on Schedule 6.05) or a sale, transfer, lease or other disposition of assets pursuant to clause (f)(ii) above, for at least the Net Orderly Liquidation Value thereof), and (y) in the case of sales, transfers, leases and other dispositions permitted by clauses (c) ~~or~~, (h) or (j) above, such Dispositions shall be for at least 75% (or, in the case of a sale pursuant to clause (g) above or a sale, transfer, lease or other disposition of assets pursuant to clause (f)(ii) above or in an aggregate amount in excess of $1,000,000 included in any Borrowing Base, 100%) cash consideration; provided, further, that for purposes of the foregoing, the amount of (i) any liabilities (as shown on the Company’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Secured Obligations) that are assumed by the transferee of any such assets and from which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing and (ii) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such asset sale, shall be deemed to be cash for purposes of this paragraph and for no other purpose.

Notwithstanding the foregoing, (x) the Company will not, and will not permit any Restricted Subsidiary to, Dispose of (either directly or indirectly through its ownership of any Equity Interests of any other Person) any Eligible Intellectual Property, or any other Material Intellectual Property, to any Subsidiary that is not a Loan Party, (y) the

U.S. Loan Parties will not Dispose of (either directly or indirectly through its ownership of any Equity Interests of any other Person) any Eligible Intellectual Property, or any other Material Intellectual Property, to any Subsidiary that is not a U.S. Loan Party and (z) any Disposition from a Loan Party to a Restricted Subsidiary that is not a Loan Party must be made for a bona fide business purpose, not in contemplation of adversely affecting the Lender Parties’ interests in the Loan Guarantee or the Collateral (as determined by the Borrower Representative in good faith), and not in connection with the incurrence of any Indebtedness.

SECTION 6.06 Sale/Leaseback Transactions. The Loan Parties will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction.

SECTION 6.07 Swap Agreements. The Loan Parties will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreement, other than Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which a Loan Party or a Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes.

SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness.

(a) The Loan Parties will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests (other than Disqualified Stock) or convert its Equity Interests into, or otherwise acquire its Equity Interest solely in exchange for, other Equity Interests (other than Disqualified Stock), (ii) any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to the Company and the Subsidiaries), (iii) [reserved], (iv) [reserved], (v) the Company may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for shares of common stock in the Company, (vi) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may purchase Equity Interests from its or its Subsidiaries’ employees in connection with the satisfaction of any such employee’s tax withholding obligations pursuant to employee benefit plans, and payments of any corresponding amounts to the appropriate Governmental Authority, in an aggregate amount not to exceed $1,000,000 during any Fiscal Year, and (vii) the Company may repurchase shares of its common stock and make other Restricted Payments, provided that at the time of and immediately after giving effect to any such repurchase or other Restricted Payment referred to in this clause (vii), the Payment Conditions have been satisfied.

(b) The Company will not, and will not permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Specified Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness, except:

(i) payments of regularly scheduled interest and principal payments as and when due and mandatory prepayments in respect of any Specified Indebtedness and expenses and indemnity in respect of such Specified Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof;

(ii) refinancings of Specified Indebtedness with the proceeds of Refinancing Indebtedness permitted under Section 6.01;

(iii) payment of secured Specified Indebtedness that becomes due as a result of (A) any voluntary sale or transfer of any assets (other than assets included in any Borrowing Base) securing such Indebtedness or (B) any casualty or condemnation proceeding (including a disposition in lieu thereof) of any assets (other than assets included in any Borrowing Base) securing such Indebtedness;

(iv) payments of or in respect of Specified Indebtedness solely by issuance of Equity Interests (other than Disqualified Stock) of the Company;

(v) the Exchange Transactions and any exchange of 2026 Notes into 2029 Notes;

(vi) payments in respect of the 2026 Notes following the consummation of the Exchange Transactions; provided that at the time of and immediately after giving effect thereto, the Payment Conditions have been satisfied; and

(vii) other payments of or in respect of Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof; provided that at the time of and immediately after giving effect thereto, the Payment Conditions have been satisfied.

SECTION 6.09 Transactions with Affiliates. The Loan Parties will not, and will not permit any Restricted Subsidiary to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Restricted Subsidiary than those that would prevail in an arm’s-length transaction with unrelated third parties; provided that, (x) a majority of the disinterested members of the board of directors (or disinterested members of any similar governing body) of the Company shall have adopted a resolution or otherwise authorized an action to approve any transaction permitted under this clause (a) that is in excess of $5,000,000 and (y) an independent fairness opinion shall have been issued by a reputable investment bank or other third party reasonably acceptable to the Administrative Agent affirming the fairness of any transaction permitted under this clause (a) that is in excess of $25,000,000, (b) transactions between or among the Company and the Restricted Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) the payment of reasonable fees and compensation to, and the providing of reasonable indemnities on behalf of, directors and officers of the Company or any Restricted Subsidiary, as determined by the board of directors of the Company in good faith and (e) the transactions described in Schedule 6.09 and (f) Investments permitted by Section 6.04.

SECTION 6.10 Restrictive Agreements. The Loan Parties will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Company or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Secured Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Company or any Restricted Subsidiary or to Guarantee Indebtedness of the Company or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Effective Date identified in Schedule 6.10 (but shall apply to any amendment or modification), (C) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (E) restrictions and conditions set forth in the definitive documentation governing Indebtedness permitted under Section 6.01(a)(x) and 6.01(a)(xvi), provided that, in the case of clause (a) above, such restrictions and conditions are no more onerous than those set forth in this Agreement, (F) restrictions and conditions imposed by agreements relating to Indebtedness of Subsidiaries that are not Loan Parties permitted under Section 6.01(a), provided that such restrictions and conditions apply only to such Subsidiaries that are not Loan Parties, and (G) cash to secure letters of credit and other segregated deposits that are permitted pursuant to Section 6.02(h), (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(a)(v) if such restrictions or conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof and (iii) clause (b) of the foregoing shall not apply to restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted under Section 6.01(a) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.15 or under the Collateral Documents.

SECTION 6.11 Amendment of Other Documents.

(a) The Loan Parties will not, and will permit any Restricted Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents, in either case, to the extent such amendment, modification or waiver would be adverse in any material respect to the rights or interests of the Lenders hereunder or under any other Loan Document.

(b) The Loan Parties will not, and will not permit any Restricted Subsidiary to, amend, modify or waive any of the terms or provisions of any Material Contract, any Specified Indebtedness or any of the 2026 Notes Documents or the 2029 Notes Documents to the extent such amendment, modification or waiver would (i) be adverse in any material respect to the rights or interests of the Lenders hereunder or under any other Loan Document or (ii) violate any Applicable Intercreditor Agreement or subordination provisions applicable thereto. For purposes hereof, any amendment, modification, waiver or supplement to any Material Contract to permit the incurrence of, to establish the terms of, or to evidence Indebtedness otherwise permitted under Section 6.01 hereof shall be deemed not to adverse in any material respect to the rights or interests of the Lenders hereunder or under any other Loan Document.

(c) The Loan Parties will not and will not permit any Restricted Subsidiary to, amend, modify or waive any of the material terms or provisions of the Exchange TSA or any of the other Exchange Documents without the prior written consent of the Required Lenders.

SECTION 6.12 Minimum Availability. The Company will not permit Availability at any time to be less than the greater of (i) 10% of the Line Cap and (ii) $12,500,000.

SECTION 6.13 Non-Ordinary Course Activities Prior to Successful Exchange Transaction. Prior to the occurrence of a Successful Exchange Transaction, the Loan Parties will not, and will not permit any Restricted Subsidiary to:

(a) create, incur, assume or permit to exist any Indebtedness, except (i) under clauses (a)(i), (a)(ii) and (a)(xxi)(i) of Section 6.01, (ii) in the ordinary course of business under clauses (a)(iii), (a)(iv) (with respect to clauses (a)(iii) and (a)(iv), only to the extent existing on the Effective Date), (a)(vi), (a)(vii), (a)(ix), (a)(xi), (a)(xvii), (a)(xviii) and (a)(xix) of Section 6.01 and (iii) 2026 Notes Obligations outstanding on the Effective Date, and 2029 Notes Secured Obligations incurred pursuant to a Successful Exchange Transaction, in each case, under clause (a)(x) of Section 6.01;

(b) create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (i) under clauses (a) and (c) of Section 6.02, (ii) in the ordinary course of business pursuant to clauses (b), (g), (m), (n) and (o) of Section 6.02 and (iii) pursuant to a Successful Exchange Transaction under clause (i) of Section 6.02;

(c) merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, consummate a Division as the Dividing Person or liquidate or dissolve;

(d) purchase, hold, acquire (including pursuant to any merger, amalgamation or consolidation or as a Division Successor pursuant to the Division of, any Person that was not a wholly owned Restricted Subsidiary prior to such merger, amalgamation, consolidation or Division), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, except (i) under clause (b) of Section 6.04 and (ii) in the ordinary course of business under clauses (a), (c), (d), (e) (with respect to clauses (c), (d) and (e), only to the extent existing on the Effective Date), (g), (i), (j), (l), (m), (n), (o) and (p) of Section 6.04;

(e) Dispose of any asset (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise), including any Equity Interest owned by it, nor will the Company permit any Restricted Subsidiary to issue any additional Equity Interests in such Restricted Subsidiary (other than to the Company or any other Restricted Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law), except (i) under clause (g) of Section 6.05 and (ii) in the ordinary course of business under clauses (a), (c), (f)(i), (i), (k) and (l) of Section 6.05;

(f) declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except in the ordinary course of business under clause (a)(v) of Section 6.08; or

(g) make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Specified Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness, except (i) in the ordinary course of business under clauses (b)(i) of Section 6.08 and (ii) pursuant to a Successful Exchange Transaction under clause (b)(v) of Section 6.08.

SECTION 6.14 [Reserved].

SECTION 6.15 Canadian Pension Plans. The Loan Parties shall not (a) contribute to or assume an obligation to contribute to any Canadian Defined Benefit Plan, without the prior written consent of the Administrative Agent, (b) acquire an interest in any Person if such Person sponsors, maintains or contributes to, or at any time in the five-year period preceding such acquisition has sponsored, maintained, or contributed to Canadian Defined Benefit Plan, without the prior written consent of the Administrative Agent; or (c) wind-up any Canadian Defined Benefit Plan, in whole or in part without the prior written consent of the Administrative Agent.

SECTION 6.16 Exchange Transaction. The Loan Parties will not, and will not permit any Restricted Subsidiary to, consummate an Exchange Transaction that does not constitute a Successful Exchange Transaction.

ARTICLE VII

Events of Default

If any of the following events (each an “Events of Default” and collectively, the “Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation, warranty or certification made or deemed made by or on behalf of the Company or any Restricted Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(m), 5.01(n), 5.02(a), 5.05 (with respect to the existence of any Loan Party), 5.11, 5.18 (solely during the continuance of a Dominion Period), 5.19, 5.25, 5.27, 5.29, 5.30, 5.31, 5.33 or in Article VI;

(e) (i) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(f), 5.01(g), 5.01(l), 5.12, 5.13, 5.14 or 5.18 (other than during the continuance of a Dominion Period) and any such failure shall continue unremedied for a period of five Business Days or more (or during a Weekly Reporting Period, two Business Days or more), (ii) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(a), (b), (c) or (e) and any such failure shall continue unremedied for a period of five Business Days or more, or (iii) any Loan Party shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b), (d), (e)(i) or (e)(ii) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) any Loan Party’s knowledge of such breach or (ii) notice thereof from the Administrative Agent;

(f) the Company or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any ~~Material~~ Indebtedness (other than the Obligations) when and as the same shall become due and payable (after giving effect to the passage of any grace, notice and cure periods with respect to such ~~Material~~ Indebtedness); provided that this clause (f) shall not apply to Indebtedness in an aggregate principal amount that, together with the aggregate principal amount of any other Indebtedness under which there has been a payment default, is less than $10,000,000;

(g) (i) any event or condition shall occur that results in any ~~Material~~ Indebtedness becoming due, or being terminated or required to be prepaid, repurchased, redeemed or defeased, prior to its scheduled maturity, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Swap Agreement, the applicable counterparty, to cause any ~~Material~~ Indebtedness to become due, or to terminate or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g)(i) shall not apply to (x) Indebtedness in an aggregate principal amount that, together with the aggregate principal amount of any other Indebtedness which has been so accelerated, is less than $10,000,000, (y) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or (~~y~~z) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01 or (ii) any Loan Party shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract and all applicable grace, notice or other cure periods shall have expired unless, but only as long as, the existence of any such default is being contested by such Loan Party or any such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Loan Party to the extent required by GAAP;

(h) an involuntary case or proceeding (including the filing of any notice of intention in respect thereof) shall be commenced or an involuntary petition or application shall be filed seeking (i) bankruptcy, liquidation, winding-up, dissolution, suspension of general operations, composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of its debts or obligations, reorganization or other relief in respect of any Loan Party or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state provincial, territorial or foreign bankruptcy, insolvency, receivership or other Insolvency Laws now or hereafter in effect or (ii) the appointment of an interim receiver, receiver, receiver an manager, liquidator, administrator, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its operations or assets, and, in any such case, such case or proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) (i) any Loan Party or any Material Subsidiary shall (A) voluntarily commence any case or proceeding or file any petition or application seeking liquidation (other than any liquidation permitted by Section 6.03(a)(iv)), reorganization or other relief under any Federal, state, provincial, territorial or foreign bankruptcy, insolvency, receivership or other Insolvency Laws now or hereafter in effect, (B) consent to the institution of, or failure to contest in a timely and appropriate manner, any case or proceeding or petition described in clause (h) of this Article, (C) apply for or consent to the appointment of an interim receiver, receiver, liquidator, administrator, trustee, monitor, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition or application filed against it in any such case or proceeding or (E) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of any Loan Party or any Material Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this sub-clause (i) or clause (h) of this Article; and

(ii) without limiting the preceding sub-clause (i), any corporate action, legal proceedings or other procedure or step is taken in relation to (A) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Loan Party; (B) a composition, compromise, assignment or arrangement with any creditor of any UK Loan Party by reason of actual or anticipated financial difficulties; (C) the appointment of a liquidator, receiver, administrative receiver, administrator, monitor, compulsory manager or other similar officer in respect of any UK Loan Party or any of its assets; (D) the enforcement of any Lien over any assets of any UK Loan Party, or any analogous procedure or step is taken in any jurisdiction, provided that this sub-clause (ii) shall not apply to a petition for winding-up presented by a creditor which either is (a) frivolous or vexatious or (b) is being contested in good faith, and which in either case is discharged or struck out within 21 days of commencement; or

(iii) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a UK Loan Party and is not discharged within 21 days;

(j) (i) any Loan Party or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due or, in the case of a UK Loan Party (is deemed to or declared to be unable to pay its debts under applicable law), suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Lender Party in its capacity as such) with a view to rescheduling any of its indebtedness; and

(ii) a moratorium is declared in respect of any indebtedness of any UK Loan Party. If a moratorium occurs, the ending of such moratorium will not remedy any Event of Default caused by that moratorium;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against the Company or any Restricted Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Restricted Subsidiary to enforce any such judgment;

(l) one or more ERISA Events or Foreign Pension Plan Events shall have occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) any Loan Guarantee shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Guarantee, or any Loan Party shall fail to comply in any material respect with any of the terms or provisions of the Loan Guarantee to which it is a party, or any Loan Party shall deny that it has any further liability under the Loan Guarantee to which it is a party, or shall give notice to such effect (except, in each case, as a result of the release thereof as provided herein);

(o) any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Collateral Document or Section 9.02(c) or (iii) as a result of the failure of the Administrative Agent to (A) maintain possession of any stock certificates, promissory notes, or other instruments or certificated securities delivered to it under the Security Agreements or (B) file continuation statements with respect to any UCC or PPSA financing statement;

(p) the occurrence of an Exchange Transaction Termination Event; or

(q) any Applicable Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder, in each case in any respect material to the Administrative Agent or the other Lender Parties;

then, and in every such event (other than an event with respect to any Borrower described in clause (h), (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in the case of any event with respect to any Borrower described in clause (h), (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall immediately and automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers to the extent permitted by applicable law.

ARTICLE VIII

The Administrative Agent

SECTION 8.01 Authorization and Action.

(a) Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent and its successors to serve in such capacity and to serve as collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Without limiting the foregoing, each Lender and Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) It is understood and agreed by the parties hereto, that as part of its duties and functions, the Administrative Agent shall serve as the hypothecary representative for itself and for all present and future Lender Parties, as contemplated by Article 2692 of the Civil Code of Québec (the “CCQ”). For greater certainty, and without limiting the powers of the Administrative Agent, each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as hypothecary representative for all present and future Lender Parties as contemplated under Article 2692 of the CCQ in order to hold hypothecs and security granted under any Loan Document pursuant to the laws of the Province of Quebec to secure performance of all or part of the Secured Obligations and to exercise such powers and duties which are conferred upon the Lenders and the Issuing Banks thereunder. The appointment of the Administrative Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each Person that accedes or has acceded to this Agreement as a Lender or Issuing Bank after the date hereof. The Loan Parties hereby acknowledge the appointment of the Administrative Agent as the hypothecary representative of the Lender Parties as contemplated under Article 2692 of the CCQ. In the event of the resignation of the Administrative Agent and appointment of a successor Administrative Agent, such successor Administrative Agent shall also act as hypothecary representative without further formality. The execution by the Administrative Agent as the hypothecary representative of the relevant deeds of hypothec or other relevant documentation prior to the date hereof is hereby ratified and confirmed by each Lender and Issuing Bank. In its capacity of hypothecary representative, the Administrative Agent shall (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted hereunder, all rights and remedies given to the hypothecary representative pursuant to any hypothec, applicable law or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agent, mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders and the Issuing Banks, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec or other Loan Document, on such terms and conditions as it may determine from time to time.

(c) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or any other Insolvency Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or any other Insolvency Law; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers, any other Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or Lender Party other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby;

(ii) where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of England and Wales, the obligations and liabilities of the Administrative Agent to the Lender Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and

(iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(e) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(f) [Reserved].

(g) In the event of the pendency of any case or proceeding with respect to any Loan Party under any Insolvency Law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial case or proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, monitor, assignee, trustee, liquidator, sequestrator, debtor, debtor-in-possession or other similar official in any such case or proceeding is hereby authorized by each Lender, Issuing Bank and each other Lender Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Lender Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the administrative agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or otherwise accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment, composition or similar dispositive restructuring plan affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such case or proceeding.

The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrowers’ right to consent pursuant to and subject to the conditions set forth in this Article, no Borrower nor any Subsidiary, or any of their respective Affiliates shall have any rights as a third party beneficiary under any such provisions. Each Lender Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02 Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own bad faith, gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to such Person by the Borrower Representative, a Lender or an Issuing Bank, and such Person shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any claim, liability, loss, cost or expense suffered by any Borrower, any other Loan Party, any Subsidiary, any Lender or the Issuing Bank as a result of, any determination of the Revolving Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any exchange rate or Dollar Equivalent.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel, independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03 Reliance. With respect to its Commitment, Loans and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Bank.

SECTION 8.04 Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower Representative, whether or not a successor has been appointed. Upon any such resignation, the Required Lenders shall have the right, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor. In either case, such appointment shall be subject to the prior written approval of the Borrower Representative (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor, such successor shall succeed to and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor its rights as the Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Lender Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Lender Parties and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

SECTION 8.05 Acknowledgements of Lenders and Issuing Bank.

(a) Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder.

(c) Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(d) (i) Each Lender and each Issuing Bank (any such Lender or Issuing Bank, a “Payment Recipient”) hereby agrees that (x) if the Administrative Agent notifies such Payment Recipient that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Payment Recipient (whether or not known to such Payment Recipient), and demands the return of such Payment (or a portion thereof), such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Defaulting Lender Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Payment Recipient shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Payment Recipient under this Section 8.05(d) shall be conclusive, absent manifest error.

(ii) Each Payment Recipient hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Payment Recipient agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Payment Recipient shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Defaulting Lender Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower Representative and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Payment Recipient that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower Representative or any other Loan Party; provided that, for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Payment.

(iv) Each party’s obligations under this Section 8.05(d) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Payment Recipient, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.06 Collateral Matters.

(a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Lender Party’s right to file a proof of claim and vote with respect thereto in connection with any proposed plan of reorganization, arrangement, adjustment, composition, or similar dispositive restructuring plan in any insolvency, bankruptcy, reorganization or other similar case or proceeding, no Lender Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Lender Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Lender Parties within the meaning of the term “secured party” as defined in the UCC and the PPSA, as applicable. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Lender Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Lender Parties.

(b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations will create (or be deemed to create) in favor of any Lender Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Lender Party that is a party to any such arrangement in respect of Banking Services shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Lender Party thereunder, subject to the limitations set forth in this paragraph. Notwithstanding anything to the contrary contained herein, (i) the Secured Banking Services Obligations shall only be secured and guaranteed pursuant to the Collateral Documents and only to the extent that, and for so long as, the other Secured Obligations are so secured and guaranteed, and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Loan Documents shall not require the consent of the holders of the Secured Banking Services Obligations.

(c) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any Lender Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.07 Credit Bidding. The Lender Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to (subject to the Intercreditor Agreement) credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any comparable provisions of any other Insolvency Laws or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Lender Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Lender Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Lender Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Lender Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lender Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Lender Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Lender Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Lender Party shall execute such documents and provide such information regarding the Lender Party (and/or any designee of the Lender Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.08 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.09 UK Security Agreements.

(a) Notwithstanding any other provision of this Agreement, each Lender and each Issuing Bank irrevocably appoints the Administrative Agent to act as its trustee under and in connection with each UK Security Agreement on the terms and conditions set out in any such UK Security Agreement to hold the assets subject to the security thereby created as trustee for the Lender Parties on the trusts and other terms contained in any such UK Security Agreement. Each of the Lender Parties authorizes the Administrative Agent to exercise the rights, remedies, power and discretions, specifically given to the Administrative Agent under or in respect of the UK Security Agreements, together with any rights, remedies, power and discretions, incidental thereto. In addition, when acting in the capacity of trustee for the Lender Parties, the Administrative Agent shall have all the rights, remedies and benefits of and in favor of the Administrative Agent contained in this Article VIII.

(b) Any reference in this Agreement to Liens stated to be in favor of the Administrative Agent shall be construed so as to include a reference to Liens granted in favor of the Administrative Agent in its capacity as security trustee of the Lender Parties.

(c) Nothing in this Article VIII shall require the Administrative Agent to act as a trustee at common law or to hold any property on trust in any jurisdiction outside the United States or the United Kingdom that may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.

SECTION 8.10 German and Dutch Security Agreements.

(a) In relation to the German Security Agreements the following additional provisions shall apply:

(i) the Administrative Agent, with respect to the Collateral being subject to the German Security Agreements or any other Secured Obligation created under the German Law, shall: (A) hold, administer and realise such Collateral that is transferred or assigned by way of security (Sicherungseigentum/Sicherungsabtretung) or otherwise granted to it and is creating or evidencing a non-accessory security right (nicht akzessorische Sicherheit) in its own name as trustee (Treuhänder) for the benefit of the Lender Parties; and (B) hold (with regard to its own rights under the Parallel Debt), administer, and realise any such Collateral that is pledged (verpfändet) or otherwise transferred to the Administrative Agent and is creating or evidencing an accessory security right (akzessorische Sicherheit) as agent in the name of and for and on the behalf of the Lender Parties, and in its own name on the basis of the Parallel Debt;

(ii) with respect to the Collateral being subject to the German Security Agreements, each Lender Party hereby authorizes and grants a power of attorney, and each future Lender Party by becoming a party to this Agreement in accordance with Section 8.01 of this Agreement authorizes, and grants a power of attorney (Vollmacht) to the Administrative Agent (whether or not by or through employees or agents) to: (A) accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such Lender Party in connection with the German Security Agreements and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments and/or alterations to any German Security Agreements or any other agreement related to such Collateral which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security; (B) execute on behalf of itself and the Lender Parties where relevant and without the need for any further referral to, or authority from, the Lender Parties or any other person all necessary releases of any such Collateral being subject to the German Security Agreements or any other agreement related to such Collateral; (C) realize such Collateral in accordance with the German Security Agreements or any other agreement securing such Collateral; (D) make, receive all declarations and statements and undertake all other necessary actions and measures which are necessary or desirable in connection with such Collateral or the German Security Agreements or any other agreement securing the Collateral; (E) take such action on its behalf as may from time to time be authorized under or in accordance with the German Security Agreements; and (F) exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Lender Parties under the German Security Agreements together with such powers and discretions as are reasonably incidental thereto;

(iii) each of the Lender Parties agrees that, if the courts of Germany do not recognize or give effect to the trust expressed to be created by this Agreement or any German Security Agreement, the relationship of the Lender Parties to the Administrative Agent shall be construed as one of principal and agent but, to the extent permissible under the laws of Germany, all the other provisions of this Agreement shall have full force and effect between the parties hereto;

(iv) each Lender Party hereby ratifies and approves, and each future Lender Party by becoming a party to this Agreement in accordance with Section 8.01 of this Agreement ratifies and approves, all acts and declarations previously done by the Administrative Agent on such person’s behalf (including for the avoidance of doubt the declarations made by the Administrative Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of each Lender Party as future pledgee or otherwise); and

(v) for the purpose of performing its rights and obligations as Administrative Agent and to make use of any authorization granted under this Agreement and under the German Security Agreements, each Lender Party hereby authorizes, and each future Lender Party by becoming a party to this Agreement in accordance with Section 8.01 of this Agreement authorizes, the Administrative Agent to act as its agent (Stellvertreter), and, to the extent possible, releases the Administrative Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch). The Administrative Agent has the power to grant sub-power of attorney, including the release from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

(b) Parallel Debt.

(i) Each Loan Party hereby irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance) to pay to the Administrative Agent amounts equal to any amounts owing from time to time by such Loan Party to any Lender Party under this Agreement and any other Loan Document pursuant to any Secured Obligations as and when those amounts are due under any Loan Document (such payment undertakings under this Section 8.10(b) and the obligations and liabilities resulting therefrom being the “Parallel Debt”);

(ii) the Administrative Agent shall have its own independent right to demand payment of the Parallel Debt by the Loan Party. Each Loan Party and the Administrative Agent acknowledge that the obligations of each Loan Party under Section 5.06 are several, separate and independent (selbständiges Schuldanerkenntnis) from, and shall not in any way limit or affect, the corresponding obligations of each Loan Party to any Lender Party under this Agreement or any other Loan Document (the “Corresponding Debt”) nor shall the amounts for which each Loan Party are liable under this Section 8.10(b) be limited or affected in any way by its Corresponding Debt provided that: (A) the Parallel Debt shall be decreased to the extent that the Corresponding Debt has been irrevocably paid or discharged (other than, in each case, contingent obligations); (B) the Corresponding Debt shall be decreased to the extent that the Parallel Debt has been irrevocably paid or discharged; (C) the amount of the Parallel Debt shall at all times be equal to the amount of the Corresponding Debt; (D) the Parallel Debt will be payable in the currency or currencies of the Corresponding Debt; and (E) for the avoidance of doubt, the Parallel Debt will become due and payable at the same time when the Corresponding Debt becomes due and payable;

(iii) the security granted under any German Security Agreement and any Dutch Security Agreement with respect to the Parallel Debt is granted to the Administrative Agent in its capacity as sole creditor of the Parallel Debt;

(iv) without limiting or affecting the Administrative Agent’s rights against any Loan Party (whether under this Agreement or any other Loan Document), each Loan Party acknowledges that: (A) in this Agreement shall impose any obligation on the Administrative Agent to advance any sum to any Loan Party or otherwise under any Loan Document; and (B) for the purpose of any vote taken under any Loan Document, the Administrative Agent shall not be regarded as having any participation or commitment other that those which it has in its capacity as a Lender;

(v) the Parties to this Agreement acknowledge and confirm that the provisions contained in this Agreement shall not be interpreted so as to increase the maximum total amount of the Obligations;

(vi) the Parallel Debt shall remain effective in case a third person should assume or be entitled, partially or in whole, to any rights of any of the Lender Parties under any Loan Documents, be it by virtue of assignment, assumption or otherwise; and

(vii) all monies received or recovered by the Administrative Agent pursuant to this Agreement and all amounts received or recovered by the Administrative Agent from or by the enforcement of any security granted to secure the Parallel Debt shall be applied in accordance with this Agreement.

SECTION 8.11 Swiss Security Agreements.

(a) In relation to Collateral which is subject to a Swiss Security Agreement, the Administrative Agent shall:

(i) hold and administer any such non-accessory Collateral (nicht-akzessorische Sicherheit), governed by Swiss law as fiduciary (treuhänderisch) in its own name but for the benefit of the Lender Parties; and

(ii) hold and administer any accessory Collateral (akzessorische Sicherheit) governed by Swiss law as direct representative (direkter Stellvertreter) in the name and on behalf of the Lender Parties.

(b) Each Lender Party (other than the Administrative Agent) hereby appoints the Administrative Agent as its direct representative (direkter Stellvertreter) and authorizes the Administrative Agent (whether or not by or through employees or agents) to:

(i) exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Administrative Agent under the relevant Swiss Security Agreements together with such powers and discretions as are reasonably incidental thereto;

(ii) take such action on its behalf as may from time to time be authorized under or in accordance with the relevant Swiss Security Agreements; and

(iii) accept, enter into and execute as its direct representative (direkter Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such Lender Party in connection with the Loan Documents under Swiss law and to agree to and execute in its name and on its behalf as its direct representative (direkter Stellvertreter) any amendments, confirmations and/or alterations to any Swiss Security Agreement which creates a pledge or any other accessory security right (akzessorische Sicherheit)including the release or confirmation of release of such Collateral.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject to paragraph (b) of this Section), all notices and other communications provided for herein and in the other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic transmission, as follows:

(i)	if to any Loan Party, to the Borrower Representative at:

Fossil Group, Inc.

c/o Fossil Group, Inc. (if to another Loan Party)

901 S. Central Expressway

Richardson, Texas 75080

Attention: Randy S. Hyne, Esq.

Facsimile No: 972-498-9615

Email: randyh@fossil.com

And in each case, with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: Vynessa Nemunaitis

Facsimile No.: 214-746-7777

Email: vynessa.nemunaitis@weil.com

(ii)	if to the Administrative Agent or any Issuing Bank, to Ares at:

ACF FINCO I LP

560 White Plains Road, Suite 400

Tarrytown, NY 10591

Attention: Credit Officer/Fossil

Telephone: 914-418-1200

Email: notices@aresmgmt.com

with a copy to:

ACF FINCO I LP 560

White Plains Road, Suite 400

Tarrytown, NY 10591

Attention: Tim Sardinia, Principal

Telephone: 914-418-1229

Email: tsardinia@aresmgmt.com

And in each case, with a copy to (which shall not constitute notice):

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

Attention: Mark Silva & Seth Mennillo

Facsimile No: 617-502-5127 & 617-502-4994

Email: msilva@choate.com & smennillo@choate.com

(iii) if to any other Issuing Bank, to it at its address or electronic transmission address most recently specified by it in a notice delivered to the Administrative Agent and the Borrower Representative; and

(iv) if to any other Lender, to it at its address or electronic transmission address set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by electronic transmission shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, at the opening of business on the next Business Day for the recipient) and (iii) delivered through Electronic Systems or Approved Electronic Platforms, as applicable, to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders and Issuing Banks under the Loan Documents may be delivered or furnished by Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it under the Loan Documents by Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or electronic transmission address for notices and other communications under the Loan Documents by notice to the other parties hereto.

(d) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinksTM, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(e) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(f) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(g) Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(h) Each of the Lenders, Issuing Bank and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(i) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Sections 5.16, 9.02(e), 9.02(f) and 9.18 (and, except as specifically provided in any Loan Document with respect to the Schedules thereto), and except for the execution and delivery of the Joinder Agreements, and subject to Section 2.14(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent (if a party to the original agreement) and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that (A) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to cure any obvious error, technical error, ambiguity, omission, error or omission that is immaterial in nature, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, (B) any provision of the Agent Fee Letter may be waived, amended or modified by an agreement in writing entered into by the parties thereto, and (C) no such agreement shall (1) increase the Commitment of any Lender without the written consent of such Lender (provided that the Administrative Agent may make Protective Advances and Overadvances as set forth in Section 2.04 or 2.05, as applicable), (2) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (3) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (4) change Section 2.18(b) or 2.18(d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (5) (x) increase the advance rates referred to in the definition of, or otherwise modify the definition of, “U.S. Borrowing Base”, “Canadian Borrowing Base”, “European Borrowing Base”, “German Borrowing Base” or “Swiss Borrowing Base” to the extent that any such change results in more credit being made available to the Borrowers based upon the Borrowing Base, (y) add new categories of eligible assets or (z) modify the definition of “Eligible Accounts”, “Eligible Credit Card Accounts Receivable”, “Eligible Finished Goods Inventory” or “Eligible Intellectual Property” or any of the defined terms that are used in such definitions to the extent that any such change results in more credit being made available to the Borrowers based upon the Borrowing Base, but not otherwise, in each case without the written consent of each Lender, (6) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (7) change Section 2.20 without the consent of each Lender (other than any Defaulting Lender) adversely affected thereby, (8) release all or substantially all of the value of the Loan Guarantee (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (9) except as provided in paragraph (c) of this Section or in any Collateral Document, (x) release all or substantially all of the Collateral, (y) contractually subordinate the Obligations in right of payment to any other Indebtedness for borrowed money or, without limiting Section 9.02(c) or 9.18, contractually subordinate the Liens on all or substantially all of the Collateral securing the Obligations to the Liens on the Collateral securing any other Indebtedness for borrowed money, except in connection with any “debtor in possession” financing (or any similar financing arrangement in an insolvency proceeding in a non-U.S. jurisdiction) (it being understood that this clause (x) shall not override the permission for Liens on the Collateral expressly permitted by this Agreement (as in effect on the Effective Date) to be senior in priority to the Liens on the Collateral securing the Obligations or (z) except as provided in Section 9.18(b) as in effect on the date hereof, modify the definition of the term “ABL Priority

Collateral” herein or in the Intercreditor Agreement in a manner that would result in the removal of Collateral otherwise constituting ABL Priority Collateral therefrom, in each case, without the written consent of each Lender, (10) waive, amend or modify any of the provisions of Section 5.31, Schedule 5.31 or Section 7.01(d) (solely in respect of Section 5.31) without the written consent of each Lender, (11) modify the definition of “Aggregate Borrowing Base” or “Borrowing Base”, in each case, without the written consent of each Lender, (12) modify the definition of “Successful Exchange Transaction” without the written consent of each Lender, (13) change Section 9.04 to the extent that any such change imposes a restriction on any assignment by a Lender that is permitted as of the Effective Date without the written consent of each Lender, (14) waive, amend or modify any of the provisions of Section 7.01(p) without the written consent of each Lender or (15) waive, amend or modify the provisions of Section 2.04 or Section 2.05 to increase the percentage caps on Protective Advances or Overadvances without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent and each Issuing Bank); provided, further, that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower Representative and an Issuing Bank regarding the respective rights and obligations between the applicable Borrower and such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the applicable Issuing Bank, respectively.

(c) The Lenders and the Issuing Banks hereby irrevocably authorize the Administrative Agent, upon the request of the Company:

(i) to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (A) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Obligations (other than Banking Services Obligations and Unliquidated Obligations) and the cash collateralization of all Unliquidated Obligations in respect of Letters of Credit in a manner satisfactory to each applicable Issuing Bank and the Administrative Agent, (B) constituting property being sold or disposed of to a Person that is not a Loan Party if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (including the Updated Borrowing Base Condition if applicable thereto) (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary, the Administrative Agent is authorized to release any Loan Guarantee provided by such Subsidiary, (C) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction not prohibited under this Agreement, (D) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII and (E) constituting property of a Loan Party that is being released as a Guarantor (and, in the case of a U.S. Subsidiary Borrower, as a U.S. Subsidiary Borrower) as provided below;

(ii) to release any Loan Guarantee provided by any U.S. Subsidiary Borrower, U.S. Guarantor or Foreign Loan Party (A) that is dissolved pursuant to Section 6.03(a)(iv) in connection with a voluntary liquidation or dissolution thereof permitted by such Section, (B) that is no longer a Subsidiary of the Company as a result of the disposition of all of the outstanding Equity Interests of such Subsidiary of the Company (other than a Borrower) (or the direct or indirect parent of such Subsidiary) to a Person other than the Company or a Restricted Subsidiary in a transaction permitted by Section 6.05, or (C) upon the designation of such Subsidiary as an Unrestricted Subsidiary in compliance with Section 5.17 and, in connection therewith, to release any Liens granted to the Administrative Agent by such Subsidiary on any Collateral, if the Company certifies to the Administrative Agent that such liquidation or dissolution, disposition or designation is made in compliance with the terms of this Agreement (including the Updated Borrowing Base Condition if applicable thereto) (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry). The Lenders and the Issuing Banks hereby further irrevocably authorize the release of Liens on the Notes Priority Collateral as provided in the Intercreditor Agreement; and

(iii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e).Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby”, the consents of Lenders having Credit Exposure and unused Commitments representing more than 66% of the sum of the total Credit Exposure and unused Commitments at such time are obtained, but the consents of other necessary Lenders are not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower Representative may, with the consent of the Administrative Agent in its sole discretion, elect to replace any Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) an Eligible Assignee which is reasonably satisfactory to the Borrower Representative and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of paragraph (b) of Section 9.04, and (ii) the applicable Borrower(s) shall pay to such Non-Consenting Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(e) Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Lender Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or in any Collateral Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”.

(f) Notwithstanding anything herein to the contrary, the Administrative Agent may, and at the direction of the Required Lenders shall, in consultation with the Borrower Representative, but without the consent of any Lender Party or Loan Party, amend any of the Loan Documents to modify or add covenants, defaults or other provisions in favor of the Lenders, to the extent corresponding covenants, defaults or other provisions of any of the 2026 Notes Documents or the 2029 Notes Documents are (either initially or after giving effect to any amendment or other modification thereto) more beneficial to the holders of the 2029 Notes than the Lenders as set forth in the Loan Documents. The Borrowers shall cooperate in good faith with the Administrative Agent in connection with the preparation of any such amendment and shall acknowledge such amendment in writing if requested by the Administrative Agent.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one primary U.S. counsel for the Administrative Agent and its Affiliates and one primary U.S. counsel for Great Rock Capital, and if deemed reasonably necessary by the Administrative Agent, one local counsel in each applicable jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions), in connection with the syndication and distribution (including, without limitation, via the internet or through any Electronic System or Approved Electronic Platform) of the credit facility provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Subject to the provisions of Sections 5.09, 5.12 and 5.13, expenses subject to reimbursement by the Borrowers under this Section include, without limiting the generality of the foregoing, reasonable and documented out-of-pocket costs and expenses incurred in connection with:

(i) appraisals and insurance reviews;

(ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

(iii) fees and other charges for (A) lien searches and (B) filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(iv) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(v) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

(b) The Company shall indemnify the Administrative Agent (or any sub-agent thereof), each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on at, under, to or from any property currently or formerly owned or operated by the any Loan Party or any of the Subsidiaries, or any other Environmental Liability related in any way to any Loan Party or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether such proceeding is initiated against or by any party to this Agreement, or any Affiliate thereof, by an Indemnitee or any third party or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply to any Taxes (other than Other Taxes or any Taxes that represent losses, claims, damages or related expenses arising from any non-Tax claim).

(c) Each Lender severally agrees to pay any amount required to be paid by any Loan Party under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, each Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by a Loan Party and without limiting the obligation of any Loan Party to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent

Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided, further, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment in full of the Secured Obligations.

(d) To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower Representative; provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided, further, that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment by any Lender to an Affiliate of such Lender or an Approved Fund of such Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent; provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;

(D) [reserved];

(E) [reserved]; and

(F) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Subsidiaries and other Affiliates thereof or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including federal, state, provincial, territorial and foreign securities laws.

(iii) The consent of each Swiss Borrower (and each Swiss Subsidiary) shall be required for any assignment of the rights and obligations in respect of a Commitment or Loans in respect of each Swiss Borrower (and each Swiss Subsidiary) (such consent not to be unreasonably withheld or delayed, in particular if such assignment does not result in a breach of the Swiss Ten Non-Bank Rule), unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or a Swiss Qualifying Bank.

(iv) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(v) The Administrative Agent, acting solely for this purpose as non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vi) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 8.05(c) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

Notwithstanding any of the forgoing to the contrary, no consent of any Person shall be required for an assignment by a Lender in connection with a sale by such Lender of all or substantially all of its loan portfolio or in connection with a change of control transaction involving such Lender (in each case, whether occurring by way of equity sale, merger or otherwise); provided that, such assignment shall not breach the Swiss Non-Bank Rules.

(c) (i) Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent or the Issuing Banks, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents and (D) the participation does not lead to a breach of the Swiss Non-Bank Rules. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(e) (it being understood that the documentation required under Section 2.17(e) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain records of the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Revolving Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment or Revolving Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding any provision to the contrary, but subject to paragraph (b)(iii) of this Section 9.04, any Lender may assign to one or more special purpose funding vehicles (each, an “SPV”) all or any portion of its funded Loans (without, in the case of Revolving Loans, the corresponding Commitment), without the consent of any Person or the payment of a fee, by execution of a written assignment agreement in a form agreed to by such Lender and such SPV, and may grant any such SPV the option, in such SPV’s sole discretion, to provide the Borrowers all or any part of any Loans that such Lender would otherwise be obligated to make pursuant to this Agreement. Such SPVs shall have all the rights which a Lender making or holding such Loans would have under this Agreement, but no obligations. The Lender making such assignment shall remain liable for all its original obligations under this Agreement, including its Commitment (although the unused portion thereof shall be reduced by the principal amount of any Loans held by an SPV). Notwithstanding such assignment, the Administrative Agent and Borrowers may deliver notices to the Lender making such assignment (as agent for the SPV) and not separately to the SPV unless the Administrative Agent and Borrower Representative are requested in writing by the SPV (or its agent) to deliver such notices separately to it. The Borrowers shall, at the request of any such Lender, execute and deliver to such Person as such Lender may designate, a promissory note in the amount of such Lender’s original promissory note to evidence the Loans of such Lender and related SPV.

(f) Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, but subject to paragraph (b)(iii) of this Section 9.04, (i) neither any Lender nor any of its Affiliates (each, an “Affiliated Lender Party”) shall be required to comply with this Section 9.04 in connection with any transaction involving any other Affiliated Lender Party or any of its lenders or funding or financing sources, and no Affiliated Lender Party shall have any obligation to disclose any such transaction to any Person and (ii) there shall be no limitation or restriction on (1) the ability of any Affiliated Lender Party to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document, any Commitment, any Loan or any Obligation to any other Affiliated Lender Party or any lender or financing or funding source of any Affiliated Lender Party or (2) any such lender’s or funding or financing source’s ability to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document, any Commitment, any Loan or any Obligation; provided, however, that such Lender shall continue to be liable as a “Lender” under this Agreement and the other Loan Documents unless such other Person complies with the provisions of this Agreement to become a “Lender”.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement (other than Banking Services Obligations contingent or indemnity obligations for which no claim has been made) is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender, Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, but in each instance subject to the prior written consent of the Administrative Agent, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by the Administrative Agent, such Lender, Issuing Bank or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Secured Obligations held by the Administrative Agent, such Lender, Issuing Bank or their respective Affiliates, irrespective of whether or not the Administrative Agent, such Lender, Issuing Bank or their respective Affiliates shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of the Administrative Agent, such Lender or Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The Administrative Agent or applicable Lender, Issuing Bank or such Affiliate shall notify the Borrower Representative and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section. The rights of the Administrative Agent, each Lender, Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender, Issuing Bank or their respective Affiliates may have.

SECTION 9.09 Governing Law: Jurisdiction; Consent to Service of Process.

(a) THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS; PROVIDED THAT APPOINTMENT OF THE ADMINISTRATIVE AGENT AS FONDÉ DE POUVOIR IN ACCORDANCE WITH ARTICLE VIII SHALL BE GOVERNED BY THE LAWS OF THE PROVINCE OF QUEBEC.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document (other than any Loan Document governed by non-U.S. law and containing a contrary express jurisdiction provision), or for recognition or enforcement of any judgment, and each Loan Party hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any (other than any Loan Document governed by non-U.S. law and containing a contrary express jurisdiction provision) brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document (other than any Loan Document governed by non-U.S. law and containing a contrary express jurisdiction provision) against any Loan Party or any of its properties in the courts of any jurisdiction.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each Canadian Loan Party hereby irrevocably designates and appoints the Borrower Representative, in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Canadian Loan Party in care of the Borrower Representative at the Borrower Representative’s address set forth in Section 9.01, and each such Canadian Loan Party hereby irrevocably authorizes and directs the Borrower Representative to accept such service on its behalf. As an alternative method of service, each Canadian Loan Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Borrower Representative or such Canadian Loan Party at its address specified in Section 9.01.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below) with the same degree of care that it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care, except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to any Loan Party or any Subsidiary or its obligations, (g) on a confidential basis to any rating agency in connection with rating the Borrowers or the Subsidiaries or the credit facilities provided for herein, (h) with the consent of the Borrower Representative, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender, or any Affiliate of any of the foregoing, on a non-confidential basis from a source other than the Borrowers that is not bound by an obligation of confidentiality; provided that, in the case of clause (c) above, the party disclosing such information shall provide to the Borrower Representative prior written notice of such disclosure to the extent permitted by applicable law (and to the extent commercially feasible under the circumstances) and shall cooperate with the Borrower Representative, at the Borrower Representative’s sole expense, in obtaining a protective order for, or other confidential treatment of, such disclosure, in each case at the Borrower Representative’s sole expense. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Company or any Subsidiary or their businesses or the Collateral, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender, or any Affiliate of any of the foregoing, on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the Effective Date, such information is clearly identified at the time of delivery as confidential. For the avoidance of doubt, the foregoing provisions of this Section 9.12 shall not be deemed to prohibit or limit the right of the Administrative Agent, any Lender or their respective Affiliates to publish, subject to obtaining the prior written consent of the Administrative Agent and the Company (not to be unreasonably withheld, conditioned or delayed), customary advertising material, including any “tombstone”, press release or comparable advertising, on its website or in other marketing materials, relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo, trademark or other insignia.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY, THE SUBSIDIARIES AND ITS OTHER AFFILIATES AND THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY, THE SUBSIDIARIES AND ITS OTHER AFFILIATES AND THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of applicable law.

SECTION 9.14 USA PATRIOT Act.

(a) Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrowers and the Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers and the Guarantors, which information includes the names and addresses of the Borrowers and the Guarantors and other information that will allow such Lender to identify the Borrowers and the Guarantors in accordance with the Patriot Act.

(b) (i) If (A) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (B) any change in the status of a UK Loan Party after the date of this Agreement; (C) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer; or (D) any law, regulation, applicable market guidance or internal policy in relation to the period review and/or updating of customer information obliges the Administrative Agent or any Lender (or, in the case of clause (C) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each UK Loan Party shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (C) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in clause (C) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents; and (ii) each Lender shall promptly upon the request of the supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

SECTION 9.15 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC, the PPSA or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.16 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17 No Fiduciary Relationship. Each Loan Party, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Loan Parties, the Subsidiaries and their other respective Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Loan Parties, the Subsidiaries and their other respective Affiliates, and none of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Loan Parties, the Subsidiaries or their other respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby agrees not to assert any claims against the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates based on any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18 Intercreditor Agreements.

(a) The Lenders and the Issuing Banks acknowledge that any Other Secured Debt or any Permitted Debt may, to the extent permitted under Section 6.02, be secured by Liens on assets that constitute Collateral and that the relative Lien priority and other creditor rights of the Lender Parties hereunder and the secured parties under such Other Secured Debt or such Permitted Debt will be set forth in the Intercreditor Agreement or another intercreditor agreement reflecting the relative Lien priority required by Section 6.02 (an “Applicable Intercreditor Agreement”). Each Lender and Issuing Bank hereby acknowledges that it has received a copy of the form of Intercreditor Agreement. Each Lender and Issuing Bank hereby irrevocably (a) consents to the subordination of the Liens on the Notes Priority Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreement, (b) authorizes and directs the Administrative Agent to execute and deliver each Applicable Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank, (c) agrees that, upon the execution and delivery thereof, such Lender or Issuing Bank will be bound by the provisions of the Intercreditor Agreement and each Applicable Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of Intercreditor Agreement and each such Applicable Intercreditor Agreement and (d) agrees that no Lender or Issuing Bank shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of Intercreditor Agreement or any Applicable Intercreditor Agreement. Each Lender and Issuing Bank hereby further irrevocably authorizes and directs the Administrative Agent (i) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreement and any Applicable Intercreditor Agreement and (ii) to enter into such amendments, supplements or other modifications to the Intercreditor Agreement or any Applicable Intercreditor Agreement in connection with any incurrence, extension, renewal, refinancing or replacement of any Secured Obligations or any Other Secured Debt or any Permitted Debt as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank, but subject to any consents required pursuant to Section 9.02(b) if applicable. The Administrative Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section or in accordance with the terms of any Applicable Intercreditor Agreement to the full extent thereof.

(b) The Administrative Agent, the Lenders and the Issuing Banks acknowledge and agree that, upon the Collateral Designation Date, and at all times thereafter while the Notes Obligations (as defined in the Intercreditor Agreement) remain outstanding and the Intercreditor Agreement is in effect, the Specified Collateral shall be deemed to constitute Notes Priority Collateral instead of ABL Priority Collateral and shall, subject to the terms of the Intercreditor Agreement, (x) secure such Notes Obligations on a first-priority basis and (y) secure the Secured Obligations on a second-priority basis (at which time, for the avoidance of doubt, the Specified Collateral shall no longer constitute part of any Borrowing Base).

(c) Notwithstanding anything herein to the contrary, prior to the Discharge of Notes Obligations (as such term is defined in the Intercreditor Agreement), (i) the requirements of this Agreement to deliver Notes Priority Collateral to, or to establish control of Notes Priority Collateral by, the Administrative Agent shall be deemed satisfied by delivery of such Notes Priority Collateral to, or establishment of control (to the extent only one party can have control) of such Notes Priority Collateral by, the Notes Collateral Agent (as defined in the Intercreditor Agreement) as bailee for the Administrative Agent pursuant to the terms of the Intercreditor Agreement; and (ii) no Loan Party shall be required to take or omit to take any action affirmatively required by any of the provisions of any Loan Documents, or requested by the Administrative Agent, with respect to any Notes Priority Collateral if such action or inaction would be irreconcilably inconsistent with (A) any action or inaction affirmatively requested by the Notes Collateral Agent or (B) any action or inaction affirmatively required by any of the provisions of the documentation governing such Other Secured Debt, with respect to such Notes Priority Collateral.

SECTION 9.19 [Reserved].

SECTION 9.20 Anti-Money Laundering Legislation.

(a) Each Loan Party acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws in each relevant jurisdiction (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Administrative Agent, the Lenders and the Issuing Banks may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, any Issuing Bank or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b) If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of such Loan Party for the purposes of applicable AML Legislation, then the Administrative Agent:

(i) shall be deemed to have done so as an agent for each Issuing Bank and each Lender, and this Agreement shall constitute a “written agreement” in such regard between such Issuing Bank or such Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(ii) shall provide to each Issuing Bank and each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c) Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender and each Issuing Bank agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender or Issuing Bank, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

SECTION 9.21 “Know Your Customer” Checks.

(a) If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of a Loan Party after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of clause (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Loan Party shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in clause (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

(b) Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

SECTION 9.22 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Second Currency on the date two Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in any Second Currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased, or that could have been so purchased, is less than the amount originally due in the Original Currency after any premium and costs of exchange payable in connection with such purchase, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss.

SECTION 9.23 Waiver of Immunity. To the extent that any Loan Party has, or hereafter may be entitled to claim or may acquire, for itself, any Collateral or other assets of the Loan Parties, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Loan Parties, such Loan Party hereby waives such immunity in respect of its obligations hereunder and under any promissory notes evidencing the Loans hereunder and any other Loan Document to the fullest extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

SECTION 9.24 Limitations of Enforcement against German Loan Parties.

(a) The Lender Parties agree not to enforce any payment claims, any security, any guarantee and any joint and several liability (including, without limitation, the guarantee and the joint and several liability pursuant to Article XIII of this Agreement) under this Agreement or the other Loan Documents if and to the extent that (i) the relevant payment and/or enforcement proceeds are applied in satisfaction of any liabilities (including guarantees, letters of credit or similar instruments) of the respective German Loan Party’s direct or indirect shareholder(s) or any entity affiliated to such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (other than the liabilities of any of the respective German Loan Party’s wholly owned subsidiaries and, for the avoidance of doubt, the respective German Loan Party’s own liabilities) and (ii) such payment and/or enforcement under this Agreement or the other Loan Documents would cause the amount of the respective German Loan Party’s net assets (Reinvermögen), as adjusted pursuant to the following provisions, to fall below the amount of its registered share capital (Stammkapital) (Begründung einer Unterbilanz) or to increase any already existing capital impairment (Vertiefung einer Unterbilanz) in violation of sections 30 and 31 of the German Limited Liability Company Act (GmbHG), (each such event is hereinafter referred to as a “Capital Impairment”). For the purposes of this Section 9.24 net assets (Reinvermögen) “net assets” (Reinvermögen) means the assets calculated on the basis of the balance sheet items listed in sections 266 para. 2 A, B, C, D and E of the German Commercial Code (HGB) less all liabilities listed in section 266 para. 3 B, C, D and E of the German Commercial Code (HGB) and less such amounts being subject to a distribution barrier (Ausschüttungssperre) pursuant to section 268 para. 8 of the German Commercial Code (HGB), pursuant to section 253 para. 6 of the German Commercial Code (HGB) or pursuant to section 272 para. 5 of the German Commercial Code (HGB), provided that any deviating specifications made by the Federal High Court (Bundesgerichtshof) for the calculation of the net assets shall be taken into account and that for the purposes of the calculation of the enforceable amount (if any), the following balance sheet items shall be adjusted as follows: (i) the amount of any increase of the respective German Loan Party’s registered share capital after the date of this Agreement that has been effected without prior written consent of the Administrative Agent shall be deducted from the respective German Loan Party’s registered share capital; (ii) loans provided to the respective German Loan Party by any member of the group shall be disregarded if and to the extent such loans are subordinated or are considered subordinated by operation of law and such loans are not shown in the balance sheet as liability of the respective German Loan Party, provided that the creditor of the corresponding receivables could waive such receivables without violating applicable law or any Loan Document; and (iii) loans or other contractual liabilities incurred in violation of the provisions of the Loan Documents shall be disregarded.

(b) Disposal of Relevant Assets. Provided that an enforcement is limited due to the aforementioned provisions, the respective German Loan Party shall dispose of all assets, to the extent legally permitted and commercially justifiable, which are not necessary for its business (nicht betriebsnotwendig) on market terms where the relevant assets are shown in the balance sheet of the respective German Loan Party with a book value which is significantly lower than the market value of such assets.

(c) Management Notification/Auditor’s Determination. The limitation pursuant to this Section 9.24 shall apply, if following a notice by the Administrative Agent that it intends to enforce any payment claims, any security, any guarantee and/or any joint and several liability (including, without limitation, the guarantee and the joint and several liability pursuant to Article XIII of this Agreement) under this Agreement or the other Loan Documents, the respective German Loan Party notifies the Administrative Agent (“Management Notification”) within ten (10) days upon receipt of the relevant notice that a Capital Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment would occur and providing prima facie evidence that a realization or other measures undertaken in accordance with the mitigation provisions set out above would not prevent such Capital Impairment); if the Management Notification is contested by the Administrative Agent, the Administrative Agent shall nevertheless be entitled to enforce any payment claims, any security, any guarantee and/or any joint and several liability (including, without limitation, the guarantee and joint and the several liability pursuant to Article XIII of this Agreement) under this Agreement or the other Loan Documents up to such amount, which is, based on the Management Notification, undisputed between itself and the respective German Loan Party. In relation to the amount which is in dispute, the respective German Loan Party undertakes (at its own cost and expense) to arrange for the preparation of a balance sheet by its auditors in order to have such auditors determine whether (and if so, to what extent) any enforcement of payment claims, any security, any guarantee and/or any joint and several liability (including, with-out limitation, the guarantee and joint and the several liability pursuant to Article XIII of this Agreement) under this Agreement or the other Loan Documents would cause a Capital Impairment (the “Auditor’s Determination”). The Auditor’s Determination shall be prepared, taking into account the adjustments set out above in relation to the calculation of a Capital Impairment, by applying the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as consistently applied by the respective German Loan Party in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. The respective German Loan Party shall provide the Auditor’s Determination to the Administrative Agent within thirty (30) days from the date on which the Administrative Agent contested the Management Notification in writing. The Auditor’s Determination shall be binding on the respective German Loan Party and the Administrative Agent. If, and to the extent that, any payment claims, any security, any guarantee and/or any joint and several liability (including, without limitation, the guarantee and the joint and several liability pursuant to Article XIII of this Agreement) under this Agreement or the other Loan Documents has been enforced without regard to the limitation set forth in Section 9.24(a) because the amount of the available net assets pursuant to the Auditor’s Determination is lower than the amount stated in the Management Notification, the Administrative Agent shall upon written demand of the respective German Loan Party to the Administrative Agent repay any amount (if and to the extent already paid to the Administrative Agent) up to and including the amount calculated in the Auditor’s Determination as of the date the enforcement of any payment claims, any security, any guarantee and/or any joint and several liability (including, without limitation, the guarantee and joint and the several liability pursuant to Article XIII of this Agreement) under this Agreement or any other Loan Document was made. If pursuant to the Auditor’s Determination the amount of the available net assets is higher than set out in the Management Notification, the Administrative Agent shall be entitled to enforce into such available net assets accordingly.

(d) Exceptions. Notwithstanding the above, the limitations pursuant to this Section 9.24 shall not apply: (i) if, at the time of the enforcement of payment claims, any security, any guarantee and/or any joint and several liability (including, without limitation, the guarantee and the joint and several liability pursuant to Article XIII) hereunder, the limitations set out in Section 9.24(a) are (due to a change in law or applicable court rulings or otherwise) no longer required in order to protect the managing director(s) of the respective German Loan Party from being personally or criminally liable for such obligation according to section 31 of the German Limited Liability Companies Act (GmbH-Gesetz); or (ii) if the respective German Loan Party is party as dominated entity (beherrschtes Unternehmen) of a domination agreement (Beherrschungsvertrag) and/or a profit and loss transfer agreement (Gewinnabführungsvertrag) pursuant to section 30 para 1 sentence 2 of the German Limited Liability Company Act (GmbHG) (directly or through an unbroken chain of domination and/or profit and loss pooling agreements) with the entity whose liabilities are secured or shall be paid, unless the enforcement of payment claims, any security, any guarantee and/or any joint and several liability (including, without limitation, the guarantee and joint and the several liability pursuant to Article XIII of this Agreement) hereunder or under the other Loan Documents would cause of violation of sections 30, 31 of the German Limited Liability Company Act (GmbHG); or (iii) if the respective German Loan Party has a recourse right (Rückgriffsanspruch) pursuant to section 30 para 1 sentence 2 of the German Limited Liability Company Act (GmbHG), towards its direct or indirect shareholder(s) (upstream) or any entity affiliated to such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) whose liabilities are secured or shall be paid which is fully recoverable (werthaltig); or (iv) for so long as the respective German Loan Party fails to deliver the Management Notification and/or the Auditor’s Determination pursuant to Section 9.24(c); or (v) to any amounts borrowed under the Loan Documents to the extent the proceeds of such borrowing are on-lent to the respective German Loan Party or its Subsidiaries to the extent that any amounts so on-lent are still outstanding at the time the relevant demand is made against the respective German Loan Party and the repayment of such loans as a result of such on-lending is not prohibited by the Loan Documents or by operation of law; or (vi) if insolvency proceedings have been opened in relation to such German Loan Party and the federal court of justice in Germany (Bundesgerichtshof) has determined that any enforcement of up-stream or cross-stream security and consequential payments no longer cause any personal liability of any managing director of such German Loan Party.

SECTION 9.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.26 Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.27 Data Protection Laws. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall oblige the Company or any of its Subsidiaries to provide information of any kind in violation of any applicable data protection laws in force in the jurisdiction of organization of the Company or such Subsidiary, as applicable.

ARTICLE X

U.S. Loan Guarantee

SECTION 10.01 Guarantee. Each U.S. Guarantor hereby agrees that it is jointly and severally liable for, and absolutely, irrevocably and unconditionally guarantees to the Administrative Agent, the Lenders, the Issuing Banks and the other Lender Parties the prompt payment and performance when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all reasonable and documented costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Administrative Agent, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, being collectively called the “U.S. Guaranteed Obligations”). Each U.S. Guarantor further agrees that the U.S. Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this U.S. Guarantee apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender or Issuing Bank that extended any portion of the U.S. Guaranteed Obligations.

SECTION 10.02 Guarantee of Payment. This U.S. Guarantee is a Guarantee of payment and not of collection. Each U.S. Guarantor waives, to the fullest extent permitted by applicable law, any right to require the Administrative Agent, any Issuing Bank, any Lender or any other Lender Party to sue any Borrower, any other Guarantor, or any other Person obligated for all or any part of the U.S. Guaranteed Obligations (each, a “U.S. Obligated Party”), or to enforce its rights against any collateral securing all or any part of the U.S. Guaranteed Obligations.

SECTION 10.03 No Discharge or Diminishment of U.S. Guarantee.

(a) Except as otherwise provided for herein, to the fullest extent permitted by applicable law, the obligations of each U.S. Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the U.S. Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the U.S. Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other Person liable for any of the U.S. Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar case or proceeding affecting any U.S. Obligated Party or its assets or any resulting release or discharge of any obligation of any U.S. Obligated Party; or (iv) the existence of any claim, setoff or other right which any U.S. Guarantor may have at any time against any U.S. Obligated Party, the Administrative Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transaction.

(b) The obligations of each U.S. Guarantor hereunder, to the fullest extent permitted by applicable law, are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the U.S. Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any U.S. Obligated Party, of the U.S. Guaranteed Obligations or any part thereof.

(c) Further, to the fullest extent permitted by applicable law, the obligations of any U.S. Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank, any Lender or any other Lender Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the U.S. Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the U.S. Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the U.S. Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the U.S. Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, any Issuing Bank, any Lender or any other Lender Party with respect to any collateral securing any part of the U.S. Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the U.S. Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such U.S. Guarantor or that would otherwise operate as a discharge of any U.S. Guarantor as a matter of law or equity (other than the payment in full in cash of the U.S. Guaranteed Obligations).

SECTION 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each U.S. Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or the unenforceability of all or any part of the U.S. Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, other than the payment in full in cash of the U.S. Guaranteed Obligations. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, each U.S. Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any U.S. Obligated Party or any other Person. To the fullest extent permitted by applicable law, each U.S. Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the U.S. Guaranteed Obligations, compromise or adjust any part of the U.S. Guaranteed Obligations, make any other accommodation with any U.S. Obligated Party or exercise any other right or remedy available to it against any U.S. Obligated Party, without affecting or impairing in any way the liability of such U.S. Guarantor under this U.S. Guarantee to the fullest extent permitted by applicable law, except to the extent the U.S. Guaranteed Obligations have been fully and paid in cash. To the fullest extent permitted by applicable law, each U.S. Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any U.S. Guarantor against any U.S. Obligated Party or any security.

SECTION 10.05 Rights of Subrogation. No U.S. Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any U.S. Obligated Party, or any Collateral, until the Loan Parties have fully performed all their obligations to the Administrative Agent, the Issuing Banks, the Lenders and the other Lender Parties.

SECTION 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the U.S. Guaranteed Obligations is rescinded or avoided or must otherwise be restored or returned upon or in connection with the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each U.S. Guarantor’s obligations under this U.S. Guarantee with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Banks, the Lenders or the other Lender Parties are in possession of this U.S. Guarantee. If acceleration of the time for payment of any of the U.S. Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the U.S. Guaranteed Obligations shall nonetheless be payable by the U.S. Guarantors forthwith on demand by the Administrative Agent.

SECTION 10.07 Information. Each U.S. Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.S. Guaranteed Obligations and the nature, scope and extent of the risks that each U.S. Guarantor assumes and incurs under this U.S. Guarantee, and agrees that none of the Administrative Agent, any Issuing Bank or any Lender shall have any duty to advise any U.S. Loan Party of information known to it regarding those circumstances or risks.

SECTION 10.08 [Reserved].

SECTION 10.09 Maximum U.S. Liability. The provisions of this U.S. Guarantee are severable, and in any action or case or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization, any other Insolvency Law or other law affecting the rights of creditors generally, if the obligations of any U.S. Guarantor under this U.S. Guarantee would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such U.S. Guarantor’s liability under this U.S. Guarantee, then, notwithstanding any other provision of this U.S. Guarantee to the contrary, the amount of such liability shall, without any further action by the U.S. Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or case or proceeding (such highest amount determined hereunder being the relevant U.S. Guarantor’s “Maximum U.S. Liability”). This Section with respect to the Maximum U.S. Liability of each U.S. Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no U.S. Guarantor nor any other Person or entity shall have any right or claim under this Section with respect to such Maximum U.S. Liability, except to the extent necessary so that the obligations of any U.S. Guarantor hereunder shall not be rendered voidable under applicable law. Each U.S. Guarantor agrees that, to the fullest extent permitted by applicable law, the U.S. Guaranteed Obligations may at any time and from time to time exceed the Maximum U.S. Liability of each U.S. Guarantor without impairing this U.S. Guarantee or affecting the rights and remedies of the Lenders hereunder; provided that nothing in this sentence shall be construed to increase any U.S. Guarantor’s obligations hereunder beyond its Maximum U.S. Liability.

SECTION 10.10 Contribution. In the event any U.S. Guarantor (a “Paying U.S. Loan Party”) shall make any payment or payments under this U.S. Guarantee or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this U.S. Guarantee, each other U.S. Guarantor (each, a “Non-Paying U.S. Loan Party”) shall contribute to such Paying U.S. Loan Party an amount equal to such Non-Paying U.S. Loan Party’s Applicable Share of such payment or payments made, or losses suffered, by such Paying U.S. Loan Party. For purposes of this Section, each Non-Paying U.S. Loan Party’s “Applicable Share”, with respect to any such payment or loss by a Paying U.S. Loan Party, shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non-Paying U.S. Loan Party’s Maximum U.S. Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying U.S. Loan Party’s Maximum U.S. Liability has not been determined, the aggregate amount of all monies received by such Non-Paying U.S. Loan Party from the Borrowers after the Effective Date (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum U.S. Liability of all U.S. Guarantors hereunder (including such Paying U.S. Loan Party) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum U.S. Liability has not been determined for any U.S. Guarantor, the aggregate amount of all monies received by such U.S. Guarantors from the Borrowers after the Effective Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any U.S. Guarantor’s several liability for the entire amount of the U.S. Guaranteed Obligations (up to such U.S. Loan Party’s Maximum U.S. Liability). Each of the U.S. Guarantors covenants and agrees that its right to receive any contribution under this U.S. Guarantee from a Non-Paying U.S. Loan Party shall be subordinate and junior in right of payment to the payment in full in cash of the U.S. Guaranteed Obligations. This provision is for the benefit of both the Administrative Agent, the Issuing Banks, the Lenders and the U.S. Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.11 Liability Cumulative. The liability of each U.S. Guarantor under this Article X is in addition to and shall be cumulative with all other liabilities of each U.S. Guarantor to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such U.S. Guarantor is a party or in respect of any obligations or liabilities of the other U.S. Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.12 Benefit to U.S. Guarantors. Each U.S. Guarantor represents and warrants to the Lenders that it expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the Company and its Subsidiaries and (ii) the credit extended by the Lenders to the Borrowers hereunder. Each U.S. Guarantor has determined that execution, delivery, and performance of this Agreement with respect to the U.S. Guarantee and any other Loan Documents to be executed by such U.S. Guarantor is within its purpose, will be of direct and indirect benefit to such U.S. Guarantor, and is in its best interest.

ARTICLE XI

Canadian Loan Guaranty

SECTION 11.01 Guarantee. Each Canadian Loan Party hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Administrative Agent, any Issuing Bank and any Lender in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively, the “Canadian Guaranteed Obligations”). Each Canadian Guarantor further agrees that the Canadian Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Canadian Guarantee apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender or Issuing Bank that extended any portion of the Canadian Guaranteed Obligations.

SECTION 11.02 Guarantee of Payment. This Canadian Guarantee is a guaranty of payment and not of collection. Each Canadian Guarantor waives, to the fullest extent permitted by applicable law, any right to require the Administrative Agent, any Issuing Bank or any Lender (each, a “Canadian Obligated Party”) to sue any Canadian Borrower, any Canadian Guarantor, any other guarantor, or any other Person obligated for all or any part of the Canadian Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Canadian Guaranteed Obligations. In addition, as an original and independent obligation under this Canadian Guarantee, each Canadian Loan Party shall:

(a) indemnify each Canadian Obligated Party and its successors, endorsees, transferees and assigns and keep the Canadian Obligated Parties indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by the Canadian Loan Parties or any of them, to make due and punctual payment of any of the Secured Obligations or resulting from any of the Secured Obligations being or becoming void, voidable, unenforceable or ineffective against any Canadian Loan Party (including, but without limitation, all legal and other costs, charges and expenses incurred by each Canadian Obligated Party, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Canadian Guarantee); and

(b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the Canadian Obligated Parties has attempted to enforce any rights against any Canadian Loan Party with respect to the Secured Obligations.

SECTION 11.03 No Discharge or Diminishment of Canadian Guarantee.

(a) Except as otherwise provided for herein, to the fullest extent permitted by applicable law, the obligations of each Canadian Loan Party hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Canadian Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Canadian Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Canadian Borrower or any other Canadian Obligated Party liable for any of the Canadian Guaranteed Obligations; (iii) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar case or proceeding affecting any Canadian Obligated Party or their assets or any resulting release or discharge of any obligation of any Canadian Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Canadian Loan Party may have at any time against any Canadian Obligated Party, the Administrative Agent, each Issuing Bank, any Lender or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Canadian Loan Party hereunder, to the fullest extent permitted by applicable law, are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Canadian Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Canadian Obligated Party, of the Canadian Guaranteed Obligations or any part thereof.

(c) Further, to the fullest extent permitted by applicable law, the obligations of any Canadian Loan Party hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Canadian Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Canadian Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the Canadian Borrowers for all or any part of the Canadian Guaranteed Obligations or any obligations of any other Canadian Obligated Party liable for any of the Canadian Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Canadian Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Canadian Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Canadian Loan Party or that would otherwise operate as a discharge of any Canadian Loan Party as a matter of law or equity (other than the payment in full in cash of the Canadian Guaranteed Obligations).

SECTION 11.04 Defenses Waived. To the fullest extent permitted by applicable law, each Canadian Loan Party hereby waives any defense based on or arising out of any defense of any Canadian Loan Party or the unenforceability of all or any part of the Canadian Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Canadian Loan Party, other than the payment in full in cash of the Canadian Guaranteed Obligations. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, each Canadian Loan Party irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Canadian Obligated Party, or any other Person. To the fullest extent permitted by applicable law, each Canadian Loan Party confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on, or otherwise enforce against, any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Canadian Guaranteed Obligations, compromise or adjust any part of the Canadian Guaranteed Obligations, make any other accommodation with any Canadian Obligated Party or exercise any other right or remedy available to it against any Canadian Obligated Party, without affecting or impairing in any way the liability of such Canadian Guarantor under this Canadian Guarantee to the fullest extent permitted by applicable law, except to the extent the Canadian Guaranteed Obligations have been fully paid in cash. To the fullest extent permitted by applicable law, each Canadian Loan Party waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Canadian Loan Party against any Canadian Obligated Party or any security.

SECTION 11.05 Rights of Subrogation. No Canadian Loan Party will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Canadian Obligated Party, or any Collateral, until the Canadian Loan Parties have fully performed all their obligations to the Administrative Agent, the Issuing Banks and the Lenders.

SECTION 11.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Canadian Guaranteed Obligations is rescinded or avoided or must otherwise be restored or returned upon or in connection with the insolvency, bankruptcy or reorganization of any Canadian Loan Party or otherwise, each Canadian Loan Party’s obligations under this Canadian Guarantee with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, any Issuing Bank and the Lenders are in possession of this Canadian Guarantee. If acceleration of the time for payment of any of the Canadian

Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Canadian Loan Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Canadian Guaranteed Obligations shall nonetheless be payable by the Canadian Loan Parties promptly on demand by the Administrative Agent.

SECTION 11.07 Information. Each Canadian Loan Party assumes all responsibility for being and keeping itself informed of the other Canadian Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Canadian Guaranteed Obligations and the nature, scope and extent of the risks that each Canadian Loan Party assumes and incurs under this Canadian Guarantee, and agrees that neither the Administrative Agent, any Issuing Bank nor any Lender shall have any duty to advise any Canadian Loan Party of information known to it regarding those circumstances or risks.

SECTION 11.08 Maximum Canadian Liability. In any action or case or proceeding involving any corporate law, or any provincial, territorial, state, federal or foreign bankruptcy, insolvency, reorganization, or any other Insolvency Law or other law affecting the rights of creditors generally, if the obligations of any Canadian Loan Party under this Canadian Guarantee would otherwise be held or determined to be void, voidable, avoidable, invalid or unenforceable on account of the amount of such Canadian Loan Party’s liability under this Canadian Guarantee, then, notwithstanding any other provision of this Canadian Guarantee to the contrary, the amount of such liability shall, without any further action by the Canadian Guarantors or the Administrative Agent, any Issuing Bank or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or case or proceeding (such highest amount determined hereunder being the relevant Canadian Loan Party’s “Maximum Canadian Liability”. This Section with respect to the Maximum Canadian Liability of each Canadian Loan Party is intended solely to preserve the rights of the Administrative Agent, the Issuing Banks and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Canadian Loan Party nor any other Person shall have any right or claim under this Section with respect to such Maximum Canadian Liability, except to the extent necessary so that the obligations of any Canadian Loan Party hereunder shall not be rendered voidable under applicable law. Each Canadian Loan Party agrees that, to the fullest extent permitted by applicable law, the Canadian Guaranteed Obligations may at any time and from time to time exceed the Maximum Canadian Liability of each Canadian Loan Party without impairing this Canadian Guarantee or affecting the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Canadian Loan Party’s obligations hereunder beyond its Maximum Canadian Liability.

SECTION 11.09 Contribution. In the event any Canadian Loan Party (a “Paying Canadian Loan Party”) shall make any payment or payments under this Canadian Guarantee or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Canadian Guarantee, each other Canadian Loan Party (each, a “Non-Paying Canadian Loan Party”) shall contribute to such Paying Canadian Loan Party an amount equal to such Non-Paying Canadian Loan Party’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Canadian Loan Party. For purposes of this Article XI, each Non-Paying Canadian Loan Party’s “Applicable Percentage” with respect to any such payment or loss by a Paying Canadian Loan Party shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Canadian Loan Party’s Maximum Canadian Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Canadian Loan Party’s Maximum Canadian Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Canadian Loan Party from the other Canadian Loan Parties after the Effective Date (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Canadian Liability of all Canadian Loan Parties hereunder (including such Paying Canadian Loan Party) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Canadian Liability has not been determined for any Canadian Loan Party, the aggregate amount of all monies received by such Canadian Loan Parties from the other Canadian Loan Parties after the Effective Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Canadian Loan Party’s several liability for the entire amount of the Canadian Guaranteed Obligations (up to such Canadian Loan Party’s Maximum Canadian Liability). Each of the Canadian Loan Parties covenants and agrees that its right to receive any contribution under this Canadian Guarantee from a Non-Paying Canadian Loan Party shall be subordinate and junior in right of payment to the payment in full in cash of the Canadian Guaranteed Obligations. This provision is for the benefit of all of the Administrative Agent, the Issuing Banks, the Lenders and the Canadian Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 11.10 Liability Cumulative. The liability of each Canadian Loan Party under this Article XI is in addition to and shall be cumulative with all liabilities of each Canadian Loan Party to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Canadian Loan Party is a party or in respect of any obligations or liabilities of the other Canadian Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XII

Dutch Loan Guaranty

SECTION 12.01 Guarantee. Each Dutch Loan Party hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Administrative Agent, any Issuing Bank and any Lender in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively, the “Dutch Guaranteed Obligations”). Each Dutch Guarantor further agrees that the Dutch Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Dutch Guarantee apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender or Issuing Bank that extended any portion of the Dutch Guaranteed Obligations.

SECTION 12.02 Guarantee of Payment. This Dutch Guarantee is a guaranty of payment and not of collection. Each Dutch Guarantor waives, to the fullest extent permitted by applicable law, any right to require the Administrative Agent, any Issuing Bank or any Lender (each, a “Dutch Obligated Party”) to sue any Dutch Guarantor, any other guarantor, or any other Person obligated for all or any part of the Dutch Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Dutch Guaranteed Obligations. In addition, as an original and independent obligation under this Dutch Guarantee, each Dutch Loan Party shall:

(a) indemnify each Dutch Obligated Party and its successors, endorsees, transferees and assigns and keep the Dutch Obligated Parties indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by the Dutch Loan Parties or any of them, to make due and punctual payment of any of the Secured Obligations or resulting from any of the Secured Obligations being or becoming void, voidable, unenforceable or ineffective against any Dutch Loan Party (including, but without limitation, all legal and other costs, charges and expenses incurred by each Dutch Obligated Party, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Dutch Guarantee); and

(b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the Dutch Obligated Parties has attempted to enforce any rights against any Dutch Loan Party with respect to the Secured Obligations.

SECTION 12.03 No Discharge or Diminishment of Dutch Guarantee.

(a) Except as otherwise provided for herein, to the fullest extent permitted by applicable law, the obligations of each Dutch Loan Party hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Dutch Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Dutch Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Dutch Obligated Party liable for any of the Dutch Guaranteed Obligations; (iii) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar case or proceeding affecting any Dutch Obligated Party or their assets or any resulting release or discharge of any obligation of any Dutch Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Dutch Loan Party may have at any time against any Dutch Obligated Party, the Administrative Agent, each Issuing Bank, any Lender or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Dutch Loan Party hereunder, to the fullest extent permitted by applicable law, are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Dutch Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Dutch Obligated Party, of the Dutch Guaranteed Obligations or any part thereof.

(c) Further, to the fullest extent permitted by applicable law, the obligations of any Dutch Loan Party hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Dutch Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Dutch Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the Dutch Loan Parties for all or any part of the Dutch Guaranteed Obligations or any obligations of any other Dutch Obligated Party liable for any of the Dutch Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Dutch Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Dutch Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Dutch Loan Party or that would otherwise operate as a discharge of any Dutch Loan Party as a matter of law or equity (other than the payment in full in cash of the Dutch Guaranteed Obligations).

SECTION 12.04 Defenses Waived. To the fullest extent permitted by applicable law, each Dutch Loan Party hereby waives any defense based on or arising out of any defense of any Dutch Loan Party or the unenforceability of all or any part of the Dutch Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Dutch Loan Party, other than the payment in full in cash of the Dutch Guaranteed Obligations. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, each Dutch Loan Party irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Dutch Obligated Party, or any other Person. To the fullest extent permitted by applicable law, each Dutch Loan Party confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on, or otherwise enforce against, any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Dutch Guaranteed Obligations, compromise or adjust any part of the Dutch Guaranteed Obligations, make any other accommodation with any Dutch Obligated Party or exercise any other right or remedy available to it against any Dutch Obligated Party, without affecting or impairing in any way the liability of such Dutch Guarantor under this Dutch Guarantee to the fullest extent permitted by applicable law, except to the extent the Dutch Guaranteed Obligations have been fully paid in cash. To the fullest extent permitted by applicable law, each Dutch Loan Party waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Dutch Loan Party against any Dutch Obligated Party or any security.

SECTION 12.05 Rights of Subrogation. No Dutch Loan Party will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Dutch Obligated Party, or any Collateral, until the Dutch Loan Parties have fully performed all their obligations to the Administrative Agent, the Issuing Banks and the Lenders.

SECTION 12.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Dutch Guaranteed Obligations is rescinded or avoided or must otherwise be restored or returned upon or in connection with the insolvency, bankruptcy or reorganization of any Dutch Loan Party or otherwise, each Dutch Loan Party’s obligations under this Dutch Guarantee with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, any Issuing Bank and the Lenders are in possession of this Dutch Guarantee. If acceleration of the time for payment of any of the Dutch Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Dutch Loan Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Dutch Guaranteed Obligations shall nonetheless be payable by the Dutch Loan Parties promptly on demand by the Administrative Agent.

SECTION 12.07 Information. Each Dutch Loan Party assumes all responsibility for being and keeping itself informed of the other Dutch Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Dutch Guaranteed Obligations and the nature, scope and extent of the risks that each Dutch Loan Party assumes and incurs under this Dutch Guarantee, and agrees that neither the Administrative Agent, any Issuing Bank nor any Lender shall have any duty to advise any Dutch Loan Party of information known to it regarding those circumstances or risks.

SECTION 12.08 Maximum Dutch Liability. In any action or case or proceeding involving any corporate law, or any provincial, territorial, state, federal or foreign bankruptcy, insolvency, reorganization, or any other Insolvency Law or other law affecting the rights of creditors generally, if the obligations of any Dutch Loan Party under this Dutch Guarantee would otherwise be held or determined to be void, voidable, avoidable, invalid or unenforceable on account of the amount of such Dutch Loan Party’s liability under this Dutch Guarantee, then, notwithstanding any other provision of this Dutch Guarantee to the contrary, the amount of such liability shall, without any further action by the Dutch Guarantors or the Administrative Agent, any Issuing Bank or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or case or proceeding (such highest amount determined hereunder being the relevant Dutch Loan Party’s “Maximum Dutch Liability”. This Section with respect to the Maximum Dutch Liability of each Dutch Loan Party is intended solely to preserve the rights of the Administrative Agent, the Issuing Banks and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Dutch Loan Party nor any other Person shall have any right or claim under this Section with respect to such Maximum Dutch Liability, except to the extent necessary so that the obligations of any Dutch Loan Party hereunder shall not be rendered voidable under applicable law. Each Dutch Loan Party agrees that, to the fullest extent permitted by applicable law, the Dutch Guaranteed Obligations may at any time and from time to time exceed the Maximum Dutch Liability of each Dutch Loan Party without impairing this Dutch Guarantee or affecting the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Dutch Loan Party’s obligations hereunder beyond its Maximum Dutch Liability.

SECTION 12.09 Contribution. In the event any Dutch Loan Party (a “Paying Dutch Loan Party”) shall make any payment or payments under this Dutch Guarantee or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Dutch Guarantee, each other Dutch Loan Party (each, a “Non-Paying Dutch Loan Party”) shall contribute to such Paying Dutch Loan Party an amount equal to such Non-Paying Dutch Loan Party’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Dutch Loan Party. For purposes of this Article XIII, each Non-Paying Dutch Loan Party’s “Applicable Percentage” with respect to any such payment or loss by a Paying Dutch Loan Party shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Dutch Loan Party’s Maximum Dutch Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Dutch Loan Party’s Maximum Dutch Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Dutch Loan Party from the other Dutch Loan Parties after the Effective Date (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Dutch Liability of all Dutch Loan Parties hereunder (including such Paying Dutch Loan Party) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Dutch Liability has not been determined for any Dutch Loan Party, the aggregate amount of all monies received by such Dutch Loan Parties from the other Dutch Loan Parties after the Effective Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Dutch Loan Party’s several liability for the entire amount of the Dutch Guaranteed Obligations (up to such Dutch Loan Party’s Maximum Dutch Liability). Each of the Dutch Loan Parties covenants and agrees that its right to receive any contribution under this Dutch Guarantee from a Non-Paying Dutch Loan Party shall be subordinate and junior in right of payment to the payment in full in cash of the Dutch Guaranteed Obligations. This provision is for the benefit of all of the Administrative Agent, the Issuing Banks, the Lenders and the Dutch Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 12.10 Liability Cumulative. The liability of each Dutch Loan Party under this Article XIII is in addition to and shall be cumulative with all liabilities of each Dutch Loan Party to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Dutch Loan Party is a party or in respect of any obligations or liabilities of the other Dutch Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XIII

German Loan Guaranty

SECTION 13.01 Guarantee. Each German Loan Party hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Administrative Agent, any Issuing Bank and any Lender in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively, the “German Guaranteed Obligations”). Each German Guarantor further agrees that the German Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this German Guarantee apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender or Issuing Bank that extended any portion of the German Guaranteed Obligations.

SECTION 13.02 Guarantee of Payment. This German Guarantee is a guaranty of payment and not of collection. Each German Guarantor waives, to the fullest extent permitted by applicable law, any right to require the Administrative Agent, any Issuing Bank or any Lender (each, a “German Obligated Party”) to sue any German Borrower, any German Guarantor, any other guarantor, or any other Person obligated for all or any part of the German Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the German Guaranteed Obligations. In addition, as an original and independent obligation under this German Guarantee, each German Loan Party shall:

(a) indemnify each German Obligated Party and its successors, endorsees, transferees and assigns and keep the German Obligated Parties indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by the German Loan Parties or any of them, to make due and punctual payment of any of the Secured Obligations or resulting from any of the Secured Obligations being or becoming void, voidable, unenforceable or ineffective against any German Loan Party (including, but without limitation, all legal and other costs, charges and expenses incurred by each German Obligated Party, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this German Guarantee); and

(b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the German Obligated Parties has attempted to enforce any rights against any German Loan Party with respect to the Secured Obligations.

SECTION 13.03 No Discharge or Diminishment of German Guarantee.

(a) Except as otherwise provided for herein, to the fullest extent permitted by applicable law, the obligations of each German Loan Party hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the German Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the German Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any German Borrower or any other German Obligated Party liable for any of the German Guaranteed Obligations; (iii) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar case or proceeding affecting any German Obligated Party or their assets or any resulting release or discharge of any obligation of any German Obligated Party; or (iv) the existence of any claim, setoff or other rights which any German Loan Party may have at any time against any German Obligated Party, the Administrative Agent, each Issuing Bank, any Lender or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each German Loan Party hereunder, to the fullest extent permitted by applicable law, are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the German Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any German Obligated Party, of the German Guaranteed Obligations or any part thereof.

(c) Further, to the fullest extent permitted by applicable law, the obligations of any German Loan Party hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the German Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the German Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the German Borrowers for all or any part of the German Guaranteed Obligations or any obligations of any other German Obligated Party liable for any of the German Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the German Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the German Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such German Loan Party or that would otherwise operate as a discharge of any German Loan Party as a matter of law or equity (other than the payment in full in cash of the German Guaranteed Obligations).

SECTION 13.04 Defenses Waived. To the fullest extent permitted by applicable law, each German Loan Party hereby waives any defense based on or arising out of any defense of any German Loan Party or the unenforceability of all or any part of the German Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any German Loan Party, other than the payment in full in cash of the German Guaranteed Obligations. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, each German Loan Party irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any German Obligated Party, or any other Person. To the fullest extent permitted by applicable law, each German Loan Party confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on, or otherwise enforce against, any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the German Guaranteed Obligations, compromise or adjust any part of the German Guaranteed Obligations, make any other accommodation with any German Obligated Party or exercise any other right or remedy available to it against any German Obligated Party, without affecting or impairing in any way the liability of such German Guarantor under this German Guarantee to the fullest extent permitted by applicable law, except to the extent the German Guaranteed Obligations have been fully paid in cash. To the fullest extent permitted by applicable law, each German Loan Party waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any German Loan Party against any German Obligated Party or any security.

SECTION 13.05 Rights of Subrogation. No German Loan Party will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any German Obligated Party, or any Collateral, until the German Loan Parties have fully performed all their obligations to the Administrative Agent, the Issuing Banks and the Lenders.

SECTION 13.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the German Guaranteed Obligations is rescinded or avoided or must otherwise be restored or returned upon or in connection with the insolvency, bankruptcy or reorganization of any German Loan Party or otherwise, each German Loan Party’s obligations under this German Guarantee with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, any Issuing Bank and the Lenders are in possession of this German Guarantee. If acceleration of the time for payment of any of the German Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any German Loan Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the German Guaranteed Obligations shall nonetheless be payable by the German Loan Parties promptly on demand by the Administrative Agent.

SECTION 13.07 Information. Each German Loan Party assumes all responsibility for being and keeping itself informed of the other German Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the German Guaranteed Obligations and the nature, scope and extent of the risks that each German Loan Party assumes and incurs under this German Guarantee, and agrees that neither the Administrative Agent, any Issuing Bank nor any Lender shall have any duty to advise any German Loan Party of information known to it regarding those circumstances or risks.

SECTION 13.08 Maximum German Liability. In any action or case or proceeding involving any corporate law, or any provincial, territorial, state, federal or foreign bankruptcy, insolvency, reorganization, or any other Insolvency Law or other law affecting the rights of creditors generally, if the obligations of any German Loan Party under this German Guarantee would otherwise be held or determined to be void, voidable, avoidable, invalid or unenforceable on account of the amount of such German Loan Party’s liability under this German Guarantee, then, notwithstanding any other provision of this German Guarantee to the contrary, the amount of such liability shall, without any further action by the German Guarantors or the Administrative Agent, any Issuing Bank or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or case or proceeding (such highest amount determined hereunder being the relevant German Loan Party’s “Maximum German Liability”. This Section with respect to the Maximum German Liability of each German Loan Party is intended solely to preserve the rights of the Administrative Agent, the Issuing Banks and the Lenders to the maximum extent not subject to avoidance under applicable law, and no German Loan Party nor any other Person shall have any right or claim under this Section with respect to such Maximum German Liability, except to the extent necessary so that the obligations of any German Loan Party hereunder shall not be rendered voidable under applicable law. Each German Loan Party agrees that, to the fullest extent permitted by applicable law, the German Guaranteed Obligations may at any time and from time to time exceed the Maximum German Liability of each German Loan Party without impairing this German Guarantee or affecting the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any German Loan Party’s obligations hereunder beyond its Maximum German Liability.

SECTION 13.09 Contribution. In the event any German Loan Party (a “Paying German Loan Party”) shall make any payment or payments under this German Guarantee or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this German Guarantee, each other German Loan Party (each, a “Non-Paying German Loan Party”) shall contribute to such Paying German Loan Party an amount equal to such Non-Paying German Loan Party’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying German Loan Party. For purposes of this Article XIII, each Non-Paying German Loan Party’s “Applicable Percentage” with respect to any such payment or loss by a Paying German Loan Party shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying German Loan Party’s Maximum German Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying German Loan Party’s Maximum German Liability has not been determined, the aggregate amount of all monies received by such Non-Paying German Loan Party from the other German Loan Parties after the Effective Date (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum German Liability of all German Loan Parties hereunder (including such Paying German Loan Party) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum German Liability has not been determined for any German Loan Party, the aggregate amount of all monies received by such German Loan Parties from the other German Loan Parties after the Effective Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any German Loan Party’s several liability for the entire amount of the German Guaranteed Obligations (up to such German Loan Party’s Maximum German Liability). Each of the German Loan Parties covenants and agrees that its right to receive any contribution under this German Guarantee from a Non-Paying German Loan Party shall be subordinate and junior in right of payment to the payment in full in cash of the German Guaranteed Obligations. This provision is for the benefit of all of the Administrative Agent, the Issuing Banks, the Lenders and the German Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 13.10 Liability Cumulative. The liability of each German Loan Party under this Article XIII is in addition to and shall be cumulative with all liabilities of each German Loan Party to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such German Loan Party is a party or in respect of any obligations or liabilities of the other German Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XIV

[Reserved]

ARTICLE XV

Swiss Loan Guaranty

SECTION 15.01 Guarantee. Each Swiss Loan Party hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Administrative Agent, any Issuing Bank and any Lender in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrowers, any Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively, the “Swiss Guaranteed Obligations”). Each Swiss Guarantor further agrees that the Swiss Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Swiss Guarantee apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender or Issuing Bank that extended any portion of the Swiss Guaranteed Obligations. In any event and notwithstanding anything to the contrary in this Article XV, this Agreement or any other Loan Document, prior to the Swiss business day after the date of publication printed on the issue of the Swiss Official Gazette of Commerce in which it is published that Fossil Switzerland has amended its articles of association in accordance with Section 5.25, the term “Swiss Guaranteed Obligations” shall, in respect of Fossil Switzerland, be read as to exclusively refer to the obligations of Fossil Switzerland and its subsidiaries.

SECTION 15.02 Guarantee of Payment. This Swiss Guarantee is a guaranty of payment and not of collection. Each Swiss Guarantor waives, to the fullest extent permitted by applicable law, any right to require the Administrative Agent, any Issuing Bank or any Lender (each, a “Swiss Obligated Party”) to sue the Swiss Borrowers, any Swiss Guarantor, any other guarantor, or any other Person obligated for all or any part of the Swiss Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Swiss Guaranteed Obligations. In addition, as an original and independent obligation under this Swiss Guarantee, each Swiss Loan Party shall:

(a) indemnify each Swiss Obligated Party and its successors, endorsees, transferees and assigns and keep the Swiss Obligated Parties indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by the Swiss Loan Parties or any of them, to make due and punctual payment of any of the Secured Obligations or resulting from any of the Secured Obligations being or becoming void, voidable, unenforceable or ineffective against any Swiss Loan Party (including, but without limitation, all legal and other costs, charges and expenses incurred by each Swiss Obligated Party, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Swiss Guarantee); and

(b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the Swiss Obligated Parties has attempted to enforce any rights against any Swiss Loan Party with respect to the Secured Obligations.

SECTION 15.03 No Discharge or Diminishment of Swiss Guarantee.

(a) Except as otherwise provided for herein, to the fullest extent permitted by applicable law, the obligations of each Swiss Loan Party hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Swiss Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Swiss Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Swiss Borrower or any other Swiss Obligated Party liable for any of the Swiss Guaranteed Obligations; (iii) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar case or proceeding affecting any Swiss Obligated Party or their assets or any resulting release or discharge of any obligation of any Swiss Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Swiss Loan Party may have at any time against any Swiss Obligated Party, the Administrative Agent, each Issuing Bank, any Lender or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Swiss Loan Party hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Swiss Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Swiss Obligated Party, of the Swiss Guaranteed Obligations or any part thereof.

(c) Further, to the fullest extent permitted by applicable law, the obligations of any Swiss Loan Party hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Swiss Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Swiss Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Swiss Borrower for all or any part of the Swiss Guaranteed Obligations or any obligations of any other Swiss Obligated Party liable for any of the Swiss Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Swiss Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Swiss Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Swiss Loan Party or that would otherwise operate as a discharge of any Swiss Loan Party as a matter of law or equity (other than the payment in full in cash of the Swiss Guaranteed Obligations).

SECTION 15.04 Defenses Waived. To the fullest extent permitted by applicable law, each Swiss Loan Party hereby waives any defense based on or arising out of any defense of any Swiss Loan Party or the unenforceability of all or any part of the Swiss Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Swiss Loan Party, other than the payment in full in cash of the Swiss Guaranteed Obligations. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, each Swiss Loan Party irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Swiss Obligated Party, or any other Person. To the fullest extent permitted by applicable law, each Swiss Loan Party confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on, or otherwise enforce against, any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Swiss Guaranteed Obligations, compromise or adjust any part of the Swiss Guaranteed Obligations, make any other accommodation with any Swiss Obligated Party or exercise any other right or remedy available to it against any Swiss Obligated Party, without affecting or impairing in any way the liability of such Swiss Guarantor under this Swiss Guarantee to the fullest extent permitted by applicable law, except to the extent the Swiss Guaranteed Obligations have been fully paid in cash. To the fullest extent permitted by applicable law, each Swiss Loan Party waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Swiss Loan Party against any Swiss Obligated Party or any security.

SECTION 15.05 Rights of Subrogation. No Swiss Loan Party will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Swiss Obligated Party, or any Collateral, until the Swiss Loan Parties have fully performed all their obligations to the Administrative Agent, the Issuing Banks and the Lenders.

SECTION 15.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Swiss Guaranteed Obligations is rescinded or avoided or must otherwise be restored or returned upon or in connection with the insolvency, bankruptcy or reorganization of any Swiss Loan Party or otherwise, each Swiss Loan Party’s obligations under this Swiss Guarantee with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, any Issuing Bank and the Lenders are in possession of this Swiss Guarantee. If acceleration of the time for payment of any of the Swiss Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Swiss Loan Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Swiss Guaranteed Obligations shall nonetheless be payable by the Swiss Loan Parties promptly on demand by the Administrative Agent.

SECTION 15.07 Information. Each Swiss Loan Party assumes all responsibility for being and keeping itself informed of the other Swiss Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Swiss Guaranteed Obligations and the nature, scope and extent of the risks that each Swiss Loan Party assumes and incurs under this Swiss Guarantee, and agrees that neither the Administrative Agent, any Issuing Bank nor any Lender shall have any duty to advise any Swiss Loan Party of information known to it regarding those circumstances or risks.

SECTION 15.08 Maximum Swiss Liability. In any action or case or proceeding involving any corporate law, or any provincial, territorial, state, federal or foreign bankruptcy, insolvency, reorganization, any other Insolvency Law or other law affecting the rights of creditors generally, if the obligations of any Swiss Loan Party under this Swiss Guarantee would otherwise be held or determined to be void, voidable, avoidable, invalid or unenforceable on account of the amount of such Swiss Loan Party’s liability under this Swiss Guarantee, then, notwithstanding any other provision of this Swiss Guarantee to the contrary, the amount of such liability shall, without any further action by the Swiss Guarantors or the Administrative Agent, any Issuing Bank or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Swiss Loan Party’s “Maximum Swiss Liability”. This Section with respect to the Maximum Swiss Liability of each Swiss Loan Party is intended solely to preserve the rights of the Administrative Agent, the Issuing Banks and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Swiss Loan Party nor any other Person shall have any right or claim under this Section with respect to such Maximum Swiss Liability, except to the extent necessary so that the obligations of any Swiss Loan Party hereunder shall not be rendered voidable under applicable law. Each Swiss Loan Party agrees that, to the fullest extent permitted by applicable law, the Swiss Guaranteed Obligations may at any time and from time to time exceed the Maximum Swiss Liability of each Swiss Loan Party without impairing this Swiss Guarantee or affecting the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Swiss Loan Party’s obligations hereunder beyond its Maximum Swiss Liability.

SECTION 15.09 Contribution. In the event any Swiss Loan Party (a “Paying Swiss Loan Party”) shall make any payment or payments under this Swiss Guarantee or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Swiss Guarantee, each other Swiss Loan Party (each, a “Non-Paying Swiss Loan Party”) shall contribute to such Paying Swiss Loan Party an amount equal to such Non-Paying Swiss Loan Party’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Swiss Loan Party. For purposes of this Article XV, each Non-Paying Swiss Loan Party’s “Applicable Percentage” with respect to any such payment or loss by a Paying Swiss Loan Party shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Swiss Loan Party’s Maximum Swiss Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Swiss Loan Party’s Maximum Swiss Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Swiss Loan Party from the other Swiss Loan Parties after the Effective Date (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Swiss Liability of all Swiss Loan Parties hereunder (including such Paying Swiss Loan Party) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Swiss Liability has not been determined for any Swiss Loan Party, the aggregate amount of all monies received by such Swiss Loan Parties from the other Swiss Loan Parties after the Effective Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Swiss Loan Party’s several liability for the entire amount of the Swiss Guaranteed Obligations (up to such Swiss Loan Party’s Maximum Swiss Liability). Each of the Swiss Loan Parties covenants and agrees that its right to receive any contribution under this Swiss Guarantee from a Non-Paying Swiss Loan Party shall be subordinate and junior in right of payment to the payment in full in cash of the Swiss Guaranteed Obligations. This provision is for the benefit of all of the Administrative Agent, the Issuing Banks, the Lenders and the Swiss Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 15.10 Liability Cumulative. The liability of each Swiss Loan Party under this Article XV is in addition to and shall be cumulative with all liabilities of each Swiss Loan Party to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Swiss Loan Party is a party or in respect of any obligations or liabilities of the other Swiss Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 15.11 Swiss Limitation.

(a) The Swiss Guaranteed Obligations and any other obligation of any Swiss Loan Party under any Loan Document (the “Swiss Guarantor Obligations”) shall be subject to the following limitations:

(i) If and to the extent that a Swiss Guarantor Obligation guarantees or otherwise secures obligations other than obligations of one of the relevant Swiss Loan Parties’ direct or indirect Subsidiaries (i.e. obligations of its respective direct or indirect parent companies (up-stream liabilities) or sister companies (cross-stream liabilities)) (the “Restricted Obligations”) and that performing the relevant Swiss Guarantor Obligation with respect to Restricted Obligations would not be permitted under Swiss corporate law then applicable, then such obligations and payment amount shall from time to time be limited to the amount permitted to be paid under applicable Swiss law; provided that such limited amount shall at no time be less than the relevant Swiss Loan Party’s distributable capital (presently being the balance sheet profits and any reserves available for distribution) at the time or times performance of the relevant Swiss Guarantor Obligation is due or requested from such Swiss Loan Party, and further provided that such limitation (as may apply from time to time or not) shall not (generally or definitively) release the relevant Swiss Loan Party from its Swiss Guarantor Obligations in excess thereof, but merely postpone the payment date therefore until such times as payment is again permitted notwithstanding such limitation.

(ii) In case a Swiss Loan Party who must make a payment in respect of Restricted Obligations under this Agreement is obliged to withhold Swiss Withholding Tax in respect of such payment, such Swiss Loan Party shall:

(A) procure that such payments can be made without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including double tax treaties) rather than payment of the tax;

(B) if the notification procedure pursuant to sub-paragraph (A) above does not apply, deduct Swiss Withholding Tax at the rate of 35 per cent. (or such other rate as in force from time to time), or if the notification procedure pursuant to sub-paragraph (A) above applies for a part of the Swiss Withholding Tax only, deduct Swiss Withholding Tax at the reduced rate resulting after the discharge of part of such tax by notification under applicable law, from any payment made by it in respect of Restricted Obligations and promptly pay any such taxes to the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung);

(C) notify the Administrative Agent that such notification, or as the case may be, deduction has been made and provide the Administrative Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration;

(D) in the case of a deduction of Swiss Withholding Tax:

(1) use its best efforts to ensure that any person other than a Lender Party, which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment in respect of Restricted Obligations, will, as soon as possible after such deduction (y) request a refund of the Swiss Withholding Tax under applicable law (including tax treaties) and (z) pay to the Administrative Agent upon receipt any amounts so refunded; and

(2) if a Lender Party is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment, and if requested by the Administrative Agent, shall provide the Administrative Agent (on its behalf or on behalf of any Lender Party) those documents that are required by law and applicable tax treaties to be provided by the payer of such tax, for each relevant Lender Party, to prepare a claim for refund of Swiss Withholding Tax.

(iii) If a Swiss Loan Party is obliged to withhold Swiss Withholding Tax in accordance with Section 15.11(a)(ii) above, the Administrative Agent shall be entitled to further enforce the Swiss Guarantor Obligation assumed by such Swiss Loan Party and apply proceeds therefrom against the Restricted Obligations up to an amount which is equal to that amount which would have been obtained if no withholding of Swiss Withholding Tax were required, whereby such further enforcements shall always be limited to the maximum amount of the freely distributable reserves of such Swiss Guarantor as set out in Section 15.11(a)(i) above. However, the Swiss Guarantor shall not be obliged to gross-up or indemnify (or otherwise hold harmless) a Lender Party (other than pursuant to Section 2.13(o)) in relation to any deduction and payment to the Swiss Federal Tax Administration of Swiss Withholding Tax in accordance with Section 15.11(a)(ii) above if such gross-up or indemnification is illegal. In case the proceeds irrevocably received by the Administrative Agent and the other Lender Parties pursuant to Section 15.11(a)(ii)(D)(2) (refund) above and this paragraph (additional enforcements) have the effect that the proceeds received by the Administrative Agent and the other Lender Parties exceed the Secured Obligations, then the Administrative Agent or the relevant other Lender Party shall return such overcompensation to the relevant Swiss Loan Party.

(iv) For the avoidance of doubt, this Section 15.11(a) shall not limit a Swiss Loan Party’s obligations under Section 2.13(o).

(b) If and to the extent requested by the Administrative Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Administrative Agent and the other Lender Parties to obtain a maximum benefit under this Agreement and any other Loan Document, as applicable, the relevant Swiss Loan Party shall, and any parent company of such Swiss Loan Party being a party to this Agreement shall procure that such Swiss Loan Party will, promptly implement all such measures and/or to promptly procure the fulfilment of all prerequisites allowing the prompt fulfilment of the Swiss Guarantor Obligations and allowing the relevant Swiss Loan Party to promptly perform its obligations and make the (requested) payment(s) hereunder from time to time, including the following:

(i) preparation of an up-to-date audited balance sheet of the relevant Swiss Loan Party;

(ii) confirmation of the auditors of the relevant Swiss Loan Party that the relevant amount represents (the maximum of) freely distributable capital of the relevant Swiss Loan Party;

(iii) approval by a shareholders meeting of the relevant Swiss Loan Party of the capital distribution;

(iv) if the enforcement of Restricted Obligations would be limited due to the effects referred to in this clause, then the relevant Swiss Loan Party shall to the extent permitted by applicable law write up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the relevant Swiss Loan Party’s business (nicht betriebsnotwendig); and

(v) all such other measures necessary or useful to allow payment under the Swiss Guarantor Obligation and to allow the relevant Swiss Loan Party to make the payments and perform the obligations agreed hereunder with a minimum of limitations.

ARTICLE XVI

UK Loan Guaranty

SECTION 16.01 Guarantee. Each UK Loan Party hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lenders, following the failure of another Loan Party to pay any amount when due, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Administrative Agent, any Issuing Bank and any Lender in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively, the “UK Guaranteed Obligations”). Each UK Guarantor further agrees that the UK Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this UK Guarantee apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender or Issuing Bank that extended any portion of the UK Guaranteed Obligations.

SECTION 16.02 Guarantee of Payment. This UK Guarantee is a guaranty of payment and not of collection. Each UK Guarantor waives, to the fullest extent permitted by applicable law, any right to require the Administrative Agent, any Issuing Bank or any Lender (each, a “UK Obligated Party”) to sue any UK Guarantor, any other guarantor, or any other Person obligated for all or any part of the UK Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the UK Guaranteed Obligations. In addition, as an original and independent obligation under this UK Guarantee, each UK Loan Party shall:

(a) indemnify each UK Obligated Party and its successors, endorsees, transferees and assigns and keep the UK Obligated Parties indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by the UK Loan Parties or any of them, to make due and punctual payment of any of the Secured Obligations or resulting from any of the Secured Obligations being or becoming void, voidable, unenforceable or ineffective against any UK Loan Party (including, but without limitation, all legal and other costs, charges and expenses incurred by each UK Obligated Party, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this UK Guarantee); and

(b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the UK Obligated Parties has attempted to enforce any rights against any UK Loan Party with respect to the Secured Obligations.

SECTION 16.03 No Discharge or Diminishment of UK Guarantee.

(a) Except as otherwise provided for herein, to the fullest extent permitted by applicable law, the obligations of each UK Loan Party hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full of the UK Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the UK Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any UK Obligated Party liable for any of the UK Guaranteed Obligations; (iii) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar case or proceeding affecting any UK Obligated Party or their assets or any resulting release or discharge of any obligation of any UK Obligated Party; or (iv) the existence of any claim, setoff or other rights which any UK Loan Party may have at any time against any UK Obligated Party, the Administrative Agent, each Issuing Bank, any Lender or any other person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each UK Loan Party hereunder, to the fullest extent permitted by applicable law, are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the UK Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any UK Obligated Party, of the UK Guaranteed Obligations or any part thereof.

(c) Further, to the fullest extent permitted by applicable law, the obligations of any UK Loan Party hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the UK Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the UK Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for or any obligations of any UK Obligated Party liable for any of the UK Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the UK Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the UK Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such UK Loan Party or that would otherwise operate as a discharge of any UK Loan Party as a matter of law or equity (other than the payment in full of the UK Guaranteed Obligations).

SECTION 16.04 Defenses Waived. To the fullest extent permitted by applicable law, each UK Loan Party hereby waives any defense based on or arising out of any defense of any UK Loan Party or the unenforceability of all or any part of the UK Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any UK Loan Party, other than the payment in full of the UK Guaranteed Obligations. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, each UK Loan Party irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any UK Obligated Party, or any other Person. To the fullest extent permitted by applicable law, each UK Loan Party confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on, or otherwise enforce against, any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the UK Guaranteed Obligations, compromise or adjust any part of the UK Guaranteed Obligations, make any other accommodation with any UK Obligated Party or exercise any other right or remedy available to it against any UK Obligated Party, without affecting or impairing in any way the liability of such UK Guarantor under this UK Guarantee to the fullest extent permitted by applicable law, except to the extent the UK Guaranteed Obligations have been fully paid. To the fullest extent permitted by applicable law, each UK Loan Party waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any UK Loan Party against any UK Obligated Party or any security.

SECTION 16.05 Rights of Subrogation. No UK Loan Party will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any UK Obligated Party, or any Collateral, until the UK Loan Parties have fully performed all their obligations to the Administrative Agent, the Issuing Banks and the Lenders.

SECTION 16.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the UK Guaranteed Obligations is rescinded or avoided or must otherwise be restored or returned upon or in connection with the insolvency, bankruptcy or reorganization of any UK Loan Party or otherwise, each UK Loan Party’s obligations under this UK Guarantee with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, any Issuing Bank and the Lenders are in possession of this UK Guarantee. If acceleration of the time for payment of any of the UK Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any UK Loan Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the UK Guaranteed Obligations shall nonetheless be payable by the UK Loan Parties promptly on demand by the Administrative Agent.

SECTION 16.07 Information. Each UK Loan Party assumes all responsibility for being and keeping itself informed of the other UK Loan Parties’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the UK Guaranteed Obligations and the nature, scope and extent of the risks that each UK Loan Party assumes and incurs under this UK Guarantee, and agrees that neither the Administrative Agent, any Issuing Bank nor any Lender shall have any duty to advise any UK Loan Party of information known to it regarding those circumstances or risks.

SECTION 16.08 Maximum UK Liability. In any action or case or proceeding involving any corporate law, or any provincial, territorial, state, federal or foreign bankruptcy, insolvency, reorganization, any other Insolvency Law or other law affecting the rights of creditors generally, if the obligations of any UK Loan Party under this UK Guarantee would otherwise be held or determined to be void, voidable, avoidable, invalid or unenforceable on account of the amount of such UK Loan Party’s liability under this UK Guarantee, then, notwithstanding any other provision of this UK Guarantee to the contrary, the amount of such liability shall, without any further action by the UK Guarantors or the Administrative Agent, any Issuing Bank or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant UK Loan Party’s “Maximum UK Liability”. This Section with respect to the Maximum UK Liability of each UK Loan Party is intended solely to preserve the rights of the Administrative Agent, the Issuing Banks and the Lenders to the maximum extent not subject to avoidance under applicable law, and no UK Loan Party nor any other Person shall have any right or claim under this Section with respect to such Maximum UK Liability, except to the extent necessary so that the obligations of any UK Loan Party hereunder shall not be rendered voidable under applicable law. Each UK Loan Party agrees that, to the fullest extent permitted by applicable law, the UK Guaranteed Obligations may at any time and from time to time exceed the Maximum UK Liability of each UK Loan Party without impairing this UK Guarantee or affecting the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any UK Loan Party’s obligations hereunder beyond its Maximum UK Liability.

SECTION 16.09 Contribution. In the event any UK Loan Party (a “Paying UK Loan Party”) shall make any payment or payments under this UK Guarantee or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this UK Guarantee, each other UK Loan Party (each, a “Non-Paying UK Loan Party”) shall contribute to such Paying UK Loan Party an amount equal to such Non-Paying UK Loan Party’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying UK Loan Party. For purposes of this Article XVI, each Non-Paying UK Loan Party’s “Applicable Percentage” with respect to any such payment or loss by a Paying UK Loan Party shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying UK Loan Party’s Maximum UK Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying UK Loan Party’s Maximum UK Liability has not been determined, the aggregate amount of all monies received by such Non-Paying UK Loan Party from the other UK Loan Parties after the Effective Date (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum UK Liability of all UK Loan Parties hereunder (including such Paying UK Loan Party) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum UK Liability has not been determined for any UK Loan Party, the aggregate amount of all monies received by such UK Loan Parties from the other UK Loan Parties after the Effective Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any UK Loan Party’s several liability for the entire amount of the UK Guaranteed Obligations (up to such UK Loan Party’s Maximum UK Liability). Each of the UK Loan Parties covenants and agrees that its right to receive any contribution under this UK Guarantee from a Non-Paying UK Loan Party shall be subordinate and junior in right of payment to the payment in full in cash of the UK Guaranteed Obligations. This provision is for the benefit of all of the Administrative Agent, the Issuing Banks, the Lenders and the UK Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 16.10 Liability Cumulative. The liability of each UK Loan Party under this Article XVI is in addition to and shall be cumulative with all liabilities of each UK Loan Party to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such UK Loan Party is a party or in respect of any obligations or liabilities of the other UK Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XVII

The Borrower Representative

SECTION 17.01 Appointment; Nature of Relationship. The Company is hereby appointed by each of the Loan Parties as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Loan Parties irrevocably authorizes the Borrower Representative to act as the contractual representative of such Loan Party with the rights and duties expressly set forth herein and in the other Loan Documents thereby, to the extent possible, releasing the Company from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch). The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XVII. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower. The Administrative Agent, the Issuing Banks and the Lenders, and their respective Related Parties, shall not be liable to the Borrower Representative or any Loan Party for any action taken or omitted to be taken by the Borrower Representative or the Loan Parties pursuant to this Section.

SECTION 17.02 Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Loan Parties, or any obligation to the Administrative Agent, the Issuing Banks or the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

SECTION 17.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

SECTION 17.04 Notices. Each Loan Party shall immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Loan Party on the date received by the Borrower Representative.

SECTION 17.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 17.06 Execution of Loan Documents; Borrowing Base Certificate. The Loan Parties hereby empower and authorize the Borrower Representative, on behalf of the Loan Parties, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates. Each Loan Party agrees that any action taken by the Borrower Representative or the Loan Parties in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Loan Parties.

SECTION 17.07 Reporting. Each Loan Party hereby agrees that such Loan Party shall furnish promptly to the Borrower Representative any certificate or report requested by the Borrower Representative, on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement.

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